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As filed with the Securities and Exchange Commission on 1 October 2007

Registration No. 333-144752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 7
to
Form F-4
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Royal Bank of Scotland Group plc
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant name into English)

United Kingdom (State or other jurisdiction of incorporation or organization)	6029 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
RBS Gogarburn, PO Box 1000 Edinburgh EH12 1HQ United Kingdom 011 44 131 556 8555 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 894 8940 (Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Thomas B. Shropshire, Jr. Lawrence Vranka, Jr. Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom 011 44 20 7456 2000	Bonnie Greaves George Karafotias Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom 011 44 20 7655 5000	William P. Rogers, Jr. Richard Hall Cravath, Swaine & Moore LLP CityPoint One Ropemaker Street London EC2Y 9HR United Kingdom 011 44 20 7453 1000	Gregory B. Astrachan Maurice M. Lefkort Willkie Farr & Gallagher LLP 1 Angel Court London EC2R 7HJ United Kingdom 011 44 20 7696 5454

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described in this document have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)

Ordinary shares, nominal value £0.25 per share	130,521,875	Not Applicable	$6,673,109,673	$204,864

Notes:

(1)
American depositary shares issuable on deposit of the RBS ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.

(2)
Calculated as the product of (a) the sum of (i) 375,563,604 ABN AMRO ordinary shares, nominal value €0.56 per share, estimated to be held by U.S. holders as of the date hereof and (ii) 65,388,677 American depositary shares of ABN AMRO, each of which represents one ABN AMRO ordinary share, estimated to be outstanding as of the date hereof and (b) the exchange ratio of 0.296 RBS ordinary shares per ABN AMRO ordinary share or American depositary share. This number represents the maximum number of RBS ordinary shares issuable in exchange for all ABN AMRO ordinary shares held by U.S. persons and all ABN AMRO ordinary shares underlying ABN AMRO American depositary shares upon consummation of the U.S. offer. RBS ordinary shares to be issued in connection with the offers outside the United States are not registered under this Registration Statement.

(3)
Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of calculating the registration fee, the market value of the securities to be offered was calculated as the sum of (a) the product of (i) 375,563,604 ABN AMRO ordinary shares, nominal value €0.56 per share, estimated to be held by U.S. holders and (ii) the average of the high and low sales prices of ABN AMRO ordinary shares reported on Euronext Amsterdam on July 16, 2007 (converted into U.S. Dollars on the basis of an exchange rate of €1.00 = $1.3785, which was the Federal Reserve Bank of New York noon buying rate on that date) and (b) the product of (i) 65,388,677 ABN AMRO American depositary shares estimated to be outstanding and (ii) the average of the high and low sales prices of ABN AMRO American depositary shares reported on the New York Stock Exchange on July 16, 2007.

(4)
Calculated in accordance with Rule 457(f) under the Securities Act as the product of the maximum aggregate offering price and $30.70 per $1,000,000 of securities registered. This fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS U.S. OFFER TO EXCHANGE

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

Offer to Exchange
ordinary shares, nominal value of €0.56 per share,
and American depositary shares, each of which represents one ordinary share, of ABN AMRO Holding N.V.

RFS Holdings B.V. ("RFS Holdings"), a company formed by an affiliate of Fortis N.V. and Fortis SA/NV, The Royal Bank of Scotland Group plc ("RBS") and an affiliate of Banco Santander, S.A. ("Santander"), is offering to acquire all of the issued and outstanding ordinary shares, nominal value €0.56 per share (the "ABN AMRO ordinary shares"), of ABN AMRO Holding N.V. ("ABN AMRO") and all of the issued and outstanding American depositary shares of ABN AMRO, each of which represents one ABN AMRO ordinary share (the "ABN AMRO ADSs").

RFS Holdings is conducting this offer which comprises an offer made pursuant to this document to all holders of ABN AMRO ordinary shares who are U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended), and to all holders of ABN AMRO ADSs, wherever located (the "U.S. offer"); and an offer made pursuant to the Dutch offer document to all holders of ABN AMRO ordinary shares who are located in the Netherlands and to all holders of ABN AMRO ordinary shares who are located outside of the Netherlands and the United States (the "Dutch offer" and, together with the U.S. offer, the "offers"), in each case if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the relevant offer. The offers are being conducted simultaneously and have the same terms and are subject to the same conditions.

In this U.S. offer, RFS Holdings is offering to exchange for each ABN AMRO ordinary share and each ABN AMRO ADS validly tendered and not properly withdrawn:

•
€35.60 in cash; and

•
0.296 newly issued ordinary shares, nominal value £0.25 per share, of RBS ("RBS ordinary shares").

As at 26 September 2007, the latest practicable date prior to the date of this document, the total value of the consideration being offered by RFS Holdings was €37.78 per ABN AMRO ordinary share, based on the closing price of 516.50p for the RBS ordinary shares on the London Stock Exchange (the "LSE") on that date and an exchange rate of €1.00 per £0.7007, published in The Financial Times on 27 September 2007.

The consideration set out above assumes the payment by ABN AMRO of an interim (cash or share) dividend in respect of 2007 of €0.58 per ABN AMRO ordinary share (before deduction of any applicable withholding taxes) as declared by ABN AMRO on 30 July 2007. If ABN AMRO declares any other (cash or share) dividend, distribution, share split or analogous transaction in respect of the ABN AMRO ordinary shares, including the ABN AMRO ordinary shares represented by ABN AMRO ADSs, and the record date for such (cash or share) dividend, distribution, share split or analogous transaction precedes the settlement of the offers, the consideration set out above may be reduced by the full amount of such dividend, distribution, share split or analogous transaction (before deduction of any applicable withholding taxes).

The cash consideration paid to tendering holders of ABN AMRO ADSs will be in U.S. dollars, based on the conversion of the euro consideration to which holders of ABN AMRO ADSs are entitled, net of fees and expenses, into U.S. dollars at the exchange rate obtainable by The Bank of New York, the U.S. exchange agent, on the spot market in London on the date the cash consideration is received by The Bank of New York for delivery in respect of such ABN AMRO ADSs.

THE U.S. OFFER COMMENCED ON 23 JULY 2007. THE U.S. OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME (3:00 P.M. AMSTERDAM TIME) ON 5 OCTOBER 2007, UNLESS IT IS EXTENDED.

The completion of this U.S. offer is subject to certain conditions, including an 80% minimum acceptance condition. A detailed description of the terms and conditions of this U.S. offer appears under "The U.S. Offer—Terms of the U.S. Offer" and "The U.S. Offer—Conditions to the U.S. Offer" in this document.

ABN AMRO ordinary shares are listed on the Eurolist market of Euronext Amsterdam ("Euronext Amsterdam") and ABN AMRO ADSs are listed on the New York Stock Exchange (the "NYSE"). RBS ordinary shares are listed on the LSE. Prior to the U.S. offer being declared unconditional, RBS intends to list the RBS ordinary shares on Euronext Amsterdam. Prior to completion of the U.S. offer, RBS also intends to establish an American depositary receipt program in the United States. U.S. holders of ABN AMRO ordinary shares and holders of ABN AMRO ADSs who receive RBS ordinary shares in this U.S. offer will be able to deposit such RBS ordinary shares in exchange for RBS American depositary shares ("RBS ADSs") upon completing the necessary formalities and paying the associated U.K. stamp duty reserve tax (at the rate of 1.5% of the value of the RBS ordinary shares) and any other taxes, governmental charges and fees (including the fees of The Bank of New York, as the RBS ADS depositary) payable in connection therewith. RBS intends to apply to list the RBS ADSs on the NYSE.

FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE U.S. OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 52.

THIS DOCUMENT CONTAINS DETAILED INFORMATION CONCERNING THE U.S. OFFER FOR ABN AMRO ORDINARY SHARES AND ABN AMRO ADSs AND THE PROPOSED TRANSACTIONS RELATING TO FORTIS, RBS, SANTANDER, RFS HOLDINGS AND ABN AMRO. THE BANKS RECOMMEND THAT YOU READ THIS DOCUMENT CAREFULLY.

THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE U.S. OFFER OR HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

THIS PROSPECTUS HAS NOT BEEN APPROVED BY THE DUTCH AUTORITEIT FINANCIËLE MARKTEN (THE "AFM"). ACCORDINGLY, THIS PROSPECTUS MAY NOT BE USED TO MAKE OFFERS OR SALES IN THE NETHERLANDS IN CONNECTION WITH THE OFFERS.

The date of this document is 1 October 2007

REGULATORY STATEMENT

This prospectus is not an offer to sell securities and it is not a solicitation of an offer to buy securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction. If you are in any doubt as to your eligibility to participate in the offers, you should contact your professional adviser immediately.

In accordance with, and subject to the restrictions under Dutch law and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Fortis, RBS, Santander and any of their respective subsidiaries or subsidiary undertakings and any advisor, broker or financial institution acting as an agent or for the account or benefit of any of Fortis, RBS or Santander may make certain purchases of, or arrangements to purchase, ABN AMRO ordinary shares outside the United States during the period in which the U.S. offer remains open for acceptance. In accordance with the requirements of Rule 14e-5 under the Exchange Act and with exemptive relief granted by the SEC, such purchases, or arrangements to purchase, must comply with applicable Dutch regulations, including the provisions of the 1995 Act on the supervision of the securities trade (Wet toezicht effectenverkeer 1995/Wte 1995) (Netherlands) and the 1995 Decree on the supervision of the securities trade (Besluit toezicht effectenverkeer 1995/Bte 1995) (Netherlands) and the rules of Euronext Amsterdam. Fortis, RBS and Santander will disclose promptly in the United States and the Netherlands by means of a press release, to the extent that such information is made public in the Netherlands pursuant to applicable Dutch regulations, information regarding such purchases of ABN AMRO ordinary shares outside the U.S. offer and will provide such information to holders of or beneficial owners of ABN AMRO ordinary shares upon their request without charge to such persons and will disclose information regarding such purchases to the AFM as required by applicable Dutch regulations.

Since the announcement of the offers, each of Fortis, RBS and Santander, through certain identifiable business units and certain of their respective affiliates, have engaged, and intend to continue to engage, in various dealing and brokerage activities involving RBS ordinary shares. Certain mutual fund management companies, pension fund management companies, asset management companies and insurance companies that are affiliates of Fortis, RBS or Santander, respectively, have purchased and sold, and intend to continue to purchase and sell, RBS ordinary shares as part of their ordinary investing activities and/or as part of the investment selections made by their clients. Each of Fortis, RBS and Santander, through certain identifiable business units and their respective affiliates, have also engaged, and intend to continue to engage, in dealings in derivatives relating to RBS ordinary shares (such as swaps, options, warrants and other instruments) for their accounts or for the accounts of their respective customers, and in dealings in RBS ordinary shares for their accounts and the accounts of their respective customers for the purpose of hedging their respective positions established in connection with their derivatives activities relating to RBS ordinary shares entered into by the respective Bank and its affiliates and their respective customers, as well as to effect unsolicited brokerage transactions in RBS ordinary shares with their respective customers. These activities occurred and are expected to continue to occur in the United Kingdom, elsewhere in Europe and elsewhere outside the United States. Citizens Financial Group, a wholly-owned subsidiary of RBS ("Citizens"), and certain affiliates of Santander have also engaged and may continue to engage in unsolicited brokerage transactions in RBS ordinary shares in the United States. All of these activities could have the effect of preventing or retarding a decline in the market price of the RBS ordinary shares. Each of Fortis, RBS and Santander has sought and received from the SEC certain exemptive relief from Regulation M under the Exchange Act in order to permit each of Fortis, RBS and Santander through their identifiable business units and affiliates, to engage in the foregoing activities during the period in which the U.S. offer remains open for acceptance.

i

The RBS ordinary shares have not been and will not be registered under the Securities and Exchange Law of Japan. Accordingly, the RBS ordinary shares will not, directly or indirectly, be offered or sold in Japan. Therefore, this document must not be distributed in whole or in part into Japan. This document and other documents related to the U.S. offer may not be electronically provided to, nor accessed by, persons in Japan. Copies of this document and any other documents related to the U.S. offer are not being, and must not be, mailed or otherwise distributed or sent to, or for the benefit of persons in Japan. Persons receiving this document (including custodians, nominees and trustees) or other documents related to the U.S. offer must not distribute or send them to any person or company in or from Japan. This document and other documents related to the U.S. offer are not being distributed, directly or indirectly, in or into or by the use of the mails or any other means or instrumentality (including, without limitation, facsimile transmission, telex, telephone or internet) of interstate or foreign commerce of, or any such facilities of a national securities exchange of, Japan.

Holders of ABN AMRO ADSs who are resident and/or located in the Republic of Italy are notified that an offer for ABN AMRO ordinary shares, as an extension of the Dutch offer, is currently being conducted in Italy pursuant to Italian securities laws and implementing regulations, and offer documentation related to such offer, as approved by the Commissione Nazionale per le Società e la Borsa, has been made available to such holders. In order to tender into such offer, a holder of ABN AMRO ADSs must surrender his or her ABN AMRO ADSs and withdraw the ABN AMRO ordinary shares underlying such ABN AMRO ADSs in accordance with the deposit agreement governing such ABN AMRO ADSs and tender the underlying ABN AMRO ordinary shares. Neither the U.S. offer document nor any other offering materials relating to the U.S. offer may be distributed or made available in the Republic of Italy.

TABLE OF CONTENTS

REGULATORY STATEMENT	i
QUESTIONS AND ANSWERS ABOUT THE U.S. OFFER	1
INDICATIVE TIMETABLE	10
SUMMARY	11
SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF RBS	24
SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF ABN AMRO	34
UNAUDITED PRO FORMA SUMMARY FINANCIAL INFORMATION	43
SUMMARY COMPARATIVE PER SHARE MARKET INFORMATION	46
SUMMARY COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION	48
EXCHANGE RATE INFORMATION	50
RISK FACTORS	52
INFORMATION INCORPORATED BY REFERENCE	62
PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION	63
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	65
BACKGROUND TO AND REASONS FOR THE OFFERS	67
PLANS AND PROPOSALS FOR ABN AMRO	91
THE U.S. OFFER	109
SUMMARY OF THE CONSORTIUM AND SHAREHOLDERS' AGREEMENT	134
MATERIAL U.S. FEDERAL INCOME TAX, DUTCH TAX AND U.K. TAX CONSEQUENCES	138
EFFECTS OF THE OFFERS AND POST-CLOSING RESTRUCTURING	147
SOURCE AND AMOUNT OF FUNDS	158
TREATMENT OF ABN AMRO OPTIONS, CONVERTIBLE PREFERENCE SHARES AND FORMERLY CONVERTIBLE PREFERENCE SHARES	162
INFORMATION ABOUT RFS HOLDINGS	163
INFORMATION ABOUT FORTIS	164
INFORMATION ABOUT RBS	167
INFORMATION ABOUT SANTANDER	170
RECENT DEVELOPMENTS OF ABN AMRO	173
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	175
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION	195
DESCRIPTION OF RBS ORDINARY SHARES	197
DESCRIPTION OF RBS AMERICAN DEPOSITARY SHARES	204
COMPARISON OF SHAREHOLDERS' RIGHTS	212

INTERESTS OF RFS HOLDINGS, FORTIS, RBS AND SANTANDER AND THEIR DIRECTORS AND EXECUTIVE OFFICERS	231
MARKET PRICE AND DIVIDEND DATA	242
VALIDITY OF THE SECURITIES	245
EXPERTS	245
ADDITIONAL INFORMATION FOR SECURITYHOLDERS	246
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS	248
WHO CAN HELP ANSWER MY QUESTIONS?	249
CERTAIN DEFINED TERMS	250
ANNEX A: INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF RFS HOLDINGS, FORTIS, RBS AND SANTANDER	A-1
ANNEX B: ADDITIONAL INFORMATION REGARDING RBS DIRECTORS	B-1
ANNEX C: RBS CUSTODY ACCOUNT	C-1

QUESTIONS AND ANSWERS ABOUT THE U.S. OFFER

The following are some of the questions that you, as a holder of ABN AMRO ordinary shares or ABN AMRO ADSs, may have, along with answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document and the related letter of transmittal or acceptance form, and this information is qualified in its entirety by the more detailed descriptions and explanations contained in this document, including its annexes, the related letter of transmittal or acceptance form and the documents incorporated by reference into this document. We urge you to read such documents in their entirety prior to making any decision as to your ABN AMRO ordinary shares or ABN AMRO ADSs.

Q.        What is RFS Holdings?

A.
RFS Holdings is a Dutch holding company formed by the Banks for the purpose of making the offers to purchase all of the issued and outstanding ABN AMRO ordinary shares and ABN AMRO ADSs and to otherwise effect the Transaction. Upon settlement of the offers, RFS Holdings will be owned by the Banks in proportion to their funding commitments under the Consortium and Shareholders' Agreement. RFS Holdings will be consolidated as a subsidiary by RBS.

Q.        Why is RFS Holdings seeking to acquire all of the outstanding ABN AMRO ordinary shares and ABN AMRO ADSs?

A.
RFS Holdings is seeking to acquire all of the issued and outstanding ABN AMRO ordinary shares and ABN AMRO ADSs in order to acquire 100% of the issued and outstanding share capital of ABN AMRO. The Banks believe that due to their comprehensive strategic fit with ABN AMRO across its activities, they will be able to create stronger businesses with enhanced market presence and growth prospects, leading to substantial value creation and benefits for shareholders, customers and employees.

Q.        How are the offers being made?

A.
RFS Holdings is offering to acquire all of the ABN AMRO ordinary shares and ABN AMRO ADSs through two separate offers:

•
a U.S. offer made pursuant to this document to all holders of ABN AMRO ordinary shares who are located in the United States and to all holders of ABN AMRO ADSs, wherever located; and

•
a Dutch offer made pursuant to the Dutch offer document to all holders of ABN AMRO ordinary shares who are located in the Netherlands and to all holders of ABN AMRO ordinary shares who are located outside of the Netherlands and the United States, in each case, if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the relevant offer. The offers are being conducted simultaneously and have the same terms and are subject to the same conditions.

Q.        What will I receive if I accept the U.S. offer?

A.
Subject to the terms and conditions of the U.S. offer, for each ABN AMRO ordinary share or ABN AMRO ADS validly tendered and not properly withdrawn, you will receive €35.60 in cash and 0.296 RBS ordinary shares. Under no circumstances will interest be paid on the cash to be received.

Q.        May I choose the currency in which I receive my cash consideration?

A.
No. The cash consideration paid to tendering holders of ABN AMRO ordinary shares will be in euros.

    The cash consideration paid to tendering holders of ABN AMRO ADSs will be in U.S. dollars. The cash consideration payable in euros to which such tendering holders of ABN AMRO ADSs would otherwise be entitled pursuant to the terms of the U.S. offer will be converted by the U.S. exchange agent, net of fees and expenses, into U.S. dollars at the exchange rate obtainable on the spot market in London on the date the cash consideration is received by the U.S. exchange agent for delivery in respect of the tendered ABN AMRO ADSs.

    Holders of ABN AMRO ADSs should be aware that fluctuations in the euro to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their ABN AMRO ADSs to change accordingly.

Q.        How does this offer compare with the Barclays offer for ABN AMRO?

A.
The Banks believe that their offer is fundamentally different from the offer by Barclays plc ("Barclays") and presents ABN AMRO shareholders and holders of ABN AMRO ADSs with an offer that delivers superior value. Whereas Barclays is seeking to merge the operations of ABN AMRO with its own operations, the Banks intend to divide the ABN AMRO Businesses between them and are offering approximately 94% of the total consideration in cash and 6% in RBS ordinary shares.

    On 23 April 2007, Barclays announced a proposed offer to exchange 3.225 Barclays ordinary shares for each ABN AMRO ordinary share and 0.80625 Barclays ADSs for each ABN AMRO ADS. Based on the price of Barclays ordinary shares of 712.5p at the close of business on 24 April 2007 (the day before the Banks first announced details, including a price indication, of their proposals), the value of the Barclays proposed offer was €33.78 per ABN AMRO ordinary share (using an exchange rate of €1.00 per £0.6802, as published in The Financial Times on 25 April 2007).

    On 23 July 2007, Barclays announced its revised offer. Under the terms of the revised offer, Barclays is offering to exchange 2.13 Barclays ordinary shares and €13.15 in cash for each ABN AMRO ordinary share and 0.5325 Barclays ADSs and €13.15 in cash (paid in U.S. dollars) for each ABN AMRO ADS. Based on the price of Barclays ordinary shares of 596p at the close of business on 26 September 2007, the latest practicable date prior to the date of this document, the value of the Barclays offer as at 26 September 2007 was €31.27 per ABN AMRO ordinary share (using an exchange rate of €1.00 per £0.7007, as published in The Financial Times on 27 September 2007). Based on the price of RBS ordinary shares of 516.5p at the close of business on 26 September 2007, and using the same exchange rate, the value of the consideration being offered by RFS Holdings as at 26 September 2007 was €37.78 per ABN AMRO ordinary share.

Q.        What percentage of RBS ordinary shares will be owned by the former holders of ABN AMRO ordinary shares and ABN AMRO ADSs after the offers are completed?

A.
If all of the issued and outstanding ABN AMRO ordinary shares and ABN AMRO ADSs are exchanged pursuant to the offers, immediately after the completion of the offers, the former holders of ABN AMRO ordinary shares and ABN AMRO ADSs (other than ABN AMRO) will own approximately 5% of the outstanding RBS ordinary shares, and the current holders of RBS ordinary shares (other than RBS) will own approximately 95% of the outstanding RBS ordinary shares.

Q.        Do I need to do anything if I want to retain my ABN AMRO ordinary shares or ABN AMRO ADSs?

A.
No. If you want to retain your ABN AMRO ordinary shares or ABN AMRO ADSs, you do not need to take any action.

Q.        If I decide not to tender, what will happen to my ABN AMRO ordinary shares or ABN AMRO ADSs?

A.
If you decide not to tender, you will continue to own your ABN AMRO ordinary shares or ABN AMRO ADSs in their current form. However, if the offers are completed, the number of ABN AMRO ordinary shares and ABN AMRO ADSs that are publicly held may be so small that there would no longer be an active trading market for ABN AMRO ordinary shares or ABN AMRO ADSs. In particular, ABN AMRO ordinary shares may no longer be eligible for trading on Euronext Amsterdam, and ABN AMRO ADSs may no longer be eligible for trading on the NYSE. The absence of an active trading market will reduce the liquidity and market value of your ABN AMRO ordinary shares or ABN AMRO ADSs.

    In addition, in the event that RFS Holdings acquires control of ABN AMRO, RFS Holdings intends to request that ABN AMRO seek the delisting of the ABN AMRO ordinary shares from Euronext Amsterdam and the ABN AMRO ADSs from the NYSE. Following delisting of the ABN AMRO ADSs from the NYSE, RFS Holdings intends to cause ABN AMRO to make a filing with the SEC requesting that ABN AMRO's reporting obligations under the Exchange Act be terminated. RFS Holdings also intends to cause ABN AMRO to terminate the deposit agreement relating to the ABN AMRO ADSs.

    RFS Holdings intends to change ABN AMRO's dividend policy if the offers are completed and to cause ABN AMRO to stop paying regular cash dividends after the completion of the offers for the foreseeable future, subject to any applicable legal requirements. The amount and form of any one-time distribution will be determined by RFS Holdings from time to time as appropriate.

Q.        Do I have appraisal rights under the U.S. offer with respect to the ABN AMRO ordinary shares and ABN AMRO ADSs?

A.
Neither holders of ABN AMRO ordinary shares nor holders of ABN AMRO ADSs are entitled under Dutch law or otherwise to appraisal rights with respect to the U.S. offer. However, if RFS Holdings acquires 95% or more of the outstanding issued capital of ABN AMRO or 95% or more of the issued capital and voting rights attached thereto of any class of shares of ABN AMRO after the act implementing the squeeze-out provisions of European Union Takeover Directive 2004/25/EC has come into force, it intends to acquire the remaining outstanding ABN AMRO ordinary shares in accordance with the squeeze-out proceedings prescribed by the Dutch Civil Code. In any such squeeze-out proceedings, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer.

Q.        Will shares of ABN AMRO held by minority shareholders after the completion of the offers be acquired by RFS Holdings?

A.
As indicated above, if RFS Holdings acquires 95% or more of ABN AMRO's issued capital, it intends to acquire the remaining outstanding shares of ABN AMRO in accordance with the squeeze-out proceedings prescribed by the Dutch Civil Code. Furthermore, if RFS Holdings acquires 95% or more of the issued capital of, and the voting rights attached to, any class of shares of ABN AMRO after implementation of the squeeze-out provisions of the European Union Takeover Directive 2004/25/EC, RFS Holdings will have the right to initiate squeeze-out proceedings with respect to shares of that class not tendered and not otherwise held by RFS Holdings or ABN AMRO. In those proceedings, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer. Upon payment of the required amount into a prescribed bank account, the ABN AMRO ordinary shares held by the minority shareholders will be transferred to RFS Holdings by operation of Dutch law.

    If RFS Holdings acquires less than 95% of ABN AMRO's issued share capital (or, after implementation of European Union Takeover Directive 2004/25/EC, less than 95% of the issued capital of and the voting rights attached to any class of shares of ABN AMRO), RFS Holdings will not be able to effect squeeze-out proceedings under the Dutch Civil Code. However, RFS Holdings intends to take steps to acquire 100% of the shares of ABN AMRO by other legally permissible means, including engaging in one or more corporate restructuring transactions, such as a legal merger pursuant to article 2:309 of the Dutch Civil Code, liquidation, transfer of assets, conversion of ABN AMRO into a different corporate form, alteration of ABN AMRO's capital structure and/or privately-negotiated purchases of ABN AMRO ordinary shares from minority ABN AMRO shareholders. See "Effects of the Offers and Post-Closing Restructuring" for further details regarding the impact of RFS Holdings acquiring less than 95% of the issued capital and voting rights on holders of ABN AMRO ordinary shares and ABN AMRO ADSs.

Q.        If ABN AMRO pays any dividend in respect of the ABN AMRO ordinary shares, including ABN AMRO ordinary shares represented by ABN AMRO ADSs, will my consideration be reduced?

A.
The consideration described herein assumes the payment by ABN AMRO of an interim (cash or share) dividend in respect of 2007 of €0.58 per ABN AMRO ordinary share (before deduction of any applicable withholding taxes) as declared by ABN AMRO on 30 July 2007. If ABN AMRO declares any other (cash or share) dividend, distribution, share split or analogous transaction in respect of the ABN AMRO ordinary shares, including the ABN AMRO ordinary shares represented by ABN AMRO ADSs, and the record date for such (cash or share) dividend, distribution, share split or analogous transaction precedes the settlement of the offers, the consideration set out above may be reduced by the full amount of such dividend, distribution, share split or analogous transaction (before deduction of any applicable withholding taxes).

Q.        When does the U.S. offer expire, and under what circumstances will the U.S. offer be extended?

A.
The U.S. offer will expire at 9:00 a.m. New York City time (3:00 p.m. Amsterdam time) on 5 October 2007, unless RFS Holdings decides to extend the U.S. offer.

    If one or more of the conditions described in this document under "The U.S. Offer—Conditions to the U.S. Offer" is not satisfied or, to the extent legally permitted, waived, RFS Holdings may, from time to time, extend the period of time for which the U.S. offer is open until all the conditions set forth in "The U.S. Offer—Conditions to the U.S. Offer" have been satisfied or, to the extent legally permitted, waived.

    RFS Holdings intends for the U.S. offer and the Dutch offer to expire on the same date and, if either offer is extended, to similarly extend the other offer.

    During any extension, any ABN AMRO ordinary shares and ABN AMRO ADSs validly tendered and not properly withdrawn will remain subject to the U.S. offer, subject to the right of each holder to withdraw, prior to the end of the offer period, as extended, the ABN AMRO ordinary shares or ABN AMRO ADSs that such holder has previously tendered.

Q.        How will I know if the U.S. offer is extended?

A.
RFS Holdings will announce any extension of the U.S. offer by issuing a press release on, among others, the Dow Jones News Service and by publication in the Daily Official List of Euronext Amsterdam, no later than the third Euronext Amsterdam trading day after the previously scheduled expiration date.

    In the event that RFS Holdings intends to waive the minimum acceptance condition to less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, RFS Holdings will announce such waiver by issuing a press release on, among others, the Dow Jones News Service and by publication in the Daily Official List of Euronext Amsterdam, no later than 9:00 a.m., New York City time (3:00 p.m. Amsterdam time) on the next U.S. business day after the previously scheduled expiration date, and will extend the U.S. offer (and similarly extend the Dutch offer) to the extent required by the U.S. tender offer rules.

Q.        I hold ABN AMRO ordinary shares through an Admitted Institution. How do I accept the U.S. offer?

A.
If you hold your ABN AMRO ordinary shares through an institution that holds ABN AMRO ordinary shares on behalf of clients through Euroclear Netherlands, as an admitted institution of Euroclear Nederland (an "Admitted Institution"), you should make your acceptance of the U.S. offer known to the Dutch exchange agent, Fortis Bank (Nederland) N.V., through your financial intermediary before the expiration of the U.S. offer. The financial intermediary may set an earlier deadline for receipt of acceptances in order to permit the financial intermediary to communicate acceptances to the Dutch exchange agent in a timely manner. You should contact the financial intermediary through which you hold your ABN AMRO ordinary shares to obtain information about the deadline by which you must make your acceptance of the U.S. offer known to your financial intermediary.

Q.        I hold ABN AMRO ordinary shares in registered form. How do I accept the U.S. offer?

A.
If you hold your ABN AMRO ordinary shares in registered form, you may tender your ABN AMRO ordinary shares to the Dutch exchange agent by delivering to the Dutch exchange agent a properly completed and duly executed acceptance form. You should complete, sign and return the acceptance form so as to reach the Dutch exchange agent before the expiration of the U.S. offer.

Q.        I hold American depositary receipts, or ADRs, representing ABN AMRO ADSs. How do I accept the U.S. offer?

A.
If you hold ABN AMRO ADRs, you may tender your ABN AMRO ADSs to the U.S. exchange agent by delivering to the U.S. exchange agent a properly completed and duly executed letter of transmittal, with any applicable signature guarantees from an eligible guarantor institution, together with the ABN AMRO ADR representing your ABN AMRO ADSs specified on the face of the letter of transmittal, before the expiration of the U.S. offer. If your ABN AMRO ADRs are not available, you may also follow the guaranteed delivery procedures described in this document. Do not send your ADRs to RFS Holdings, any of the Banks or D.F. King (the "global information agent").

Q.        I hold ABN AMRO ADSs through a financial intermediary. How do I accept the U.S. offer?

A.
If you hold your ABN AMRO ADSs through a financial intermediary, you should instruct your financial intermediary through which you hold your ABN AMRO ADSs to tender your ABN AMRO ADSs in the U.S. offer to the U.S. exchange agent by means of delivery through the book-entry confirmation facilities of The Depository Trust Company ("DTC") before the expiration of the U.S. offer. If the procedure for book-entry transfer cannot be completed on a timely basis, you may also follow the guaranteed delivery procedures described in this document.

Q.        Will I have to pay any transaction fees or brokerage commissions?

A.
You will not have to pay any transaction fees or brokerage commissions if:

•
you instruct your financial intermediary that is an Admitted Institution to tender your ABN AMRO ordinary shares, subject to the policies of such Admitted Institution;

•
your ABN AMRO ordinary shares are registered in your name and you tender them to the Dutch exchange agent; or

•
you hold ABN AMRO ADSs directly and you tender them to the U.S. exchange agent.

    If you hold your ABN AMRO ordinary shares through a financial intermediary that does not directly tender and deliver your ABN AMRO ordinary shares to the Dutch exchange agent, you are advised to consult with your financial intermediary through which you hold your ABN AMRO ordinary shares regarding any applicable transaction fee or service charge.

    If you hold your ABN AMRO ADSs through a financial intermediary and such financial intermediary tenders your ABN AMRO ADSs on your behalf, your financial intermediary may charge you a fee for doing so. You should consult your financial intermediary to determine whether any charges will apply.

Q.        After I tender my ABN AMRO ordinary shares or ABN AMRO ADSs, may I change my mind and withdraw them?

A.
Yes. You may withdraw your ABN AMRO ordinary shares or ABN AMRO ADSs at any time before the expiration of the U.S. offer.

Q.        How do I withdraw previously tendered ABN AMRO ordinary shares or ABN AMRO ADSs?

A.
If you tendered ABN AMRO ordinary shares through a financial intermediary that is an Admitted Institution, you may withdraw your ABN AMRO ordinary shares by making a withdrawal request through your financial intermediary to the Dutch exchange agent before the expiration of the U.S. offer.

    If you tendered registered form ABN AMRO ordinary shares by sending an acceptance form to the Dutch exchange agent, you may withdraw your registered form ABN AMRO ordinary shares by delivering to the Dutch exchange agent a properly completed and duly executed notice of withdrawal before the expiration of the U.S. offer.

    If you tendered ABN AMRO ADSs directly to the U.S. exchange agent by delivering a letter of transmittal together with the ABN AMRO ADR evidencing your ABN AMRO ADSs, you may withdraw your ABN AMRO ADSs by delivering to the U.S. exchange agent a properly completed and duly executed notice of withdrawal, guaranteed by an eligible guarantor institution (if the letter of transmittal required a signature guarantee) before the expiration of the U.S. offer.

    If you tendered ABN AMRO ADSs by means of the book-entry confirmation procedures of DTC, you may withdraw your ABN AMRO ADSs by instructing your financial intermediary through which you hold your ABN AMRO ADSs to cause the DTC participant through which your ABN AMRO ADSs were tendered to deliver a notice of withdrawal to the U.S. exchange agent through the book-entry confirmation facilities of DTC before the expiration of the U.S. offer.

    See "The U.S. Offer—Withdrawal Rights" for more information about the procedures for withdrawing your previously tendered ABN AMRO ordinary shares or ABN AMRO ADSs.

Q.        When will I be notified of the results of the offers?

A.
Unless the initial offer period is extended, RFS Holdings will determine within five Euronext Amsterdam trading days following the expiration of the initial offer period on 5 October 2007, whether the conditions to the offers have been satisfied or are to be waived and will announce whether (i) the conditions to the U.S. offer have been satisfied or waived, and the Dutch offer has been declared unconditional or (ii) the offers are terminated, as a result of the conditions to the offers not having been satisfied or waived.

    In accordance with Dutch law, any extension of the initial offer period will be announced no later than the third Euronext Amsterdam trading day after expiration of the initial, or extended, offer period (as the case may be). Announcement of the results of the offers where the initial offer period has been extended will be made on the same basis as described above.

Q.        Under what circumstances will there be a subsequent offering period?

A.
RFS Holdings reserves the right to provide a "subsequent offering period" of up to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, following the close of the initial, or extended, offer period. If RFS Holdings determines to provide a subsequent offering period, it will publicly disclose its intentions and such subsequent offering period will commence immediately after the offer has been declared unconditional. However, there is no assurance that there will be a subsequent offering period. During the subsequent offering period, if any, holders of ABN AMRO ordinary shares and ABN AMRO ADSs may tender, but not withdraw, their ABN AMRO ordinary shares and ABN AMRO ADSs. RFS Holdings will accept for exchange and will pay for such ABN AMRO ordinary shares or ABN AMRO ADSs tendered during any subsequent offering period promptly and, in any event, within five Euronext Amsterdam trading days of the ABN AMRO ordinary shares and ABN AMRO ADSs being tendered. In the event the minimum acceptance condition is waived, following the expiration of the U.S. offer, to no less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, RFS Holdings will provide a subsequent offering period of at least five U.S. business days following any such waiver.

Q.        Will I receive the same consideration if I tender in the subsequent offering period, if any, that I would have received in the initial offer period?

A.
Yes. The consideration paid for any ABN AMRO ordinary shares or ABN AMRO ADSs tendered during any subsequent offering period, as determined by RFS Holdings, will be the same as the consideration offered in the initial offer period. Because the exchange ratio is fixed, however, the market value of the RBS ordinary shares paid as a portion of the consideration in any subsequent offering period may differ from the market value of the RBS ordinary shares at the time they are paid in the initial offer period. In addition, the U.S. dollar value of the cash consideration received by tendering holders of ABN AMRO ADSs may change due to fluctuations in the euro to U.S. dollar exchange rate.

Q.        What happens if the U.S. offer is not completed?

A.
If the U.S. offer is not completed and:

•
if you tendered ABN AMRO ordinary shares through a financial intermediary that is an Admitted Institution, your tendered ABN AMRO ordinary shares will be returned to the Admitted Institution;

•
if you tendered ABN AMRO ordinary shares in registered form, your acceptance communicated to the Dutch exchange agent will be considered withdrawn;

•
if you tendered your ABN AMRO ADSs by delivering a letter of transmittal together with the ABN AMRO ADRs, your ABN AMRO ADSs will be returned to you promptly following the announcement that the U.S. offer has not been completed; and

•
if you tendered your ABN AMRO ADSs by book-entry transfer, such ABN AMRO ADSs will be credited to an account maintained at the original book-entry transfer facility to which the ABN AMRO ADSs were tendered.

    Under no circumstances will RFS Holdings or any of the Banks pay, or otherwise agree to be responsible for the payment of, interest or other fees, expenses or other costs of holders of ABN AMRO ordinary shares or ABN AMRO ADSs, in the foregoing circumstances.

Q.        What if I am a holder of ABN AMRO ADSs and I want to hold the RBS ordinary shares that I receive in the U.S. offer in the form of RBS ADSs?

A.
Under the U.S. offer, you will receive RBS ordinary shares as part of the consideration in exchange for your ABN AMRO ordinary shares or ABN AMRO ADSs. RBS ADSs are not being issued or offered in the U.S. offer. However, prior to the completion of the U.S. offer, RBS intends to establish an ADS facility in the United States and register the RBS ADSs issued thereunder with the SEC, and if such a facility is established and registration occurs, ABN AMRO ADS holders will be able to elect to deposit their RBS ordinary shares with The Bank of New York, the depositary for the RBS ADSs. The RBS ADS depositary will then issue to you RBS ADSs based on the ratio of one RBS ADS for every one RBS ordinary share. Upon any such deposit, you will be required to pay a 1.5% U.K. stamp duty reserve tax on the value of the RBS ordinary shares so deposited as well as any other taxes, governmental charges and fees payable in connection with such deposit, including fees of the RBS ADS depositary for the execution and delivery of such RBS ADSs. The rights of holders of RBS ADSs will be governed by the terms of a deposit agreement among the RBS ADS depositary, RBS and the owners and beneficial owners of RBS ADSs. See "Description of RBS American Depositary Shares".

    You may direct any questions related to the RBS ADS facility to The Bank of New York, as ADS depositary, at 1-212-815-2030.

Q.        Do the statements on the cover of this document about this document being subject to change and the registration statement filed with the SEC not yet being effective mean that the U.S. offer has not commenced?

A.
No. The SEC's rules permit offers to begin before the related registration statement has become effective, and RFS Holdings commenced the U.S. offer with the goal of completing the acquisition of ABN AMRO as quickly as possible. However, the U.S. offer cannot be completed until such time as the SEC has declared the registration statement relating to the RBS ordinary shares effective.

Q.        Who can answer my questions?

A.
You can contact the global information agent, D.F. King & Co., Inc., at 48 Wall Street, New York, NY 10005 or 1-800-848-2998.

INDICATIVE TIMETABLE

You should take note of the dates and times set forth in the schedule below in connection with the U.S. offer. These dates and times may be changed by RFS Holdings in accordance with the terms and conditions of the U.S. offer, as described in this document. Unless otherwise noted, all times indicated are New York City time.

Event	Calendar Date(1)
Commencement of the U.S. offer and the Dutch offer	23 July 2007
End of initial U.S. offer period (deadline for tendering ABN AMRO ordinary shares and ABN AMRO ADSs into the U.S. offer)	5 October 2007	(2)
Announcement by RFS Holdings of whether or not the conditions to the U.S. offer have been satisfied or, to the extent legally permitted, waived	Within five Euronext Amsterdam trading days after the expiration of the U.S. offer period
Settlement of the offers; Admission to trading of the RBS ordinary shares on the LSE and Euronext Amsterdam(3); Commencement of trading of RBS ADSs on the NYSE(3)	Within five Euronext Amsterdam trading days after the U.S. offer is declared unconditional

Notes:

(1)
If you hold ABN AMRO ordinary shares or ABN AMRO ADSs through a financial intermediary, please be aware the financial intermediary may require you to make decisions and take actions in advance of the times and dates noted. You should contact your financial intermediary with respect to questions regarding the dates and times that may be applicable to you.

(2)
This date will change if RFS Holdings extends the initial U.S. offer period in accordance with applicable law.

(3)
Subject to approval by the relevant listing authorities.

SUMMARY

Summary of the U.S. Offer

To understand the U.S. offer and the businesses of Fortis, RBS, Santander and ABN AMRO more fully, you should carefully read this entire document and any documents incorporated by reference into this document, including the sections under the headings "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors", as well as RBS's historical consolidated financial statements and notes thereto incorporated by reference into this document and ABN AMRO's historical consolidated financial statements and notes thereto incorporated by reference into this document.

The Banks

RFS Holdings (See page 163)

Strawinskylaan 3105
1077 ZX Amsterdam
The Netherlands

RFS Holdings was incorporated in the Netherlands on 4 May 2007 as a private company with limited liability, solely to make the offers and to effect the Transaction. If the offers are declared unconditional, RFS Holdings will be funded by Fortis, RBS and Santander in the following proportions:

•
Fortis: 33.8%

•
RBS: 38.3%

•
Santander: 27.9%

Following the offers having been declared unconditional, Fortis, RBS and Santander will have shareholdings in RFS Holdings that are equal to their proportionate funding commitments. The capital and income rights of each class of shares that will be issued to Fortis, RBS and Santander will be linked to the net assets and income of the ABN AMRO Businesses that each of the Banks or their respective affiliates will acquire following implementation of the restructuring of the ABN AMRO Group. Upon settlement of the offers, RFS Holdings will be a subsidiary of RBS, owned by the Banks. RFS Holdings will then also be consolidated by RBS. RBS will assume the lead responsibility for ensuring that ABN AMRO is managed in compliance with all applicable regulatory requirements from settlement of the offers.

Fortis (See page 164)

Fortis SA/NV	Fortis N.V.
Rue Royale 20/Koningsstraat 20 1000 Brussels Belgium	Archimedeslaan 6 3584 BA Utrecht The Netherlands
Telephone: 011 32 2 565 1141	Telephone: 011 31 30 226 62 22

Fortis is an international provider of banking and insurance products and services to personal, business and institutional customers. Fortis delivers a comprehensive package of financial products and services through its own distribution channels and via intermediaries and other partners.

Fortis ranks among the 20 largest financial institutions in Europe based on market capitalisation of €43.3 billion as at 31 December 2006, with total assets of €775 billion and shareholders' equity of €20.6 billion. As at that date, Fortis had a total capital ratio of 11.1% and a Tier 1 capital ratio of

7.1%. With its sound solvency position, broad risk spread, experience in over 50 countries and the extensive expertise of its approximately 57,000 employees (full time equivalents) as of the end of 2006, Fortis combines an international presence with local flexibility to provide strong support to its customers.

Fortis SA/NV is a public company with limited liability (société anonyme/naamloze vennootschap) incorporated under Belgian law and Fortis N.V. is incorporated as a public limited liability company (naamloze vennootschap) under Dutch law.

RBS (See page 167)

RBS Gogarburn, PO Box 1000
Edinburgh EH12 1HQ
United Kingdom

Telephone: 011 44 131 556 8555

We are the holding company of one of the world's largest banking and financial services groups, with a market capitalisation of £59.9 billion as at 30 June 2007. Listed on the London Stock Exchange and headquartered in Edinburgh, we operate in the United Kingdom, the United States and internationally through our two principal subsidiaries, The Royal Bank of Scotland plc (the "Royal Bank") and National Westminster Bank Plc ("NatWest"). Both the Royal Bank and NatWest are major U.K. clearing banks whose origins go back over 275 years. In the United States, our subsidiary Citizens Financial Group, Inc. was ranked the 9th largest (based on 31 March 2007 data) commercial banking organisation by deposits. We have a large and diversified customer base and provide a wide range of products and services to personal, commercial and large corporate and institutional customers.

We had total assets of £1,011.3 billion and shareholders' equity of £41.5 billion as at 30 June 2007. We are strongly capitalised with a total capital ratio of 12.5% and a Tier 1 capital ratio of 7.4% as at 30 June 2007.

Santander (See page 170)

Ciudad Grupo Santander
Avda. de Cantabria s/n
28660 Boadilla del Monte, Madrid
Spain

Telephone: 011 34 91 259 6520

Banco Santander, S.A. (formerly Banco Santander Central Hispano, S.A.) is the parent bank of the Santander Group, one of the world's largest banking groups by market value, with a market capitalisation of €88.4 billion at the end of 2006. Headquartered in Madrid, Spain, the Santander Group operates in three geographic areas: (i) Continental Europe, where the main institutions are Santander, Banco Español de Crédito, Banco Banif, Santander Consumer Finance and Banco Santander Totta; (ii) the United Kingdom, where the main institution is Abbey National; and (iii) Latin America, mainly Brazil, Mexico, Chile, Argentina, Puerto Rico, Venezuela and Colombia. Santander is incorporated under, and governed by, the laws of the Kingdom of Spain.

The Santander Group's main business areas are retail banking, wholesale banking and asset management and insurance. As at 31 December 2006, Santander had, on a consolidated basis, total assets of €833.9 billion and shareholders' equity of €40.1 billion. As at that date, Santander had, on a consolidated basis, a total capital ratio of 12.5% and a Tier 1 capital ratio of 7.4%.

ABN AMRO

Gustav Mahlerlaan 10
Amsterdam, 1082 PP
The Netherlands

Telephone: 011 31 20 383 68 21

ABN AMRO is a prominent international banking group offering a wide range of banking products and financial services on a global basis through a network of 4,532 offices and branches in 56 countries and territories as at 31 December 2006. ABN AMRO is one of the largest banking groups in the world. In addition to its leading position in the Netherlands, ABN AMRO also has regional business units in Europe (including Antonveneta in Italy), North America, Latin America and Asia. ABN AMRO also has diverse international advisory, capital markets and investment banking activities and its global asset management business manages approximately €193 billion in specialist mandates and mutual funds operating in 26 countries worldwide.

As at 30 June 2007, ABN AMRO had total assets of €1,120.1 billion and shareholders' equity of €24.7 billion. As at that date, ABN AMRO had a total capital ratio of 10.5% and a Tier 1 capital ratio of 8.2%.

Reasons for the Offers (See page 82)

ABN AMRO, the Banks believe, contains good businesses and customer franchises widely spread across a range of attractive markets. However, ABN AMRO has acknowledged the opportunity for it to deliver greater benefits for its customers and employees and generate growth and additional value for its shareholders by combining with a partner and selling parts of the ABN AMRO Group.

The Banks believe that they have a comprehensive strategic fit with ABN AMRO across its activities. The Banks expect that, following their acquisition of ABN AMRO, they will be able to create stronger businesses with enhanced market presence and growth prospects, leading to substantial value creation and benefits for shareholders, customers and employees. The Banks have the financial and management resources to invest in and grow the ABN AMRO Businesses and have proven records of growing their own businesses. Implementation of the Banks' respective measures to realise projected synergies is expected to enhance profitability and allow the Banks to invest further in customer-facing areas, as they have done in their own businesses.

The Banks believe that the inclusion within their groups of the ABN AMRO Businesses will create substantial value for shareholders through cost savings and revenue benefits.

The Banks also believe that the stronger businesses resulting from the Transaction will create sustainable platforms for increased job creation and enhanced opportunities for employees. The Banks believe that their track records in this regard are excellent, demonstrating organic growth in employment built on strong business foundations.

Risk Factors (See page 52)

In deciding whether to tender your ABN AMRO ordinary shares or ABN AMRO ADSs, you should carefully consider the risks described under "Risk Factors".

The U.S. Offer (See page 109)

The U.S. Offer and the Dutch Offer (See page 109)

RFS Holdings, which was formed by the Banks, is offering to acquire all of the outstanding ABN AMRO ordinary shares and ABN AMRO ADSs through the U.S. offer and the Dutch offer. The

U.S. offer and the Dutch offer have the same terms and completion of each offer is subject to the same conditions.

The U.S. offer is made pursuant to this document to all holders of ABN AMRO ordinary shares who are located in the United States and to all holders of ABN AMRO ADSs, wherever located.

The Dutch offer is made pursuant to the Dutch offer document to all holders of ABN AMRO ordinary shares who are located in the Netherlands and to all holders of ABN AMRO ordinary shares who are located outside of the Netherlands and the United States.

Holders of ABN AMRO ordinary shares who are located in the United States and holders of ABN AMRO ADSs, wherever located, are to participate in the U.S. offer, and holders of ABN AMRO ordinary shares who are not located in the United States are to participate in the Dutch offer. The offers are only being extended where the offers will comply with local laws and regulations which permit participation by holders of ABN AMRO ordinary shares and ABN AMRO ADSs.

Terms of the U.S. Offer (See page 110)

Upon the terms and subject to the conditions set forth in this document, RFS Holdings is offering to exchange for each ABN AMRO ordinary share and each ABN AMRO ADS validly tendered and not properly withdrawn:

•
€35.60 in cash; and

•
0.296 newly issued RBS ordinary shares.

The consideration set out above assumes the payment by ABN AMRO of an interim (cash or share) dividend in respect of 2007 of €0.58 per ABN AMRO ordinary share (before deduction of any applicable withholding taxes) as declared by ABN AMRO on 30 July 2007. If ABN AMRO declares any other (cash or share) dividend, distribution, share split or analogous transaction in respect of the ABN AMRO ordinary shares, including the ABN AMRO ordinary shares represented by ABN AMRO ADSs, and the record date for such (cash or share) dividend, distribution, share split or analogous transaction precedes the settlement of the offers, the consideration set out above may be reduced by the full amount of such dividend, distribution, share split or analogous transaction (before deduction of any applicable withholding taxes).

The cash consideration paid to tendering holders of ABN AMRO ADSs will be in U.S. dollars. The cash consideration payable in euros to which such tendering holders of ABN AMRO ADSs would otherwise be entitled pursuant to the terms of the U.S. offer will be converted by the U.S. exchange agent, net of fees and expenses, into U.S. dollars at the exchange rate obtainable on the spot market in London on the date the cash consideration is received by the U.S. exchange agent for delivery in respect of the tendered ABN AMRO ADSs.

Under no circumstances will interest be paid on the cash to be received, regardless of any delay in making the payment.

Conditions to the U.S. Offer (See page 111)

Consummation of the U.S. offer is subject to the satisfaction or waiver of all offer conditions, all of which, except for the minimum acceptance condition and the government and regulatory approvals conditions below, must be either satisfied or waived prior to the expiration of the offer period (as such offer period may be extended in accordance with applicable law and regulation). RFS Holdings will not be obliged to declare the U.S. offer unconditional and purchase any

ABN AMRO ordinary shares or ABN AMRO ADSs validly tendered in the U.S. offer and not properly withdrawn:

(a)
if the ABN AMRO ordinary shares, including ABN AMRO ordinary shares represented by ABN AMRO ADSs, which have been validly tendered and not properly withdrawn in the offers on a combined basis, or which are otherwise held by RFS Holdings, do not represent at least 80% of the issued and outstanding ABN AMRO ordinary shares, calculated on a fully-diluted basis. This condition is referred to as the "minimum acceptance condition". Please see "The U.S. Offer—Conditions to the U.S. offer—(a) Minimum Acceptance Condition" for the method by which satisfaction of the minimum acceptance condition will be calculated;

(b)
if the Purchase and Sale Agreement, dated as of 22 April 2007, between Bank of America Corporation ("Bank of America") and ABN AMRO Bank N.V. in respect of ABN AMRO North America Holding Company, the holding company for LaSalle Bank Corporation, including the subsidiaries LaSalle N.A. and LaSalle Midwest N.A. (exclusive of any restatements of, or amendments to, such agreement), has not completed in accordance with its terms or if the proceeds of sale received on such completion are not held within the ABN AMRO Group;

(c)
if any material adverse change (as defined in "The U.S. Offer—Conditions to the U.S. Offer—(c) No Material Adverse Change") in respect of ABN AMRO, RFS Holdings, Fortis, RBS or Santander has occurred;

(d)
if any litigation or other legal, governmental or regulatory proceedings or investigations by a third party (including any regulatory body or governmental authority) has or have been instituted or threatened or are continuing or if any judgment, settlement, decree or other agreement relating to litigation or other legal, governmental or regulatory proceedings or investigations instituted by a third party (including any regulatory body or governmental authority) is in effect, which might, individually or in the aggregate, reasonably be expected to materially and adversely affect ABN AMRO, RFS Holdings, Fortis, RBS, Santander or any of their respective affiliates;

(e)
if an order, stay, judgment or decree is issued by any court, arbitral tribunal, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offers, any of which restrains, prohibits or delays or is reasonably likely to restrain, prohibit or delay consummation of the offers in any material respect, or if prior to the expiration of the U.S. offer period: (i) a notification has been received from the AFM that the Dutch offer has been made in conflict with any of the stipulations of Chapter IIa of the 1995 Securities Act, within the meaning of Article 32(a) 1995 Securities Decree (or any of its successor provisions) in which case the securities institutions would not be allowed to co-operate with the settlement of the Dutch offer; (ii) trading in the ABN AMRO ordinary shares on Euronext Amsterdam has been permanently suspended as a result of a listing measure taken by Euronext Amsterdam in accordance with Article 2706/1 of Euronext Rulebook II; or (iii) any of RFS Holdings, Fortis, RBS or Santander receives notification from its home country regulator that there is likely to be a material and adverse change in the supervisory, reporting or regulatory capital arrangements that will apply to ABN AMRO, Fortis, RBS, Santander or, to the extent applicable, RFS Holdings, as the case may be;

(f)
if all authorisations and consents in connection with the offers have not been obtained or relevant waiting periods have not expired or all mandatory or appropriate regulatory approvals from domestic and international regulatory authorities, insofar as reasonably required in connection with the offers have not been obtained;

(g)
if the European Commission has not declared the concentration or concentrations resulting from the Transaction, including the concentrations following from the ultimate acquisition by each of the Banks of their respective parts of ABN AMRO's assets, compatible with the common market or has not otherwise granted its approval for the Transaction or if the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in relation to the Transaction has not expired or been terminated or if other competent antitrust or competition authorities have not granted approvals reasonably deemed necessary;

(h)
if the registration statement containing the U.S. prospectus filed with the SEC is not declared effective by the SEC or if any stop order has been issued or proceedings for suspension of the effectiveness of the registration statement containing the U.S. prospectus have been initiated by the SEC;

(i)
if confirmation has not been obtained that the RBS ordinary shares to be issued in the offers will be admitted to:

(i)
the Official List maintained by the U.K. Financial Services Authority (the "FSA");

(ii)
trading on the LSE's main market for listed securities; and

(iii)
trading and listing on Euronext Amsterdam,

    no later than the date of settlement of the offers;

(j)
if, to the extent required, the general meetings of shareholders of each of Fortis and RBS have not passed the resolutions to approve the Transaction or if the general meetings of shareholders of each of Fortis, RBS and Santander have not passed resolutions to approve the capital increase or, as the case may be, the issuances of securities described in "Source and Amount of Funds";

(k)
if, other than the Bank of America Agreement, ABN AMRO or any of its subsidiaries or subsidiary undertakings has entered into any agreement, or completed any transaction, involving the sale, repurchase, redemption or issue by ABN AMRO or its affiliates to third parties of any shares in ABN AMRO's own share capital (or securities convertible or exchangeable into shares or options to subscribe for any of the foregoing (other than pursuant to equity incentive plans operated in the normal course of business)), or involving the acquisition of material assets or the sale or transfer of a material part of its business or assets, including but not limited to any or all of the assets or businesses set out under "Background to and Reasons for the Offers—Reasons for the Offers—Businesses to be Acquired" whether by way of any legal merger, legal demerger, liquidation or any other transaction with similar effect, or entered into, varied or terminated any material contract outside the ordinary course of business or given any undertaking to do any of the foregoing, or if ABN AMRO has approved, declared or paid a dividend outside of the normal course of its business or inconsistent with past practice; or

(l)
if any public announcement has been made indicating that a third party is preparing or is to make an offer (or any amendment to, or revision of, an existing or proposed offer) for the ABN AMRO ordinary shares or ABN AMRO ADSs, or if Barclays has announced or is to make (i) any offer under terms and conditions different from the terms and conditions announced by it on 23 April 2007 or (ii) any amendment to the terms and conditions of an existing offer such that the terms and conditions of that offer are different from the terms and conditions announced on 23 April 2007.

The conditions to the U.S. offer are for the benefit of RFS Holdings and the Banks and, to the extent legally permitted, may be waived by RFS Holdings at any time. The conditions to the Dutch offer are the same as the conditions to the U.S. Offer. RFS Holdings will not waive a condition in one offer unless it waives the same condition in the other offer.

Condition (e)(i) above may not be waived by RFS Holdings except where the notification referred to in that condition has been or will be revoked by the AFM or if such notification is overruled by a court decision or after consultation with the AFM. Notice of any such waiver will be given in the manner prescribed by applicable law.

RFS Holdings has chosen not to invoke condition (l) above in respect of the revised offer publicly announced by Barclays on 23 July 2007 and therefore has waived its right to do so in respect of that offer. However, RFS Holdings retains its right to invoke this condition in the event Barclays announces a further revised offer on different terms than the terms announced on 23 April 2007 or in the event any other third party offer is announced.

Subject to the U.S. tender offer rules (including U.S. tender offer rules that require that material changes of a condition be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and the Dutch tender offer regulations, RFS Holdings reserves the right, at any time, and, to the extent legally permitted, to waive any of the conditions to the U.S. offer in any respect (including the minimum acceptance condition), by giving oral or written notice of the waiver to the U.S. exchange agent and the Dutch exchange agent and by making a public announcement in accordance with the procedures outlined in "The U.S. Offer—Expiration Date; Extension of the U.S. Offer". For details of the impact that waiving the minimum acceptance condition may have on holders of ABN AMRO ordinary shares and ADSs, see "Effects of the Offers and Post-Closing Restructuring".

Settlement of the U.S. Offer (See page 126)

If the conditions referred to under "The U.S. Offer—Conditions to the U.S. Offer" have been satisfied or, to the extent legally permitted, waived, RBS ordinary shares and cash will be issued and paid to holders of ABN AMRO ordinary shares and ABN AMRO ADSs whose ABN AMRO ordinary shares or ABN AMRO ADSs are accepted for exchange within five Euronext Amsterdam trading days thereafter. In the event of a subsequent offering period, if any, RBS ordinary shares and cash will be issued and paid to holders of ABN AMRO ordinary shares and ABN AMRO ADSs whose ABN AMRO ordinary shares or ABN AMRO ADSs are accepted for exchange during that subsequent offering period promptly and, in any event, within five Euronext Amsterdam trading days after the ABN AMRO ordinary shares and ABN AMRO ADSs have been tendered.

The cash consideration payable in euros to which tendering holders of ABN AMRO ADSs would otherwise be entitled pursuant to the terms of the U.S. offer will be converted by the U.S. exchange agent, net of fees and expenses, into U.S. dollars at the exchange rate obtainable on the spot market in London on the date the cash consideration is received by the U.S. exchange agent for delivery in respect of such ABN AMRO ADSs.

Any 1.5% SDRT charge which arises in connection with the delivery of RBS ordinary shares to an ABN AMRO shareholder or holder of ABN AMRO ADSs whether in certificated or uncertificated form, will be required to be borne by the ABN AMRO shareholder or ADS holder; however, no such SDRT should generally arise in respect of the delivery of RBS ordinary shares into a CREST account designated by such ABN AMRO shareholder or ADS holder, except in the case of a CREST account of, or of a nominee for, certain providers of clearance services and depository receipt facilities (which would include the CREST account of Euroclear Nederland and the CREST account of The Bank of New York, as RBS ADS depositary or their nominees).

For tax consequences, including SDRT payable under certain circumstances see "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Certain U.K. Tax Consequences".

Source and Amount of Funds (See page 158)

Assuming all issued and outstanding ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) are tendered into the offers, RBS would be obliged to issue 546,373,107 RBS ordinary shares to ABN AMRO shareholders in satisfaction of the obligations of RFS Holdings with regard to the share element of the offer consideration. This number is based on an exchange ratio of 0.296 RBS ordinary shares per ABN AMRO ordinary share, and 1,845,855,090 issued and outstanding ABN AMRO ordinary shares (as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007). In addition, RFS Holdings would be obliged to pay aggregate cash consideration of €66 billion. This number is based on €35.60 in cash per ABN AMRO ordinary share and 1,845,855,090 issued and outstanding ABN AMRO ordinary shares (as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007). The Banks propose to finance the cash portion of the consideration payable by RFS Holdings through a combination of rights issues, issues of debt and preferred securities and internal resources. Merrill Lynch International ("Merrill Lynch") and certain other financial institutions have agreed to underwrite any such rights issues and certain issues of debt or preferred securities.

Fortis intends to finance its portion of the consideration, of approximately €24 billion, primarily from net proceeds of an equity offering in an amount of up to €13 billion and the proceeds of the placement of conditional capital exchangeable notes ("CCENs") of €2 billion. The remaining part of the consideration to be funded by Fortis will be financed from the proceeds of a combination of (i) the issuance of various securities; (ii) the sale of specific non-core assets of Fortis that may complete prior to the completion of the offers; and (iii) other internal financial resources including but not limited to cash on Fortis's balance sheet.

RBS, whose portion of the cash consideration payable on settlement of the offers is €22 billion (assuming the number of issued and outstanding ABN AMRO Ordinary Shares is as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007) plans to issue preferred securities and debt securities, and to utilise internal resources to finance the remainder of its portion of the cash consideration not covered by the proceeds of the securities it issues.

Santander intends to finance its portion of the consideration to be paid in the offers, which is approximately €19.8 billion, via a rights issue and the issuance of mandatorily convertible securities and through internal financial resources, including asset disposals.

Regulatory Matters (See page 116)

As described above, RFS Holdings will not be obliged to purchase any tendered ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the U.S. offer if all authorisations and consents in connection with the offers have not been obtained or relevant waiting periods have not expired or all mandatory or appropriate regulatory approvals of domestic and international regulatory authorities, insofar as reasonably required in connection with the offers have been obtained.

RFS Holdings and the Banks have made all necessary filings for the approval of the change of control of ABN AMRO with their home regulators, in so far as these are required, and have made substantially all other applications for regulatory change of control approval. Approval has been requested from, amongst others, the FSA, the Dutch Central Bank (De Nederlandsche Bank), the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores), and the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances). In a number of jurisdictions, including the Netherlands and the United Kingdom, such approvals have already been granted.

In addition, in order for the conditions to the U.S. offer to have been satisfied, RFS Holdings and/or the Banks must make certain competition and antitrust filings with, and obtain approvals from, certain regulatory authorities with respect to the acquisition of ABN AMRO as well as, in some cases, the reorganisation of ABN AMRO following completion of the offers. In particular, competition consents or confirmations are being sought from, among others, the European Commission under the European Union Merger Regulation, the Federal Trade Commission and the antitrust division of the U.S. Department of Justice. On 19 September 2007, RBS and Santander received clearance from the European Commission for the acquisition of ABN AMRO. Fortis has not yet received clearance from the European Commission but expects such clearance to be granted on 3 October 2007. On 19 July 2007, RFS Holdings received confirmation from the U.S. Federal Trade Commission that its request for termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") had been granted in relation to its acquisition of certain voting securities of ABN AMRO, with immediate effect, thereby satisfying condition (g) of the U.S. offer insofar as it relates to the application of the HSR Act to the acquisition of ABN AMRO. RFS Holdings will not have obtained, prior to the expiration of the offers, approval under the HSR Act for the proposed reorganization of ABN AMRO following completion of the offers and has waived its right to invoke the relevant clause of condition (g) to the offers as a result of not having obtained this approval. Notwithstanding the foregoing, RFS Holdings retains its right (but is not obligated) to invoke the remainder of condition (g) in case it shall not have been waived or satisfied.

Although the Banks are seeking or will seek certain regulatory approvals for the reorganisation of ABN AMRO after the acquisition, other than as contemplated in "The U.S. Offer—Conditions to the U.S. Offer—(g) Competition and Antitrust", obtaining regulatory approvals for the reorganisation (as opposed to the acquisition) of ABN AMRO is not a condition to the offers. Accordingly, formal consent from bank regulators for the subsequent proposed restructuring has not yet been applied for in most jurisdictions where regulatory consent is required, although these regulators are aware of the high-level proposals.

While RFS Holdings and the Banks have made, and will continue to make, significant efforts to obtain requisite regulatory approvals, there can be no assurances regarding the timing of the approvals, their ability to obtain the approvals on satisfactory terms or the absence of litigation challenging these approvals. There can likewise be no assurance that U.S. federal or state and non-U.S. regulatory authorities will not attempt to challenge the combination on antitrust grounds or for other reasons, or, if a challenge is made, as to the results of the challenge.

In certain jurisdictions where ABN AMRO has operations, the local regulatory regime imposes a statutory timeframe within which the relevant regulator must communicate its decision on the application for regulatory change of control consent. In many instances, the timeframe imposed on the regulator is shorter than the initial offer period. In others, there is no such timeframe and RFS Holdings cannot, therefore, be certain as to when consent might be granted (if at all). Whilst certain regulators have indicated their willingness to provide as much assistance as possible in reviewing the relevant application for regulatory change of control consent, there can be no guarantee that such consents will be granted within the initial offer period or at all.

Listing of RBS Ordinary Shares (See page 242)

The RBS ADS Facility (See page 204)

Application will be made to the FSA for the RBS ordinary shares issued in connection with the offers to be admitted to the Official List maintained by the FSA pursuant to the rules contained in Part VI of the U.K. Financial Services and Markets Act 2000 and to the LSE for the newly issued RBS ordinary shares to be admitted to trading on the LSE's main market for listed securities. It is expected that listing will become effective and dealings, for normal settlement, on the LSE will begin shortly following the date on which RFS Holdings announces that all conditions to the offers have been satisfied or, to the extent legally permitted, waived. The RBS ordinary shares issued pursuant to the offers will, when issued and fully paid, rank pari passu in all respects with the existing RBS ordinary shares, including the right to receive all dividends and other cash payments (if any) declared or paid by RBS by reference to a record date on or after the date of issue of the RBS ordinary shares issued pursuant to the offers.

In addition, prior to completion of the U.S. offer, we intend to list the RBS ordinary shares on Euronext Amsterdam.

Prior to completion of the U.S. offer, we also intend to establish an ADS facility in the United States and apply to list the RBS ADSs on the NYSE. Holders of ABN AMRO ADSs who receive RBS ordinary shares pursuant to the U.S. offer will be able to elect to deposit such RBS ordinary shares with The Bank of New York, as RBS ADS depositary, following completion of the U.S. offer. The RBS ADS depositary will then issue RBS ADSs to such holders based on the ratio of one RBS ADS for every one RBS ordinary share.

Following completion of the U.S. offer, holders of ABN AMRO ordinary shares may deposit the RBS ordinary shares they receive in the U.S. offer in the RBS ADS facility by contacting the RBS ADS depositary and furnishing such documentation and paying such fees and expenses as required under the RBS ADS deposit agreement.

However, upon any such deposit, the depositor will be required to pay the 1.5% U.K. stamp duty reserve tax on the value of the RBS ordinary shares so deposited, as well as any other taxes, governmental charges and fees payable in connection with such deposit, including the fees of the depositary for the execution and delivery of such RBS ADSs. The rights of holders of RBS ADSs will be governed by the terms of the RBS ADS deposit agreement among the RBS ADS depositary, RBS and the owners and holders of RBS ADSs.

Effects of the Offers and Post-Closing Restructuring (See page 147)

If RFS Holdings, acting alone or with one or more group companies, acquires 95% or more of the outstanding issued capital of ABN AMRO, it intends to acquire the remaining issued capital of ABN AMRO in accordance with the squeeze-out proceedings provided by the Dutch Civil Code. Furthermore, if RFS Holdings, acting alone or with one or more group companies, acquires 95% or more of the issued capital of and the voting rights attached to any class of shares of ABN AMRO after the act implementing the squeeze-out provisions of European Union Takeover Directive 2004/25/EC comes into effect, RFS Holdings intends to initiate squeeze-out proceedings with respect to shares of that class not tendered and not otherwise held by RFS Holdings, acting alone or with one or more group companies, or ABN AMRO. In case of a statutory squeeze-out, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer. Upon payment of the amount required into a prescribed bank account, the ABN AMRO ordinary shares held by the minority shareholders will be transferred to RFS Holdings by operation of Dutch law.

If RFS Holdings acquires less than 95% of ABN AMRO's outstanding issued share capital (or, after implementation of European Union Takeover Directive 2004/25/EC, less than 95% of the issued capital of and the voting rights attached to any class of shares of ABN AMRO), RFS Holdings will not be permitted to squeeze out minority shareholders in accordance with the statutory squeeze-out proceedings provided by the Dutch Civil Code. In such circumstances, however, RFS Holdings intends to acquire the remaining issued capital of ABN AMRO through one or more other available legal means, which may include engaging in one or more corporate restructuring transactions, such as a legal merger pursuant to article 2:309 of the Dutch Civil Code, liquidation, transfer of assets, conversion of ABN AMRO into a different corporate form, alteration of ABN AMRO's capital structure and/or purchases of ABN AMRO ordinary shares from minority ABN AMRO shareholders. For any such transaction, the form and amount of the consideration to be paid could be different from the consideration offered pursuant to the U.S. offer.

RFS Holdings has not yet determined which method or methods it would use to acquire the remaining issued share capital of ABN AMRO. However, in making such a determination, it will consider a number of factors, including the number of ABN AMRO ordinary shares or ABN AMRO ADSs tendered into the offers, the size and identity of the minority shareholders (including the means legally available in a particular jurisdiction to enable RFS Holdings to acquire all of the outstanding ABN AMRO ordinary shares and ABN AMRO ADSs in that jurisdiction), additional due diligence in respect of ABN AMRO and any applicable law including, without limitation, recent developments in Dutch law (i.e., implementation of European Union Takeover Directive 2004/25/EC and relevant case law) and discussions with the Dutch Central Bank. For further discussion of the methods available to RFS Holdings to acquire 100% of ABN AMRO after the expiration of the U.S. offer, including a discussion of the nature of the consideration to be paid and how it may be determined, factors affecting the time-frame applicable to such transaction and other relevant details, see "Effects of the Offers and Post-Closing Restructuring—Structural Steps to Implement a Post-Offer Restructuring of ABN AMRO".

RFS Holdings reserves the right to waive the 80% minimum acceptance condition following the expiration of the U.S. offer in accordance with the U.S. and Dutch tender offer rules and exemptive relief granted by the SEC. The effect of such a waiver will be that shareholders will not know at the time they make their decision to tender their shares the exact percentage of the ABN AMRO ordinary shares RFS Holdings will own after the expiration of the U.S. offer, although they will know that such percentage will be at least a majority of the ABN AMRO ordinary shares. However, the waiver of the minimum acceptance condition will not have an effect on which methods are legally available to RFS Holdings to allow it to acquire the remaining outstanding ABN AMRO ordinary shares.

RFS Holdings intends to change ABN AMRO's dividend policy if the offers are completed and to cause ABN AMRO to stop paying regular cash dividends after the completion of the offers for the foreseeable future, subject to any applicable legal requirements. The amount and form of any one-time distribution will be determined by RFS Holdings from time to time as appropriate.

In the event that RFS Holdings acquires control of ABN AMRO, RFS Holdings also intends to request that ABN AMRO seek the delisting of the ABN AMRO ordinary shares from Euronext Amsterdam and the ABN AMRO ADSs from the NYSE. Following delisting of the ABN AMRO ADSs from the NYSE, RFS Holdings intends to cause ABN AMRO to file with the SEC to request that ABN AMRO's reporting obligations under the Exchange Act be terminated. In addition, RFS Holdings intends to cause ABN AMRO to terminate the deposit agreement relating to the ABN AMRO ADSs.

Accounting Treatment (See page 131)

The acquisition of the ABN AMRO ordinary shares and ABN AMRO ADSs will be accounted for by RBS using the purchase method under both IFRS and U.S. GAAP.

Appraisal Rights (See page 133)

Neither holders of ABN AMRO ordinary shares nor holders of ABN AMRO ADSs are entitled under Dutch law or otherwise to appraisal rights with respect to the U.S. offer. However, if RFS Holdings acquires 95% or more of the outstanding issued capital of ABN AMRO or 95% or more of the issued capital and voting rights attached thereto of any class of shares of ABN AMRO after the act implementing the squeeze-out provisions of European Union Takeover Directive 2004/25/EC has come into force, it intends to acquire the remaining outstanding ABN AMRO ordinary shares in accordance with the squeeze-out proceedings prescribed by the Dutch Civil Code. In any such squeeze-out proceedings, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer.

Material U.S. Federal Income Tax, Dutch Tax, and U.K. Tax Consequences (See page 138)

The exchange of ABN AMRO ordinary shares or ABN AMRO ADSs representing ABN AMRO ordinary shares for a mixture of cash and RBS ordinary shares will be a taxable exchange for U.S. federal income tax purposes. U.S. holders of ABN AMRO ordinary shares and ABN AMRO ADSs whose ABN AMRO ordinary shares or ABN AMRO ADSs are exchanged in the U.S. offer will generally recognise gain or loss on the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs for cash and RBS ordinary shares equal to the difference between (x) the sum of the fair market value of the RBS ordinary shares received pursuant to the U.S. offer (including cash received in lieu of fractional entitlements of RBS ordinary shares) and the U.S. dollar value of any cash consideration received, and (y) the U.S. holder's adjusted tax basis in the ABN AMRO ordinary shares or ABN AMRO ADSs. See "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Material U.S. Federal Tax Considerations".

U.S. holders of ABN AMRO ordinary shares or ABN AMRO ADSs who are neither resident nor ordinarily resident in the U.K. for U.K. tax purposes will not generally be subject to U.K. taxation in respect of the disposal of their ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the U.S. offer assuming they do not carry on a trade, profession or vocation in the U.K. through a branch or agency or permanent establishment in connection with which their ABN AMRO ordinary shares or ABN AMRO ADSs are or have been used, held or acquired. See "Material U.S. Federal Income Tax, Dutch tax and U.K. Tax Consequences—Material U.K. Tax Considerations".

U.S. holders of ABN AMRO ordinary shares or ABN AMRO ADSs who realise capital gains pursuant to the U.S. offer will generally not be subject to Dutch taxation on such capital gains unless the capital gains are attributable to an enterprise or part thereof that is either effectively managed in the Netherlands or carried on through a permanent establishment or a permanent representative in the Netherlands. However, other exceptions may apply that may result in U.S. holders becoming subject to Dutch taxation on the capital gains concerned. See "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Material Dutch Tax Considerations".

Businesses to be Acquired (See page 83)

Upon successful completion of the offers, the ABN AMRO Businesses are to be acquired by RFS Holdings, and an orderly reorganisation is expected to result in the following ownership:

•
Fortis: Business Unit Netherlands (excluding former Dutch wholesale clients, Interbank and DMC Consumer Finance), Business Unit Private Clients globally (excluding Latin America) and Business Unit Asset Management globally

•
RBS: Continuing businesses of Business Unit North America following the sale of LaSalle, Business Unit Global Clients and wholesale clients in the Netherlands (including former Dutch wholesale clients) and Latin America (excluding Brazil), Business Unit Asia (excluding Saudi Hollandi) and Business Unit Europe (excluding Antonveneta)

•
Santander: Business Unit Latin America (excluding wholesale clients outside Brazil), Antonveneta, Interbank and DMC Consumer Finance

•
Shared Assets: Head Office and central functions, private equity portfolio, stakes in Capitalia and Saudi Hollandi, and Prime Bank

The split of businesses shown above is based on the Business Units as defined in ABN AMRO's Annual Report and Accounts for the year ended 31 December 2006.

Comparison of Shareholders' Rights (See page 212)

Former holders of ABN AMRO ordinary shares will have different rights once they become holders of RBS ordinary shares. The rights of RBS shareholders are governed by U.K. law and our articles of association, while the rights of ABN AMRO shareholders are governed by Book 2 of the Dutch Civil Code, ABN AMRO's articles of association, applicable listing rules, the Dutch Corporate Governance Code and certain other Dutch rules and legislation. The differences between the governing documents of RBS and ABN AMRO and U.K. and Dutch law are described in more detail under "Comparison of Shareholders' Rights". Holders of RBS ADSs will not be treated as holders of RBS ordinary shares and will not have the same rights as holders of RBS ordinary shares. The depositary for RBS ADSs will be the holder of the RBS ordinary shares underlying the RBS ADSs. Holders of RBS ADSs will have rights as holders of RBS ADSs, which will be set out in the RBS ADS deposit agreement, which will be governed by New York law. See "Description of RBS American Depositary Shares".

Interests of RFS Holdings, Fortis, RBS and Santander and their Directors and Executive Officers (See page 231)

The ownership of each of RFS Holdings, Fortis, RBS and Santander of ABN AMRO ordinary shares as at 26 September 2007, is set out in the section entitled "Interests of RFS Holdings, Fortis, RBS and Santander and their Directors and Executive Officers." The section also describes the shareholdings of each of our directors and officers in RBS ordinary shares as at 26 September 2007.

The U.S. Exchange Agent and the Dutch Exchange Agent (See page 249)

The Bank of New York has been appointed U.S. exchange agent in connection with the U.S. offer. Fortis Bank (Nederland) N.V. has been appointed Dutch exchange agent in connection with the offers.

Additional Information (See page 246)

If you have questions or want copies of additional documents, you may contact the global information agent:

D. F. King & Co., Inc.
48 Wall Street
New York, NY 10005
1-800-848-2998

SUMMARY SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF RBS

Presented below are RBS's summary selected historical condensed consolidated financial data as of and for the six months ended 30 June 2007 and 30 June 2006 and for each of the years in the five-year period ended 31 December 2006. These data are derived from, and should be read together with RBS's unaudited interim condensed consolidated financial statements included in its Form 6-K for the six months ended 30 June 2007 and its audited consolidated financial statements included in Annual Report on Form 20-F for the year ended 31 December 2006, which are incorporated by reference into this document.

The summary selected historical condensed consolidated financial data presented below as of and for the six months ended 30 June 2007 and 30 June 2006 and the years ended 31 December 2006, 2005 and 2004 were prepared in accordance with IFRS. The financial data presented below as of and for the years ended 31 December 2003 and 2002 were prepared in accordance with U.K. GAAP. In addition, certain financial data prepared in accordance with U.S. GAAP are presented for the six months ended 30 June 2007 and 30 June 2006 and each of the years in the five-year period ended 31 December 2006.

Unless otherwise noted, the prior period per share data set out below is as published and has not been restated to reflect the two for one bonus share issue in May 2007.

	Six months ended 30 June
	2007		2006
	(millions)
	($)(1)	(£)	(£)
Amounts in accordance with IFRS
Summary condensed consolidated income statement
Net interest income	10,800	5,383	5,194
Non-interest income	18,673	9,307	8,448

Total income	29,473	14,690	13,642
Operating expenses(2)(3)	12,833	6,396	6,040

Profit before other operating charges and impairment losses	16,640	8,294	7,602
Insurance net claims	4,845	2,415	2,204
Impairment losses	1,747	871	887

Operating profit before tax	10,048	5,008	4,511
Tax	2,552	1,272	1,387

Profit for the period	7,496	3,736	3,124

Profit attributable to:
Minority interests	151	75	55
Preference shareholders	213	106	91
Ordinary shareholders	7,132	3,555	2,978

	30 June 2007
	(millions)
	($)(1)	(£)
Summary condensed consolidated balance sheet
Loans and advances	1,194,218	595,234
Debt securities and equity shares	312,014	155,517
Derivatives and settlement balances	410,660	204,685
Other assets	112,011	55,830

Total assets	2,028,903	1,011,266

Shareholders' equity	83,350	41,544
Minority interests	9,859	4,914
Subordinated liabilities	54,329	27,079
Deposits	1,120,984	558,732
Derivatives, settlement balances and short positions	512,469	255,430
Other liabilities	247,912	123,567

Total liabilities and equity	2,028,903	1,011,266

	As of and for the six months ended 30 June
	2007	2006
	(millions, except per share data, percentages and ratios)
Other financial data
Earnings per ordinary share (pence)	37.6	93.1
Earnings per ordinary share—adjusted (pence)(4)	37.6	31.0
Diluted earnings per ordinary share (pence)	37.3	92.5
Diluted earnings per ordinary share—adjusted (pence)(4)	37.3	30.8
Dividends per ordinary share (pence)	22.1	53.1
Dividends per ordinary share—adjusted (pence)(4)	22.1	17.7
Share price per ordinary share at period end (£)	6.33	17.78
Share price per ordinary share at period end— adjusted (£)(4)	6.33	5.93
Market capitalisation at period end (£ billion)	59.9	56.8
Net asset value per ordinary share (£)	3.96	10.66
Net asset value per ordinary share—adjusted (£)(4)	3.96	3.55
Return on average total assets(5)	0.75%	0.74%
Return on average ordinary shareholders' equity(6)	19.2%	18.1%
Average shareholders' equity as a percentage of average total assets	4.3%	4.4%
Tier 1 capital ratio	7.4%	7.6%
Total capital ratio	12.5%	11.9%
Ratio of earnings to combined fixed charges and preference share dividends(7)
—including interest on deposits	1.59	1.64
—excluding interest on deposits	6.29	6.34
Ratio of earnings to fixed charges only(7)
—including interest on deposits	1.61	1.66
—excluding interest on deposits	7.11	7.13

Notes:

(1)
The U.S. dollar financial information has been translated from sterling at a rate of £1.00 to U.S.$2.0063, being the Noon Buying Rate on 29 June 2007 (the last business day in the six months ended 30 June 2007).

(2)
Includes integration expenditure of £55 million for the six months ended 30 June 2007 (2006: £43 million).

(3)
Includes purchased intangibles amortisation of £43 million for the six months ended 30 June 2007 (2006: £49 million).

(4)
Data for the six months ended 30 June 2006 have been adjusted to reflect the two for one bonus share issue in May 2007. Data for the six months ended 30 June 2007 have been repeated for ease of comparison.

(5)
Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

(6)
Return on average ordinary shareholders' equity represents profit attributable to ordinary shareholders expressed as a percentage of average ordinary shareholders' equity.

(7)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one third of total rental expenses).

	As of and for the year ended 31 December
	2006		2005	2004
	(millions)
	($)(1)	(£)	(£)	(£)
Amounts in accordance with IFRS
Summary condensed consolidated income statement
Net interest income	21,259	10,596	9,918	9,071
Non-interest income(2)	34,921	17,406	15,984	14,320
Total income	56,180	28,002	25,902	23,391
Operating expenses(3)(4)(5)	25,038	12,480	11,946	10,362
Profit before other operating charges and impairment losses	31,142	15,522	13,956	13,029
Insurance net claims	8,944	4,458	4,313	4,260
Impairment losses	3,768	1,878	1,707	1,485
Operating profit before tax	18,430	9,186	7,936	7,284
Tax	5,395	2,689	2,378	1,995
Profit for the year	13,035	6,497	5,558	5,289
Profit attributable to:
Minority interests	209	104	57	177
Preference shareholders	383	191	109	256
Ordinary shareholders	12,443	6,202	5,392	4,856
Summary condensed consolidated balance sheet
Loans and advances	1,102,460	549,499	487,813	408,324
Debt securities and equity shares	282,397	140,755	130,266	98,631
Derivatives and settlement balances	248,994	124,106	101,668	23,482
Other assets	114,503	57,072	57,080	57,685
Total assets	1,748,354	871,432	776,827	588,122
Shareholders' equity	80,707	40,227	35,435	33,905
Minority interests	10,559	5,263	2,109	3,492
Subordinated liabilities	55,482	27,654	28,274	20,366
Deposits	1,035,983	516,365	453,274	383,198
Derivatives, settlement balances and short positions	336,232	167,588	140,426	51,866
Other liabilities	229,391	114,335	117,309	95,295
Total liabilities and equity	1,748,354	871,432	776,827	588,122

	As of and for the year ended 31 December
	2006	2005	2004
	(millions, except per share data, percentages and ratios)
	(£)	(£)	(£)
Other financial data
Earnings per ordinary share (pence)	194.7	169.4	157.4
Earnings per ordinary share—adjusted (pence)(6)	64.9	56.5	52.5
Diluted earnings per ordinary share (pence)(7)	193.2	168.3	155.9
Diluted earnings per ordinary share—adjusted (pence)(6)(7)	64.4	56.1	52.0
Dividends per ordinary share (pence)	77.3	60.6	52.5
Dividends per ordinary share—adjusted (pence)(6)	25.8	20.2	17.5
Dividend payout ratio(8)	46%	43%	38%
Share price per ordinary share at year end (£)	19.93	17.55	17.52
Share price per ordinary share at year end— adjusted (£)(6)	6.64	5.85	5.84
Market capitalisation at year end (£ billion)	62.8	56.1	55.6
Net asset value per ordinary share (£)	11.59	10.14	9.26
Net asset value per ordinary share—adjusted (£)(6)	3.86	3.38	3.09
Return on average total assets(9)	0.74%	0.73%	0.94%
Return on average ordinary shareholders' equity(10)	18.5%	17.5%	18.3%
Average shareholders' equity as a percentage of average total assets	4.4%	4.5%	5.9%
Tier 1 capital ratio	7.5%	7.6%	7.0%
Total capital ratio	11.7%	11.7%	11.7%
Ratio of earnings to combined fixed charges and preference share dividends(11)
—including interest on deposits	1.62	1.67	1.88
—excluding interest on deposits	6.12	6.05	7.43
Ratio of earnings to fixed charges only(11)
—including interest on deposits	1.64	1.69	1.94
—excluding interest on deposits	6.87	6.50	9.70

Notes:

(1)
The U.S. dollar financial information has been provided for convenience and has been translated from sterling at a rate of £1.00 to U.S.$2.0063, being the Noon Buying Rate on 29 June 2007. Amounts in this column are unaudited.

(2)
Includes gain on sale of strategic investments of £333 million in 2005.

(3)
Includes loss on sale of subsidiaries of £93 million in 2005.

(4)
Includes integration expenditure of £134 million for the year ended 31 December 2006 (2005: £458 million; 2004: £520 million).

(5)
Includes purchased intangibles amortisation of £94 million for the year ended 31 December 2006 (2005: £97 million; 2004: £45 million).

(6)
Adjusted to reflect the two for one bonus share issue in May 2007.

(7)
All the convertible preference shares have a dilutive effect in 2006 and 2005 and as such have been included in the computation of diluted earnings per share. In 2004 their effect was anti-dilutive.

(8)
Dividend payout ratio represents the interim dividend paid and current year's final dividend proposed as a percentage of profit attributable to ordinary shareholders.

(9)
Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

(10)
Return on average ordinary shareholders' equity represents profit attributable to ordinary shareholders expressed as a percentage of average ordinary shareholders' equity.

(11)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one third of total rental expenses).

	As of and for the year ended 31 December
	2003	2002
	(millions, except per share data, percentages and ratios)
	(£)	(£)
Amounts in accordance with U.K. GAAP
Summary condensed consolidated profit and loss account
Net interest income	8,301	7,849
Non-interest income	10,980	9,167
Total income	19,281	17,016
Operating expenses excluding goodwill amortisation(1)	8,753	8,738
Goodwill amortisation	763	731
General insurance claims (net)	2,195	1,350
Profit before provisions	7,570	6,197
Provisions for bad and doubtful debts	1,461	1,286
Amounts written off fixed asset investments	33	59
Profit on ordinary activities before tax	6,076	4,852
Tax on profit on ordinary activities	1,888	1,582
Profit on ordinary activities after tax	4,188	3,270
Minority interests (including non-equity)	210	133
Preference dividends—non-equity	261	305
Additional Value Shares dividend—non-equity	1,463	798
Profit attributable to ordinary shareholders	2,254	2,034
Summary condensed consolidated balance sheet
Loans and advances to banks (net of provisions)	51,891	44,296
Loans and advances to customers (net of provisions)	252,531	223,324
Debt securities and equity shares	82,249	68,928
Intangible fixed assets	13,131	12,697
Other assets	54,626	61,793
Total assets	454,428	411,038
Called up share capital	769	754
Share premium account	8,175	7,608
Other reserves	11,307	11,922
Profit and loss account	5,847	4,787
Shareholders' funds	26,098	25,071
Minority interests	2,713	1,839
Subordinated liabilities	16,998	13,965
Deposits by banks	67,323	54,720
Customer accounts	236,963	219,161
Debt securities in issue	41,016	33,938
Other liabilities	63,317	62,344
Total liabilities	454,428	411,038

	As of and for the year ended 31 December
	2003	2002
	(£)	(£)
Other financial data
Earnings per ordinary share (pence)	76.9	70.6
Earnings per ordinary share—adjusted (pence)(6)	25.6	23.5
Diluted earnings per ordinary share (pence)(2)	76.3	69.6
Diluted earnings per ordinary share—adjusted (pence)(2)(6)	25.4	23.2
Dividends per ordinary share (pence)	50.3	43.7
Dividends per ordinary share—adjusted (pence)(6)	16.8	14.6
Dividend payout ratio	66.1%	62.3%
Share price per ordinary share at period end (£)	16.46	14.88
Share price per ordinary share at period end—adjusted (£)(6)	5.49	4.96
Market capitalisation at period end (£ billion)	48.8	43.2
Net asset value per ordinary share (£)	7.82	7.43
Net asset value per ordinary share—adjusted (£)(6)	2.61	2.48
Return on average total assets(3)	0.51%	0.52%
Return on average equity shareholders' funds(4)	9.8%	8.8%
Average shareholders' equity as a percentage of average total assets	5.9%	6.8%
Tier 1—capital ratio	7.4%	7.3%
Total—capital ratio	11.8%	11.7%
Ratio of earnings to combined fixed charges and preference share dividends(5)
—including interest on deposits	1.95	1.74
—excluding interest on deposits	7.08	5.20
Ratio of earnings to fixed charges only(5)
—including interest on deposits	2.04	1.83
—excluding interest on deposits	9.73	7.24

Notes:

(1)
Includes integration expenditure of £229 million for the year ended 31 December 2003 (2002: £957 million).

(2)
Convertible preference shares have not been included in the computation of diluted earnings per share as their effect was anti-dilutive.

(3)
Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

(4)
Return on average equity shareholders' funds represents profit attributable to ordinary shareholders expressed as a percentage of average equity shareholders' funds.

(5)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one third of total rental expenses).

(6)
Adjusted to reflect the two for one bonus share issue in May 2007.

	As of and for the six months ended 30 June
	2007		2006
	(millions, except per share data, percentages and ratios)
	($)(1)	(£)	(£)
Amounts in accordance with U.S. GAAP
Net income available for ordinary shareholders	5,726	2,854	2,527
Shareholders' equity	82,443	41,092	39,561
Total assets	1,699,446	847,055	738,180

Other financial data
Earnings per ordinary share (pence)		30.2	79.0
Earnings per ordinary share—adjusted (pence)(2)		30.2	26.3
Diluted earnings per ordinary share (pence)		30.0	78.6
Diluted earnings per ordinary share—adjusted (pence)(2)		30.0	26.2
Dividends per ordinary share (pence)		22.1	53.1
Dividends per ordinary share—adjusted (pence)(2)		22.1	17.7
Return on average total assets(3)		0.71%	0.72%
Return on average ordinary shareholders' equity(4)		16.2%	13.8%
Average shareholders' equity as a percentage of average total assets		5.0%	5.6%
Ratio of earnings to combined fixed charges and preference share dividends(5)
—including interest on deposits		1.49	1.54
—excluding interest on deposits		5.40	5.51
Ratio of earnings to combined fixed charges only(5)
—including interest on deposits		1.52	1.58
—excluding interest on deposits		6.52	6.93

Notes:

(1)
The U.S. dollar financial information has been translated from sterling at a rate of £1.00 to U.S.$2.0063, being the Noon Buying Rate on 29 June 2007 (the last business day in the six months ended 30 June 2007).

(2)
Data for the six months ended 30 June 2006 have been adjusted to reflect the two for one bonus issue in May 2007. Data for the six months ended 30 June 2007 have been repeated for ease of comparison.

(3)
Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

(4)
Return on average ordinary shareholders' equity represents profit attributable to ordinary shareholders expressed as a percentage of average ordinary shareholders' equity.

(5)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one third of total rental expenses).

	As of and for the year ended 31 December
	2006		2005	2004	2003	2002
	(millions, except per share data, percentages and ratios)
	($)(1)	(£)	(£)	(£)	(£)	(£)
Amounts in accordance with U.S. GAAP
Net income available for ordinary shareholders	10,914	5,440	4,475	3,909	2,564	3,108
Shareholders' equity	80,406	40,077	40,229	36,191	31,665	28,177
Total assets	1,546,486	770,815	700,386	631,100	488,046	430,573
Other financial data
Earnings per ordinary share (pence)		170.8	140.6	126.7	87.5	107.9
Earnings per ordinary share—adjusted (pence)(2)		56.9	46.9	42.2	29.2	36.0
Diluted earnings per ordinary share (pence)(3)		169.7	140.0	125.9	86.8	106.3
Diluted earnings per ordinary share—adjusted (pence)(2)(3)		56.6	46.7	42.0	28.9	35.4
Dividends per ordinary share (pence)		77.3	60.6	52.5	45.6	39.7
Dividends per ordinary share—adjusted (pence)(2)		25.8	20.2	17.5	15.2	13.2
Dividend payout ratio(4)		45.4%	43.1%	40.6%	51.9%	36.7%
Return on average total assets(5)		0.73%	0.64%	0.70%	0.55%	0.75%
Return on average ordinary shareholders' equity(6)		16.0%	13.4%	13.2%	9.5%	12.1%
Average shareholders' equity as a percentage of average total assets		5.3%	5.4%	6.3%	6.5%	7.3%
Ratio of earnings to combined fixed charges and preference share dividends(7)
—including interest on deposits		1.53	1.55	1.73	1.98	1.97
—excluding interest on deposits		5.39	5.17	6.34	7.24	6.49
Ratio of earnings to combined fixed charges only(7)
—including interest on deposits		1.57	1.60	1.79	2.07	2.07
—excluding interest on deposits		6.55	6.56	8.28	9.96	9.03

Notes:

(1)
The dollar information included above has been translated from sterling at a rate of U.S.$2.0063, the Noon Buying Rate on 29 June 2007.

(2)
Adjusted to reflect the two for one bonus share issue in May 2007.

(3)
All convertible preference shares have a dilutive effect in 2006 and 2005 and as such have been included in the computation of diluted earnings per share. In prior years their effect was anti-dilutive.

(4)
Dividend pay out ratio represents the interim dividend paid and current year's final dividend proposed as a percentage of net income available for ordinary shareholders.

(5)
Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

(6)
Return on average ordinary shareholders' equity represents profit attributable to ordinary shareholders expressed as a percentage of average ordinary shareholders' equity.

(7)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one-third of total rental expenses).

SELECTED HISTORICAL CONDENSED CONSOLIDATED
FINANCIAL DATA OF ABN AMRO

Presented below are selected historical condensed consolidated financial data of ABN AMRO as of and for the six months ended 30 June 2007 and 30 June 2006 and for each of the years in the five-year period ended 31 December 2006. These data are derived from, and should be read together with ABN AMRO's unaudited consolidated financial statements included in its Form 6-Ks for the six months ended 30 June 2007, filed with the SEC on 30 July 2007 and on 31 August 2007 (the "ABN AMRO 2007 interim Form 6-K"), its Form 6-K for the six months ended 30 June 2006, filed with the SEC on 29 September 2006, and its audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended 31 December 2006, filed with the SEC on 2 April 2007, as amended on Form 20-F/A and filed with the SEC on 3 August 2007 ("ABN AMRO 2006 Annual Report on Form 20-F"), which are incorporated by reference into this document, and its Annual Report on Form 20-F for the year ended 31 December 2004, which is not incorporated by reference into this document.

The financial data for the six months ended 30 June 2007 and 30 June 2006 and the years ended 31 December 2006, 2005 and 2004 were prepared in accordance with IFRS. The financial data for the years ended 31 December 2003 and 2002 were prepared in accordance with Dutch GAAP. In addition, certain financial data prepared in accordance with U.S. GAAP are presented for the six months ended 30 June 2007 and 30 June 2006 and also for each of the years in the five-year period ended 31 December 2006.

	As of and for the six months ended 30 June
	2007	2006
	(millions, except per share data, percentages and ratios)
	(€)	(€)
Amounts in accordance with IFRS
Selected consolidated income statement data
Net interest income	4,594	4,311
Net fee and commission income	2,872	2,602
Net trading income	1,940	1,477
Results from financial transactions	667	321
Share of result in equity accounted investments	139	124
Other operating income	294	488
Income of consolidated private equity holdings	2,783	2,634
Operating income	13,289	11,957
Operating expenses	10,305	9,210
Loan impairment and other credit risk provisions	886	720
Total expenses	11,191	9,930
Operating profit before tax	2,098	2,027
Income tax expense	432	348
Profit from continuing operations	1,666	1,679
Profit from discontinued operations net of tax	554	573
Profit for the period	2,220	2,252
Attributable to shareholders of the parent company	2,165	2,219
Other financial data
Average number of ordinary shares outstanding (millions)	1,854.8	1,877.6
Net profit per ordinary share	1.17	1.18
Fully diluted earnings per ordinary share	1.16	1.18
Dividends per ordinary share	0.60	0.60
Return on average ordinary shareholders' equity	17.8%	19.7%
Tier 1 Capital ratio	8.17%	8.16%
Total Capital ratio	10.52%	10.76%
Ratio of earnings to combined fixed charges(1)
—including interest on deposits	2.04	1.93 (2)
—excluding interest on deposits	1.22	1.24 (2)

Notes:

(1)
Deposits include Banks and Total Customer accounts. See the Consolidated Financial Statements included in ABN AMRO's Form 20-F for 2006.

(2)
The 2006 ratios have been adjusted for the presentation of LaSalle discontinued operations and the presentation of interest income and expense related to the trading activities in the trading result.

30 June 2007
(€)
(millions)
Selected consolidated balance sheet data
Assets
Financial assets held for trading	248,925
Financial investments	101,701
Loans and receivables—banks	183,338
Loans and receivables—customers	441,904
Total Assets	1,120,059
Liabilities
Financial liabilities held for trading	159,709
Due to banks	254,299
Due to customers	354,260
Issued debt securities	191,160
Capitalisation
Equity attributable to shareholders of the parent company	24,681
Equity attributable to minority interests	2,149
Subordinated liabilities	14,707
Group capital	41,537

	As of and for the year ended 31 December
	2006		2005	2004
	(millions)
	($)(1)	(€)	(€)	(€)
Amounts in accordance with IFRS
Selected consolidated income statement data
Net interest income	13,371	10,575	8,785	8,525
Net fee and commission income	7,665	6,062	4,691	4,485
Net trading income	3,767	2,979	2,621	1,309
Results from financial transactions	1,374	1,087	1,281	905
Share of result in equity accounted investments	307	243	263	206
Other operating income	1,747	1,382	1,056	745
Income of consolidated private equity holdings	6,718	5,313	3,637	2,616
Operating income	34,948	27,641	22,334	18,791
Operating expenses	26,189	20,713	16,301	15,180
Loan impairment and other credit risk provisions	2,345	1,855	635	607
Total expenses	28,534	22,568	16,936	15,787
Operating profit before tax	6,414	5,073	5,398	3,004
Income tax expense	1,140	902	1,142	715
Profit from continuing operations	5,274	4,171	4,256	2,289
Profit from discontinued operations net of tax	770	609	187	1,651
Profit for the year	6,044	4,780	4,443	3,940
Attributable to shareholders of the parent company	5,961	4,715	4,382	3,865
Dividends on ordinary shares	2,722	2,153	2,050	1,665
Selected consolidated balance sheet data
Assets
Financial assets held for trading	271,283	205,736	202,055	167,035
Financial investments	165,327	125,381	123,774	102,948
Loans and receivables—banks	177,772	134,819	108,635	83,858
Loans and receivables—customers	584,476	443,255	380,248	320,022
Total assets	1,301,543	987,064	880,804	727,454
Liabilities
Financial liabilities held for trading	191,677	145,364	148,588	129,506
Due to banks	247,882	187,989	167,821	133,529
Due to customers	477,838	362,383	317,083	281,379
Issued debt securities	266,418	202,046	170,619	121,232
Capitalisation
Equity attributable to shareholders of the parent company	31,115	23,597	22,221	14,815
Equity attributable to minority interests	3,030	2,298	1,931	1,737
Subordinated liabilities	25,334	19,213	19,072	16,687
Group capital	59,479	45,108	43,224	33,239

	As of and for the year ended 31 December
	2006	2005	2004
	(€)	(€)	(€)
Other financial data
Average number of ordinary shares outstanding (millions)	1,882.5	1,804.1	1,657.6
Net profit per ordinary share	2.50	2.43	2.33
Fully-diluted net profit per ordinary share	2.49	2.42	2.33
Dividends per ordinary share	1.15	1.10	1.00
Dividend payout ratio(2)	46.0%	45.3%	42.9%
Return on average total assets(3)	0.50%	0.55%	0.57%
Return on average ordinary shareholders' equity(4)	20.7%	23.5%	29.7%
Average ordinary shareholders' equity as a percentage of average total assets	2.38%	2.24%	1.84%
Tier 1 capital ratio(5)	8.45%	10.62%	8.46%
Total capital ratio(5)	11.14%	13.14%	11.06%
Ratio of earnings to combined fixed charges
—including interest on deposits(6)	1.19	1.25	1.22
—excluding interest on deposits(6)	1.54	1.78	1.76

Notes:

(1)
According to ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006, the U.S. dollar income statement financial information has been translated at an exchange rate of U.S.$1.00 to €0.7909, being the rate equal to the average of the month-end rates for 2006. According to ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006, the U.S. dollar balance sheet financial information has been translated at an exchange rate of U.S.$1.00 to €0.75838, being the year-end rate for 2006. Amounts in this column are unaudited.

(2)
Dividend per ordinary share as a percentage of net profit per ordinary share.

(3)
Profit for the year as a percentage of average total assets.

(4)
Net profit attributable to ordinary shares as a percentage of average ordinary shareholders' equity excluding the reserves with respect to cash flow hedges and available for sale securities.

(5)
Tier 1 capital and total capital as a percentage of risk-weighted assets under Bank for International Settlements guidelines.

(6)
Deposits include bank and total customer accounts.

	As of and for the year ended 31 December
	2003	2002
	(millions)
	(€)	(€)
Amounts in accordance with Dutch GAAP
Selected consolidated income statement data
Net interest revenue	9,723	9,845
Net commissions	4,464	4,639
Results from financial transactions	1,993	1,477
Other revenue	2,613	2,319
Total revenue	18,793	18,280
Operating expenses	12,585	13,148
Provision for loan losses	1,274	1,695
Operating profit before taxes	4,918	3,388
Net profit	3,161	2,207
Net profit attributable to ordinary shares	3,116	2,161
Dividends on ordinary shares	1,589	1,462
Selected balance sheet data
Assets
Banks	58,800	41,924
Loans	296,843	310,903
Interest-bearing securities	132,041	141,494
Total assets	560,437	556,018
Liabilities
Banks	110,887	95,884
Total customer accounts	289,866	289,461
Debt securities	71,688	71,209
Capitalisation
Fund for general banking risks	1,143	1,255
Shareholders' equity(1)	13,047	11,081
Minority interests	3,713	3,810
Subordinated debt	13,900	14,278
Group capital(1)	31,803	30,424

	As of and for the year ended 31 December
	2003	2002
	(millions, except per share data, percentages and ratios)
	(€)	(€)
Other financial data
Average number of ordinary shares outstanding (millions)	1,610.2	1,559.3
Net profit per ordinary share	1.94	1.39
Fully-diluted net profit per ordinary share	1.93	1.38
Dividend per ordinary share	0.95	0.90
Dividend payout ratio(2)	49.0%	64.7%
Return on average total assets(3)	0.53%	0.36%
Return on average ordinary shareholders' equity(4)	27.7%	20.1%
Average ordinary shareholders' equity as a percentage of average total assets	1.88%	1.74%
Tier 1 capital ratio(5)	8.15%	7.48%
Total capital ratio(5)	11.73%	11.54%
Ratio of earnings to combined fixed charges
—including interest on deposits(6)	1.36	1.19
—excluding interest on deposits(6)	2.65	1.82

Notes:

(1)
Pursuant to a directive of the Dutch "Raad voor de Jaarverslaggeving" (Council for Annual Reporting), from 1 January 2003, ABN AMRO calculated shareholders' equity before profit appropriation instead of after profit appropriation, which is how ABN AMRO used to present its financials. The consequence of this new directive is that the profit during the year will be added to shareholders' equity for the full amount until shareholders have approved the proposed profit appropriation. To be able to compare on a like for like basis, ABN AMRO has represented shareholders' equity, group capital and shareholders' equity per ABN AMRO ordinary share and per ABN AMRO ADS as at 31 December 2002 before profit appropriation.

(2)
Dividend per ordinary share as a percentage of net profit per ordinary share.

(3)
Net profit as a percentage of average total assets.

(4)
Net profit attributable to ordinary shares as a percentage of average ordinary shareholders' equity.

(5)
Tier 1 capital and total capital as a percentage of risk-weighted assets under Bank for International Settlements guidelines.

(6)
Deposits include bank and total customer accounts.

	As of and for the six months ended 30 June
	2007	2006
	(millions, except per share data, percentages and ratios)
	(€)	(€)
Amounts in accordance with U.S. GAAP
Income statement data
Net profit—total	2,159	2,191
—from continuing operations	1,767	1,776
—from discontinued operations	392	415
Balance sheet data
Shareholders' equity	28,750	28,208
Other financial data
Shareholders' equity per ordinary share	15.08	14.91
Basic earnings per ordinary share—total	1.16	1.18
—from continuing operations	0.95	0.96
—from discontinued operations	0.21	0.22
Diluted earnings per ordinary share—total	1.15	1.18
—from continuing operations	0.94	0.96
—from discontinued operations	0.21	0.22

	As of and for the year ended 31 December
	2006		2005	2004	2003	2002
	(millions, except per share data, percentages and ratios)
	($)(1)	(€)	(€)	(€)	(€)	(€)
Amounts in accordance with U.S. GAAP
Income statement data
Net interest income	11,430	9,040	8,565	8,886	8,052	7,879
Non-interest income	15,224	12,041	8,247	5,995	9,472	10,057
Total revenue	26,654	21,081	16,812	14,881	17,524	17,936
Loan impairment and other credit risk provisions	2,419	1,913	536	(191)	1,274	1,695
Operating profit before tax	6,345	5,018	3,246	2,447	4,967	3,711
Net profit	5,640	4,461	2,870	2,824	3,119	2,110
Balance sheet data
Shareholders' equity	37,026	28,080	28,494	21,537	20,143	19,013
Minority interests	3,030	2,298	1,931	1,737	3,713	3,810
Total assets	1,289,731	978,106	876,366	725,172	565,039	562,478
Other financial data
Basic earnings per ordinary share		2.35	1.57	1.68	1.91	1.32
Diluted earnings per ordinary share		2.34	1.56	1.67	1.90	1.32
Basic earnings per American Depositary Share ($)(2)		2.97	1.94	2.09	2.17	1.25
Shareholders' equity per ordinary share		14.73	14.76	12.44	11.80	11.47
Shareholders' equity per American Depositary Share ($)(3)		19.43	17.47	16.97	14.87	12.03

Notes:

(1)
According to ABN AMRO's Annual Report on Form 20-F for the financial year ended 31 December 2006, the U.S. dollar income statement financial information has been translated at an exchange rate of U.S. $1.00 to €0.7909, being the rate equal to the average of the month-end rates for 2006. According to ABN AMRO's Annual Report on Form 20-F for the financial year ended 31 December 2006, the U.S. dollar balance sheet financial information has been translated at an exchange rate of U.S. $1.00 to €0.75838, being the year-end rate. Amounts in this column are unaudited.

(2)
According to ABN AMRO's Annual Report on Form 20-F for the financial year ended 31 December 2006, this item has been translated into U.S. dollars at the rate equal to the average of the month-end rates for the applicable year.

(3)
According to ABN AMRO's Annual Report on Form 20-F for the financial year ended 31 December 2006, this item has been translated into U.S. dollars at the applicable year-end rate.

UNAUDITED PRO FORMA SUMMARY FINANCIAL INFORMATION

The following unaudited pro forma summary financial information is being provided to give you a better understanding of what the results of operations and financial position of RBS might have looked like had the offers by RFS Holdings for ABN AMRO ordinary shares and ADSs occurred, in respect of the unaudited pro forma condensed combined balance sheet (the "pro forma balance sheet") on 30 June 2007 and, in respect of the unaudited pro forma condensed combined income statements (the "pro forma income statements") on 1 January 2006. The unaudited pro forma condensed combined financial information (the "pro forma financial information") is preliminary and is being furnished solely for illustrative purposes and is not necessarily indicative of the combined results of operations or financial position of RBS and the ABN AMRO Businesses that might have been achieved had the acquisition occurred on the dates indicated, nor is it necessarily indicative of the results of operations or financial position that may, or may be expected to, be achieved in the future. No account has been taken within the pro forma financial information of any synergy or efficiency benefits that may, or may be expected to, occur as a result of the proposed acquisition.

The pro forma financial information is based upon the published unaudited interim results of RBS and ABN AMRO for the six months ended 30 June 2007 and the published audited financial statements of RBS and ABN AMRO for the year ended 31 December 2006, prepared in accordance with IFRS, after giving effect to (i) the proposed sale of LaSalle by ABN AMRO to Bank of America, as disclosed in ABN AMRO's Form 6-K filed with the SEC on 23 April 2007, incorporated herein by reference, and in accordance with the Bank of America Agreement, and (ii) the offers. The pro forma balance sheet and pro forma income statements have been prepared using the purchase method of accounting, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial information. The pro forma income statements also reflect the reorganisation of the businesses to be transferred to Fortis and Santander and the probable sale of the non-strategic businesses to third parties. Due to the limited information publicly available regarding the allocation of assets and liabilities to each of ABN AMRO's business segments that will be included in the reorganisation, a pro forma balance sheet cannot be prepared on a basis consistent with the pro forma income statements.

The RBS Current Report on Form 6-K for the six months ended 30 June 2007 filed with the SEC on 15 August 2007, the RBS Annual Report on Form 20-F for the year ended 31 December 2006, the ABN AMRO interim results for the six months ended 30 June 2007, filed with the SEC on Form 6-K on 30 July 2007, the ABN AMRO Form 6-K filed with the SEC on 31 August 2007 and the ABN AMRO Annual Report on Form 20-F for the year ended 31 December 2006 are each incorporated by reference into this document and the information below should be read together with the financial statements of RBS and ABN AMRO contained therein.

See "Unaudited Pro Forma Condensed Combined Financial Information" on pages 175 to 194 for an explanation of the basis of preparation of these data, including the assumptions underlying them and the limitations thereof.

IFRS basis

	For the six months ended 30 June 2007		For the year ended 31 December 2006
	(millions, except per share data)		(millions, except per share data)
	($)(1)	(£)	($)(1)	(£)
Unaudited Pro Forma Condensed Combined Income Statement
Net interest income	11,298	5,631	22,404	11,167
Non-interest income	22,027	10,979	40,893	20,382
Total income	33,325	16,610	63,297	31,549
Profit from continuing operations, net of tax	7,801	3,888	13,104	6,531
Other financial data
Basic earnings per ordinary share—continuing operations(2)	0.716	0.357	1.186	0.591
Diluted earnings per ordinary share—continuing operations(2)	0.710	0.354	1.178	0.587
Weighted average ordinary shares(2)	9,998	9,998	10,110	10,110
Weighted average diluted ordinary shares(2)	10,160	10,160	10,284	10,284

The pro forma income statement information reflects businesses to be acquired by RBS including Business Unit North America (excluding LaSalle), Business Unit Global Clients, Business Unit Asia (excluding Saudi Hollandi and Prime Bank), Business Unit Europe (excluding Antonveneta) and wholesale clients businesses in the Netherlands and Latin America (excluding Brazil). The results attributable to Saudi Hollandi and Prime Bank, non-strategic businesses to be disposed of, cannot be separately identified from the information disclosed in ABN AMRO's 2007 interim Form 6-K or 2006 Annual Report on Form 20-F and hence are included in the above results. The results of wholesale clients businesses in the Netherlands and Latin America (excluding Brazil) cannot be separately identified from the information disclosed in ABN AMRO's 2007 interim Form 6-K or its 2006 Annual Report on Form 20-F and have been in included in the results of businesses transferred to Fortis and Santander. Hence these businesses are not included in the above results. In addition, ABN AMRO changed the segmental analysis of its business units in its 2007 interim Form 6-K. Business Unit Global Clients is now reported within the other Business Units; the International Diamonds & Jewellery Group is included in Group Functions (previously Business Unit Private Clients) and Business Unit Asset Management includes Asset Management France (previously in Business Unit Private Clients). The results of the Global Clients businesses in the Netherlands and Latin America (excluding Brazil), therefore, can no longer be identified in the results for the first half of 2007. The results of these businesses for the six months ended 30 June 2007 are therefore not included in the results for the first half of 2007 above. These presentations are solely for the purposes of the pro forma income statements. Business Unit nomenclature above is consistent with that used by ABN AMRO in its 2006 Annual Report on Form 20-F.

	As of 30 June 2007
	(millions)
	($)	(£)
Unaudited Pro Forma Condensed Combined Balance Sheet
Total assets	3,497,810	1,743,413
Total liabilities	3,328,577	1,659,062
Minority interests	72,953	36,362
Shareholders' equity	96,280	47,989

U.S. GAAP basis

	As of and for the six months ended 30 June 2007		As of and for the year ended 31 December 2006
	(millions, except per share data)		(millions, except per share data)
	($)(1)	(£)	($)(1)	(£)
Unaudited Pro Forma Combined U.S. GAAP Information
Net income available to ordinary shareholders	6,127	3,054	13,025	6,492
Shareholders' equity	95,373	47,537	93,313	46,510
Basic earnings per ordinary share(2)	0.613	0.305	1.288	0.642
Diluted earnings per ordinary share(2)	0.609	0.304	1.278	0.637

No adjustments have been made in the unaudited pro forma combined IFRS—U.S. GAAP net income or shareholders' equity reconciliations to reflect ABN AMRO's discontinued operations (except in relation to LaSalle—see below), the businesses to be transferred to Fortis or Santander or the non-strategic businesses to be disposed, as ABN AMRO did not publish sufficiently detailed data in its Form 6-K filed with the SEC on 31 August 2007 or its 2006 Annual Report on Form 20-F to enable IFRS—U.S. GAAP differences relating to these businesses to be identified. Therefore, the pro forma combined U.S. GAAP information above has not been prepared on a continuing operations basis.

ABN AMRO published IFRS—US GAAP adjustments for the year ended 31 December 2006 relating to LaSalle in its Form 6-K filed on 25 April 2007. Similar information for the six months ended 30 June 2007, however, has not been published by ABN AMRO. Therefore, in the pro forma IFRS—US GAAP reconciliations as of and for the six months ended 30 June 2007 certain IFRS—US GAAP adjustments (see page 190 for more details) have been assumed to relate entirely to LaSalle based on information in ABN AMRO's Form 6-K filed on 25 April 2007. It is not possible to make similar assumptions for other adjustments. Consequently, pro forma combined US GAAP information as of and for the six months ended 30 June 2007 may differ from the amounts presented here.

Notes:

(1)
The U.S. dollar financial information as of and for the six months ended 30 June 2007 and year ended 31 December 2006 has been translated from sterling at a rate of £1.00 to U.S.$2.0063, being the Noon Buying Rate on 29 June 2007 (the last business day in the six months ended 30 June 2007).

(2)
Earnings per share and weighted average number of RBS ordinary shares for the year ended 31 December 2006 have been adjusted for the two-for-one bonus issue of ordinary shares effected by RBS on 8 May 2007.

SUMMARY COMPARATIVE PER SHARE MARKET INFORMATION

RBS ordinary shares are listed on the LSE under the symbol "RBS". ABN AMRO ordinary shares are listed on Euronext Amsterdam under the symbol "AABA" and ABN AMRO ADSs are listed on the NYSE under the symbol "ABN". The following table presents the closing market prices per security for RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs in pounds sterling, euros, or U.S. dollars, as the case may be:

•
as reported on the LSE for RBS ordinary shares;

•
as reported on Euronext Amsterdam for ABN AMRO ordinary shares; and

•
as reported on the NYSE for ABN AMRO ADSs.

	RBS	ABN AMRO
	Ordinary Shares	Ordinary Shares	ADSs
	(£)	(€)	(U.S.$)
16 March 2007	6.5467	27.29	36.24
13 July 2007	6.4000	35.85	50.50
26 September 2007	5.1650	36.93	52.15

In each case the prices are given:

•
as of 16 March 2007, which was the last full trading day on the LSE, Euronext Amsterdam and the NYSE before rumours and press articles significantly affected the share prices and trading volumes of RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs;

•
as of 13 July 2007, which was the most recent practicable trading day prior to the announcement made on 16 July 2007;

•
as of 26 September 2007, which was the most recent practicable trading day prior to the date of this document.

See "Market Price and Dividend Data" for further information about historical market prices of these securities.

The following table also presents the implied equivalent value per security for ABN AMRO ordinary shares in euros and ABN AMRO ADSs in U.S. dollars. The implied equivalent value of an ABN AMRO ordinary share was calculated by multiplying the closing market price per RBS ordinary share by 0.296, the exchange ratio for each ABN AMRO ordinary share and ABN AMRO ADS in the U.S. offer, and then adding to that amount the cash portion of the exchange consideration of €35.60 for each ABN AMRO ordinary share and ABN AMRO ADS.

Implied equivalent value per share

	ABN AMRO
	Ordinary Shares	ADSs
	(€)	(U.S.$)
16 March 2007	38.43	51.14
13 July 2007	38.40	52.89
26 September 2007	37.78	53.36

In calculating the implied equivalent value per ABN AMRO ADS, amounts in euros have been translated into U.S. dollars at a rate of €1.00=$1.3307, the 16 March 2007 exchange rate as published in The Financial Times on 17 March 2007; at a rate of €1.00=$1.3775, the 13 July 2007 exchange rate as published in The Financial Times on 14 July 2007; and at a rate of €1.00=$1.4122, the 26 September 2007 exchange rate as published in The Financial Times on 27 September 2007, as applicable.

The market prices of RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs are likely to fluctuate prior to the expiration date of the U.S. offer and cannot be predicted. We urge you to obtain current market information regarding RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs.

SUMMARY COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

The following table summarises per share information for RBS and ABN AMRO on a historical basis, an unaudited pro forma basis for the combined RBS group and equivalent information per ABN AMRO ordinary share, based on the exchange ratio of 0.296 RBS ordinary shares for each ABN AMRO ordinary share. The information set out below should be read in conjunction with the unaudited consolidated financial statements of RBS and ABN AMRO for the six months ended 30 June 2007 and the audited consolidated financial statements of RBS and ABN AMRO for the year ended 31 December 2006 incorporated by reference into this document and the Unaudited Pro Forma Condensed Combined Financial Information. See "Comparative Historical and Pro Forma Per Share Information" on page 195.

		For the year ended 31 December 2006
	For the six months ended 30 June 2007
				As previously published
RBS—Historical(1)
Historical per ordinary share:
Basic earnings	£0.376	£0.649	(1)	£1.947
Dividend(2)	£0.221	£0.258	(1)	£0.773
Book value	£3.96	£3.86	(1)	£11.59
ABN AMRO—Historical
Historical per ordinary share:
Basic earnings from continuing operations	€0.87	€2.18
Dividend(2)	€0.60	€1.15
Book value per ordinary share	€13.30	€12.73
Unaudited Pro Forma Condensed Combined
Unaudited pro forma condensed combined per RBS ordinary share:
Basic earnings from continuing operations	£0.357	£0.591
Dividend(2)(3)	£0.221	£0.258
Book value(4)	£4.02	£3.94
Unaudited Pro Forma ABN AMRO Ordinary Share Equivalents
Unaudited pro forma per ABN AMRO ordinary shares:
Basic earnings from continuing operations	€0.16	€0.26
Dividend	€0.10	€0.11
Book value	€1.77	€1.74

Notes:

(1)
Historical per ordinary share data of RBS for the year ended 31 December 2006 have been adjusted to reflect the two-for-one bonus issue of ordinary shares effected on 8 May 2007.

(2)
RBS's dividend per ordinary share for the six months ended 30 June 2007 represents the 2006 final dividend declared and paid in the period of £0.221 per ordinary share. Dividend per ordinary share for the year ended 31 December 2006 represent dividends declared and paid in 2006 totalling £0.773 (adjusted: £0.258) per ordinary share, comprising the 2005 final dividend of £0.531 (adjusted: £0.177) and the 2006 interim dividend of £0.242 (adjusted: £0.081) per ordinary share.

ABN
AMRO's historical dividend per ordinary share for the six months ended 30 June 2007 represents the 2006 final dividend declared and paid in the period of €0.60 per ordinary share. Dividend per ordinary share for the year ended

  31 December 2006 represents dividends declared and paid in 2006 totalling €1.15 per ordinary share, comprising the 2005 final dividend of €0.60 and and the 2006 interim dividend of €0.55 per ordinary share.

(3)
Unaudited Pro Forma Condensed Combined dividend per ordinary share reflects the RBS's historical dividend per ordinary share.

(4)
Unaudited Pro Forma Condensed Combined book value per ordinary share at 30 June 2007 is calculated by dividing pro forma combined ordinary shareholders' equity of £40,294 million (31 December 2006—£39,437 million) (pro forma combined shareholders' equity of £47,989 million (31 December 2006—£46,660 million) excluding pro forma combined preference shareholders' equity of £7,695 million (31 December 2006—£7,223 million)), including the new RBS ordinary shares to be issued as consideration for the acquisition of ABN AMRO, by the pro forma number of ordinary shares in issue, including 555 million of new RBS ordinary shares to be issued as part of the acquisition.

EXCHANGE RATE INFORMATION

For your convenience, this document contains translations of sterling and euro amounts into U.S. dollars at specified exchange rates. These translations have been made at the indicated noon buying rate in New York City for cable transfers in sterling and euros as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations are not representations that the sterling or euro amounts actually represent these U.S. dollar amounts or could be converted to U.S. dollars at the rates indicated.

Pounds Sterling

The Noon Buying Rate for sterling on 26 September 2007, the latest practicable date prior to the date of this document, was $2.0159 per pound sterling.

The following tables set forth, for the periods indicated, information concerning the Noon Buying Rate, expressed in dollars per pound sterling. Such rates are provided solely for your convenience. They are not necessarily the rates used by RBS in the preparation of its financial statements. No representation is made that the pound sterling could have been, or could be, converted into U.S. dollars at the rates indicated below:

	2007
	August	July	June	May	April	March
	(U.S. dollars per £1)
Noon Buying Rate
High	2.0426	2.0626	2.0063	1.9993	2.0061	1.9694
Low	1.9813	2.0114	1.9657	1.9695	1.9608	1.9235
	2006	2005	2004	2003	2002
Noon Buying Rate
Period end rate	1.9586	1.7188	1.9160	1.7842	1.6095
Average rate for the period(2)	1.8582	1.8147	1.8356	1.6450	1.5084
Consolidation rate(3)
Period end rate	1.9651	1.7214	1.9346	1.7857	1.6128
Average rate for the period	1.8436	1.8198	1.8325	1.6354	1.5032

Notes:

(1)
The period end rate is the Noon Buying Rate announced on the last day of the period.

(2)
The average of the Noon Buying Rates on the last business day of each month during the period.

(3)
The rates used by RBS for translating U.S. dollars into sterling in the preparation of its financial statements.

Euros

The Noon Buying Rate for euros on 26 September 2007, the latest practicable date prior to the date of this document, was $1.4126 per euro.

The following tables set forth, for the periods indicated, information concerning the Noon Buying Rate, expressed in dollars per euro. Such rates are provided solely for your convenience. They are not necessarily the rates used by ABN AMRO in the preparation of its financial statements. No representation is made that the euro could have been, or could be, converted into U.S. dollars at the rates indicated below:

	2007
	August	July	June	May	April	March
	(U.S. dollars per euro)
Noon Buying Rate
High	1.3808	1.3831	1.3526	1.3616	1.3660	1.3374
Low	1.3402	1.3592	1.3295	1.3419	1.3363	1.3094
	2006	2005	2004	2003	2002
Noon Buying Rate
Period end rate(1)	1.3197	1.1842	1.3538	1.2597	1.0485
Average rate for the period(2)	1.2661	1.2400	1.2478	1.1411	0.9495

Notes:

(1)
The period end rate is the Noon Buying Rate announced on the last day of the period.

(2)
The average of the Noon Buying Rates on the last business day of each month during the period.

RISK FACTORS

In deciding whether to accept this U.S. offer, you should carefully consider the following risks that relate to the U.S. offer and the transactions contemplated thereby as well as the risk factors incorporated by reference into this document from RBS's Annual Report on Form 20-F for the year ended 31 December 2006 and from ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006, together with the other information contained in or incorporated by reference into this document.

RBS's business, financial condition or results of operations could be materially and adversely affected by any of the risks described below. In that event, the value of the RBS ordinary shares could decline, and you could lose all or part of your investment in the RBS ordinary shares.

Governmental policy and regulation may have an adverse effect on our results.

Our businesses and earnings can be affected by the fiscal or other policies and other actions of various governmental and regulatory authorities in the United Kingdom, the European Union, the United States and elsewhere.

There is continuing political and regulatory scrutiny of the operation of the retail banking and consumer credit industries in the United Kingdom and elsewhere. The nature and impact of future changes in policies and regulatory action are not predictable and are beyond our control but could have an adverse impact on our businesses and earnings.

In the European Union, these regulatory actions included an inquiry into retail banking in all of the then 25 member states by the European Commission's Directorate General for Competition. The inquiry examined retail banking in Europe generally. On 31 January 2007, the European Commission announced that barriers to competition in certain areas of retail banking, payment cards and payment systems in the European Union had been identified. The European Commission indicated that it will use its powers to address these barriers and will encourage national competition authorities to enforce European and national competition laws where appropriate. Any action taken by the European Commission and national competition authorities could have an adverse impact on our payment cards and payment systems businesses and on our retail banking activities in the European Union countries in which we operate.

In the United Kingdom, in September 2005, the Office of Fair Trading, or OFT, received a super-complaint from the Citizens Advice Bureau relating to payment protection insurance, or PPI. As a result, the OFT commenced a market study on PPI in April 2006. In October 2006, the OFT announced the outcome of the market study and, on 7 February 2007, following a period of consultation, the OFT referred the PPI market to the U.K. Competition Commission for an in-depth inquiry. This inquiry could continue for up to two years. Also, in October 2006, the FSA published the outcome of its broad industry thematic review of PPI sales practices in which it concluded that some institutions fail to treat customers fairly.

In April 2006, the OFT commenced a review of the undertakings given following the conclusion of the Competition Commission Inquiry in 2002 into the supply of banking services to small and medium enterprises, or SMEs.

The OFT has carried out investigations into Visa and MasterCard credit card interchange rates. The decision by the OFT in the MasterCard interchange case was set aside by the Competition Appeals Tribunal in June 2006. The OFT's investigations in the Visa interchange case and a second MasterCard interchange case are ongoing. The outcome is not known, but these investigations may have an impact on the consumer credit industry in general and, therefore on RBS's business in this sector. On 9 February 2007, the OFT announced that it was expanding its investigation into interchange rates to include debit cards.

On 7 September 2006, the OFT announced that it had decided to undertake an investigation of the application of its statement on credit card fees to current account unauthorised overdraft fees. The investigation was completed in March 2007. On 29 March 2007, the OFT announced its decision to conduct a formal in-depth investigation into the fairness of bank current account charges. On 26 April 2007, the OFT announced a formal market study into personal current accounts in the United Kingdom. The study will focus on the impact of free-if-in-credit current accounts on competition and whether they deliver value to consumers. The OFT expects to complete the market study by the end of 2007. In common with other banks in the United Kingdom, RBS has received claims from customers in respect of current account administrative charges. The financial performance of RBS could be adversely affected if, by legal process or regulatory action, such charges are determined to be, in whole or in part, penalties or unfair.

On 26 January 2007, the FSA issued a Statement of Good Practice relating to Mortgage Exit Administration Fees. On 1 March 2007, the Group adopted a policy of charging all customers the fee applicable at the time the customers took out the mortgage. In addition, any customers who had previously been charged a higher fee than was applicable at the time they took out the mortgage and who complained were refunded the difference in fees. This approach was one of the options recommended by the FSA.

On 26 April 2007 the Office of Rail Regulation referred the leasing of rolling stock for franchised passenger services and the supply of related maintenance services in Great Britain to the U.K. Competition Commission for an inquiry lasting up to two years. RBS owns the Angel Trains group, a rolling stock leasing business operating in this market.

On 15 May 2007 the Competition Commission published its final report into the supply of personal current account banking services in Northern Ireland. It is anticipated that a statutory instrument implementing the remedies set out in the report will be made in October 2007. RBS owns Ulster Bank, which is active in the Northern Ireland current account market.

Other areas where changes could have an adverse impact include:

•
the monetary, interest rate and other policies of central banks and regulatory authorities;

•
general changes in government or regulatory policy or changes in regulatory regimes that may significantly influence investor decisions in particular markets in which we operate or may increase the costs of doing business in those markets;

•
other general changes in the regulatory requirements, such as prudential rules relating to the capital adequacy framework;

•
changes in competition and pricing environments;

•
further developments in the financial reporting environment;

•
expropriation, nationalisation, confiscation of assets and changes in legislation relating to foreign ownership; and

•
other unfavourable political, military or diplomatic developments producing social instability or legal uncertainty which, in turn, may affect demand for our products and services.

Risks Relating to the Transaction

The value of the RBS ordinary shares and U.S. dollar cash consideration being offered will fluctuate.

There will be no adjustment to the consideration offered for changes in the market price of either ABN AMRO ordinary shares or ABN AMRO ADSs, on the one hand, or RBS ordinary shares, on the other, or for movements in exchange rates. Accordingly, the market value of the RBS ordinary shares that holders of ABN AMRO ordinary shares and ABN AMRO ADSs will receive upon completion of the U.S. offer and the exchange rate between the pound sterling and the U.S. dollar at the time could vary significantly from the market value of RBS ordinary shares and the pound sterling to U.S. dollar exchange rate on the date of this document or on the date the offers were first announced. The market value of the RBS ordinary shares to be issued in the U.S. offer and the pound sterling to U.S. dollar exchange rate will also continue to fluctuate after completion of the U.S. offer.

In addition, the cash portion of the consideration that you will receive for your ABN AMRO ordinary shares and ABN AMRO ADSs is determined in euros. As a result, the value of this consideration in U.S. dollars will vary depending on the exchange rate between the euro and the U.S. dollar, which is expected to fluctuate between the date of this document and the date on which you will receive your cash consideration.

For historical exchange rate information, please see "Exchange Rate Information". You should obtain current market quotations for RBS ordinary shares and for ABN AMRO ordinary shares and ABN AMRO ADSs.

The uncertainties about the effects of the offers and any competing offers could materially and adversely affect the business and operations of ABN AMRO.

Uncertainty about the effects of the offers and any competing offers on employees, partners, regulators and customers may materially and adversely affect the business and operations of ABN AMRO. These uncertainties could cause customers, business partners and other parties that have business relationships with ABN AMRO to defer the consummation of other transactions or other decisions concerning ABN AMRO's business, or to seek to change existing business relationships with ABN AMRO. In addition, employee retention at ABN AMRO may be challenging until the offers are completed.

Obtaining required regulatory approvals may delay completion of the reorganisation of ABN AMRO, and compliance with conditions and obligations imposed in connection with regulatory approvals could adversely affect our businesses and the businesses of ABN AMRO.

The acquisition and subsequent proposed restructuring of ABN AMRO will require various approvals or consents from, among others, the Dutch Minister of Finance (Minister van Financiën) and the Dutch Central Bank, as the case may be, the FSA, the Bank of Spain, the European Commission and various other antitrust authorities outside the European Union, other bank regulatory, securities, insurance and other regulatory authorities worldwide. RFS Holdings and the Banks have made all necessary filings for the approval of the change of control of ABN AMRO with their home regulators, in so far as these are required, and have made substantially all other applications for regulatory change of control approval. Approval has been requested from, amongst others, the FSA, the Dutch Minister of Finance (Minister van Financiën), the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores), and the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances). In a number of jurisdictions, including the Netherlands and the United Kingdom, such approvals have already been granted. Other than as contemplated in "The U.S. Offer—Conditions to the U.S. Offer—

(g) Competition and Antitrust", obtaining regulatory approval for the reorganisation (as opposed to the acquisition) of ABN AMRO is not a condition to the offers. Accordingly, formal consent from bank regulators for the subsequent proposed restructuring has not yet been applied for in most jurisdictions where regulatory consent is required. The governmental entities from which these approvals are required, including the Dutch Central Bank, may refuse to grant such approval, or, may impose conditions on, or require divestitures or other changes in connection with, the completion of the reorganisation of ABN AMRO (the "Transaction"). These conditions or changes could have the effect of delaying completion of the Transaction, reducing the anticipated benefits of the Transaction or imposing additional costs on us or limiting our revenues following completion of the Transaction, any of which might have a material adverse effect on our business, results of operations, financial condition or prospects after completion of the Transaction. In order to obtain these regulatory approvals, we may have to divest, or commit to divesting, certain of the businesses of ABN AMRO and/or the Banks to third parties. In addition, we may be required to make other commitments to regulatory authorities. These divestitures and other commitments, if any, may have an adverse effect on our business, results of operations, financial condition or prospects after the completion of the Transaction.

Following completion of the offers and insofar as not already obtained, regulatory approvals for the reorganisation of the ABN AMRO Group will be sought from the relevant regulators once the Banks have obtained the necessary information to be able to prepare and complete the approval applications. Whilst the Banks will be aiming to obtain these regulatory approvals as soon as practicable following completion of the offers, the period from completion of the offers to receipt of such approvals for the reorganisation will be largely dependent on the time required to obtain the necessary information to submit the applications for approval, the duration of the relevant regulatory review process and effects of any conditions imposed on the reorganisation by any regulator. There could therefore be a delay in completing the reorganisation, reducing the anticipated benefits of the Transaction or imposing additional costs on us or limiting our revenues following completion of the Transaction, any of which might have a material adverse effect on our business, results of operations, financial condition or prospects after completion of the Transaction.

Certain jurisdictions claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions may claim to have jurisdiction to review both the acquisition and reorganisation of ABN AMRO. Such investigations or proceedings may be initiated and, if initiated, may have an adverse effect on our business, results of operations, financial condition or prospects after the completion of the Transaction. For further details on the status of the approval process, see "The U.S. Offer—Regulatory Matters".

The information relating to ABN AMRO contained in this document is derived primarily from publicly available information, which we have been unable independently to verify. As a result, our estimates of the impact of the Transaction on the pro forma financial information in this document may be incorrect.

The information about ABN AMRO presented in, or incorporated by reference into, this document, including all ABN AMRO financial information, is derived primarily from information made publicly available by ABN AMRO, including periodic and other reports ABN AMRO has filed with or furnished to the SEC. While the Banks have no knowledge that would indicate that any statements contained in this document based upon information contained in such reports filed with or furnished to the SEC are inaccurate, incomplete or untrue, the Banks were not involved in the preparation of such reports and, therefore, cannot verify the accuracy, completeness or truth of the information obtained from such reports or any failure by ABN AMRO to disclose events that may have occurred, but that are unknown to the Banks, that may affect the significance or accuracy of the information contained in such reports. In addition, RBS does not have the information necessary independently to verify certain adjustments and assumptions, and therefore did not verify such adjustments and assumptions, with respect to ABN AMRO's financial information in preparing the pro forma financial information presented in this document. Any financial information regarding ABN AMRO that may be detrimental to the Banks (including, after the completion of the Transaction, the ABN AMRO Businesses) and that has not been publicly disclosed by ABN AMRO, may have an adverse effect on the benefits each of the Banks expect to achieve in the Transaction.

Risks Relating to the RBS Ordinary Shares and RBS ADSs

We may fail to realise the business growth opportunities, revenue benefits, cost savings and other benefits anticipated from, or may incur unanticipated costs associated with, the Transaction and our results of operations, financial condition and the price of our ordinary shares may suffer.

There is no assurance that our acquisition of certain of ABN AMRO's businesses will achieve the business growth opportunities, revenue benefits, cost savings and other benefits we anticipate. We believe the offer consideration is justified in part by the business growth opportunities, revenue benefits, cost savings and other benefits we expect to achieve by combining our operations with certain ABN AMRO Businesses. However, these expected business growth opportunities, revenue benefits, cost savings and other benefits may not develop and other assumptions upon which the Banks determined the offer consideration may prove to be incorrect, as, among other things, such assumptions were based on publicly available information.

In particular, the reorganisation plan currently contemplated may have to be modified as a result of employee consultations and approvals, which may delay its implementation. We may also face challenges with the following: obtaining the required approvals of various regulatory agencies, any of which could refuse or impose conditions or restrictions on its approval; retaining key employees; redeploying resources in different areas of operations to improve efficiency; minimising the diversion of management attention from ongoing business concerns; and addressing possible differences between our business culture, processes, controls, procedures and systems and those of the ABN AMRO Businesses that we will acquire. In addition, because the Banks have had access only to publicly available information regarding ABN AMRO's tax situation and structure, unanticipated substantial tax costs may be incurred in the implementation of the reorganisation plan.

The complex nature of the reorganisation plan and the level of cooperation required among the Banks could have adverse consequences for the Transaction and our ability to realise benefits therefrom.

Although the CSA provides a mechanism for assets to be re-allocated or transferred between the Banks where it is established that any asset is held by or will be held by the wrong Bank, disputes may otherwise arise in implementing the CSA. Such disputes would be resolved in accordance with the dispute resolution processes set out in the CSA. Whilst these processes have been designed to resolve any disagreements swiftly, such disputes could result in delay to implementation of the reorganisation.

Under any of these circumstances, the business growth opportunities, revenue benefits, cost savings and other benefits anticipated by RBS to result from the reorganisation may not be achieved as expected, or at all, or may be delayed. To the extent that RBS incurs higher integration costs or achieves lower revenue benefits or fewer cost savings than expected, RBS's results of operations, financial condition and the price of its ordinary shares may suffer.

The Banks may become subject to unknown liabilities of ABN AMRO, which may have an adverse effect on our financial condition and results of operations.

In making the offers and determining their terms and conditions, the Banks used publicly available information relating to ABN AMRO, including periodic and other reports for ABN AMRO, filed with or furnished to the SEC on Form 20-F and Form 6-K. This information has not been subject to comment or verification by ABN AMRO, the Banks or their respective directors. In addition, the Banks were able to carry out only a limited due diligence exercise in respect of the business of ABN AMRO. As a result, after the completion of the offers, we may be subject to unknown liabilities of ABN AMRO, which may have an adverse effect on our financial condition and results of operations.

Consummation of the offers may result in adverse tax consequences resulting from a change of ownership of ABN AMRO.

The Banks have had access only to publicly available information concerning ABN AMRO's tax situation. It is possible that the consummation of the offers may result in adverse tax consequences arising from a change of ownership of ABN AMRO and its subsidiaries. The tax consequences of a change of ownership of a corporation can lead to an inability to carry-over certain tax relief and other tax benefits, including, but not limited to, tax losses and tax credits. Moreover, a change of ownership may result in other tax costs not normally associated with the ordinary course of business. Such other tax costs include, but are not limited to, stamp duties, land transfer taxes, franchise taxes and other levies. In addition, consummation of the offers will result in RBS becoming, through RFS Holdings, the holding company of ABN AMRO and certain of its subsidiaries. There are differences between the U.K. and Dutch tax regimes for holding companies. These differences could result in additional tax being paid in the United Kingdom in respect of the profits of the relevant businesses of ABN AMRO as a result of their acquisition by a U.K. resident company.

Change of control provisions in ABN AMRO's agreements may be triggered upon the completion of the offers, upon RFS Holdings' acquisition of ABN AMRO or upon the completion of the reorganisation and may lead to adverse consequences for RBS, including the loss of significant contractual rights and benefits, the termination of joint venture and/or licensing agreements or the requirement to repay outstanding indebtedness.

ABN AMRO may be a party to joint ventures, licences and other agreements and instruments that contain change of control provisions that will be triggered upon the completion of the offers, upon RFS Holdings' acquisition of ABN AMRO or upon completion of the reorganisation. ABN AMRO has not provided the Banks with copies of any of the agreements to which it is party, and these agreements are not generally publicly available. Agreements with change of control provisions typically provide for or permit the termination of the agreement upon the occurrence of a change of control of one of the parties or, in the case of debt instruments, require repayment of all outstanding indebtedness. If, upon review of these agreements after completion of the offers, the Banks determine that such provisions can be waived by the relevant counterparties, the Banks will consider whether to seek these waivers. In the absence of these waivers, the operation of the change of control provisions, if any, could result in the loss of material contractual rights and benefits, the termination of joint venture agreements and licensing agreements or the requirement to repay outstanding indebtedness.

In addition, employment agreements with members of ABN AMRO senior management and other ABN AMRO employees may contain change of control provisions providing for compensation to be paid in the event the employment of these employees is terminated, either by ABN AMRO or by those employees, following the completion of the offers, RFS Holdings' acquisition of ABN AMRO or completion of the reorganisation. Such employment agreements may also contain change of control provisions providing for compensation to be paid following the occurrence of such events even if the employment is not terminated. RBS has taken into account potential payments arising on the operation of change of control provisions, including compensation arising on change of control provisions in employment agreements but such payments may exceed RBS's expectations.

There has been no prior public market for the RBS ADSs, and an active market for such securities may not develop or be sustained and trading prices may vary.

Prior to completion of the U.S. offer, we intend to establish an ADR facility in the United States pursuant to which holders of ABN AMRO ordinary shares or ABN AMRO ADSs who receive RBS ordinary shares in the U.S. offer will be able to exchange such newly issued RBS ordinary shares (upon payment of the taxes (including a 1.5% SDRT charge), governmental charges and fees described in this document) for RBS ADSs by electing to deposit or by otherwise depositing the newly issued RBS ordinary shares with The Bank of New York, the depositary for the RBS ADSs. We intend to apply to list the RBS ADSs on the NYSE. Although the RBS ordinary shares are listed and traded on the London Stock Exchange, neither RBS ordinary shares nor RBS ADSs are currently listed or traded in the United States and, before completion of the U.S. offer, there will be no public market for RBS ADSs. Even if the RBS ADSs are listed on the NYSE, an active market for the RBS ADSs may not develop or may not be sustained if it does develop.

RBS is a company governed by the laws of the United Kingdom, and being a shareholder of a company governed by the laws of the United Kingdom involves different rights and privileges from those of a shareholder of a Dutch company.

The rights of RBS's shareholders are governed by the laws of the United Kingdom and by its memorandum of association and articles of association. The laws of the United Kingdom extend to shareholders certain rights and privileges that may not exist under Dutch law and, conversely, do not extend certain rights and privileges that shareholders of a company governed by Dutch law may have. See "Comparison of Shareholders' Rights".

Following completion of the offers, if you elect to deposit or otherwise deposit your RBS ordinary shares in exchange for RBS ADSs, asserting your distribution, voting and pre-emptive rights will be more difficult than for holders of RBS ordinary shares.

It may not be possible, at certain times and for certain reasons outlined in "Description of RBS American Depositary Shares", for the RBS ADS depositary to make cash, share or other distributions to holders of RBS ADSs. In addition, holders of RBS ADSs will not be entitled to attend our shareholders' meetings and will be able to vote only by giving timely instructions to the RBS ADS depositary in advance of a meeting. Under some circumstances, including our failure to provide the RBS ADS depositary with voting materials on a timely basis, holders of RBS ADSs may not be able to vote by giving instructions to the RBS ADS depositary on how to vote. If no instructions are received by the RBS ADS depositary, the RBS ADS depositary shall deem that such holder of RBS ADSs to have instructed the RBS ADS depositary to give a discretionary proxy to a person designated by RBS; provided that no such instruction shall be deemed given with respect to matters where RBS informs the RBS ADS depositary that RBS does not wish to give such proxy, or where substantial opposition exists, or where such matter materially and adversely affects the rights of RBS ordinary shareholders.

In addition, we may not be able to offer our ordinary shares to U.S. holders of RBS ADSs pursuant to pre-emptive rights granted to holders of RBS ordinary shares in connection with any future issuance of RBS ordinary shares unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act") is effective with respect to such ordinary shares and pre-emptive rights, or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement relating to pre-emptive rights with respect to RBS ordinary shares, and we cannot assure you that we will file any such registration statement. If such a registration statement is not filed and an exemption from registration does not exist, The Bank of New York, as RBS ADS depositary, may attempt to sell the pre-emptive rights, if a market for such rights exists, and holders of RBS ADSs will be entitled to receive the proceeds of such sale. However, these pre-emptive rights will expire and U.S. holders of RBS ADSs will not realise any value from the granting of such pre-emptive rights if the RBS ADS depositary does not sell them.

After completion of the offers, holders of ABN AMRO ordinary shares or ABN AMRO ADSs and holders of RBS ordinary shares will own a smaller percentage of RBS than they currently own of ABN AMRO and RBS, respectively, and will exercise less influence over management.

After the completion of the offers, holders of ABN AMRO ordinary shares or ABN AMRO ADSs and holders of RBS ordinary shares will own a smaller percentage of RBS than they currently own of ABN AMRO and RBS, respectively. Assuming that all of the outstanding ABN AMRO ordinary shares and ABN AMRO ADSs are exchanged in the offers, existing holders of RBS ordinary shares (other than RBS) and former holders of ABN AMRO ordinary shares or ABN AMRO ADSs (other than ABN AMRO) will own approximately 95% and 5%, respectively, of the RBS ordinary shares immediately after the completion of the offers, assuming the number of issued and outstanding ABN AMRO ordinary shares is as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007. Consequently, former holders of ABN AMRO ordinary shares or ABN AMRO ADSs, as a group, will have reduced ownership and voting power in RBS compared to their ownership and voting power in ABN AMRO, and existing holders of RBS ordinary shares will have reduced ownership and voting power in RBS compared to their current ownership and voting power in RBS. Following the completion of the offers, RFS Holdings will own the majority of the ABN AMRO ordinary shares (including ABN AMRO ordinary shares formerly represented by ABN AMRO ADSs) and thus control the nomination of all of the members of the ABN AMRO managing board and the ABN AMRO supervisory board, subject to compliance with applicable legal and regulatory requirements.

There may be difficulties in enforcing civil liabilities against RBS and its directors and senior management.

RBS is organised under the laws of the United Kingdom with its registered office and corporate headquarters in Edinburgh, Scotland. The majority of our directors and senior management and the experts named in this document are residents of jurisdictions outside the United States. The majority of RBS's assets and the assets of those persons are located outside the United States. As a result, U.S. investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against RBS or these persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against RBS or these persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.

Risks Relating to Non-Tendering Security Holders

If the offers are successful, but some ABN AMRO ordinary shares or ABN AMRO ADSs remain outstanding, the liquidity and market value of the remaining ABN AMRO ordinary shares and ABN AMRO ADSs held by the public could be adversely affected by the fact that they will be held by a smaller number of holders.

Depending upon the number of ABN AMRO ordinary shares and ABN AMRO ADSs acquired pursuant to the offers, following the completion of the offers, the ABN AMRO ADSs may no longer meet the requirements of the NYSE for continued listing. Moreover, to the extent permitted under applicable law and stock exchange regulations, if RFS Holdings acquires control of ABN AMRO,

RFS Holdings intends to seek to cause the delisting of the ABN AMRO's ordinary shares from Euronext Amsterdam and the ABN AMRO ADSs from the NYSE.

If the NYSE delists the ABN AMRO ADSs, or if Euronext Amsterdam delists the ABN AMRO ordinary shares, the market for the ABN AMRO ADSs and ABN AMRO ordinary shares will be adversely affected. Although it is possible that the ABN AMRO ADSs and/or the ABN AMRO ordinary shares could be traded in over-the-counter markets, such alternative trading markets may not occur. In addition, the extent of the public market for the ABN AMRO ADSs and ABN AMRO ordinary shares and the availability of market quotations would depend upon the number of holders and/or the aggregate market value of the ABN AMRO ADSs and ABN AMRO ordinary shares remaining at such time, the interest in maintaining a market in the ABN AMRO ADSs and ABN AMRO ordinary shares on the part of securities firms and the possible termination of registration of ABN AMRO ADSs under the Exchange Act. If such registration is terminated, ABN AMRO could cease filing periodic reports with the SEC, which could further impact the value of the ABN AMRO ADSs. To the extent the availability of such continued listings or quotations depends on steps taken by RFS Holdings, the Banks or ABN AMRO, RFS Holdings, the Banks or ABN AMRO may or may not take such steps. Therefore, if the offers are successful, you should not rely on any such listing or quotation being available.

In addition, RFS Holdings intends to change ABN AMRO's dividend policy if the offers are completed and to cause ABN AMRO to stop paying regular cash dividends after the completion of the offers for the foreseeable future, subject to any applicable legal requirements.

If RFS Holdings acquires 95% or more of the outstanding issued capital of ABN AMRO, RFS Holdings intends to utilise Dutch squeeze-out proceedings to acquire the ABN AMRO ordinary shares of non-tendering ABN AMRO shareholders at a price that may be less than that which might have been received upon a sale of such ordinary shares prior to the squeeze-out.

If RFS Holdings acquires 95% or more of the outstanding issued capital of ABN AMRO, it intends to acquire the remaining issued capital of ABN AMRO in accordance with the squeeze-out proceedings prescribed by the Dutch Civil Code. Furthermore, if RFS Holdings acquires 95% or more of the issued capital of and the voting rights attached to any class of shares of ABN AMRO after the act implementing the squeeze-out provisions of European Union Takeover Directive 2004/25/EC comes into effect, RFS Holdings will have the right to initiate squeeze-out proceedings with respect to shares of that class not tendered and not otherwise held by RFS Holdings or ABN AMRO. In case of a squeeze-out, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer. Also, upon payment of the amount required to purchase the ABN AMRO ordinary shares into a prescribed bank account, the ABN AMRO ordinary shares held by the minority shareholders will be transferred to RFS Holdings by operation of Dutch law. The only remaining right of the minority holders of ABN AMRO ordinary shares would be to receive payment for their ABN AMRO ordinary shares. If you do not tender your ABN AMRO ordinary shares in the U.S. offer and RFS Holdings is able to effectuate a squeeze-out, the price determined by the Dutch court for the purchase of ABN AMRO ordinary shares may be less than the amount which might have been received upon a sale of your ABN AMRO ordinary shares prior to the squeeze-out.

In the event that RFS Holdings acquires less than 95% of ABN AMRO's issued capital, RFS Holdings intends to take such legally permissible steps available to it under Dutch law to acquire the remaining outstanding ABN AMRO ordinary shares.

In the event that the squeeze-out procedures described above are not capable of being used because RFS Holdings has acquired less than 95% of the outstanding issued capital, RFS Holdings will have the right following the completion of the offers to use any other legally permitted method to obtain 100% of the ABN AMRO ordinary shares, including engaging in one or more corporate restructuring transactions, such as a legal merger, liquidation, transfer of assets or conversion of ABN AMRO into another form or corporate entity, or changing the ABN AMRO articles of association to alter the corporate or capital structure in a manner beneficial to RFS Holdings, or engaging in one or more transactions with minority holders of ABN AMRO ordinary shares including public or private exchanges or tender offers or purchases for consideration which may consist of RBS ordinary shares, other securities or cash. If you do not tender your ABN AMRO ordinary shares or ABN AMRO ADSs in the U.S. offer and RFS Holdings is able to effectuate such a transaction, the price paid for the ABN AMRO ordinary shares purchased may be less than what might have been received upon a sale of such shares prior to such a transaction and payments may attract Dutch withholding tax for certain categories of shareholder depending on the form they take. For further details of the impact this may have on holders of ABN AMRO ordinary shares and ABN AMRO ADSs, see "Effects of the Offers and Post-Closing Restructuring".

ABN AMRO ADSs may cease to be "margin securities".

ABN AMRO ADSs currently are "margin securities" under the regulations of the Board of Governors of the U.S. Federal Reserve System, which status has the effect, among other things, of allowing U.S. brokers to extend credit on the collateral of ABN AMRO ADSs for purposes of buying, carrying and trading in securities. Upon the delisting of ABN AMRO ADSs from the NYSE, ABN AMRO ADSs would not be "margin securities" and, therefore, would no longer be able to be used as collateral for the purpose of loans made by U.S. brokers.

INFORMATION INCORPORATED BY REFERENCE

This document incorporates important business and financial information about RBS and ABN AMRO by reference and, as a result, this information is not included in or delivered with this document. For a list of those documents that are incorporated by reference into this document, see "Additional Information for Securityholders—Incorporation of Certain Documents by Reference".

Documents incorporated by reference are available from us upon request without charge. You may also obtain documents incorporated by reference into this document from the internet site of the SEC, at http://www.sec.gov or by requesting such documents in writing or by telephone from the global information agent:

D.F. King & Co., Inc.

48 Wall Street
New York, NY 10005

1-800-848-2998

To obtain timely delivery of these documents, you must request them no later than 26 September 2007.

In deciding whether to tender your ABN AMRO ordinary shares or ABN AMRO ADSs in the U.S. offer, you should rely only on the information contained in or incorporated by reference into this document or in the related U.S. offer documents. None of Fortis, RBS, Santander or RFS Holdings has authorised any person to provide you with any information that is different from, or in addition to, the information that is contained in this document or in other documents related to the U.S. offer.

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

ABN AMRO Information

In commencing the offers and determining their terms and conditions, and in presenting financial and other information about ABN AMRO in this document, the Banks and RFS Holdings have relied upon publicly available information relating to ABN AMRO, including periodic and other reports for ABN AMRO as filed with or furnished to the SEC on Form 20-F and Form 6-K, and in its annual reports and accounts made available in the Netherlands. As a result of the limited information the Banks have about ABN AMRO, after the completion of the offers, the Banks may be subject to unknown liabilities of ABN AMRO, which may have an adverse effect on the Banks' respective profitability, results of operations and financial position.

Accounting Principles

RBS

As required by the U.K. Companies Act 1985 and Article 4 of the European Union IAS Regulation, our consolidated financial statements are prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board, or IASB, and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB, or collectively IFRS, as adopted by the European Union. The EU has not adopted the complete text of IAS 39 "Financial Instruments: Recognition and Measurement". It has relaxed some of the standard's hedging requirements. We have not taken advantage of this relaxation and have adopted IAS 39 as issued by the IASB. On implementation of IFRS on 1 January 2005, we took advantage of the option in IFRS 1 "First-time Adoption of International Financial Reporting Standards" to implement IAS 39 "Financial Instruments: Recognition and Measurement", IAS 32 "Financial Instruments: Disclosure and Presentation" and IFRS 4 "Insurance Contracts" from 1 January 2005 without restating our 2004 income statement and balance sheet. The date of our transition to IFRS and the date of our opening IFRS balance sheet was 1 January 2004. Our published 2004 financial statements were prepared in accordance with then-current U.K. GAAP, comprising standards issued by the U.K. Accounting Standards Board, pronouncements of the Urgent Issues Task Force, relevant Statements of Recommended Accounting Practice and provisions of the U.K. Companies Act 1985.

IFRS differs in certain important respects from U.S. GAAP. For a discussion of the principal differences between IFRS and U.S. GAAP relevant to us, together with a reconciliation of certain IFRS amounts to U.S. GAAP, see note 47 to our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended 31 December 2006, which is incorporated by reference into this document.

ABN AMRO

For all periods up to and including the year ended 31 December 2004, ABN AMRO prepared its consolidated financial statements in accordance with Dutch GAAP. From 1 January 2005, it was required under EU regulations to prepare its consolidated financial statements in accordance with IFRS. ABN AMRO's financial statements for 2005 are its first financial statements prepared in accordance with IFRS. For a discussion of the principal differences between IFRS and U.S. GAAP relevant to ABN AMRO, together with a reconciliation of certain IFRS amounts to U.S. GAAP, see Note 50 to ABN AMRO's audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended 31 December 2006, which is incorporated by reference into this document.

Market Information

This document includes industry data and projections about the Banks' and ABN AMRO's respective markets obtained from industry surveys, industry publications, market research and other publicly available third-party information. Industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. We have not independently verified this data or determined the reasonableness of such assumptions.

In addition, in many cases statements in this document regarding the banking and financial services industry and the Banks' and ABN AMRO's positions in that industry have been made based on internal surveys, industry forecasts, market research, as well as the Banks' own experiences. While these statements are believed by the Banks to be reliable, they have not been independently verified.

Financial Information

The financial information and certain other information presented in a number of tables in this document has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column. In addition, certain percentages presented in the tables in this document reflect calculations based upon the underlying information prior to rounding, and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers.

No Internet Site is Part of This Document

Each of Fortis, RBS, Santander and ABN AMRO maintains an internet site. The Fortis internet site is at http://www.fortis.com. The RBS internet site is at http://www.rbs.com. The Santander internet site is at http://www.santander.com. The ABN AMRO internet site is at http://www.abnamro.com. In addition, the Banks have established an internet site for the offers which is accessible through each of the Banks' websites. Information contained in or otherwise accessible through these internet sites is not a part of this document. All references in this document to these internet sites are inactive textual references to these internet addresses and are for your information only.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference "forward-looking statements" regarding the intent, belief or current expectations of RFS Holdings, Fortis, RBS, Santander, ABN AMRO and their respective directors and officers about RFS Holdings, Fortis, RBS, Santander or ABN AMRO, their respective businesses and the transactions described herein. Generally, words such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "plan", "seek", "continue" or similar expressions identify forward-looking statements.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside the control of RFS Holdings, Fortis, RBS, Santander or ABN AMRO and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among other factors:

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costs (including taxes) or difficulties related to the integration of acquisitions, including the proposed acquisition of ABN AMRO, may be greater than expected;

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the risk of unexpected consequences resulting from acquisitions, including the proposed acquisition of ABN AMRO;

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the Banks' respective abilities to achieve revenue benefits and cost savings from the integration of certain of ABN AMRO's businesses and assets;

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Fortis's, RBS's, Santander's and RFS Holdings' ability to obtain regulatory approvals for the proposed acquisition of ABN AMRO without materially onerous conditions;

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any change-of-control provisions in ABN AMRO's agreements that might be triggered by the transactions described in this document;

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the potential exposure of the Banks and ABN AMRO to various types of market risks, such as interest rate risk, foreign exchange rate risk and commodity and equity price risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated;

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general economic conditions in the European Union, in particular in the United Kingdom, the Netherlands, Belgium, Spain and in other countries in which the Banks or ABN AMRO have business activities or investments, including the United States;

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the monetary and interest rate policies of central banks, in particular the Bank of England, the Dutch Central Bank, the Central Bank of Belgium, the Bank of Spain, the European Central Bank, the Board of Governors of the Federal Reserve System and other G-7 central banks;

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changes or volatility in interest rates, foreign exchange rates (including the exchange rates between sterling, U.S. dollars and euros), asset prices, equity markets, commodity prices, inflation or deflation;

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the effects of competition and consolidation in the markets in which the Banks or ABN AMRO operate, which may be influenced by regulation, deregulation or enforcement policies;

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tax consequences of restructuring;

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changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

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changes in applicable laws, regulations and taxes in jurisdictions in which the Banks and ABN AMRO operate, including the laws and regulations governing the structure of the transactions described in this document, as well as actions or decisions by courts and regulators;

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natural and other disasters;

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the inability of RBS or ABN AMRO to hedge certain risks economically;

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the adequacy of our or ABN AMRO's impairment provisions and loss reserves;

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technological changes; and

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the success of the Banks or ABN AMRO in managing the risks involved in the foregoing.

The Banks caution that these statements are further qualified by the risk factors disclosed in or incorporated by reference in this document that could cause actual results to differ materially from those in the forward-looking statements. See "Risk Factors". Subject to compliance with applicable laws and the rules and regulations of relevant stock exchanges, none of the Banks or RFS Holdings undertakes any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Banks do not as a matter of course make public projections as to future net revenues, costs, or other results. However, the Banks have prepared prospective financial information for inclusion in this document mainly related to estimated cost savings, estimated revenue benefits, adjusted earnings per share and return on investment, among others, to present the estimated impacts of the acquisition of ABN AMRO. This prospective financial information was not prepared in accordance with the guidelines established by the American Institute of Certified Public Accounts (the "AICPA") with respect to prospective financial information.

Statements relating to the revenue benefits, cost savings, adjusted earnings per share, returns on investment, internal rates of return, capital ratios and business growth opportunities the Banks expect to achieve following the transactions described in this document are based on assumptions which in the view of each Bank's respective management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of such management's knowledge and belief, the expected course of action and the expected future financial impact on performance of the relevant bank due to the acquisition of ABN AMRO. However, the assumptions about these expected revenue benefits, cost savings, adjusted earnings per share, returns on investment, internal rates of return, capital ratios and business growth opportunities are inherently uncertain and, though considered reasonable by management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. There can be no assurance that the Banks will be able to successfully implement the strategic or operational initiatives that are intended.

Neither RBS's independent auditors, nor any other independent accountants, have complied with, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, or disclaim any association with, the prospective financial information.

BACKGROUND TO AND REASONS FOR THE OFFERS

Background to the Offers

In the ordinary course of managing their respective businesses, each Bank has regularly reviewed and evaluated its business strategy and strategic alternatives, potential acquisitions and business combinations.

During the two-year period covered in this section, as part of its review of non-organic growth opportunities for RBS, the RBS Board discussed a range of strategic opportunities, including the potential benefits of an acquisition of ABN AMRO, at its annual strategy offsite meetings and at a number of other RBS Board meetings.

In February 2005, Sir Fred Goodwin (Group Chief Executive of RBS) met with Mr Rijkman Groenink (Chairman of the Managing Board of ABN AMRO) to exchange views about various issues affecting banking in Europe. They also discussed whether there were any opportunities for a potential combination between the two companies, but nothing further came from this initial discussion.

In the summer of 2005, Sir Fred Goodwin and Mr. Groenink corresponded in connection with ABN AMRO's proposed acquisition of Banca Antonveneta. On 5 July 2005, in reaction to market speculation regarding Italian bank transactions, Sir Fred Goodwin wrote to Mr. Groenink confirming RBS's statement in its 2004 full year results that it had no interest in European cross-border bank acquisitions at that time.

On 31 October 2006, Sir Fred Goodwin wrote to Mr. Groenink regarding market speculation of a potential acquisition of ABN AMRO and to arrange a time to meet with Mr. Groenink to catch up generally. Mr. Groenink responded the next day, and a meeting was scheduled for 9 January 2007.

Between January and March 2007, Santander engaged in preliminary discussions and negotiations with ABN AMRO regarding the possible purchase by Santander of certain discrete businesses in different geographic locations being offered for sale by ABN AMRO. These preliminary discussions and negotiations between Santander and ABN AMRO did not result in the acquisition by Santander of any ABN AMRO Businesses.

On 9 January 2007, Sir Fred Goodwin met Mr. Groenink in Amsterdam, and, during a wide-ranging conversation, discussed whether a combination of parts of the ABN AMRO Group and certain RBS businesses could be attractive. The discussion related to the merits of combining RBS's U.S. operations with ABN AMRO's U.S. retail and commercial banking activities and their respective global corporate banking businesses. Mr. Groenink said that ABN AMRO would approach RBS if it decided to take any action in the United States and indicated that an internal review was underway at ABN AMRO with respect to the issue. It was left with Mr. Groenink to consider the discussion further and he agreed to revert to Sir Fred Goodwin. During these conversations, Mr. Groenink disclosed to Sir Fred Goodwin that ABN AMRO shareholder Tosca Holdings ("Tosca") had met with him to recommend that ABN AMRO merge with RBS. Sir Fred Goodwin confirmed that RBS was not working with Tosca, or, in this regard, with any other ABN AMRO shareholder.

The next day, Sir Fred Goodwin wrote to Mr. Groenink thanking him for the meeting and welcoming Mr. Groenink's thoughts in due course.

On 20 February 2007, a letter from The Children's Investment Fund ("TCI") to ABN AMRO was publicly disclosed, which urged ABN AMRO to actively pursue the potential break up, spin off, sale or merger of ABN AMRO or of its various businesses.

On 8 March 2007, Sir Fred Goodwin telephoned Mr. Groenink to discuss press and market speculation regarding a potential acquisition of ABN AMRO. During that conversation, Sir Fred Goodwin confirmed to Mr. Groenink that RBS was not the source of such speculation and offered to put this in writing to Mr. Groenink. However, he also reiterated a continued interest in working with ABN AMRO to explore the opportunities that might be available by combining RBS's U.S. operations with ABN AMRO's U.S. retail and commercial banking activities and RBS's and ABN AMRO's global corporate banking businesses. The call was concluded with both parties confirming they would give further consideration to the matter.

By letter dated 12 March 2007 to Mr. Groenink, Sir Fred Goodwin further reiterated that RBS was interested in exploring with ABN AMRO any opportunities which might exist in relation to the U.S. or more widely to work together to create value. He also re-confirmed that RBS had no involvement with Tosca.

In the course of regular dialogue, representatives of RBS and Santander held two meetings, in January and March 2007, in which the potential for a joint RBS-Santander acquisition of ABN AMRO was discussed.

On 19 March 2007, Barclays announced that it was in exclusive preliminary discussions with ABN AMRO concerning a potential combination of the two organisations and, on 20 March 2007, announced the principles of any potential combination between ABN AMRO and Barclays.

On 30 March 2007, Merrill Lynch arranged a meeting where Sir Fred Goodwin met with Count Maurice Lippens (Chairman of Fortis) and Mr. Jean-Paul Votron (Chief Executive of Fortis) to discuss a potential joint offer by RBS, Santander and Fortis for ABN AMRO.

During April 2007, representatives of the Banks and their financial adviser Merrill Lynch had a series of meetings during which the Banks agreed to work together on the potential acquisition of ABN AMRO and together formulated the Banks' proposed offer for ABN AMRO. These meetings culminated in the Banks sending a joint letter dated 12 April 2007, to Mr. Arthur Martinez (Chairman of the Supervisory Board of ABN AMRO) and Mr. Groenink, to express their strong interest in putting forward a joint offer for ABN AMRO which the Banks believed would provide ABN AMRO shareholders with immediate and superior value at a materially higher level than Barclays. The letter requested the opportunity to discuss the proposals with ABN AMRO. After the close of the market on 13 April 2007, in response to market and press speculation and a request by the AFM for the Banks to make a public announcement of their proposal to ABN AMRO, the Banks issued a joint announcement confirming the proposal they had made to ABN AMRO. The announcement was published on Regulatory News Service on 16 April 2007.

By letter dated 17 April 2007, ABN AMRO invited the Banks to a meeting on 23 April 2007 to discuss the Banks' proposals, and issued an announcement disclosing this invitation. By letter dated 19 April 2007, the Banks accepted the invitation of Mr. Groenink and Mr. Martinez to meet to clarify the Banks' intentions and interest with respect to ABN AMRO and, on the same day, the Banks issued an announcement confirming that they had agreed to attend the meeting.

On 20 April 2007, Sir Fred Goodwin telephoned Mr. Groenink to discuss the Banks' interest in acquiring ABN AMRO.

On 22 April 2007, there was a call between Count Maurice Lippens and Mr. Groenink concerning the relationship between Fortis and ABN AMRO.

On 23 April 2007, ABN AMRO announced that it had entered into a merger protocol (the "Merger Protocol") with Barclays in respect of a proposed €67 billion offer by Barclays for ABN AMRO that would be recommended by the ABN AMRO Managing and Supervisory Boards (the "ABN AMRO Boards") and that ABN AMRO Bank, an ABN AMRO subsidiary, had also entered into an agreement with Bank of America for the sale of LaSalle to Bank of America for $21 billion in cash. The proposed offer by Barclays was conditional on the completion of the sale of LaSalle either to Bank of America pursuant to the terms of the Bank of America Agreement or pursuant to a purchase and sale agreement with another party. The Bank of America Agreement included a "go shop" provision that permitted ABN AMRO Bank, for a period of 14 days ending on 6 May 2007, to enter into an alternative acquisition agreement for LaSalle with another bidder, provided that, among other things, such bidder's acquisition proposal was a "superior proposal" in that it was superior from a financial point of view to the Bank of America Agreement, for cash and not subject to a financing condition. The "go shop" provision also required that any alternative acquisition agreement would automatically terminate upon the exercise by Bank of America of its right to match any such superior proposal. The Bank of America Agreement also granted ABN AMRO Bank the right to terminate the Bank of America Agreement if Bank of America failed to exercise its matching right, provided that ABN AMRO Bank simultaneously paid a $200 million termination fee to Bank of America.

On the same day, ABN AMRO postponed the pre-arranged early afternoon meeting scheduled between the Banks and ABN AMRO, first to later in the afternoon and then to early evening. In reaction to ABN AMRO's announcement, the Banks sent a letter to Mr. Martinez and Mr. Groenink and issued a press release cancelling their meeting that had been arranged for that day. In the letter, the Banks stated that their proposals required the retention of LaSalle by ABN AMRO and requested details of the circumstances under which the sale of LaSalle to Bank of America could be terminated. The Banks also requested access to the same due diligence information provided to Barclays.

On 23 April 2007, Citizens, a wholly owned subsidiary of RBS, received a letter from UBS, on behalf of ABN AMRO, regarding a potential acquisition by Citizens of LaSalle. UBS asked Citizens to confirm that it would be able to propose a cash purchase price in excess of $21 billion not subject to financing and that Citizens was prepared to enter into an agreement on terms at least as favourable as the Bank of America Agreement. UBS also sent Citizens a proposed draft of a confidentiality agreement to be executed prior to the commencement of a due diligence review of LaSalle (the "LaSalle Confidentiality Agreement").

On 24 April 2007, the Banks received a letter from ABN AMRO seeking further details of their proposal for the acquisition of ABN AMRO and suggesting a meeting to discuss them.

On 25 April 2007, Sir Fred Goodwin responded by letter on behalf of the Banks to Mr. Groenink outlining the key terms of the Banks' proposed offer, including a price indication, and proposing a time to meet in Edinburgh that day. The Banks' proposals were subject to certain pre-conditions, including LaSalle remaining within the ABN AMRO Group as well as satisfactory completion of a limited due diligence review.

On 25 April 2007, the Banks issued a press release and held a press conference outlining the contents of this proposal. Following the issue of the press release, Sir Fred Goodwin, Mr. Guy Whittaker (Group Finance Director of RBS) and Mr. Votron had various discussions on the proposed offer with Mr. Groenink, Mr. Martinez and Mr. Wilco Jiskoot (a director on the ABN AMRO Managing Board) and other representatives of ABN AMRO.

On the same day, ABN AMRO announced that it would provide the Banks with the same information it had previously provided to Barclays.

On 26 April 2007, ABN AMRO held its annual general meeting at which ABN AMRO shareholders approved (amongst other resolutions) a resolution by TCI that ABN AMRO should "actively pursue any possibilities to sell, spin-off or merge some or all of the major businesses of the [C]ompany to maximize shareholders' value". On the same day, the shareholder group VEB filed a suit in the Enterprise Chamber of the Amsterdam Court of Appeals (the "Dutch Enterprise Chamber") seeking, among other things, a provisional injunction restraining ABN AMRO and ABN AMRO Bank from proceeding to completion of the sale of LaSalle to Bank of America without the approval of the shareholders of ABN AMRO.

During the same day, Sir Fred Goodwin corresponded with Mr. Martinez to discuss access to be afforded to the Banks to conduct a limited due diligence review of ABN AMRO, consistent with that provided to Barclays. On the same day, ABN AMRO sent the Banks a proposed draft of a confidentiality agreement with respect to such information (the "ABN AMRO Confidentiality Agreement") to be entered into by ABN AMRO and each Bank. The draft ABN AMRO Confidentiality Agreement contained a standstill provision that would have prevented the Banks from making an offer for ABN AMRO for 12 months without ABN AMRO's prior written consent. The Banks requested that ABN AMRO remove the standstill provision from the ABN AMRO Confidentiality Agreement and issued a press release that day disclosing the request. Sir Fred Goodwin met with Mr. Martinez after the ABN AMRO annual general meeting to discuss due diligence access and to inform Mr. Martinez that the letter (referred to below) that was being sent by the Banks was of a technical nature in order to satisfy requirements of the Dutch takeover regulations and that the Banks' preference was to hold direct, constructive discussions with ABN AMRO.

Given that any offer for ABN AMRO made prior to the expiration of the "go shop" period could, under Dutch takeover regulations, be made only on seven days' notice to ABN AMRO, the Banks provided such notification by letter dated 26 April 2007. On 27 April 2007, the Banks issued a press release announcing the delivery of the notification to ABN AMRO. The same day, ABN AMRO agreed to remove the standstill provision, and the ABN AMRO Confidentiality Agreement was executed. On 28 April 2007, the Banks and ABN AMRO Bank also entered into a definitive LaSalle Confidentiality Agreement regarding a possible acquisition proposal by the Banks.

On 30 April 2007, the Banks delivered a letter to UBS confirming that the Banks were confident that they would be able to make an acquisition proposal for LaSalle that would constitute a superior proposal under the terms of the Bank of America Agreement. Shortly thereafter, the Banks and their advisers were granted access to begin their due diligence review of LaSalle, and the Banks' legal counsel made preliminary contact with ABN AMRO's legal counsel.

During the period between 30 April 2007 and 5 May 2007, the Banks met with ABN AMRO to conduct a limited due diligence review of ABN AMRO. Representatives from various ABN AMRO departments, including finance, human resources, legal, risk and compliance, group audit, group risk management, asset and liability management, general counsel and Business Units Latin America, Europe, Netherlands, Asia and Global Markets, met with their counterparts from Fortis, RBS and Santander to discuss due diligence materials. Representatives from Citizens also met with LaSalle executives to discuss LaSalle's due diligence materials.

By letter dated 1 May 2007, Mr. Groenink asked the Banks to provide additional information regarding, among other things, the financing arrangements in place for the €50 billion cash element of the Banks' indicative offer; how the risks to capital, clients and employees would be managed in a break up of ABN AMRO; how the revenues, capital and group debt of ABN AMRO would be divided by the Banks; and how the capital gains tax, stranded costs and restructuring charges would be borne by the Banks.

In a telephone call on 2 May 2007, ABN AMRO counsel advised RBS counsel that ABN AMRO would be concerned about any cross-conditionality between an acquisition proposal for LaSalle and completion of a public offer for ABN AMRO. ABN AMRO counsel also indicated a willingness to discuss issues relating to the structure of the Banks' proposal before its submission. Later that day, the Banks received a letter from UBS, on behalf of ABN AMRO Bank, inviting them to submit a final binding offer for the acquisition of LaSalle between 2 May 2007 and 4 May 2007 and providing details of the procedures under which the offer should be made. The letter included a draft of a purchase and sale agreement between the Banks and ABN AMRO Bank with respect to LaSalle and the related disclosure schedules. Thereafter, the Banks' respective counsel had a preliminary discussion with ABN AMRO's counsel regarding the terms and structure of the Banks' acquisition proposal for LaSalle, including the fact that the acquisition proposal would be conditional upon the

Banks completing an offer to acquire ABN AMRO and the Banks' belief that this was not precluded by the Bank of America Agreement.

On 2 May 2007, representatives of the Banks and Merrill Lynch met with Mr. Hugh Scott-Barrett (then Chief Financial Officer of ABN AMRO) and Mr. Jiskoot, together with representatives of Morgan Stanley and UBS, to discuss the proposed offer. Sir Fred Goodwin joined for part of the meeting.

On 3 May 2007, the Banks sent a letter to Mr. Groenink in response to his letter of 1 May 2007 in which he requested further information regarding the Banks' proposed offer. The Banks answered the questions in Mr. Groenink's letter, including explaining that any offer would not be subject to a financing condition, that Merrill Lynch had confirmed its intention to underwrite the Banks' securities issuances in respect of the €50 billion cash element of the proposed offer and that any changes to ABN AMRO's capitalisation and structure would be made only with regulatory approval following completion of the offer.

On the same day, the Dutch Enterprise Chamber granted VEB a provisional injunction restraining ABN AMRO and ABN AMRO Bank from proceeding to completion of the sale by ABN AMRO Bank of LaSalle to Bank of America without the approval of ABN AMRO shareholders.

Later on 3 May 2007, ABN AMRO counsel called RBS counsel to discuss whether any acquisition proposal by the Banks for LaSalle would be conditional on the completion of a public offer for ABN AMRO. ABN AMRO counsel encouraged the Banks to submit an unconditional acquisition proposal in light of the "various ramifications of a conditional bid". ABN AMRO counsel also indicated that ABN AMRO Bank would seek clarification from the Dutch Enterprise Chamber as to whether its order barred ABN AMRO from continuing the "go shop" process.

On 4 May 2007, Bank of America filed a lawsuit against ABN AMRO in the United States District Court of the Southern District of New York, seeking unspecified monetary damages for breach of representation, an injunction preventing ABN AMRO from negotiating the sale of or selling LaSalle, other than as provided for in the Bank of America Agreement, and an order of specific performance for the delivery of LaSalle to Bank of America. The same day, ABN AMRO asked the Dutch Enterprise Chamber for clarity on whether its preliminary injunction affected the "go shop" deadline provided for in the Bank of America Agreement.

On 4 May 2007, Sir Fred Goodwin, Count Maurice Lippens and Mr. Votron, as representatives of the Banks, met with Mr. Groenink and Mr. Martinez over dinner in Amsterdam to discuss the Banks' proposal for LaSalle and to explain how their proposal was superior to the Barclays proposed offer and the Bank of America agreement to acquire LaSalle.

In a 5 May 2007 letter, in accordance with the "go shop" provision of the Bank of America Agreement, the Banks submitted to both ABN AMRO's and ABN AMRO Bank's Boards their acquisition proposal to acquire LaSalle for $24.5 billion in cash, not subject to financing, but conditional on the completion of a proposed public offer to be made by the Banks for ABN AMRO. The letter enclosed a confidential memorandum describing the details of the proposed public offer that the Banks would make for ABN AMRO if the Banks' acquisition proposal for LaSalle were accepted, including the price of €38.40 per share. The memorandum also described the rationale for the proposed offer, the Banks' plans with respect to ABN AMRO, the expected benefits of the offer to customers and employees, the low execution risk of the offer and the financing of the offer consideration.

Included with the Banks' acquisition proposal was a purchase and sale agreement for LaSalle in the form that the Banks were prepared to execute. The agreement included a provision requiring the approval of ABN AMRO shareholders for the acquisition of LaSalle and a mutual termination right in the event that ABN AMRO recommended or pursued an alternative transaction involving the acquisition of ABN AMRO. In addition to the closing conditions included in the Bank of America Agreement, the agreement proposed by the Banks included conditions relating to the receipt of Fortis shareholder approval and the absence of any litigation arising out of or related to the Bank of America Agreement. The Banks also indicated that they were prepared to enter into a merger protocol with ABN AMRO that would outline the terms of their proposed public offer for ABN AMRO. By its terms, the Banks' acquisition proposal was to expire at 11:59 p.m. (New York City time) on 6 May 2007.

Throughout 5 and 6 May 2007, the Banks, Merrill Lynch and the Banks' respective legal advisers had discussions by telephone and correspondence with ABN AMRO and its financial and legal advisers regarding the acquisition proposal for LaSalle and the proposed offer for ABN AMRO. On 5 May 2007, ABN AMRO counsel asked RBS counsel to eliminate the conditions relating to the Bank of America litigation and the Fortis shareholder vote. ABN AMRO counsel and financial advisers also expressed dissatisfaction with the inter-conditionality between the Banks' acquisition proposal for LaSalle and the proposed offer to acquire ABN AMRO. The Banks' legal counsel and Merrill Lynch explained, however, that the inter-conditionality was not precluded by the Bank of America Agreement.

Later that day, RBS counsel sent a letter on behalf of the Banks to ABN AMRO stating that the Banks would eliminate the conditions relating to the Bank of America litigation and the Fortis shareholder vote. ABN AMRO counsel subsequently requested that the inter-conditionality also be eliminated and, on 6 May 2007, confirmed that request in writing.

During the afternoon (London time) of 6 May 2007, the Banks responded to a number of legal questions submitted by Morgan Stanley, on behalf of ABN AMRO. The Banks then received an email from Morgan Stanley and UBS, again on ABN AMRO's behalf, attaching a list of 31 detailed questions on the Banks' proposed offer for ABN AMRO. In response, a representative of Merrill Lynch sent Morgan Stanley and UBS an email to the effect that the Banks had provided sufficient information for ABN AMRO to be able to determine that the Banks' acquisition proposal was a superior proposal and that the Banks would provide confirmatory due diligence on the financing of the proposed offer if ABN AMRO accepted their offer in principle.

The parties' respective legal counsel continued to negotiate the terms of the purchase and sale agreement for LaSalle into the night of 6 May 2007, ahead of the expiry of the "go shop" provision at 11:59 p.m. (New York City time) and resolved substantially all the open issues in the purchase and sale agreement for LaSalle other than those that related to the inter-conditionality between the Banks' acquisition proposal for LaSalle and the Banks' proposed public offer to acquire ABN AMRO.

The Banks informed ABN AMRO through telephone calls and emails between Merrill Lynch, UBS and Morgan Stanley, and between Sir Fred Goodwin and Mr. Martinez and Mr. Groenink in the evening of 6 May 2007, that they were not prepared to remove the inter-conditionality between their acquisition proposal for LaSalle and their proposed public offer for ABN AMRO, that the interconditionality was not precluded by the Bank of America Agreement and that the Banks' offer for LaSalle was superior.

Later that night, UBS emailed Merrill Lynch to inform the Banks that the ABN AMRO Boards did not accept the inter-conditionality of the acquisition proposal and the proposed offer and therefore would not consider the Banks' acquisition proposal for LaSalle to be a superior proposal within the terms of the "go shop" provision.

On 7 May 2007, the Banks confirmed by press release that they had submitted an acquisition proposal for LaSalle to ABN AMRO on 5 May 2007, which had been rejected by ABN AMRO on 6 May 2007. In particular, the Banks noted that their proposed price for LaSalle was materially greater than the price that Bank of America had agreed to pay and would have led to a public offer from the Banks for ABN AMRO on terms consistent with the indicative proposals announced on 25 April 2007.

From the week commencing 7 May 2007 until the week ending 8 June 2007, there was intermittent contact between representatives of RBS, Santander and their advisers and Bank of America and its legal advisers regarding the possibility of resolving the situation with respect to the sale of LaSalle, in particular regarding a possible split of the LaSalle business between RBS and Bank of America. As at the date of this document, discussions are not ongoing.

On 14 May 2007, at the request of the AFM and ABN AMRO, the Banks issued a press release to clarify certain aspects of the Banks' acquisition proposal for LaSalle submitted to ABN AMRO on 5 May 2007, including the proposed purchase price of $24.5 billion. At the request of the AFM, ABN AMRO and the Banks also disclosed on their websites a number of previously non-public documents, including letters between the Banks and ABN AMRO and the draft purchase and sale agreement. The Banks' press release also stated that the Banks' proposals for the acquisition of ABN AMRO were still under consideration by the Banks and remained conditional, among other things, on LaSalle remaining within the ABN AMRO Group. The Banks stated that under the timetable set by the Dutch public offer rules, the Banks would make a further statement regarding their position on or before 27 May 2007.

On 15 May 2007, ABN AMRO filed an appeal in the Supreme Court of the Netherlands requesting that the Supreme Court nullify the decision of the Dutch Enterprise Chamber issued on 3 May 2007. On the same date, both Bank of America and Barclays also filed an appeal seeking similar relief with the Supreme Court of the Netherlands.

On 19 May 2007, Sir Fred Goodwin spoke with Mr. Martinez regarding progressing the Banks' proposed offer for ABN AMRO.

On 24 May 2007, executives from the Banks held preliminary discussions on their proposals in relation to ABN AMRO with ABN AMRO's Works Council. These discussions were continued on 4 June 2007.

On 25 May 2007, the Banks issued a press release announcing that, in light of the forthcoming bank holiday on Monday, 28 May 2007 in the Netherlands, Belgium and the United Kingdom, the Banks would make an announcement on 29 May 2007, rather than 27 May 2007, as previously indicated, clarifying whether or not, and if so under what circumstances, the Banks would make an offer for ABN AMRO.

Sir Fred Goodwin having advised Mr. Groenink and Mr. Martinez in advance by telephone, the Banks sent a letter dated 28 May 2007, confirming to ABN AMRO their intention to announce an offer on 29 May 2007 and enclosing a draft of the announcement to be released on 29 May 2007. The letter explained that the Banks' proposed offer was substantially the same as in the confidential memorandum dated 5 May 2007, but also indicated that the Banks intended to defer €1.00 of cash per ABN AMRO share from the proposed consideration pending resolution of the situation with respect to the sale of LaSalle. The letter also outlined the benefits of the Banks' proposals to ABN AMRO shareholders, employees and other stakeholders.

On 29 May 2007, the Banks announced their proposed offer for ABN AMRO and held investor and press conferences about the proposed offer. Among other things, the Banks confirmed the following terms of the proposed offer:

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€30.40 in cash plus 0.844 RBS ordinary shares for each ABN AMRO ordinary share (including €1.00 in cash to be retained by the Banks pending resolution of the situation with respect to the sale of LaSalle);

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Valued at €38.40 per ABN AMRO ordinary share, a 13.7% premium to the value of Barclays' proposed offer (based on the price of Barclays ordinary shares of 712.5p at the close of business on 24 April 2007, the day before the Banks first announced details of their proposals including a price indication, and the price of RBS ordinary shares of 642.5p at the close of business on 25 May 2007, the last full trading day prior to the announcement of the terms of the proposed offer);

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Total value of €71.1 billion; €8.6 billion higher than Barclays' proposed offer (based on an undiluted number of shares, and on the price of Barclays ordinary shares of 712.5p at the close of business on 24 April 2007, the day before the Banks first announced details of their proposals including a price indication, and on the price of RBS ordinary shares of 642.5p at the close of business on 25 May 2007, the last full trading day prior to the announcement of the terms of the proposed offer);

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Approximately 79% of the consideration in cash, providing greater certainty of value than Barclays' proposed offer;

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Proposed offer not subject to any financing condition, with capital raisings fully underwritten; and

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Proposed offer conditional, among other things, on the Dutch Supreme Court upholding the provisional injunction granted by the Dutch Enterprise Chamber on 3 May 2007 restraining ABN AMRO and ABN AMRO Bank from selling LaSalle to Bank of America without the prior approval of ABN AMRO shareholders and the result of the ABN AMRO shareholder vote on the sale of LaSalle to Bank of America.

On 30 May 2007, in response to the Banks' offer announcement, ABN AMRO issued a press release stating that it had formed a Transaction Committee that would liaise with the Managing Board and key staff and advisers of ABN AMRO on an ongoing basis on all matters with respect to the proposed offers by Barclays and the Banks or other potential bidders.

Throughout June 2007, following the announcement of the terms of the proposed offer, UBS and Morgan Stanley (on behalf of ABN AMRO) and Merrill Lynch (on behalf of the Banks) had intermittent contact, none of which was substantive, to discuss the terms of the Banks' proposed offer.

By letter dated 4 June 2007, ABN AMRO advised the Banks that the ABN AMRO Boards were in the process of considering the Banks' proposed offer, requested clarification of various points and proposed a meeting between ABN AMRO's working team and the Banks for the week beginning 11 June 2007. Enclosed was a preliminary list of questions intended, according to the letter, to elicit information that would enable ABN AMRO to assess the likelihood that the Banks would obtain the necessary shareholder approvals to complete the proposed offer and to give ABN AMRO a better understanding of the Banks' plans for the split of the ABN AMRO business units in the Netherlands. The letter also noted that any interaction between the Banks and ABN AMRO must be predicated on preserving the rights and obligations under ABN AMRO's Merger Protocol with Barclays and the Bank of America Agreement.

By letter dated 5 June 2007, RBS (on behalf of the Banks) responded, stating that the Banks were willing to meet with ABN AMRO to discuss the proposed offer earlier than the week beginning 11 June 2007. The letter also requested further clarification from ABN AMRO regarding the Transaction Committee formed by ABN AMRO the previous week, as well as the implications of ABN AMRO's reference to "preserving the rights and obligations under [the] Merger Protocol". The Merger Protocol had not been made public at that stage.

On 7 June 2007, Mr. Votron spoke with Mr. Jiskoot regarding valuation issues with respect to the Banks' proposed offer and ABN AMRO's Transaction Committee.

By a letter dated 8 June 2007, Mr. Groenink responded to RBS's 5 June 2007 letter, stating that the Barclays Merger Protocol (which would be publicly filed early in the week commencing 11 June 2007) contained no provisions preventing ABN AMRO from seeking clarifications or prohibiting the ABN AMRO Boards from recommending to ABN AMRO's shareholders a superior competing offer to that of Barclays; however, the ABN AMRO Boards were not in a position to engage in a dialogue with the intent to recommend the Banks' proposed offer for ABN AMRO as it was conditional upon LaSalle not being sold. Mr. Groenink also suggested further meetings with him and Mr. Martinez if the Banks felt it necessary after review of the Merger Protocol and reiterated ABN AMRO's proposal for a meeting between ABN AMRO's working team and the Banks.

On 12 June 2007, Sir Fred Goodwin and Mr. Groenink met in Amsterdam to further discuss the terms of the Banks' proposal. The following day, Mr. Gilbert Mittler (Chief Financial Officer of Fortis), Mr. Whittaker, Mr. José A. Álvarez (Chief Financial Officer of Santander) and a representative of Merrill Lynch met with Mr. Jiskoot and representatives of Morgan Stanley and UBS to discuss the Banks' proposed offer in further detail, to answer the questions set out in Mr. Groenink's letter and to discuss the basis for cooperation between ABN AMRO and the Banks regarding their proposed offer.

Between 18 June and 20 June 2007, UBS contacted Merrill Lynch several times by email, on ABN AMRO's behalf, to request additional information and to clarify certain issues with respect to the Banks' proposed offer, in order to better understand the proposed offer so that the ABN AMRO Boards could determine whether to recommend the proposed offer. On 20 June 2007, UBS sent an email to Merrill Lynch confirming that other than the wording of the "material adverse change" clause in the Banks' proposed offer and ABN AMRO's request to have access to, for verification purposes, the Banks' funding and/or underwriting agreements, ABN AMRO and UBS had no further major outstanding questions about the Banks' proposed offer at that stage.

On 4 July 2007, Mr. Votron and Mr. Jiskoot met to discuss the merits of the Banks' proposed offer, valuation issues and the impact of the Transaction on clients and others.

On 10 July 2007, Mr. Groenink sent Sir Fred Goodwin a letter commenting on the Banks' plans for the Dutch businesses of ABN AMRO, suggesting a further meeting between the Banks and Mr. Jiskoot and offering to provide detailed management accounting information relating to ABN AMRO. Sir Fred Goodwin replied the next day, welcoming the opportunity to meet and obtain further information relating to ABN AMRO as a helpful step forward as part of a constructive dialogue between ABN AMRO and the Banks.

On 11 July 2007, Mr. Groenink called Sir Fred Goodwin regarding VEB's 10 July 2007 submission to the Dutch Enterprise Chamber requesting the appointment of independent directors to ABN AMRO's Supervisory Board. Sir Fred Goodwin confirmed that RBS did not support that strategy. Mr. Martinez called Sir Fred Goodwin later, when the same matters were discussed.

On 13 July 2007, the Dutch Supreme Court overruled the Dutch Enterprise Chamber's injunction restraining ABN AMRO and ABN AMRO Bank from proceeding to completion of the sale by ABN AMRO Bank of LaSalle to Bank of America without the approval of ABN AMRO's shareholders. The Dutch Supreme Court decision did not deal with VEB's request to the Dutch Enterprise Chamber for an investigation into the policy of ABN AMRO as from 1 January 2006; this request is still pending before the Dutch Enterprise Chamber. Soon after the announcement of the Dutch Supreme Court's decision, ABN AMRO announced its intention to complete the sale of LaSalle to Bank of America.

On the same day, Mr. Groenink called Sir Fred Goodwin to seek clarification of the Banks' position following the Dutch Supreme Court's ruling. Sir Fred Goodwin confirmed that the Banks would clarify their position shortly. During a subsequent telephone conversion, Sir Fred Goodwin advised Mr. Martinez that the Banks intended to make a revised offer which would be materially higher than

Barclays' proposed offer and that it would be a condition of that revised offer that ABN AMRO did not make any further disposals of a material part of its business or assets. Mr. Martinez confirmed that ABN AMRO would treat any revised offer by the Banks for ABN AMRO, without LaSalle, on a level playing field with Barclays' proposed offer. There was a subsequent follow up call between Mr. Groenink and Sir Fred Goodwin.

Later that day, the Banks wrote to Mr. Martinez and Mr. Groenink confirming that they still intended to bid for ABN AMRO, that their bid would be conditional, amongst other things, upon there being no further disposals by ABN AMRO of a material part of its business or assets, and that it remained the Banks' preference to work with the ABN AMRO Boards to secure their recommendation for the Banks' proposals. The Banks also issued a press release confirming their intention to proceed with a revised bid for ABN AMRO excluding LaSalle.

On 15 July 2007, during separate telephone conversations with each of Mr. Martinez and Mr. Groenink, Sir Fred Goodwin confirmed that the Banks would be making a revised proposed offer at €38.40 per ABN AMRO ordinary share. Mr. Martinez and Mr. Groenink each reconfirmed that this revised proposed offer would be treated on a level playing field with Barclays' proposed offer and that ABN AMRO had no intention of making any major assets disposals at the current time.

Sir Fred Goodwin indicated in the foregoing calls that the Banks would make reference in their announcement to the assurance regarding a level playing field.

On 16 July 2007, the Banks issued an announcement confirming their intention to proceed with their revised proposed offer for ABN AMRO on the following terms, amongst others:

•
€35.60 in cash plus 0.296 RBS ordinary shares for each ABN AMRO ordinary share;

•
Valued at €38.40 per ABN AMRO ordinary share, with a total value of €71.1 billion;

•
Approximately 93% of the consideration in cash, providing greater certainty of value than Barclays' proposed offer;

•
No pre-conditions or conditions relating directly to claims arising from the sale of LaSalle and no element of contingent consideration; and

•
Conditional upon ABN AMRO not having made or agreed to make any acquisitions or disposals of a material part of its business or assets, with the exception of the disposal of LaSalle.

Further to the letter received by the Banks on 10 July 2007 from ABN AMRO, on 16 July 2007, representatives of RBS and Fortis met with ABN AMRO representatives to discuss and share limited historical management accounting information for periods in 2005 and 2006 relating to ABN AMRO's business units.

Mr. Votron and Mr. Jiskoot spoke by telephone on 17 July 2007 and discussed ABN AMRO's concerns about VEB.

On 18 July 2007, ABN AMRO issued a press release acknowledging receipt of the Banks' revised proposed offer. In the press release, ABN AMRO confirmed it would discuss the revised proposed offer with the Banks, and that, under the terms of the Merger Protocol, it would also discuss with Barclays its offer and the implications of the Banks' revised proposed offer. ABN AMRO also confirmed that it would assess the proposed offers in a fair and transparent manner and that it had no intention of making any major asset disposals at that time.

On the same day, during telephone conversations between Mr. Groenink and Sir Fred Goodwin, Mr. Groenink confirmed that the Banks' revised proposed offer would be assessed in a fair and transparent manner and that ABN AMRO had no intention of making any major asset disposals at that time. Mr. Groenink and Sir Fred Goodwin also discussed the VEB's 10 July 2007 submission to the Dutch Enterprise Court requesting the appointment of independent directors to ABN AMRO's Supervisory Board.

On 20 July 2007, the Banks announced their revised offer for ABN AMRO as outlined in the Banks' announcement of 16 July 2007, and RBS filed with the SEC its Registration Statement on Form F-4 with respect to the Banks' offer. On the same day, the Dutch offer document with respect to the Banks' offer was filed with the AFM, with no further comments from the AFM, and the UK prospectus with respect to the Banks' offer was filed with and approved by the FSA.

On 23 July 2007, RBS filed with the SEC an amendment to its Registration Statement on Form F-4, and RFS Holdings and the Banks filed with the SEC a Tender Offer Statement on Schedule TO to commence the offer to exchange.

The same day, Barclays announced the revised terms of its offer.

On 24 July 2007, Mr. Groenink wrote to Sir Fred Goodwin inviting the Consortium to make a presentation about its offer the following day. The same day, Sir Fred Goodwin responded to Mr. Groenink by letter, stating that the Banks would be pleased to meet with ABN AMRO, but that it was not feasible to prepare a presentation for the next day. In the letter, Sir Fred Goodwin suggested finding an alternative date and requested a clearer understanding of the matters ABN AMRO wished to discuss, in light of the Banks' understanding from ABN AMRO's advisers that all outstanding questions had been answered.

The following day, on 25 July 2007, Mr. Groenink wrote to Sir Fred Goodwin requesting an alternative date for the meeting and noting further issues that ABN AMRO wanted to raise with the Banks with respect to their offer.

Also on 25 July 2007, Mr. Martinez called Sir Fred Goodwin asking if Sir Fred Goodwin had any message or information that he would like to have passed on to the ABN AMRO Supervisory Board. Sir Fred Goodwin responded that all of the relevant information had been previously communicated or was in the offer. During that conversation, Sir Fred Goodwin also raised certain issues presented by the Barclays Merger Protocol and ABN AMRO's recommendation of the Barclays proposed offer, which he believed compromised the prospects for future dialogue between ABN AMRO and the Banks. It was left to Mr. Martinez and the ABN AMRO Supervisory Board to "clear a pathway" to constructive and substantive dialogue between ABN AMRO and the Banks.

On 27 July 2007, at an extraordinary general meeting, Santander shareholders passed the necessary resolutions to enable Santander to proceed with a rights issue and the issuance of mandatorily convertible securities, through which Santander intends to partially finance its portion of the offer consideration.

On 30 July 2007, ABN AMRO issued an offer update in which it announced that it was not in a position to recommend either the Banks' or Barclays' offer for ABN AMRO and that it would continue to engage with both parties with the aim of continuing to ensure a level playing field.

By letter dated 30 July 2007, Sir Fred Goodwin responded to Mr. Groenink's letter of 25 July 2007, and referring to ABN AMRO's announcement on 30 July 2007, Sir Fred Goodwin confirmed that the Banks would move rapidly once ABN AMRO was in a position to establish a constructive and substantive dialogue with the Banks.

On 3 August 2007, Sir Fred Goodwin called Mr. Martinez to express his concern about purported comments by Mr. Groenink to a Dutch newspaper recommending that Fortis shareholders vote against the rights issue contemplated by Fortis and queried whether such comments undermined the existence of a level playing field. Mr. Martinez reaffirmed the position of the ABN AMRO Supervisory Board to maintain a level playing field and said that Mr. Groenink had been misquoted.

Later on the same day, Sir Tom McKillop (Chairman of RBS) spoke to Mr. Martinez by telephone about the same issues.

On 4 August 2007, Mr. Jiskoot called Mr. Votron to discuss the media reports about the Fortis shareholder vote ahead of the Fortis EGM to be held on 6 August 2007.

Over the course of 4 August 2007 to 5 August 2007, Mr. Votron spoke with Mr. Jiskoot several times to discuss issuing a joint press release about the current offer situation. During the same period, Mr. Votron also exchanged emails with Mr. Groenink regarding the joint press release.

Also on 4 August 2007, Mr. Martinez and Sir Fred Goodwin had a separate telephone conversation during which they agreed that ABN AMRO and the Banks should issue a joint statement about the fact that Mr. Groenink had been misquoted and to acknowledge on the part of both the Banks and the ABN AMRO Boards that a level playing field would be maintained.

On 5 August 2007, the Banks and ABN AMRO issued a joint press release stating that the Banks had accepted assurances by ABN AMRO that Mr. Groenink was misquoted regarding the Fortis shareholder vote and that ABN AMRO and the Banks had agreed to engage in constructive dialogue and to maintain a level playing field.

On 6 August 2007, at an extraordinary general meeting, Fortis shareholders voted in favour of the participation of Fortis in the Banks' offer and in favour of amendments to the Fortis articles of association required to allow an increase in the share capital of both Fortis SA/NV and Fortis N.V. in order to finance Fortis's share of the Banks' offer.

On 9 August 2007, Mr. Whittaker and other representatives of RBS and Santander, Mr. Herman Verwilst (Chief Operating Officer and deputy Chief Executive Officer of Fortis), Mr. Juan Poswick (Director of Mergers & Acquisitions of Fortis) and Merrill Lynch representatives met with Mr. Jiskoot, Mr. Maurice Oostendorp (Group Functions/Head of Group Finance of ABN AMRO), Mr. Alexander Pietruska (Managing Director and Head of Corporate Development of ABN AMRO Ltd.) and UBS representatives for a general discussion on the status of the Banks' offer and to discuss proposed further meetings regarding due diligence.

On 10 August 2007, an extraordinary general meeting of RBS shareholders passed the necessary resolutions for RBS to participate in the offer.

Mr. Whittaker wrote to Mr. Jiskoot on 13 August 2007 and included an initial schedule of names of senior executives in ABN AMRO whom the Banks would propose to meet to initiate a dialogue between ABN AMRO and the Banks. Mr Whittaker stressed that the discussions would be confined to general business issues at this stage and would not cover non-public or price sensitive information relating to ABN AMRO.

The same day, the Banks issued a press release announcing that their aggregate shareholding in ABN AMRO had been increased to 3.25% of voting rights through market purchases made between 10 August 2007 and 13 August 2007 of a total of 40.76 million ABN AMRO ordinary shares.

During the evening of 13 August 2007, Sir Fred Goodwin spoke with Mr. Martinez regarding the Banks' offer.

Mr. Groenink contacted Sir Fred Goodwin's office by email on 13 August 2007 requesting a telephone meeting. Mr. Groenink and Sir Fred Goodwin subsequently spoke by telephone on 14 August 2007 to discuss the Banks' offer.

On 15 August 2007, Mr. Whittaker received a letter from Mr. Jiskoot regarding potential changes to the condition language in the Banks' offer and suggesting further meetings among the Banks' advisors to discuss these. The same day, Mr. Jiskoot met with Mr. Johnny Cameron (a member of the RBS Board and Chief Executive, Corporate Markets) for lunch during which they discussed general market conditions and due diligence planning. Mr. Cameron also met with Mr. Piero Overmars (an ABN AMRO Managing Board member) for dinner and discussed the Banks' offer, general market conditions and due diligence.

On 16 August 2007, Sir Fred Goodwin met with Mr. Jiskoot to discuss the Banks' offer and reiterate the Banks' commitment to their offer. Sir Fred Goodwin also met with Mr. Ron Teerlink, a member of the Managing Board of ABN AMRO.

Mr. Whittaker and Mr. Jiskoot also corresponded by email during 17 August 2007 regarding setting up a dialogue between ABN AMRO and the Banks. The same day, Mr. Votron also spoke to Mr. Jiskoot regarding the offer process.

On 20 August 2007, Sir Fred Goodwin met with Mr. Groenink in Edinburgh to discuss the Banks' offer.

Later that evening, Sir Fred Goodwin called Mr. Martinez to update him on the Banks' offer. Sir Fred Goodwin also spoke with Mr. Jiskoot to update him.

On 22 August 2007, Mr. Neil Roden (Head of Group Human Resources at RBS) and Mr. Michel Deboeck (Head of Human Resources at Fortis) met with Ms. Pauline van der Meer Mohr (Head of Group Human Resources at ABN AMRO) and a representative from ABN AMRO's Corporate Development Area to discuss human resource matters generally and to discuss the Banks' approach going forward.

On 23 August 2007, Mr. Brian Crowe (Chief Executive, Global Banking & Markets at RBS) met with Michiel de Jong (Head of BU Europe at ABN AMRO) and subsequently with Ms. Alexandra Cook- Schaapveld (Head of BU Global Clients at ABN AMRO). A representative from ABN AMRO's Corporate Development Area was also present at each meeting. The meetings covered a mutual discussion on the relevant business areas for each of RBS and ABN AMRO. The next day, 24 August 2007, Mr. Crowe met with Ms. Ann Cairns (Head of BU Transaction Banking at ABN AMRO) with a representative of Morgan Stanley, and they discussed transaction banking within ABN AMRO and RBS and the transaction banking market generally.

On 24 August 2007, Mr. Overmars met with Sir Fred Goodwin in Edinburgh, and they discussed the Banks' offer. Mr. Martinez met with Sir Fred Goodwin in Edinburgh later that day and also with Sir Tom McKillop to discuss the Banks' offer.

On 27 August 2007, Mr. Jiskoot called Sir Fred Goodwin to discuss the Banks' offer and to arrange to meet later in the week. A meeting was subsequently arranged for 31 August 2007.

During the week commencing 27 August 2007, representatives from the Banks met and spoke by telephone with a number of representatives from ABN AMRO to discuss ABN AMRO's business, the relevant market segments and due diligence matters generally.

On 29 and 30 August 2007, Mr. Jiskoot spoke with representatives from the Banks to discuss the process between ABN AMRO and the Banks going forward and to organise meetings between key individuals of ABN AMRO and the Banks over the following weeks.

On 30 August, Mr. Jiskoot met with representatives from Merrill Lynch to discuss the Banks' offer.

On 31 August 2007, Sir Fred Goodwin had meetings with Mr. Joost Kuiper (Managing Board Member, ABN AMRO), Mr. Boumeester and Mr. Jiskoot in Amsterdam at which the Banks' offer was discussed.

Mr. Kuiper also met with Mr. Cameron in London later the same day and discussed the Banks' offer.

During the week commencing 3 September 2007, representatives from the Banks had meetings and conversations by telephone with representatives from ABN AMRO to discuss ABN AMRO's business, the relevant market segments, due diligence, the process of continued engagement and certain other matters, including certain integration matters, in the event that the Banks' offer is successful.

Visits to RBS in Edinburgh were made by representatives from ABN AMRO's Central Works Council on 3 September 2007 and by representatives from ABN AMRO's European Staff Council on 10 September 2007. The primary purpose of the visits was to provide information about RBS.

Mr. Votron had meetings with Mr. Overmars, Mr. Teerlink, Mr. Boumeester and Mr. Jiskoot on 4 September 2007 at which the process between ABN AMRO and the Banks going forward was discussed.

Sir Fred Goodwin spoke with Mr. Jiskoot by telephone on 5 September 2007 to discuss the progress of meetings between key individuals from the Banks and ABN AMRO. Mr. Jiskoot also spoke with Mr. Whittaker. Sir Fred Goodwin and Mr. Jiskoot met in London the next day and they discussed the role of DNB in relation to the Banks' offer.

Sir Fred Goodwin spoke with Mr. Martinez on 6 September 2007 to discuss the Banks' offer.

During the week commencing 10 September 2007, representatives from the Banks had further meetings and conversations by telephone with representatives from ABN AMRO to continue their discussion of ABN AMRO's business, the relevant market segments, due diligence matters generally and integration matters in the event that the Banks' offer is successful.

Sir Fred Goodwin spoke with Mr. Jiskoot on 10 and 11 September 2007 to discuss the Banks' offer. Mr. Jiskoot also spoke with Mr. Whittaker to schedule further meetings with representatives of ABN AMRO's finance function.

Sir Fred Goodwin spoke with Mr. Jiskoot on 12 September 2007 and discussed the Banks' offer. The same day, Sir Fred Goodwin also spoke with Mr. Martinez about the Banks' offer.

On 12 September 2007, Mr. Votron spoke with Mr. Boumeester regarding the process between ABN AMRO and the Banks. Mr. Votron also spoke with Mr. Jiskoot by telephone to discuss the position of the Central Works Council.

Sir Fred Goodwin spoke with Mr. Groenink and Mr. Jiskoot on 14 September 2007 to discuss the Banks' offer. On the same date, Mr. Votron also spoke with Mr. Jiskoot to discuss the process between ABN AMRO and the Banks.

On 15 September 2007, Sir Fred Goodwin's office received an e-mail from Mr. Groenink's office relating to the ABN AMRO circular to be issued on 16 September 2007.

On 15 and 17 September 2007, Mr. Votron spoke again with Mr. Jiskoot regarding the process between ABN AMRO and the Banks.

During the week commencing 17 September 2007, representatives from the Banks met and spoke by telephone with a number of representatives from ABN AMRO to continue discussions on ABN AMRO's business, the relevant market segments and due diligence matters generally and integration matters in the event that the Banks' offer is successful.

On 17 September 2007, the Dutch Minister of Finance, in conjunction with the Dutch Central Bank, granted the Banks the Declarations of No Objection which they require in respect of the offers.

On 17 and 18 September 2007, Sir Fred Goodwin spoke to Mr. Martinez about the Banks' offer.

On 18 September 2007, Mr. Votron spoke with Mr. Jiskoot and discussed Morgan Stanley's role as advisor to ABN AMRO.

On 19 September 2007, Sir Fred Goodwin spoke separately to Mr. Martinez and Mr. Groenink regarding the Banks' Declaration of No Objection from the Dutch Central Bank. Sir Fred Goodwin arranged to meet Mr. Jiskoot in London on 21 September 2007.

On 19 September 2007, Mr. Votron received a letter from Mr. Jiskoot regarding competition matters raised by the European Commission. The letter referred to several conversations between representatives of Fortis and ABN AMRO regarding competition matters raised by the European Commission prior to 19 September 2007.

On 20 September 2007, Sir Fred Goodwin's office telephoned Mr. Teerlink's office to arrange a meeting between Sir Fred Goodwin and Mr. Teerlink for the following week. On the same day, Mr. Martinez called Sir Fred Goodwin to update him following the ABN AMRO EGM.

On 21 September 2007, Mr. Jiskoot met Sir Fred Goodwin in London to discuss structure issues.

On 21 September 2007, Fortis and ABN AMRO representatives discussed competition matters raised by the European Commission. Over the next several days, the parties, including Mr. Kloosterman and Mr. Jan Peter Schmittmann (President of ABN AMRO Netherlands), continued such discussions.

On 22 September 2007, Mr. Groenink sent an email to the Banks regarding ABN AMRO's shareholder circular.

During the week commencing 24 September 2007, representatives from the Banks met and spoke by telephone with a number of representatives from ABN AMRO to continue discussions on ABN AMRO's business, the relevant market segments and due diligence matters generally and integration matters in the event that the Banks' offer is successful.

On 25 September 2007, Mr. Martinez called Sir Fred Goodwin to discuss the Banks' offer generally.

On 26 September 2007, Mr. Camille Fohl (Fortis's Head of Commercial Banking Europe) and Mr. Filip Dierckx (Fortis's Chief Executive Office of Merchant & Private Banking) spoke with Mr. Jan Peter Schmittmann and Mr. Wietse Reehoorn, two representatives of ABN AMRO, about Fortis's discussions with the European Commission.

On 27 September 2007, Sir Fred Goodwin met Mr. Teerlink to discuss structure issues. Later the same day, Sir Fred Goodwin also met with Mr. Overmars regarding structure issues.

In addition, there has been other intermittent contact, none of which was substantive, between representatives of the Banks and ABN AMRO and their respective advisers.

Other than as set forth in this document, including in this section, since 20 July 2005, to the best knowledge of the Banks, there have been no negotiations, transactions or material contacts between Fortis, RBS, Santander, RFS Holdings or any of their affiliates or any of the persons named in Annex A, on the one hand, and ABN AMRO or any of its affiliates, on the other hand, relating to any merger, consolidation, acquisition, tender offer for any class of ABN AMRO's securities, election of the directors of ABN AMRO, or any sale or other transfer of a material amount of the assets of ABN AMRO.

Other than in the ordinary course of business, or as set forth in this document, including in the section entitled "Interests of RFS Holdings, Fortis, RBS, Santander and ABN AMRO and Their Directors and Executive Officers", since 20 July 2005, to the best knowledge of the Banks, there has been no transaction, or series of related transactions, between Fortis, RBS, Santander, RFS Holdings or any of the persons named in Annex A to this document, on the one hand, and any executive officer, director or affiliate of ABN AMRO that is a natural person, on the other hand, that exceeded U.S.$60,000 in the aggregate.

In the normal course of their businesses, ABN AMRO, on one hand, and Fortis, RBS and Santander, on the other hand, are parties to transactions and agreements with each other. None of Fortis, RBS or Santander or, to the best knowledge of the Banks, any of the persons named in Annex A to this document has since 20 July 2005 engaged in any transaction with ABN AMRO or its affiliates that is not a natural person that would require disclosure under the rules and regulations of the SEC applicable to these offers.

Reasons for the Offers

ABN AMRO, the Banks believe, contains good businesses and customer franchises widely spread across a range of attractive markets. However, ABN AMRO has acknowledged the opportunity for it to deliver greater benefits for its customers and employees and generate growth and additional value for its shareholders by combining with a partner and selling parts of the ABN AMRO Group.

The Banks believe that they have a comprehensive strategic fit with ABN AMRO across its activities. The Banks expect that, following their acquisition of ABN AMRO, they will be able to create stronger businesses with enhanced market presence and growth prospects, leading to substantial value creation and benefits for shareholders, customers and employees. The Banks have the financial and management resources to invest in and grow the ABN AMRO businesses and have proven records of growing their own businesses. Implementation of the Banks' respective measures to realise projected synergies is expected to enhance profitability and allow the Banks to invest further in customer-facing areas, as they have done in their own businesses.

The Banks believe the inclusion within their groups of the ABN AMRO Businesses will create substantial value for shareholders through cost savings and revenue benefits. In 2006, ABN AMRO's cost:income ratio was 69.6%, compared to 61.2% for Fortis Bank, 42.1% for RBS and 48.5% for Santander. The Banks believe that the combinations of complementary and overlapping businesses will enable substantial rationalisation of costs. In aggregate, it is expected that the Banks' cost savings, before tax, will reach approximately €3.46 billion per annum by the end of 2010.

While the expected cost saving opportunities underpin the potential value creation, the Banks also believe that there are considerable opportunities for them to create sustainable increases in profitable revenue growth. The Banks believe that relatively limited scale and resources, combined with a lack of focus, have made it difficult for ABN AMRO to take advantage of the many growth opportunities across its broad range of attractive but widely-spread franchises, products and geographies. The combination of complementary businesses and capabilities will create additional opportunities for growth which are not available to ABN AMRO alone, or to any single buyer. The Banks have the resources to capitalise on these opportunities for growth. The Banks estimate that the aggregate revenue benefits identified, net of associated costs and impairment losses, before tax, will be approximately €0.85 billion per annum by the end of 2010.

The Banks believe that, because of their collective presence in and understanding of the broad range of markets in which ABN AMRO operates, and because of their proven track records of successful acquisitions and delivery of promised results, their acquisition of ABN AMRO will have lower integration risk than its acquisition by a single buyer.

The Banks expect that the stronger businesses created by combining the ABN AMRO's Businesses with their own complementary operations will generate benefits for customers and employees. The enhanced presence, product strengths and distribution capabilities of these strengthened businesses are expected to deliver benefits to customers, who will also gain from the increased scale and efficiency of the businesses that serve them. The Banks also believe that the stronger businesses resulting from the Transaction will create sustainable platforms for increased job creation and enhanced opportunities for employees.

Businesses to be Acquired

Upon successful completion of the offers, the ABN AMRO Businesses are to be acquired by RFS Holdings, a company formed by the Banks and to be controlled by RBS. Following completion of the offers, an orderly reorganisation is expected to result in the following ownership:

•
Fortis: Business Unit Netherlands (excluding former Dutch wholesale clients, Interbank and DMC Consumer Finance), Business Unit Private Clients globally (excluding Latin America) and Business Unit Asset Management globally

•
RBS: Continuing businesses of Business Unit North America following the sale of LaSalle, Business Unit Global Clients and wholesale clients in the Netherlands (including former Dutch wholesale clients) and Latin America (excluding Brazil), Business Unit Asia (excluding Saudi Hollandi) and Business Unit Europe (excluding Antonveneta)

•
Santander: Business Unit Latin America (excluding wholesale clients outside Brazil), Antonveneta, Interbank and DMC Consumer Finance(1)

(1)
On 31 July 2007, ABN AMRO announced that it had entered into an agreement with Sofinco pursuant to which Sofinco agreed to acquire ABN AMRO's Interbank and DMC business. The announcement states that ABN AMRO anticipates that the acquisition should be effective before year-end. See "Recent Developments of ABN AMRO—Recent Agreements".

•
Shared Assets: Head Office and central functions, private equity portfolio, stakes in Capitalia and Saudi Hollandi, and Prime Bank

The split of businesses shown above is based on the Business Units as defined in ABN AMRO's Annual Report and Accounts for the year ended 31 December 2006. For further information on the plans and proposals for each of the Banks with respect to ABN AMRO and the acquired businesses see "Plans and Proposals for ABN AMRO".

RBS

RBS believes that the acquisition of the ABN AMRO Businesses will enhance the RBS Group's prospects for growth, both by enabling it to accelerate existing strategies for growth and by providing attractive new opportunities.

Global Wholesale Businesses

The combination of RBS Global Banking & Markets, or GBM, and ABN AMRO's Global Wholesale Businesses will create a leading corporate and institutional business with both scale and global reach, and with significantly enhanced growth prospects. For the purposes of this document, ABN AMRO's Global Wholesale Businesses consist of Business Unit Global Clients and the wholesale clients in Business Unit Europe (excluding Antonveneta), Business Unit Asia and the continuing businesses of Business Unit North America, and wholesale clients in the Netherlands and Latin America, excluding Brazil.

GBM has over recent years established a strong platform for growth outside the United Kingdom in Continental Europe, the United States and the Asia-Pacific region, with scale in financing and risk management products and with deep customer relationships. GBM is now focused on leveraging this platform by adding new customers in existing geographic areas and by achieving greater geographic reach. ABN AMRO's Global Wholesale Businesses, while lacking scale in some important products, have extensive geographic reach and large but relatively under-developed customer franchises in Continental Europe, the United States and Asia. In the combined business, GBM expects to generate greater value from ABN AMRO customer relationships by applying its relationship-driven model, which has delivered significantly higher revenue per customer and revenue per employee metrics.

ABN AMRO is one of a small number of banks with a strong global capability in international cash management, payments and trade finance. These products often form the foundation of long-term relationships which should provide opportunities for GBM to sell other, higher value products. In addition, GBM expects to be able to enhance its customer relationships by offering ABN AMRO's stronger products and capabilities in cash management and trade finance.

In North America, GBM has been implementing a strategy with the objective of becoming a top five corporate bank. RBS believes that the combination with ABN AMRO's Global Wholesale Businesses will enable GBM to accelerate the implementation of this strategy. In addition to the significant opportunity to grow the large corporate and institutional franchise in the United States, the combined business is expected to be able to deliver a full range of financial and risk management solutions to mid-corporate customers.

A current objective for GBM is to increase its exposure to high growth markets in Asia and the Middle East. RBS believes that the acquisition of ABN AMRO's Global Wholesale Businesses will enable GBM to make substantial progress on this objective, and will give GBM opportunities to sell a broader range of products to ABN AMRO's large but relatively under-developed corporate customer base in these areas. At the same time, the acquisition of the ABN AMRO Global Wholesale Businesses should enable GBM to increase its exposure to high growth areas such as emerging markets and equity derivatives.

In Latin America, RBS will acquire ABN AMRO's global clients and, except in Brazil, corporate customers and the branches that support them. Although relatively small, this presence and capability in Latin America is expected to enable GBM to enhance relationships with corporate customers operating in this region.

Based on 2006 data, the combined business would have top five positions across a broad range of products and a presence in over 50 countries and it would be ranked the number one corporate and institutional bank in the United Kingdom and Continental Europe and the number five corporate and institutional bank in the United States and Asia (excluding Japan), by client relationships. RBS believes that this combination of product strengths and leading customer franchises globally will give GBM enhanced competitive advantage in a market that is consolidating, and will provide a strong platform for organic growth.

International Retail Businesses

RBS expects that the combination of ABN AMRO's retail businesses in Asia and the Middle East and RBS's credit card and wealth management operations will create a valuable opportunity to build retail businesses in selected countries with large populations and high growth rates. For the purposes of this document, ABN AMRO's International Retail Businesses consist of the retail activities in Business Unit Asia and Business Unit Europe, excluding Antonveneta.

In Asia, RBS's wealth management business is growing strongly from its locations in Hong Kong and Singapore, serving a rapidly growing number of affluent customers in the region. RBS has also established partnership businesses with Bank of China in credit cards and wealth management. Across ABN AMRO's branch network in Asia, the Middle East and Europe are retail activities, offering retail banking products including current accounts and credit cards, and an affluent banking proposition. While RBS is of the view that these retail activities are thinly spread, RBS believes that there will be opportunities to build businesses in selected countries with large populations and high growth rates, accelerating RBS's wealth management strategy and adding the capability to distribute credit cards, and potentially a broader product range.

Diversification by Geography

The acquisition of the ABN AMRO Businesses is expected to increase RBS's geographic diversity and will strengthen its platform for growth outside the United Kingdom. On the basis of 2006 results, and full transaction benefits, the proportion of RBS's operating profit coming from outside the United Kingdom will increase from 42% to approximately 47%.

Cost Savings and Revenue Benefits

RBS believes that the combination of its and the ABN AMRO Businesses creates the opportunity for significant cost savings and revenue benefits. RBS believes that it will deliver cost savings amounting to €1,237 million (or €1,319 million, including its share of central cost savings), or 23% of the 2006 costs associated with the relevant ABN AMRO Businesses and net revenue benefits amounting to €481 million, or 8% of the 2006 income associated with the relevant ABN AMRO Businesses, in the third year after completion of the offers. RBS expects the total integration costs to be €2.57 billion (€2.73 billion including RBS's share of central integration costs).

The following table sets out the pre-tax benefits that RBS expects to gain within three years of completion of the offers as a result of the integration of the relevant ABN AMRO Businesses. For further information about the plans and proposals of RBS for achieving these benefits, see "Plans and Proposals for ABN AMRO—RBS".

RBS

	Estimated Cost Savings per Annum by end of 2010	Estimated Net Revenue Benefits per Annum by end of 2010
	(euro millions)	(euro millions)
Global Wholesale Businesses	1,237	481
International Retail Businesses	—	—
Shared Assets	82	—

Total	1,319	481

Expected Financial Impact

Based on RBS's forecasts for business growth and transaction benefits, the acquisition of the ABN AMRO Businesses is expected to lead to 7.0% accretion in adjusted earnings(a) per RBS ordinary share and to produce a return on investment(b) of 13.2% in the third year after completion of the offers. The internal rate of return of the Transaction is expected to be 15.5% post tax.

Allowing for the acquisition of the relevant ABN AMRO Businesses, RBS's Tier 1 capital ratio is expected to remain within the group's target range of 7% to 8%(c) at the end of 2007.

Notes:

(a)
Adjusted for purchased intangibles amortisation and integration costs.

(b)
Return on investment defined as profit after tax plus post-tax transaction benefits over consideration plus post-tax integration costs.

(c)
On a pro forma proportional consolidated basis Tier 1 ratio is expected to be approximately 7%.

Fortis

The following discussion is based on certain assumptions in respect of the outcome of discussions with the European Commission on certain divestment measures proposed to be implemented by Fortis following the Transaction (the "Proposed Divestment"). There is no certainty that the European Commission will ultimately accept the Proposed Divestment, nor can it be ruled out that Fortis must propose a different divestment package. Any change in the ultimate divestment package compared to the Proposed Divestment will modify the estimated impact of the Proposed Divestment on the financial parameters of the combination of Fortis with the acquired ABN AMRO Businesses. The ultimate financial impact of the Proposed Divestment on the contemplated business combination will also depend on the net sale proceeds that Fortis will be able to realise from this divestment.

The successful combination of Fortis and ABN AMRO Businesses is expected to create a top European financial institution. Based on 2006 published data, on a pro forma basis, the combined Fortis and ABN AMRO business will have more than 80,000 employees worldwide, more than 10 million retail customers in the Benelux region alone, projected banking revenues of €16.4 billion, total Banking and Insurance net profit of more than €5.5 billion (which is among the top five in countries that use the euro), 2,500 retail branches and 145 business centers across Europe.

The combined businesses of Fortis and ABN AMRO will enjoy pre-eminent positions in all major market segments in the Benelux region.

•
Leading positions in the Netherlands. In 2006, Fortis was #3 in insurance (based on Gross Written Premiums), and the new combined group is expected to occupy a leading position in Retail Banking (#3 based on client assets), Small and Medium Enterprise, or SME, Banking (#2 based on revenues), Commercial Banking (#1 based on revenues) and Private Banking (#1 based on assets under management, or AuM).

•
A leading European Private Bank. Fortis's enlarged private bank is expected to become the third largest European private bank with more than €200 billion in AuM globally based on 2006 data. With one integrated network and a large European and Asian footprint, the combined private bank will be positioned to be the service provider of choice for high net worth clients and ultra high net worth clients, based on a dedicated, broad and differentiated service offering.

•
Top-tier Asset Management Company. The combined business will be a top-tier European asset manager, with more than €300 billion in AuM globally based on 2006 data, making it the twelfth largest in Europe. The combined asset management business is expected to benefit from a larger geographic footprint and enhanced offering to third-party distributors, leveraging on a wide, innovative and well-performing product range. The combined product range is anticipated to reach top quartile positions across many asset classes and achieve scale in core growth products.

Fortis believes that the combined activities will allow it to accelerate its strategy to become one of Europe's most dynamic and sustainable financial services providers, helping it to grow its businesses in "Enlarged Europe", and selectively in Asia and North America.

Fortis believes that its combination with ABN AMRO will benefit all stakeholders. Clients will benefit from an enhanced product offering and distribution network; employees will benefit from increased career opportunities; and both companies have a strong reputation for contributing to the local communities in which they operate.

Fortis values the strong brand of ABN AMRO in the Netherlands, and, as its owner, intends to capitalise on it, as well as on the Fortis brand. Both companies have best-in-class servicing models: while ABN AMRO has been named "Best Bank" on several occasions, including by Global Finance, and has an extremely well equipped retail branch network, Fortis has twice been awarded the title of Dutch "Commercial Bank of the Year" in the last three years and has a distinctive European network to service internationally active medium-sized enterprises.

Fortis believes that through combining their significant expertise in service quality, product development and distribution channels, the combined Fortis and ABN AMRO Businesses will provide enormous opportunities to innovate, to invest in the best talents in the market, and to take the lead in product and technological development.

The combined business intends to pursue a socially responsible approach to business, in active dialogue with all stakeholders, in all the countries where it is present, leveraging on both companies' experience in investing in the community (through sponsorship, funding and employee volunteering).

Cost Savings and Revenue Benefits

Fortis anticipates that this integration process will create substantial synergies. The expected pre-tax synergies are estimated at €1.3 billion, 87% on the cost side and 13% on the revenue side. Fortis expects that these synergies will be realised in stages, approximately 30% in 2008, another 40% in 2009 and the remaining 30% in 2010.

Fortis intends to integrate the ABN AMRO Businesses over a 36-month period focusing on, amongst others, the identification and mitigation of all relevant integration risks. During the integration process, Fortis will focus on ensuring minimal disruption for clients. Fortis expects the total integration costs to be €1.54 billion.

The following table sets out the pre-tax benefits that Fortis expects to gain within three years of completion of the offers as a result of the integration of the ABN AMRO Businesses.

Fortis	Estimated Cost Savings per Annum by end of 2010	Estimated Revenue Benefits per Annum by end of 2010
	(pre-tax) (euro millions)	(euro millions)
Retail Banking Netherlands(a)	295-300	45-50
Commercial Banking Netherlands(a)	80-85	5-10
Private Banking	160	43
Asset Management	145	15
Information Technology and Operations	225	—
Overhead	189	54

Total	1,094-1,104	162-172

Expected Financial Impact

Allowing for the acquisition of the relevant ABN AMRO Businesses, Fortis Bank's Tier 1 pro forma capital ratio is expected to be close to 6.7% immediately after completion of the reorganisation of ABN AMRO. After the acquisition, Fortis intends to maintain its previously announced solvency target (i.e., Tier 1 capital ratio at 7%). Based on Fortis's forecasts for business growth and transaction benefits, the acquisition is expected to lead to 2.7%(b) accretion in cash earnings per share in 2010(c) and to produce a return on investment on a cash basis of 11.1% in 2010(d).

The foregoing is based on the assumption that the proceeds of the Proposed Divestment will be used to reduce the core capital as appropriate. These calculations take into account the capital requirements of the organic growth plan for the 2006-2011 period and were calculated on the basis of the current solvency framework (Basel II and Solvency II were not taken into account).

Notes:

(a)
Taking into account the impact of the Proposed Divestment.

(b)
This percentage is based on a Fortis share price at the close of the relevant stock exchanges on 19 September 2007 and is computed compared to the analyst consensus.

(c)
Adjusted for purchased intangibles amortization.

(d)
Defined as profit after tax, adjusted for purchase intangibles amortization, plus post-tax transaction benefits divided by the consideration paid plus post-tax integration costs.

Santander

Santander believes the acquisition of the ABN AMRO Businesses it will acquire has a compelling strategic rationale for Santander, since it will increase Santander's exposure to attractive markets which it knows well through the acquisition of businesses which Santander believes have significant potential for growth. Santander believes that it has the necessary tools to execute a successful integration of back offices and operating functions, creating substantial value in the process.

Santander believes it can add significant value to the ABN AMRO Businesses it intends to acquire by implementing its retail and commercial business banking model, by introducing its proprietary technology platforms and by generating synergies. Santander believes that, in view of its strong integration track record both in Europe and in Latin America, the risk involved in integrating those businesses is relatively low.

Business Unit Latin America

Santander believes that the assets of ABN AMRO's Business Unit Latin America that it will acquire pursuant to the Transaction will be an excellent complement to its existing operations in Latin America. Following the Transaction and as a result of the acquisition of Real in Brazil, Santander expects that it will have a market share close to 15% in the two largest markets (Brazil and Mexico), a market share above 20% in Chile and a market share above 10% in other markets such as Argentina, Venezuela and Puerto Rico. Santander's market share in the Latin American region as a whole is expected to reach between 10% and 15% in all major products (e.g., lending deposits, mutual funds).

Real is an attractive franchise with an excellent customer franchise in Brazil, with a broad distribution network and, in 2006 it was the fourth largest bank in Brazil by total loans, deposits and revenues. Based on 2006 data, the combination of Santander's Banespa and Real is expected to create one of the leading banks in Brazil, ranked second in deposits, third for network size (with more than 3,900 branches and banking service points), third in total loans and fourth in revenues.

Santander believes that this increased presence will deliver greater economies of scale, stronger commercial capability and an advantage in distribution intensive businesses. The combined bank is expected to be on par with Bradesco and Itaú in terms of market presence. From a geographical point of view, the combined bank will have a leading presence in the South/South East of Brazil, the economic hub of the country, which is the source of approximately 64% of the Brazilian gross domestic product, with a 16% combined market share. In particular, the combined bank is expected to have branch market shares of 20% in São Paulo, 13% in Rio de Janeiro, 11% in Rio Grande do Sul and 9% in Minas Gerais, based on 2006 data.

In addition, Santander believes that Real's geographic coverage is complementary to that of Santander Banespa since Real provides presence in areas where Santander is currently underrepresented, such as Rio de Janeiro and Minas Gerais, whilst Santander Banespa is strong in regions in which Real is weaker, such as Rio Grande do Sul.

Santander Banespa and Real also have a complementary business mix since Real is stronger than Santander in areas such as mass market, consumer loans and SMEs whilst Santander Banespa is stronger than Real in areas such as affluent banking and business/corporate banking.

Banca Antonveneta

Antonveneta is a commercial bank headquartered in Padua (Veneto) with operations across Italy but with its core operations in the North East of Italy, principally Veneto and Friuli.

Santander believes that Antonveneta is an attractive franchise with significant potential. Antonveneta has a strong retail banking franchise, especially in some of the affluent regions in the North of Italy. Santander believes Antonveneta is well placed to benefit from the long-term growth opportunity that the Italian market offers.

Antonveneta's branch market share in the Italian market is around 3% but it has strong market positions in its core regions. Santander is confident that the Antonveneta franchise and its 1,045 associated branches are an excellent platform from which to create value through organic growth and develop a strong retail and commercial banking franchise in Italy. Antonveneta has a clear bias towards retail and commercial banking, which accounts for around 80% of its loan portfolio. It has more than 1.5 million retail clients, with 600,000 credit cards issued and 200,000 SME customers.

Antonveneta has critical mass in its two main home markets with branch market shares of 8.9% in Veneto and 6.8% in Friuli, and a good starting position in other key markets in Italy, such as Lazio (2.4%), Emilia Romagna (1.7%), Piedmont (1.3%) and Lombardia (1.1%). In summary, Antonveneta has leading positions in regions representing 12% of the Italian GDP and a good starting base in regions representing another 50% of the Italian GDP and which are the core of the Italian economy.

Antonveneta has a 3.2% branch market share in Italy with just a 2.2% share in loans and 2.3% in deposits.

Italy shares certain behavioural patterns with Spain, and it has underdeveloped areas such as retail mortgages or consumer finance and large revenue pools in areas such as SME lending or mutual funds, which allow the sector to achieve good structural profitability. Santander is already present in consumer finance and private banking in Italy. This experience supports Santander's positive view of the Italian market.

Santander believes Antonveneta has significant potential to improve its performance and that it offers an excellent platform from which to grow organically. Although in Italy as a whole its market share is below 5%, it has strong positions in core regions. Santander believes that Antonveneta has an adequate critical mass, comparable to its Banesto and Santander Totta businesses, which should enable it to reach levels of efficiency and profitability in line with the other retail banking operations in the Santander Group. Santander also believes that, once its scalable information technology system will be in place, Santander will be in an excellent position to expand its presence in Italy at limited cost.

ABN AMRO Interbank and DMC Consumer Finance(1)

The Interbank business is active in consumer finance in Holland, through a proprietary and third party broker distribution network. The business will be integrated into the Santander Consumer Finance structure and use the Interbank distribution network to distribute Santander products.

Santander Consumer Finance is present in 14 countries globally and had more than nine million customers at the end of 2006. It operates mainly in Europe and the United States and already has activities in the Netherlands in car financing (both new vehicles and second hand vehicles) and a Stock Finance business line. At the same time DMC is a network of brokers that generate business for Interbank.

(1)
On 31 July 2007, ABN AMRO announced that it had entered into an agreement with Sofinco pursuant to which Sofinco agreed to acquire ABN AMRO's Interbank and DMC business. The announcement states that ABN AMRO anticipates that the acquisition should be effective before year-end. See "Recent Developments of ABN AMRO—Recent Agreements".

Cost Savings and Revenue Benefits

Overall, by the end of 2010, Santander expects the Transaction to deliver €855 million of cost savings (which will be achieved mainly through the implementation of Santander's proprietary IT system and the integration of back office structures) and €175 million of revenue benefits (which will follow from the more efficient use of distribution networks and sharing of best practices with the acquired businesses). Santander expects the total integration costs relating to the ABN AMRO Businesses it will acquire to be €1.0 billion.

The following table sets out the pre-tax benefits that Santander expects to gain by the end of 2010 as a result of the integration of the ABN AMRO Businesses.

	Estimated Cost Savings per annum by end of 2010	Estimated Revenue Benefits per annum by end of 2010
	(euro millions)	(euro millions)
Real	700	110
Banca Antonveneta	150	60
Consumer Finance Business(1)	5	5

Total	855	175

Note:

(1)
Estimation made at the time the offers were launched, assuming inclusion of Interbank and DMC Consumer Finance among businesses to be acquired by Santander. These estimated cost savings and revenue benefits will not be achieved if the sale of ABN AMRO's Interbank and DMC businesses to Sofinco is closed. See "Recent Developments of ABN AMRO—Recent Agreements".

Expected Financial Impact

Allowing for the acquisition of the relevant ABN AMRO Businesses, Santander's Tier 1 capital ratio is expected to be in excess of 7% at the end of 2007, assuming that there is a full consolidation of the acquired businesses by the end 2007. Based on Santander's forecasts for business growth and transaction benefits, the acquisition is expected to lead to accretion in earnings per share in 2010 in excess of 5% and to produce a return on investment in excess of 12.5%(a) in 2010.

Note:

(a)
Expected 2010 earnings (including synergies) divided by consideration expected to be paid for the ABN AMRO Businesses by Santander, plus the net present value of Antonveneta acquired intangibles.

Cautionary Statement

The foregoing discussion is based on assumptions regarding the revenue benefits, cost savings and business growth opportunities the Banks expect to achieve following the Transaction. However, these expected revenue benefits, cost savings and business growth opportunities may not develop. There can be no assurance that the Banks will be able to successfully implement the strategic or operational initiatives that are intended. See also "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors".

PLANS AND PROPOSALS FOR ABN AMRO

Overview

Immediately upon completion of the offers, ABN AMRO will be owned by the Banks through RFS Holdings and will be a subsidiary undertaking of RBS. However, there will be no immediate change to the structure or operations of ABN AMRO and the roles of the Supervisory and Managing Boards of ABN AMRO will remain unchanged in concept following settlement of the offers. Subject to legal and regulatory requirements, the Banks will propose three new members to the Supervisory Board and intend to retain at least five existing members (subject to their being willing to serve). The Chairman of the Supervisory Board will be an independent member of the Supervisory Board and will not be a nominee of any of the Banks. Three independent members will have special responsibility for ensuring that the interests of minority shareholders are protected until such time as such interests are acquired by RFS Holdings.

As is the current practice of ABN AMRO, appointments to the Managing Board will be nominated by the Supervisory Board and will be ultimately decided by the general meeting of shareholders. The Banks will recommend a number of appointments to the Managing Board, including Chairman, Chief Financial Officer and Chief Risk Officer. In addition, it is the Banks' intention to secure continuity by retaining ABN AMRO experience and knowledge on the Managing Board. The Banks will either retain a number of existing members if they are willing to serve or will identify candidates from the Group Business Committee.

The Banks' immediate priority will be to ensure that the organisation continues to provide high quality service to its customers and address the needs of all stakeholders of ABN AMRO and to meet all regulatory requirements.

RBS will co-operate with Bank of America to ensure an orderly separation of LaSalle and the continuing businesses of Business Unit North America.

Following completion of the offers, the Banks will work with the management of ABN AMRO to verify and expand the information received from, and assumptions made on the basis of, the limited due diligence access granted before announcement of the offers. In particular, in each function and business unit of ABN AMRO, the Managing Board of ABN AMRO will create a Transition Management Committee, which will institute a number of Transition Steering Groups. The Transition Steering Groups will be responsible for planning the orderly separation of businesses in line with the guiding principles agreed by the Banks. The Transition Steering Groups will report to the Transition Management Committee, but will liaise and consult with the Banks to understand the target organisation into which the business is to be transferred. As a result, within 45 days of completion of the offers, the Banks intend to have validated a base-lined plan for the achievement of synergies and for the separation and transfer of the ABN AMRO Businesses to the respective banks. This plan will form the basis for continued consultation with employee bodies and regulators with whom there have already been extensive discussions as part of an ongoing process. Implementation of the plan will begin only when the necessary approvals have been received.

To the extent considered appropriate by the Banks, as an interim step towards the separation of the ABN AMRO Businesses, ABN AMRO will be reorganised into three units containing the businesses that will ultimately be transferred to the respective banks. A fourth unit will contain the Head Office functions and assets which are regarded as non-strategic.

Additionally, as soon as reasonably practicable, certain businesses which can readily be separated will be legally transferred to the respective banks. Fortis and RBS will work together to separate the Netherlands retail and commercial banking operations from the global wholesale banking operations. The former will be transferred to Fortis while the latter will be owned by RBS. The separation and transfer of businesses will be subject to regulatory approval and appropriate consultation processes with employees, employee representatives and other stakeholders.

Information technology systems will in general be separated and transferred with the businesses they support. However, where appropriate, the Banks may take advantage of opportunities to create greater economic value by sharing platforms.

During the reorganisation, the Banks will retain a shared economic interest in all central functions (including Head Office functions) that provide support to the ABN AMRO Businesses. The Banks will also retain shared economic interests in certain assets and liabilities of ABN AMRO which the Banks regard as non-strategic. These include ABN AMRO's private equity portfolio, its stakes in Capitalia and Saudi Hollandi, and Prime Bank. These are expected to be disposed of over a period of time with a view to maximising value.

The Banks believe that the structure they intend to implement following completion of the offers will strengthen the ABN AMRO Businesses.

The Banks believe that holders of ABN AMRO's debt securities will, in general, benefit from the expected positive impact of the Transaction on ABN AMRO's credit profile.

At the outset, the entire portfolio of ABN AMRO derivative transactions will be managed to ensure that all the derivative risk management needs of the component ABN AMRO Businesses are satisfied. In time, there will be an orderly migration of transactions to the appropriate trading entities of the Banks in line with normal novation or assignment processes.

RBS

ABN AMRO's Global Wholesale Businesses

ABN AMRO has a large wholesale banking business with a global footprint and corporate banking operations in 53 countries. In addition to established positions with large numbers of customer relationships in Europe and the United States, ABN AMRO is present in emerging markets through offices in 11 countries in Asia, five countries in Eastern Europe and seven countries in Latin America.

ABN AMRO is one of a small number of banks with the global reach and product capability to be effective in international cash management, payments and trade finance. Through these transactional banking products, ABN AMRO has been able to establish large numbers of corporate and institutional customer relationships globally. However, RBS believes that many of these relationships are relatively under-developed, reflecting ABN AMRO's insufficient strength in many of the financing and risk management products which are most relevant and complementary for these customers.

In addition to its international activities with large corporate and institutional customers, ABN AMRO has extensive relationships with mid-corporate customers in Continental Europe, Asia and the Middle East.

The businesses which RBS will acquire are those that constituted ABN AMRO's Wholesale Clients Business Unit, or WCS, in 2005 (including the continuing businesses of Business Unit North America following the sale of LaSalle, and including the Netherlands, but excluding Brazil (other than Global Clients customers)) and the product capabilities serving wholesale clients within its Global Markets and Transaction Banking Product Business Units. In 2006, WCS customers were transferred to the regional Business Units, except for the largest customers which were maintained in ABN AMRO's Global Clients Business Unit. In 2007, Global Clients customers have also been allocated to the regional Business Units. RBS estimates that ABN AMRO's Global Wholesale Businesses generated income of €5,677 million and profit before tax of €630 million in 2006, on an IFRS basis.

Strategic Rationale

RBS believes that there is a strong strategic fit between GBM and ABN AMRO's Global Wholesale Businesses. GBM has considerable strength across a broad range of financing and risk management products and in 2006 had what it believes to be an industry leading cost:income ratio of 40%, reflecting deep client relationships and strong income per customer metrics. However, whilst GBM has been expanding its international reach in recent years, it still has limited presence outside major financial centres. The acquisition of ABN AMRO's global branch network should enable GBM to accelerate this expansion relative to its current strategy, under which the establishment of a global branch network and customer base would take a significant period and would require significant investment.

ABN AMRO's considerable reach, through its global branch network, supports its strength in transactional products such as international cash management and trade finance. ABN AMRO is also strong in faster growth, but more specialised areas including equity derivatives and emerging markets. However, RBS believes that ABN AMRO's lack of depth and scale in some important products has led to relatively weak income per customer and per employee, resulting in a high estimated cost:income ratio for its Global Wholesale Businesses of 89% in 2006.

RBS's relationship-driven model and focus on deepening customer relationships enables it to generate high levels of income from its customers. GBM believes that this revenue generation is significantly above the level achieved by ABN AMRO from its Global Clients franchise. For these equivalent customer groups, GBM estimates that it generated more than 50% higher income per customer than ABN AMRO and more than 150% higher income per front office employee than ABN AMRO.

RBS expects that it will be able to deepen customer relationships and increase revenues per customer and per employee across ABN AMRO's extensive base of large and mid-corporate customers. To achieve this, GBM will apply its relationship-driven model in which relationship managers are enabled and incentivised to deliver the bank's full range of products and services from debt capital markets to cash management. The RBS model focuses on the overall profitability of customer relationships and encourages a collaborative approach between relationship and product teams. The model is supported by clear client and revenue accountabilities, transparent incentives for collaboration, a focus on higher value added income streams and a simple organisation structure which encourages the development of cross-product customer solutions.

In addition to the application of its relationship management model, GBM expects to be able to create additional value from ABN AMRO's customer franchise through leveraging its strengths in the product areas that are both most relevant to large corporate and institutional customers and which offer the highest value revenue streams, for example in structured finance, risk management and securitisation. GBM believes that it brings the requisite scale and strength in these key product areas that ABN AMRO currently lacks.

RBS expects that the combined business will have product leadership across a broad range of corporate banking products, benefiting from the complementary and overlapping product strengths of GBM and ABN AMRO. The combined business will rank third in all bonds and loans globally, first in global securitisations, global project finance and all international bonds, second in emerging markets syndicated credits, third in foreign exchange and fifth in international cash management. RBS also expects it to be a leading player in the global interest rate derivatives market, where GBM has had particular success in the distribution of sophisticated risk management products to its large and mid-corporate customers.

2006
Ranking by Product(1)	GBM	ABN AMRO	Combined GBM + ABN AMRO(2)
GBM Strengths
Global All Bonds and Loans	# 6	# 17	# 3
Foreign Exchange	# 4	# 12	# 3
Global Securitisations	# 2	# 18	# 1
European Leveraged Loans	# 2	# 16	# 1
Global Project Finance	# 1	# 5	# 1
EMEA Syndicated Loans	# 1	# 9	# 1
ABN AMRO Strengths
Euro Denominated Bonds	# 8	# 4	# 1
International Covered Bonds	# 18	# 1	# 1
Emerging Markets Syndicated Credits	# 31	# 2	# 2
International Cash Management	# 28	# 6	# 5
GBM + ABN AMRO Strengths
All International Bonds	# 8	# 10	# 1
Asia-Pacific Syndicated Loans	# 13	# 15	# 5
U.S. Syndicated Loans	# 8	# 18	# 7

Notes:

(1)
Data derived from Dealogic, Thomson Financial and Euromoney Polls.

(2)
Combined estimates based on publicly available 2006 data derived from Dealogic, Thomson Financial and Euromoney Polls.

RBS believes that the combined business will be well diversified by geography across the United Kingdom, the rest of Europe, the United States and Asia-Pacific, with a small contribution from Latin America. Within these regions, it is anticipated that the combined business will have considerable local presence through which to distribute its strong and broad product offering.

In Europe, including the United Kingdom, it is expected that the combined business will consolidate its position as the leading wholesale and fixed income bank. GBM will apply its relationship model and product strengths to deepen ABN AMRO's extensive franchise in Continental Europe with large corporates and financial institutions, while ABN AMRO's international cash management, payments and trade finance products will enable GBM to enhance its customer relationships. ABN AMRO's local presence is expected to enable GBM to extend from the largest corporates and financial institutions to the middle market, and to extend geographically into fast growing markets in Eastern Europe and the Middle East. The combination of the two banks' structured investor product capabilities and distribution platforms is anticipated to create a significantly stronger business with good prospects for growth in an expanding market.

In North America, GBM has been implementing a strategy with the objective of becoming a top five corporate bank. RBS believes that the combination with ABN AMRO's Global Wholesale Businesses will enable GBM to accelerate the implementation of this strategy. The combined product strengths, including the capital markets expertise of RBS Greenwich Capital, should enable the combined group to generate increased revenues from the existing GBM and ABN AMRO client bases. RBS believes the business will be positioned to build on the combined industry sector strengths of GBM and ABN AMRO in consumer products, retail, healthcare, industrials, energy and utilities, and intends to leverage their complementary strengths in real estate financing to create a leading business in this area. In addition to the significant opportunity to grow the large corporate and institutional franchise in the United States, the combined business is expected to be able to deliver a full range of financial and risk management solutions to mid-corporate customers.

In Asia, RBS believes that the combined GBM and ABN AMRO wholesale businesses will have the capacity to build a significant regional corporate bank. As in the United States and Europe, the combined business will seek to increase the depth of ABN AMRO's current customer franchise by applying GBM's business model. ABN AMRO's existing local presence and infrastructure in key markets with strong growth will enable GBM to accelerate significantly its plans for developing business with customers in India, South Korea and Taiwan. In addition, there is a significant growth opportunity to develop ABN AMRO's emerging markets and equity derivatives products for GBM's customers globally.

In Latin America, ABN AMRO has established a presence and customer relationships. The combined business is expected by RBS to deepen these relationships, in particular by leveraging GBM's strengths in natural resources and project finance. GBM has had significant success in developing customer relationships in Iberia, and believes that a presence and capabilities in Latin America will enable it to support these customers' activities in the region.

RBS estimates that the combined business will be the third largest corporate and institutional banking and markets business globally by fixed income revenues (revenues from all areas except M&A advisory, cash equity and asset management businesses). Based on internal research, RBS estimates that GBM will rank first in the United Kingdom and Continental Europe, fifth in the United States and fifth in Asia-Pacific (excluding Japan) by client relationships.

Business Plan

The management team of GBM has developed a clear and detailed roadmap for the integration of ABN AMRO's Global Wholesale Businesses. GBM will follow the Group's established integration principles: minimising disruption to customers and customer-facing activities, retaining the best talent from each organisation through a fair appointment process based on merit and competencies, creating single global platforms and creating the capability for future growth while maintaining leading efficiency ratios.

The integration of GBM and ABN AMRO's Global Wholesale Businesses will be led by a management team including many who were actively involved in the integration of NatWest.

During the first 45 days after completion of the offers, GBM will work with the management of ABN AMRO to verify and expand the information received and assumptions made on the basis of the limited due diligence access granted before completion of the offers. By day 45, GBM intends to have validated a base-lined plan for the achievement of synergies. This plan will form the basis for consultation with employee bodies and regulators.

GBM will review ABN AMRO's activities in markets where it does not currently operate and intends to continue ABN AMRO's progress in aligning the cash equities business to support its enlarged and growing activities in equity derivatives.

Transaction Benefits

GBM believes that it will be able to generate significantly higher revenues from ABN AMRO's customer franchise by leveraging the combined businesses' enhanced product strengths and by applying its proven management capabilities. RBS believes that it will also be able to achieve substantial cost savings through de-duplication of infrastructure and support activities. GBM believes that it will be able to reduce the cost:income ratio of ABN AMRO's Global Wholesale Businesses from 89% in 2006 to under 65% in the third year after completion of the offers.

GBM expects to deliver transaction benefits which will increase its profit before tax by €1,718 million in the third year after completion of the offers. Of this total, GBM estimates that cost savings will amount to €1,237 million and that net revenue benefits (after associated costs and impairment losses, and allowing for attrition) will increase profit before tax by €481 million.

GBM will focus on deepening customer relationships and increasing revenues per customer and per employee across ABN AMRO's large and mid-corporate customer base. To achieve this, GBM will apply its relationship-driven model and the techniques which have enabled it to deliver strong revenue per customer and revenue per employee metrics and a cost:income ratio of 40% in 2006. At the same time, RBS anticipates having stronger capabilities in international cash management and trade finance, equity derivatives and emerging markets to offer to its customers.

There is some overlap between the customer franchises of RBS and ABN AMRO, particularly in the United Kingdom. However, due to the complementary product propositions of the two businesses, revenue losses are expected to be limited, but conservative allowances for these potential revenue losses have been made.

The expected net revenue benefits of €481 million in the third year after completion of the offers represent 8% of ABN AMRO's relevant 2006 revenues.

	Estimated Net Revenue Benefits per Annum by end of 2010	Number of Initiatives
	(euro millions)
Global Banking	61	7
Global Markets	292	12
Transaction Banking	128	11

Overall Impact on Profit Before Tax	481	30

The combination of GBM and ABN AMRO's Global Wholesale Businesses is expected to enable substantial cost savings to be achieved, as RBS implements a single business architecture. Cost savings will be achieved by de-duplication of information technology platforms and supporting infrastructure. RBS's existing information technology platform will be used for the majority of products and functions, but it is expected that the information technology platform supporting ABN AMRO's cash management and trade finance business, as a core strength of that global business, will be retained.

Further cost savings are expected to be achieved by streamlining combined functions across operations, finance, risk, human resources and other support areas, and through procurement and property efficiencies. RBS also expects that cost savings will be achieved by bringing in-house certain operations which ABN AMRO has outsourced to external providers.

Additional cost savings are expected to be achieved by the elimination of overlaps in front office trading and support functions, as trading activities are consolidated into regional centres, while minimising disruption to customer-facing activities.

The expected cost savings resulting from these initiatives amount to €1,237 million in the third year after completion of the offers, representing 24% of ABN AMRO's relevant 2006 expenses. The four principal areas of rationalisation and efficiency savings are set out below:

	Estimated Cost Savings per Annum by end of 2010	Number of Initiatives
	(euro millions)
Front Office	352	10
Information Technology and Operations	611	27
Functional Support	166	16
Procurement and Property	108	5

Total Cost Savings	1,237	58

After allocating the support cost savings to the main business groupings, approximately €887 million of savings arise from global corporate and institutional businesses and €350 million from mid-corporate and commercial businesses and transaction banking services.

International Retail Businesses

ABN AMRO Retail Businesses in Asia, Middle East and Europe

ABN AMRO has an extensive network of branches in Asia and the Middle East, principally to support its international cash management, payments and trade finance businesses for commercial customers. Many of these branches are also active in retail banking, although generally only on a limited scale.

ABN AMRO has retail activities in nine markets in Asia and the Middle East(1) :

(1)
Excluding ABN AMRO's 40% stake in Saudi Hollandi which, although reported in BU Asia, will be included in the Shared Assets.

•
East Asia: China, Hong Kong, Singapore, Indonesia, Malaysia, Taiwan

•
South Asia: India, Pakistan

•
Middle East: United Arab Emirates

The most significant presence is in India, where ABN AMRO has 27 branches, and United Arab Emirates, with 17 locations. The branches in India are in major conurbations across the country and include six branches in New Delhi and three in Mumbai. In United Arab Emirates the network is focused on key locations in Abu Dhabi and Dubai.

ABN AMRO also has a presence in Mainland China, with 11 branches, and Taiwan, with five branches. In Pakistan, ABN AMRO has 12 branches (excluding Prime Bank, which will be included in the Shared Assets).

The principal product lines currently offered by ABN AMRO in Asia and the Middle East are mass market retail banking, affluent banking, under the Van Gogh brand, and credit cards. ABN AMRO has about 3.5 million retail customers in the region, including about 100,000 Van Gogh customers and approximately 3 million credit cards, which are mainly in Taiwan and India, with smaller portfolios in Singapore, Indonesia, Hong Kong and United Arab Emirates.

ABN AMRO also has retail businesses in Spain, Romania and Kazakhstan and stockbroking businesses in India, Australia and New Zealand.

RBS believes that there are attractive opportunities for growth, building on ABN AMRO's established infrastructure to support retail activities in countries with large populations and high growth rates. However, RBS notes that the retail businesses in Asia, the Middle East and Europe are thinly spread across many countries. RBS estimates that ABN AMRO's retail businesses in Asia, the Middle East and Europe together generated income of €607 million and profit before tax of €88 million in 2006, on an IFRS basis. Because of limited scale, some of these retail businesses may have relatively high operating costs and customer acquisition costs, and so lack competitive advantage.

After completion of the offers, RBS will analyse the retail activities country by country. RBS expects to focus on growing significant retail businesses in selected ABN AMRO countries. Factors affecting the selection of countries will include competitive advantage and scalability of the existing operations, economic growth rates and the competitive and regulatory environment for financial services. RBS also expects to focus on affluent banking and credit cards, products where RBS is strong in the United Kingdom and has significant activities outside the United Kingdom, and products likely to appeal to growing numbers of affluent customers in these high growth economies. The existing infrastructure supporting current accounts provides the possibility of a broader product offering.

RBS will seek to exit retail businesses not having critical mass or credible growth prospects. RBS has not at this stage included any specific initiatives and transaction benefits in its overall estimates of revenue benefits and cost savings.

Fortis

Fortis intends to integrate the ABN AMRO Businesses over a 36-month period, focusing on, amongst others, the identification and mitigation of all relevant integration risks. During integration, Fortis will focus strongly on ensuring minimal disruption for clients and employees.

In the pre-acquisition period, Fortis expects to install an integration office, prepare a retention scheme and communicate with all stakeholders. Within a few months of the acquisition, Fortis expects that key management teams will be re-appointed for all major integration projects and the business plans, focusing on cost savings and revenue benefits, will be confirmed. Over the next phase, the business plans will be implemented and refined, with specific attention to human resources and cultural integration. Within three years of the acquisition, Fortis expects to have implemented its integration plans fully, by delivering cost savings and revenue benefits, setting new commercial targets, leveraging best practices across its organisation and accelerating international expansion.

Business Unit Netherlands

Fortis values the strong brand of ABN AMRO in the Netherlands, and, as an owner, intends to capitalise on it, as well as on the Fortis brand. Combining Fortis's and ABN AMRO's retail and commercial banking activities in the Netherlands will create a key player in the market, with top-three market positions in all segments.

Furthermore, the combination, after implementation of the Proposed Divestment, will create the largest network in the Benelux countries, with almost 2,000 branches and some 45 business centres serving more than 10 million customers. The network will have full geographic coverage in all three countries of the Benelux and a particularly strong presence in the most affluent regions (Randstad Holland, Flanders and Luxembourg).

Retail Banking

Retail banking at ABN AMRO includes the Consumer Division of the Business Unit Netherlands, Small Enterprises, part of the Commercial Division of the Business Unit Netherlands, and "other", including ABN AMRO credit cards and ABN AMRO Mortgage Group. It does not include Interbank, ABN AMRO's consumer finance player in the intermediary market, which will be acquired by Santander.

ABN AMRO ranks third in the Dutch retail market, and has an extensive customer base of more than 4 million retail clients, around 400,000 affluent clients and approximately 300,000 SME clients (with turnover below €2.5 million per annum). ABN AMRO services these clients by means of a multichannel distribution strategy: 78 advisory branches for SME, 561 branches, including 80 Preferred Banking lounges, 1,599 ATMs, Internet, mobile and electronic banking. ABN AMRO is also active in the intermediary market for mortgages through Florius. Fortis is a rising challenger in the Dutch retail market with an overall number-four market position. Its retail customer base comprises more than 800,000 retail clients, more than 80,000 affluent customers and more than 60,000 small enterprises and professionals. Its distribution network in the Netherlands currently comprises 159 branches, complemented by a rapidly growing direct offering. Fortis is active in the intermediary market for mortgages through Direktbank and for personal loans via Alfam. Furthermore, Fortis is one of the leaders in the credit card market via International Card Services (ICS) with around 2.4 million credit cards.

Strategic Rationale

The Netherlands will truly become Fortis's retail home market with a solid overall top-three position and clear leadership in high-potential segments such as Affluent and SME banking.

Pro forma Market Positions and Client Base

Ranking
SME lending	# 1
Investment funds	# 1
Consumer lending	# 2
Online brokerage	# 2
Mortgages	# 1
Savings	# 3
Mass retail customers	Approx. 5 million
Affluent customers	Approx. 0.5 million
SME	Approx. 0.4 million
Credit cards	3.2 million

Business Plan

Fortis's retail activities in the Netherlands will merge with ABN AMRO's existing platform, which Fortis believes will allow a smooth transition and undisrupted service to all customers. In the future, Fortis expects that its customers will benefit from an even stronger product portfolio, full-service SME banking and a combined personal/preferred banking proposition.

Fortis anticipates that individual customers will have access to this enlarged product offering through a wider branch network with nationwide coverage, intermediary channels and an advanced on-line banking platform. In addition, Professionals and Small Businesses will have access to 65 dedicated advisory branches.

To strengthen its competitive positioning and stimulate entrepreneurship, Fortis intends to roll-out a performance-driven reward system. Striving for higher customer satisfaction remains at the heart of its strategy.

Transaction Benefits

Fortis has a strong track record in value creation through retail bank integrations in both Belgium and the Netherlands. Cost savings at Retail Netherlands are expected to amount to €295 million to €300 million and will be achieved within a three-year timeframe. Revenue benefits are expected to reach €45 million to €50 million.

Dutch retail activities have contributed almost 18% to Fortis Retail Banking's total 2006 net profit. On a pro forma basis, the Transaction will more than double the Dutch retail contribution, which clearly indicates the importance of the Netherlands to Fortis's retail business.

Commercial Banking

ABN AMRO has a large commercial banking operation in the Netherlands. Its customer base comprises more than 50,000 SME clients (with turnover over €2.5 million per annum) and 5,600 corporate clients.

Fortis has a unique network of 125 business centres in 19 different countries across Europe, and gives internationally active medium-sized enterprises access to all countries through a single Global Account Manager. In the last three years, Fortis has twice been awarded the title "Best Commercial Bank" in the Netherlands. Clients are served via a network of 23 dedicated business centres in the Netherlands, which are integrated in the wider international business centre network. The product offering encompasses a wide range of services including factoring, leasing, trade finance and global market solutions. Larger commercial clients are served by Corporate Clients Netherlands in Rotterdam.

Strategic Rationale

Fortis aims to be the European bank of choice for the internationally active mid-size corporate market. The combination of Fortis and ABN AMRO will make Fortis market leader in Commercial Banking in each of the three Benelux countries with a strong foothold in 16 other countries.

The combined businesses will also secure leading European market positions (top five) among pan-European lessors, and in commercial finance. In the Netherlands, Fortis will become the number two player in leasing and the number one player in commercial finance and will build on its leading positions in trade finance and in global markets. As a result of the Transaction, Fortis will be able to cross-sell, locally and through its international coverage, a full service offering to an extended client base.

Pro Forma Market Positions in the Netherlands

Ranking
Commercial Banking	# 1
Cash Management	# 1
Leasing	# 2

Business Plan

Fortis expects that internationally active medium-sized enterprises will be able to take advantage of a distinctive network of business centres in 19 countries across Europe. One global account manager with access to the combined Fortis and ABN AMRO Businesses using an integrated platform, will serve these clients' interests in the different countries where they are active.

Fortis believes the combination with the ABN AMRO Businesses will lead to a wider-reaching, geographical footprint of around 35 to 40 dedicated business centres in the Netherlands. These centres will be fully integrated into Fortis's international business centre network and will benefit from the continuous upgrade of staff quality, coming from both of Fortis and ABN AMRO.

Fortis will endeavour to share best practices and intends to implement new added-value solutions for risk management, liquidity and asset-based finance with short time to market, drawing on the capabilities of Fortis and ABN AMRO locally as well as Fortis on a global basis.

Fortis's Enterprise & Entrepreneur solutions, by which owners and managers of companies serviced by Commercial Banking—in which Fortis has strong market positions—are offered wealth management solutions, will be transposed onto the enlarged customer base in the business community and private Dutch market in order to fuel the growth of Private Banking.

Transaction Benefits

Cost savings at Commercial Banking Netherlands are expected to amount to €80 million to €85 million and will be achieved within a three-year timeframe. These cost savings will derive from the rationalisation of the distribution network, focused on the business centre approach. Overlapping management and support functions such as mid-offices, financial and human resources will be optimised. Best practices in credit risk management will also be shared.

The Transaction is expected to generate net additional revenue of €5 million to €10 million. These synergies will be driven by the "network effect", i.e., additional cross-selling revenues (leasing, commercial finance, trade finance and global markets) realised from the enlarged client base throughout the pan-European network of around 145 business centres.

Private Banking

ABN AMRO Private Clients is a worldwide player with €142 billion in AuM (as at 31 December 2006) and over 3,300 employees. It operates in more than 20 countries throughout the world and focuses on wealthy individual customers with €1 million or more in net investible assets. ABN AMRO is market leader in the Netherlands and holds strong positions in France, Switzerland, Germany, Luxembourg and Belgium. In France and Germany, it operates under separate, well-regarded brands.

Fortis Private Banking aims to be the service provider of choice for high net worth, or HNW, and ultra high net worth, or UNHW, clients, offering integrated and international solutions for their assets and liabilities. Fortis Private Banking has €79 billion in AuM (as at 31 December 2006) and is present in 18 countries with around 1,900 employees. Fortis Private Banking is a leading player in the Netherlands, holds strong positions in Belgium, Luxembourg and Switzerland, and is expanding its activities in Asia.

Strategic Rationale

Fortis expects the addition of ABN AMRO Private Clients (which excludes the private banking business in Latin America) will strengthen Fortis's Private Banking franchise in Europe and establish a solid growth platform in Asia. Based on 2006 data, the combination is expected to create the third largest European private bank with more than €200 billion in AuM.

With its leading position in the Benelux countries and relevant presence in international private banking centres, Fortis aims to be the service provider of choice for HNW and UHNW clients, based on a dedicated, broad and differentiated service offering. The combined Private Banking operations are expected by Fortis to be positioned to reap the benefits of enlarged scale and a broader skill set.

Fortis anticipates that its enlarged geographic footprint will allow for an accelerated rollout of a full service offering in growth locations and will strengthen its competitive position. As a result of the acquisition, Fortis expects to build a solid platform in Asia for capturing future growth. The combined organisation is expected to be well diversified geographically, with around 50% of its business (in terms of AuM) coming from non-Benelux countries based on 2006 data.

Fortis believes that a close match in service philosophy and similar client focus will allow the new combined businesses to leverage best practices and local market strengths across the international network.

The enhanced operating scale and heightened private bank identity will facilitate the recruitment, development and retention of international talent.

Unique joint customer model:

•
Exclusive focus on HNW and UHNW individuals

•
Dedicated services for international business owners (Enterprise & Entrepreneur)

•
Unique needs-based approach

•
Broad service offering covering all aspects of personal asset and liability management (e.g. wealth structuring, real estate, credits)

Transaction Benefits

Combining the two private banks will generate substantial synergies in terms of both cost savings and revenue benefits. Total cost savings of €160 million have been identified. These relate to leveraging investment in platforms and systems, combining and integrating overlapping functions, processes and offices.

In addition, revenue benefits of €43 million are expected to be generated by leveraging best practices in such areas as credits and alternative investments.

Asset Management

ABN AMRO Asset Management operates in over 20 locations worldwide and has €193 billion in AuM (as at 31 December 2006) for private investors and institutional clients.

Fortis Investments has established itself as a strong European asset manager with €121 billion in AuM (as at 31 December 2006) and as an innovative investment solutions provider. Its multi-product development skills are delivered through a unique network of 21 investment centres.

Strategic Rationale

Fortis believes that its and ABN AMRO's fund managers share a common management philosophy and comparable strategy. Fortis expects that since the products are highly complementary, the combined businesses will enjoy an established European footprint along with global reach and scale.

With pro forma AuM of over €300 billion, the combined businesses will become a top tier European player, with global scale.

The combined businesses will be based on individual investment centres, offering a broad range of asset classes. Fortis expects that each investment centre will have access to core proprietary research in order to be able to offer true multi-product investment and structuring solutions. Based on year-end 2006 figures, the new team would comprise some 570 investment professionals, supported by more than 500 specialist sales and marketing executives. The offering will include the whole range of investment styles from traditional long only products to long/short products focused on absolute return strategies.

The complementary nature of the two product ranges is expected to allow the combined businesses to reach top quartile position across many asset classes and achieve scale in core growth products (such as, equity and structured products, Socially Responsible Investors, global property, asset and liability management, or ALM, capability and alternatives).

Leadership position:

•
Leading market positions in Benelux countries, Nordics, the United Kingdom and France

•
Solid base for growth in other European countries, i.e., Italy, Spain and Germany

•
Highly profitable capabilities for US institutional clients

•
Critical size in several Asian and Latin American countries (among top five in Brazil)

Unique customer model:

•
Client-centric approach to retail, private and institutional segments

•
Uniquely placed to take advantage of growth in third party assets on the back of broad top quartile performance

•
Strong European and US institutional client base

•
Well balanced asset split by geography, client segmentation, channel and asset class

Integration will be facilitated by the good fit and complementary nature of the two operations, which will enable a fast-track merger. The large pool of talented professionals available to head and manage the combined businesses is another benefit.

Business plan

The Transaction is expected to create a combined business geared strongly to growth and Fortis Investments is planning to complete the integration within 12 to 18 months.

Cost savings of €145 million are expected owing to overlapping capabilities and the application of best practices. Potential revenue benefits are estimated at €15 million, deriving from the larger geographic footprint and stronger offering to third party distributors.

In order to validate and detail the integration plans, Fortis expects to make a complete analysis of the combined Asset Management business in cooperation with the ABN AMRO teams. Fortis expects that this plan will clarify all the actions and responsibilities to be undertaken in order to realise the targeted business model and to deliver the expected synergies.

By enhancing exposure to high growth markets and products, Fortis Investments is looking to achieve profitable growth in attractive business segments. The target is to grow net profit by 20% per annum and AuM by close to a double-digit percentage over the next five years, in line with Fortis Investments' achievements over the last five years.

This is expected to make the new business one of the most efficient in the industry.

Santander

Following completion of the offers there will be a reorganisation of ABN AMRO which will include the orderly separation of the ABN AMRO Businesses from ABN AMRO. Santander believes that it can successfully integrate Real in Brazil and Antonveneta in Italy into the structure of its group. Santander successfully completed a number of similar integrations, including the integration of Santander Mexicano and Serfin, Santander Chile and Banco Santiago, Santander Brazil and Banespa, Totta in Portugal and Abbey in the United Kingdom. In all cases, Santander has created stronger integrated units, with improved operating efficiency and enhanced commercial capabilities.

Real

Cost Savings

Santander has structured a plan with five clear initiatives to improve efficiency throughout the combined bank:

•
Efficiency Best Practices

  Due in part to Santander's information technology system, the ratio of administrative (i.e., non-staff) expenses in 2006 to total customer volume (loans plus deposits plus off balance sheet funds) as of year end 2006 was 1.85% at Santander Banespa against 2.24% at Real. Santander believes it can bring Real's ratio closer to that of Santander Banespa, through a combination of better practices (which Santander expects to implement upon taking control of Real) and, over time, the implementation of its proprietary information technology system. Santander expects to introduce Santander Banespa's operating practices to Real before fully integrating the banks.

  Initiatives for improving operating practices include:

•
information technology and operations rationalisation;

•
tighter management of contracts to reduce costs to a level equivalent to Santander's;

•
channel structure optimisation (branches, contact centres);

•
marketing and product rationalisation and simplification; and

•
headcount optimisation, if necessary.

•
Information Technology Integration

  Over time, Santander's combined bank will operate with a single integrated, multibank information technology system. Santander has recently completed the migration of all of the banks it currently owns in Brazil onto a single information technology platform. Santander is confident Santander can also migrate Real's operations to this platform with very little incremental cost. This is consistent with their stated goal of putting the entire Santander Group on a single information technology platform by 2010.

•
Operations Integration

  Santander will also integrate the respective banks' back office functions. During integration, the networks of the two banks will be kept separate, in order to avoid disruption in their commercial activities. The relevant initiatives to achieve this include:

•
back office integration and outsourcing to Santander LatAm Factory in Sao Paolo; and

•
information technology services integration and outsourcing to Santander IT Factory in Brazil.

•
Head Office Integration

  Santander will also fully integrate the head offices of both banks, including all product factories and support functions. The relevant initiatives to achieve this include:

•
rationalisation and integration of support functions: finance, compliance, risk, human resources, legal, building maintenance, security and administration; and

•
integration of global businesses: treasury, global markets, payments, insurance and asset management.

•
Combination and Network Optimisation

  As part of the full integration of both banks, Santander expects to undertake a network optimisation initiative. As mentioned above, Santander believes that the geographical fit of the banks is excellent. However, there will unavoidably be a certain degree of duplication between the two networks. As a result, some branches will be closed or relocated. However, Santander believes this will affect a very limited number of branches. Its preliminary studies suggest that there will be no net reduction of branches over the medium term.

  As explained above, a key limb of Santander's future strategy is to continue to invest in developing its presence in the Brazilian banking system and maintain a clear growth strategy for the region. Santander has opened more than 350 branches across Latin America in the past two years and its plan is to continue expanding its installed capacity in order to be better positioned to take part in the structural growth of the banking systems in the region.

  The relevant initiatives to achieve this include:

•
a degree of regional structure rationalisation; and

•
a degree of optimisation of the commercial organisation and a single branding strategy, at the appropriate time. In most banking integration processes in Latin America (e.g., Mexico, Chile or Brazil), Santander has kept separate brands over relatively long periods of time. All of Santander's units in Latin America are now converging to a single brand, "Santander", in order to benefit from a single identity as well as marketing initiatives at group level.

  Santander is confident that the Transaction will enhance the service and the product offering to its customers and at the same time generate greater career opportunities for Santander employees.

  Santander's strategy is to continue investing in its front office and strengthening its commercial structure. Between December 2004 and December 2006, Santander added more than 6,000 net employees to Santander Group's Latin American operations, which is the net result of (information technology-enabled) efficiency improvements in Santander's support areas and strong investments in commercial areas.

  In addition, Santander will make an effort to offer opportunities elsewhere in Santander's organisation to staff working in areas in which there is clear duplication. Furthermore, part of the cost cutting exercise will relate to Real's outsourcing agreements, which will not affect Real employees.

In-market revenue benefits

In addition to cost savings, Santander also expects to generate significant revenue enhancement as a result, principally, of four initiatives:

•
Taking full advantage of the scale of the combined bank

  Santander believes the combined bank will be able to take advantage of enhanced growth opportunities associated with its increased scale. Santander believes the enlarged distribution network of the combined bank will result in an enhanced competitive position.

  The combined branch network will give Santander a better coverage of the Brazilian market, especially in regions such as Rio de Janeiro and Minas Gerais. This leaves it better placed to take advantage of commercial opportunities, mainly in the business market but also in the retail sector and, in particular, in those parts of the commercial sector, such as transactional business, where full coverage of the market is key.

•
Sharing best practices

  Santander trusts that it can benefit from its expertise in areas in which it has traditionally been strong, such as affluent banking, retail mutual funds and business banking. Similarly, Santander Banespa can benefit from Real's strength in areas such as mass market and the small companies segment.

•
Leveraging the commercial potential of Santander's IT system

  Santander believes the implementation of Santander's IT system in Real's network will enhance its revenue generation potential by increasing the time allocated to commercial activities (instead of administration) and generating customer relationship management (CRM) intelligence.

•
Synergies with Santander's global units

  Santander believes that, by working together with Santander's global business units, such as its Global Insurance division, its Global Asset Management division and its Global Credit Cards division, Real can achieve significant improvements in commercial performance. Santander global support units can also contribute to more efficient management, control and administration in Brazil.

Integration Plan

During the initial integration stages described above, Santander intends to keep the commercial structures of Santander Banespa and Real separate, with each operating under its own brand, while the operating areas are integrated. This is to ensure that there are no distractions during this initial phase and that the two organisations keep their commercial focus. Once the operating functions have been integrated Santander intends to make a decision on the combination of the banks' commercial structures.

This is consistent with the approach Santander has taken in other Latin American markets. For example, Santander has operated successfully in markets such as Mexico and Chile with two brands for a significant period of time before taking the decision to unify the brands.

In 2006 and 2007 the Santander Group has moved towards a single brand name in all of the markets in which it operates (with very few exceptions, such as Banesto and Banif in Spain). Santander will therefore expect to bring the combined bank under the Santander brand in due course.

Banca Antonveneta

Cost Savings

Santander believes that there is significant potential to improve Antonveneta's operating efficiency. Santander estimates that the percentage of revenues represented by general and administrative expenses at Antonveneta is more than 6% above Santander's least efficient Continental European retail banking operation and more than 12% above the most efficient one.

Following completion of the offers, Santander will focus its efforts on the improvement of efficiency at Antonveneta. Santander expects these initiatives to have three pillars:

•
Improving efficiency through best practices across the Santander Group

  The initiatives for improving efficiency by applying Santander Group's best practices (i.e. ordinary cost cutting) will include:

•
information technology and operations rationalisation: banking operation and communication rationalisation, revisiting outsourcing contracts and cancellation of non-critical projects;

•
tighter management of contracts to reduce costs to Santander level;

•
channel structure optimisation (branches, contact centres);

•
marketing and product rationalisation and simplification; and

•
headcount optimisation, if necessary.

  Santander believes there is clear scope for improvement within Antonveneta, which in 2006 had 9.8 employees per branch, compared to 8.4 in Santander Totta, 6.7 in Santander Spain and 5.7 in Banesto.

•
Information technology consolidation

  Santander's information technology consolidation initiatives are expected to include implementation of Partenon, Santander's proprietary information technology system, data processing centre consolidation and server consolidation.

•
Consolidation of support functions

  Support functions centralisation initiatives are expected to include back-office functions and information technology services outsourced to the global Santander Group, integration of purchasing activities and partial consolidation of other support functions (i.e. human resources and finance).

Revenue Benefits

Santander has identified three main opportunities to enhance revenue growth within Antonveneta:

•
Improving Antonveneta's commercial performance.    Santander is confident Antonveneta can benefit from its commercial practices and retail product development skills, particularly in areas such as retail asset management. Santander also believes that Antonveneta has market shares which are lower than they should be in mortgages and consumer finance. Santander believes that growth potential in these areas is very high and they are areas in which it holds a very strong position (top three in Europe by residential mortgage loan book in 2006). Lastly, Santander expects that its proprietary information technology system, Partenon, will reduce operating and administrative burdens on Antonveneta's staff and effectively increase the time available for customer-facing and sales activities.

•
Leveraging Santander's global units.    Santander believes that Antonveneta will benefit from the capabilities of its global units in several segments, such as Cards, Insurance, Asset Management, Private Clients and Consumer Lending. Santander believes there is a clear potential for cross selling of credit cards or insurance-related products through the Antonveneta network of customers. In addition, Santander's Global Wholesale Banking capabilities can be used to develop a treasury and derivative-based offer for Antonveneta's SME customers. Santander is confident its global business units can significantly improve Antonveneta's corporate business in Northern Italy by leveraging Santander's skills. Santander also believes that it can significantly improve the credit card business and cross selling of saving and insurance products to ratios of Antonveneta similar to those prevailing in the rest of the Santander Group.

•
Expanding the franchise organically.    Santander believes that Antonveneta offers an excellent platform from which to grow organically and the current competitive situation in Italy (with at least four major groups focused on their own internal integration) offers a tremendous opportunity to gain market share. Santander has substantial experience in opening branches and from March 2006 to March 2007 it has added (on a net basis) more than 380 branches in Spain and Portugal. Santander believes that there is an opportunity to expand Antonveneta's branch network as other banks integrate their own networks and close down branches. Santander believes its experience in Spain and Portugal proves that it can successfully open small branches, with low marginal costs, while maintaining control over its overall cost base.

ABN AMRO Interbank and DMC Consumer Finance(1)

The Interbank business is active in consumer finance in Holland, through a proprietary and third party broker distribution network. As noted earlier, the business will be integrated into the Santander Consumer Finance structure.

(1)
On 31 July 2007, ABN AMRO announced that it had entered into an agreement with Sofinco pursuant to which Sofinco agreed to acquire ABN AMRO's Interbank and DMC business. The announcement states that ABN AMRO anticipates that the acquisition should be effective before year-end. See "Recent Developments of ABN AMRO—Recent Agreements".

Plans for Non-Strategic Businesses of ABN AMRO

During the reorganisation, the Banks will retain a shared economic interest in all central functions (including Head Office functions) that provide support to the ABN AMRO Businesses. The Banks will also retain shared economic interests in certain assets and liabilities of ABN AMRO which the Banks regard as non-strategic. These include ABN AMRO's private equity portfolio, its stakes in Capitalia and Saudi Hollandi, and Prime Bank. These are expected to be disposed of over a period of time with a view to maximising value.

THE U.S. OFFER

The U.S. Offer and the Dutch Offer

RFS Holdings, which was formed by the Banks, is offering to acquire all of the issued and outstanding ABN AMRO ordinary shares and all of the issued and outstanding ABN AMRO ADSs through two offers:

•
the U.S. offer made pursuant to this document to all holders of ABN AMRO ordinary shares who are U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act) and to all holders of ABN AMRO ADSs, wherever located; and

•
the Dutch offer made pursuant to the Dutch offer document to all holders of ABN AMRO ordinary shares who are located in the Netherlands and to all holders of ABN AMRO ordinary shares who are located outside of the Netherlands and the United States, in each case, if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the relevant offer.

The offers are being conducted simultaneously and have the same terms and are subject to the same conditions.

The offers are being made for all ABN AMRO ordinary shares and all ABN AMRO ADSs. According to ABN AMRO's Schedule 14D-9 dated 10 August 2007 there were 1,845,855,090 ABN AMRO ordinary shares outstanding as of 6 August 2007.

The offers do not extend to any other securities of ABN AMRO, including any ABN AMRO Convertible Preference Shares, any ABN AMRO formerly convertible preference shares or any other hybrid capital instruments. See "Treatment of ABN AMRO Options, Convertible Preference Shares and Formerly Convertible Preference Shares".

The U.S. offer and the Dutch offer commenced on 23 July 2007. The U.S. offer and the Dutch offer will expire at 9:00 a.m., New York City time (3:00 p.m. Amsterdam time) on 5 October 2007, unless extended.

Holders of ABN AMRO ordinary shares located in the United States, and holders of ABN AMRO ADSs, wherever located, cannot tender their ABN AMRO ordinary shares or ABN AMRO ADSs in the Dutch offer, and holders of ABN AMRO ordinary shares who are not located in the United States cannot tender their ABN AMRO ordinary shares in the U.S. offer. The Dutch offer is being made using a Dutch offer document which incorporates the U.K. prospectus. Except to the extent that exemptions or relief from compliance are available or have been obtained, RFS Holdings intends to conduct the U.S. offer in compliance with the U.S. tender offer rules (principally Regulations 14D and 14E under the Exchange Act) and the Dutch offer in compliance with the tender offer rules of the Netherlands (the jurisdiction in which ABN AMRO's ordinary shares are primarily listed and also ABN AMRO's jurisdiction of incorporation).

The Dutch offer is not being made, directly or indirectly, in or into, and may not be accepted in or from, the United States. Copies of the offer documentation being used in the Dutch offer and any related materials are not being and should not be mailed or otherwise distributed or sent in or into the United States.

The distribution of this document and the making of this U.S. offer may, in some jurisdictions, be restricted by law. This document does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Persons who come into possession of this document are urged to inform themselves of and observe any and all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of the Banks or RFS Holdings assumes any responsibility for any violation by any person of any of these laws or restrictions.

Terms of the U.S. Offer

In this U.S. offer, RFS Holdings is offering to exchange for each ABN AMRO ordinary share and each ABN AMRO ADS validly tendered and not properly withdrawn:

•
€35.60 in cash; and

•
0.296 newly issued RBS ordinary shares.

As at 26 September 2007, the latest practicable date prior to the date of this document, the total value of the consideration being offered by RFS Holdings was €69.7 billion, based on the closing price of 516.5p for the RBS ordinary shares on the LSE on that date and an exchange rate of €1.00 per £0.7007 published in The Financial Times on 27 September 2007.

On 23 April 2007, Barclays announced a proposed offer to exchange 3.225 Barclays ordinary shares for each ABN AMRO ordinary share and 0.80625 Barclays ADSs for each ABN AMRO ADS. Based on the price of Barclays ordinary shares of 712.5p at the close of business on 24 April 2007 (the day before the Banks first announced details, including a price indication, of their proposals), the value of the Barclays proposed offer was €33.78 per ABN AMRO ordinary share (using an exchange rate of €1.00 per £0.6802, as published in The Financial Times on 25 April 2007).

On 23 July 2007, Barclays announced its revised offer. Under the terms of the revised offer, Barclays is offering to exchange 2.13 Barclays ordinary shares and €13.15 in cash for each ABN AMRO ordinary share and 0.5325 Barclays ADSs and €13.15 in cash (paid in U.S. dollars) for each ABN AMRO ADS. Based on the price of Barclays ordinary shares of 596p at the close of business on 26 September 2007, the latest practicable date prior to the date of this document, the value of the Barclays offer as at 26 September 2007 was €31.27 per ABN AMRO ordinary share (using an exchange rate of €1.00 per £0.7007, as published in The Financial Times on 27 September 2007). Based on the price of RBS ordinary shares of 516.5p at the close of business on 26 September 2007, and using the same exchange rate, the value of the consideration being offered by RFS Holdings as at 26 September 2007 was €37.78 per ABN AMRO ordinary share.

Fractional Entitlements

Fractions of RBS ordinary shares will not be issued to persons whose ABN AMRO ordinary shares or ABN AMRO ADSs are exchanged in the U.S. offer.

Admitted Institutions that tender ABN AMRO ordinary shares into the U.S. offer on behalf of their clients will have to aggregate fractional entitlements to RBS ordinary shares in accordance with the usual practice of the Admitted Institutions and sell them on the London Stock Exchange (or possibly, in the event a listing is obtained, on Euronext Amsterdam), and then remit the net proceeds pro rata to such holders of ABN AMRO ordinary shares. The fractional entitlements to RBS ordinary shares of holders of ABN AMRO ordinary shares who hold their shares in registered form will be aggregated, sold in the market by the Dutch exchange agent and then distributed pro rata by the Dutch exchange agent in a similar way to that described above. The U.S. Exchange Agent will aggregate the fractional entitlements to RBS ordinary shares to which holders of ABN AMRO ADSs are entitled in accordance with its usual practice and sell them on the LSE and then remit the net proceeds pro rata to holders of ABN AMRO ADSs. The U.S. exchange agent will convert the euros to which holders of ABN AMRO ADSs would have otherwise been entitled, net of fees and expenses, into U.S. dollars at the exchange rate obtainable on the spot market in London on the date the cash consideration is received by the U.S. exchange agent.

Under no circumstances will interest be paid on the cash to be received in lieu of any fraction of a RBS ordinary share, regardless of any delay in making the payment.

Adjustment of Consideration Upon Payment of Certain ABN AMRO Dividends

The consideration set out above assumes the payment by ABN AMRO of an interim (cash or share) dividend in respect of 2007 of €0.58 per ABN AMRO ordinary share (before deduction of any applicable withholding taxes) as declared by ABN AMRO on 30 July 2007. If ABN AMRO declares any other (cash or share) dividend, distribution, share split or analogous transaction in respect of the ABN AMRO ordinary shares, including the ABN AMRO ordinary shares represented by ABN AMRO ADSs, and the record date for such (cash or share) dividend, distribution, share split or analogous transaction precedes the settlement of the offers, the consideration set out above may be reduced by the full amount of such dividend, distribution, share split or analogous transaction (before deduction of any applicable withholding taxes).

Ownership of RBS after Completion of the Offers

If all of the issued and outstanding ABN AMRO ordinary shares and ABN AMRO ADSs are tendered and exchanged pursuant to the terms of the offers, the former holders of ABN AMRO ordinary shares and ABN AMRO ADSs (other than ABN AMRO) and the holders of the existing RBS ordinary shares (other than RBS), will hold the following percentages of RBS's outstanding ordinary shares immediately after the completion of the offers:

	Owned by current holders of RBS ordinary shares	Owned by former holders of ABN AMRO ordinary shares and ABN AMRO ADSs
Number of outstanding RBS ordinary shares held after completion of the offers(1)	9,456,448,005	546,373,107
Percentage of ordinary shares of RBS	95%	5%

Note:

(1)
Assuming the number of issued and outstanding ABN AMRO ordinary shares is as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007.

Conditions to the U.S. Offer

Consummation of the U.S. offer is subject to the satisfaction or waiver of all offer conditions, all of which, except for the minimum acceptance condition and the government and regulatory approvals conditions below, must be either satisfied or waived prior to the expiration of the offer period (as such offer period may be extended in accordance with applicable law and regulation). RFS Holdings will not be obliged to declare the U.S. offer unconditional and purchase any ABN AMRO ordinary shares of ABN AMRO ADSs validly tendered into the U.S. offer and not properly withdrawn:

(a)       Minimum Acceptance

if the ABN AMRO ordinary shares, including ABN AMRO ordinary shares represented by ABN AMRO ADSs, which have been validly tendered and not properly withdrawn in the offers on a combined basis, or which are otherwise held by RFS Holdings, do not represent at least 80% of the issued and outstanding ABN AMRO ordinary shares, calculated on a fully-diluted basis. This condition is referred to as the "minimum acceptance condition".

For purposes of determining whether the minimum acceptance condition has been satisfied, the numerator will include all ABN AMRO ordinary shares, including all ABN AMRO ordinary shares represented by ABN AMRO ADSs, validly tendered and not properly withdrawn, in the Dutch offer and the U.S. offer, on a combined basis, or which are otherwise held by RFS Holdings, at the end of the offers, and the denominator will be ABN AMRO's fully diluted share capital, including all:

•
ABN AMRO ordinary shares issued and then outstanding, including all ABN AMRO ordinary shares represented by ABN AMRO ADSs;

•
ABN AMRO ordinary shares issuable upon the conversion of all ABN AMRO Convertible Preference Shares; and

•
ABN AMRO ordinary shares issuable (i) upon the exercise of any outstanding rights to subscribe for ABN AMRO ordinary shares (including any outstanding ABN AMRO options) whether or not exercisable during the offers or (ii) under any other agreement giving the right to any person to subscribe for ABN AMRO ordinary shares, but excluding all ABN AMRO ordinary shares held as treasury stock by ABN AMRO;

(b)       Sale of LaSalle

    if the Purchase and Sale Agreement, dated as of 22 April 2007, between Bank of America and ABN AMRO Bank in respect of ABN AMRO North America Holding Company, the holding company for LaSalle Bank Corporation, including the subsidiaries LaSalle N.A. and LaSalle Midwest N.A. (exclusive of any restatements of, or amendments to, such agreement), has not completed in accordance with its terms or if the proceeds of sale received on such completion are not held within the ABN AMRO Group;

(c)       No Material Adverse Change

    if any material adverse change in respect of ABN AMRO, RFS Holdings, Fortis, RBS or Santander has occurred;

    For this purpose, "material adverse change" means:

  (i)
  any event, events or circumstance that results or could reasonably be expected to result in a material adverse effect on the business, cash flow, financial or trading position, assets, profits, operational performance, capitalisation, prospects or activities of any of ABN AMRO, RFS Holdings, Fortis, RBS or Santander (each, taken as a whole), as the case may be; or

  (ii)
  a material adverse change since the date hereof in national (including, without limitation, United States, United Kingdom, the Netherlands or any other member state of the European Economic Area) or international capital markets (including without limitation, an adverse change in the tax laws of such states), financial, political or economic conditions or currency exchange rates or exchange controls (whether or not arising as a result of or in connection with any outbreak or escalation of hostilities or declaration of war or national emergency or act of terrorism or other national or international calamity); or

  (iii)
  any suspension of or limitation in trading in the ABN AMRO ordinary shares or ABN AMRO Formerly Convertible Preference Shares or in the Fortis, RBS or Santander shares (other than on a temporary basis in the ordinary course of trading);

(d)       No Litigation or Other Proceedings

if any litigation or other legal, governmental or regulatory proceedings or investigations by a third party (including any regulatory body or governmental authority) has or have been instituted or threatened or are continuing or if any judgment, settlement, decree or other agreement relating to litigation or other legal, governmental or regulatory proceedings or investigations instituted by a third party (including any regulatory body or governmental authority) is in effect, which might, individually or in the aggregate, reasonably be expected to materially and adversely affect ABN AMRO, RFS Holdings, Fortis, RBS, Santander or any of their respective affiliates;

(e)       No Injunctions or Other Restrictions

if an order, stay, judgment or decree is issued by any court, arbitral tribunal, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offers, any of which restrains, prohibits or delays or is reasonably likely to restrain, prohibit or delay consummation of the offers in any material respect, or if prior to the end of the U.S. offer period:

(i)
a notification has been received from the AFM that the Dutch offer has been made in conflict with any of the stipulations of Chapter IIa of the 1995 Securities Act, within the meaning of Article 32(a) of the 1995 Securities Decree (or any of its successor provisions) in which case the securities institutions would not be allowed to co-operate with the consummation of the Dutch offer;

(ii)
trading in the ABN AMRO ordinary shares on Euronext Amsterdam has been permanently suspended as a result of a listing measure taken by Euronext Amsterdam in accordance with Article 2706/1 of Euronext Rulebook II; or

(iii)
any of RFS Holdings, Fortis, RBS or Santander receives notification from its home country regulator that there is likely to be a material and adverse change in the supervisory, reporting or regulatory capital arrangements that will apply to ABN AMRO, Fortis, RBS, Santander or, to the extent applicable, RFS Holdings, as the case may be;

(f)        Regulatory Approvals

if all authorisations and consents in connection with the offers have not been obtained or relevant waiting periods have not expired or all mandatory or appropriate regulatory approvals from domestic and international regulatory authorities, insofar as reasonably required in connection with the offers have not been obtained;

(g)       Competition and Antitrust

if the European Commission has not declared the concentration or concentrations resulting from the Transaction, including the concentrations following from the ultimate acquisition by each of the Banks of their respective parts of ABN AMRO's assets, compatible with the common market or has not otherwise granted its approval for the Transaction or if the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in relation to the Transaction has not expired or been terminated or if other competent antitrust or competition authorities have not granted approvals reasonably deemed necessary;

(h)       Registration Statement Declared Effective by the SEC

if the registration statement containing the U.S. prospectus filed with the SEC is not declared effective by the SEC or if any stop order has been issued or proceedings for suspension of the effectiveness of the registration statement containing the U.S. prospectus have been initiated by the SEC;

(i)        Admission to London Stock Exchange and Euronext Amsterdam

if confirmation has not been obtained that the RBS ordinary shares to be issued in the offers will be admitted to:

(i)
the Official List maintained by the FSA;

(ii)
trading on the LSE's main market for listed securities; and

(iii)
trading and listing on Euronext Amsterdam;

no later than the date of settlement of the offers;

(j)        Shareholder Approvals

if, to the extent required, the general meetings of shareholders of each of Fortis and RBS have not passed the resolutions to approve the Transaction or if the general meetings of shareholders of each of Fortis, RBS and Santander have not passed resolutions to approve the capital increase or, as the case may be, the issuances of securities described in "Source and Amount of Funds";

(k)       No Other Transactions

if, other than the Bank of America Agreement, ABN AMRO or any of its subsidiaries or subsidiary undertakings has entered into any agreement, or completed any transaction, involving the sale, repurchase, redemption or issue by ABN AMRO or its affiliates to third parties of any shares in ABN AMRO's own share capital (or securities convertible or exchangeable into shares or options to subscribe for any of the foregoing (other than pursuant to equity incentive plans operated in the normal course of business)), or involving the acquisition of material assets or the sale or transfer of a material part of its business or assets, including but not limited to any or all of the assets or businesses set out under "Background to and Reasons for the Offers—Reasons for the Offers—Businesses to be Acquired" whether by way of any legal merger, legal demerger, liquidation or any other transactions with similar effect, or entered into, varied or terminated any material contract outside the ordinary course of business or given any undertaking to do any of the foregoing, or if ABN AMRO has approved, declared or paid a dividend outside of the normal course of its business, or inconsistent with past practice; or

(l)        No Third Party Offer

if any public announcement has been made indicating that a third party is preparing or is to make an offer (or any amendment to, or revision of, an existing or proposed offer) for the ABN AMRO ordinary shares or ABN AMRO ADSs, or if Barclays has announced or is to make (i) any offer, under terms and conditions different from the terms and conditions announced by it on 23 April 2007 or (ii) any amendment to the terms and conditions of an existing offer such that the terms and conditions of that offer are different from the terms and conditions announced on 23 April 2007.

The conditions to the U.S. offer are the same as the conditions to the Dutch offer. The conditions to the U.S. offer are for the benefit of RFS Holdings and the Banks and to the extent legally permitted, may be waived by RFS Holdings at any time.

The conditions in (e)(i) may not be waived by RFS Holdings except where the notification referred to in that condition has seen or will be revoked by the AFM or if such notification is overruled by a court decision or other consultation with the AFM. Notice of any such waiver will be given in the manner provided by applicable law.

RFS Holdings has chosen not to invoke offer condition (l) above in respect of the revised offer publicly announced by Barclays on 23 July 2007 and therefore has waived its right to do so in respect of that offer. However, RFS Holdings retains the right to invoke this condition in the event

Barclays announces a further revised offer on different terms than the terms announced on 23 April 2007 or in the event any other third party offer is announced.

Subject to the U.S. tender offer rules (including U.S. tender offer rules that require that material changes of a condition be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and the Dutch tender offer regulations, RFS Holdings reserves the right, at any time and, to the extent legally permitted, to waive any of the conditions to the U.S. offer (including the minimum acceptance condition), by giving oral or written notice of the waiver to the U.S. exchange agent and the Dutch exchange agent and by making a public announcement in accordance with the procedures outlined in "—Expiration Date; Extension of the U.S. Offer". For details of the impact that waiving the minimum acceptance condition may have on holders of ABN AMRO ordinary shares and ABN AMRO ADSs, see "Effects of the Offers and Post-Closing Restructuring".

Determination of the Offer Terms

The Banks jointly determined the terms of the offers and in doing so each Bank individually and separately conducted its own review of relevant information and financial analyses. In particular, the Banks:

•
reviewed publicly available information about ABN AMRO and its principal business units;

•
reviewed the market prices and trading activity of ABN AMRO ordinary shares;

•
reviewed the financial performance and trading activity of ABN AMRO against European peers, including BBVA, BNP Paribas, Crédit Agricole, Credit Suisse, Deutsche Bank, Dexia, HBOS, ING, Intesa Sanpaolo, KBC, Lloyds TSB, Nordea, Société Générale, UBS and Unicredit;

•
examined the terms of over 100 transactions in a number of jurisdictions involving businesses comparable to the business units or other businesses of ABN AMRO; and

•
estimated the revenue benefits, cost savings and expected financial impacts of the acquisition of the respective ABN AMRO Businesses as described under "Background to and Reasons for the Offers", taking into account the anticipated financings to be undertaken in connection with the offers.

In addition, each of the Banks also considered the impact on its respective regulatory capital position and their respective expectations for their financial performance and the financial performance of ABN AMRO following completion of the offers.

Premiums

As set out above, as at 26 September 2007, the value of the offers was €37.78 per ABN AMRO ordinary share. This represents:

•
a premium of 38.4% to the closing price per ABN AMRO ordinary share of €27.29 on 16 March 2007, the last full trading day on the LSE, Euronext Amsterdam and the NYSE before rumours and press articles significantly affected the share prices and trading volumes of RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs;

•
a premium of 2.3% to the closing price per ABN AMRO ordinary share of €36.93 on 26 September 2007, the most recent practicable trading day prior to the date of this document;

•
premiums of 62.3% and 71.7%, respectively, to the average closing prices of €23.28 and €22.00 of ABN AMRO ordinary shares over the 12 and 24 months prior to 16 March 2007, the last full trading day on the LSE, Euronext Amsterdam and the NYSE before rumours and press articles significantly affected the share prices and trading volumes of RBS ordinary shares and ABN AMRO ordinary shares and ABN AMRO ADSs; and

•
a multiple of 15.1x ABN AMRO's basic earnings per share from continuing operations for the year ended 31 December 2006 of €2.50.

Regulatory Matters

Overview

As described above, RFS Holdings will not be obliged to purchase any tendered ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the U.S. offer if all authorisations and consents in connection with the offers have not been obtained or relevant waiting periods have not expired or all mandatory or appropriate regulatory approvals of domestic and international regulatory authorities insofar as reasonably required in connection with the offers have not been obtained.

RFS Holdings and the Banks have made all necessary filings for the approval of the change of control of ABN AMRO with their home regulators, in so far as these are required, and have made substantially all other applications for regulatory change of control approval. Approval has been requested from, amongst others, the FSA, the Dutch Minister of Finance (Minister van Financiën), the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores), and the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances). In a number of jurisdictions, including the Netherlands and the United Kingdom, such approvals have already been granted. See "—The Dutch Minister of Finance's Declaration of No Objection". The consents applied for and, where relevant, obtained, are in respect of the acquisition of the ABN AMRO Group as a whole and not with respect to the reorganisation of ABN AMRO following completion of the offers.

In addition, in order for the conditions to the U.S. offer to have been satisfied, RFS Holdings and/or the Banks must make certain competition and antitrust filings with, and obtain approvals from, certain regulatory authorities with respect to the acquisition of ABN AMRO as well as, in some cases, the reorganisation of ABN AMRO following completion of the offers. In particular, competition consents or confirmations have been sought from, among others, the European Commission under the European Union Merger Regulation, the Federal Trade Commission and the antitrust division of the Department of Justice. On 19 September 2007, RBS and Santander received clearance from the European Commission for the acquisition of ABN AMRO. Fortis has not yet received clearance from the European Commission but expects such clearance to be granted on 3 October 2007. On 19 July 2007, RFS Holdings received confirmation from the U.S. Federal Trade Commission that its request for termination of the waiting period under the HSR Act had been granted in relation to its acquisition of certain voting securities of ABN AMRO, with immediate effect, thereby satisfying condition (g) of the U.S. offer insofar as it relates to the application of the HSR Act to the acquisition of ABN AMRO. RFS Holdings will not have obtained, prior to the expiration of the offers, approval under the HSR Act for the proposed reorganization of ABN AMRO following completion of the offers and has waived its right to invoke the relevant clause of condition (g) to the offers as a result of not having obtained this approval. Notwithstanding the foregoing, RFS Holdings retains its right (but is not obligated) to invoke the remainder of condition (g) in case it shall not have been waived or satisfied.

Although the Banks are seeking or will seek certain regulatory approvals for the reorganisation of ABN AMRO after the acquisition, other than as contemplated in "The U.S. Offer—Conditions to the U.S. Offer—(g) Competition and Antitrust", obtaining regulatory approvals for the reorganisation (as opposed to the acquisition) of ABN AMRO is not a condition to the offers. Accordingly, formal consent from bank regulators for the subsequent proposed restructuring has not yet been applied for in most jurisdictions where regulatory consent is required, although these regulators are aware of the high-level proposals. The subsequent proposed restructuring of the ABN AMRO Group may also require further anti-trust clearances in certain jurisdictions, which processes are being progressed.

Following completion of the offers and insofar as not already obtained, regulatory approvals for the reorganisation of the ABN AMRO Group will be sought from the relevant regulators once the Banks have obtained the necessary information to be able to prepare and complete the approval applications. For instance, as described in further detail below, in the Netherlands, the Banks will need to obtain prior approval for each transfer of ABN AMRO assets from the ABN AMRO Group. Whilst the Banks will be aiming to obtain these regulatory approvals as soon as practicable following completion of the offers, the period from completion of the offers to receipt of such approvals for the reorganisation will be largely dependent on the time required to obtain the necessary information to submit the applications for approval, the duration of the relevant regulatory review process and effects of any conditions imposed on the reorganisation by any regulator.

The Consortium and Shareholders' Agreement provides that the reorganisation of the ABN AMRO Group through the separation and transfer of the ABN AMRO Businesses is conditional on necessary regulatory approvals having been obtained. If the necessary regulatory approvals are not obtained, this condition can be waived provided this does not involve a breach of law or cause any material financial detriment to one of the other Banks. If, for any reason, regulatory approval for the separation and transfer of any ABN AMRO Business cannot be obtained and is not capable of being waived, the Consortium and Shareholders' Agreement provides that the relevant ABN AMRO Business will not be transferred to the relevant Bank and instead, the Bank which would have acquired the relevant business will sell that business. The net proceeds of such sale will be for the account of the Bank that would have otherwise been entitled to the business that is sold.

While RFS Holdings and the Banks have made, and will continue to make, significant efforts to obtain requisite regulatory approvals, there can be no assurances regarding the timing of the approvals, their ability to obtain the approvals on satisfactory terms or the absence of litigation challenging these approvals. There can likewise be no assurance that U.S. federal or state and non-U.S. regulatory authorities will not attempt to challenge the combination on antitrust grounds or for other reasons, or, if a challenge is made, as to the results of the challenge.

In certain jurisdictions where ABN AMRO has operations, the local regulatory regime imposes a statutory timeframe within which the relevant regulator must communicate its decision on the application for regulatory change of control consent. In many instances, the timeframe imposed on the regulator is shorter than the initial offer period. In others, there is no such timeframe and RFS Holdings cannot, therefore, be certain as to when consent might be granted (if at all). Whilst certain regulators have indicated their willingness to provide as much assistance as possible in reviewing the relevant application for regulatory change of control consent, there can be no guarantee that such consents will be granted within the initial offer period or at all.

The Dutch Minister of Finance's Declaration of No Objection

On 17 September 2007, the Minister of Finance of the Netherlands, based on an assessment by the Dutch Central Bank, granted to the Banks a declaration of no objection in respect of the offers. In connection with the issuance of the declaration of no objection, the Minister of Finance attached certain conditions with respect to each of the Banks, including but not limited to the following:

•
each of the Banks must ensure that conflicts among them will not adversely impact the interests of ABN AMRO and the division of ABN AMRO's assets will not adversely affect the functioning of ABN AMRO;

•
any conflicts which arise among the Banks must be swiftly resolved and any such conflicts must be reported to the Dutch Central Bank on a quarterly basis;

•
continuity within ABN AMRO's board of directors and supervisory board must be maintained and the knowledge and expertise of ABN AMRO's organisation must be preserved such that it remains able to comply with its statutory and legal duties;

•
RBS is primarily responsible for the effective functioning of ABN AMRO and its compliance with supervisory regulations during the transition phase;

•
any proposed amendments to the articles of association of RFS Holdings or any amendments to the Consortium and Shareholders' Agreement must be submitted to the Dutch Central Bank for prior approval;

•
a detailed transition plan must be drawn up within two months from the entry into force of the declaration of no objection which addresses ABN AMRO's legal and operational set-up; responsibilities of management and group functions; reporting lines; and, specifically, information technology and services processes;

•
measures taken by the Banks which affect special lending activities, burden sharing or the scope of the deposit guarantee scheme must be submitted to the Dutch Central Bank;

•
the Banks must ensure that ABN AMRO sets up a project organisation to implement the transition plan and the tasks and responsibilities of the project organisation must be submitted to the Dutch Central Bank for approval;

•
the Banks must report to the Dutch Central Bank on a monthly basis on the transition plan;

•
no fundamental changes shall be made to ABN AMRO before the transition plan is approved by the Dutch Central Bank and a sufficient degree of control is obtained; and

•
the Banks must commit themselves to target levels of capital and liquidity for ABN AMRO, applicable from the date of settlement of the offers, to be agreed between the Dutch Central Bank and ABN AMRO, which reflect the heightened risk profile of ABN AMRO during the transition.

The declaration of no objection will enter into force if the offers for ABN AMRO are declared unconditional by RFS Holdings on or before 31 December 2007, in the manner and subject to the conditions as detailed herein, and if the financing for the offers has been secured in an adequate manner.

In addition to the above conditions, the Banks must apply for a declaration of no objection for each separation of assets of ABN AMRO from the ABN AMRO Group. If any of the Banks fails to comply with the above conditions, the Dutch Minister of Finance is authorised to withdraw the declaration of no objection fully or in part.

The Dutch Central Bank also conducted an assessment which resulted in the issuance of a separate declaration of no objection with respect to Fortis. Fortis must comply with the conditions attached to this declaration of no objection, which are substantially similar to the conditions applicable to the Banks described above.

Expiration Date; Extension of the U.S. Offer

The U.S. offer will expire at 9:00 a.m., New York City time (3:00 p.m. Amsterdam Time) on 5 October 2007, unless the U.S. offer is extended in accordance with U.S. tender offer rules. RFS Holdings intends for the U.S. offer and the Dutch offer to expire on the same date and, if either offer is extended, to similarly extend the other offer.

RFS Holdings may, from time to time, extend the period of time for which the U.S. offer is open until all the conditions listed above under "—Conditions to the U.S. Offer" have been satisfied or, to the extent legally permitted, waived.

U.S. tender offer regulations require that RFS Holdings extends the acceptance period of the U.S. offer if it increases or decreases the consideration being offered within ten U.S. business days of the then-scheduled expiration date of the U.S. offer, so that the U.S. offer will expire no less than ten U.S. business days after the publication of the change. In order to ensure concurrent acceptance periods for both offers, the Dutch offer period will in such event be similarly extended. If RFS Holdings increases or decreases the consideration being offered in the offers, the increased or decreased consideration will be paid to all holders of ABN AMRO ordinary shares and ABN AMRO ADSs whose ABN AMRO ordinary shares and ABN AMRO ADSs are accepted for exchange in the U.S. offer whether or not those ABN AMRO ordinary shares and ABN AMRO ADSs were accepted for exchange prior to the change.

RFS Holdings will also extend the U.S. offer, to the extent required by applicable U.S. tender offer rules or to the extent it extends the Dutch offer if required by Dutch tender offer regulations, if RFS Holdings:

•
makes a material change to the terms of the U.S. offer, other than a change in the consideration being offered in the U.S. offer; or

•
makes a material change in the information concerning the U.S. offer, or waives a material condition of the U.S. offer.

RFS Holdings reserves the right to waive the minimum acceptance condition at any time after the expiration of the U.S. offer and prior to the Dutch offer being declared unconditional. In accordance with the U.S. tender offer rules and exemptive relief granted by the SEC, if RFS Holdings intends to waive the minimum acceptance condition after the expiration of the U.S. offer and provided that the number of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) validly tendered and not properly withdrawn in the U.S. offer and the Dutch offer, on a combined basis, together with all ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) held by RFS Holdings, represents not less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, then at least five U.S. business days prior to the scheduled expiration date of the U.S. offer, RFS Holdings will announce that it may effect such waiver of the minimum acceptance condition. RFS Holdings will make this announcement by issuing a press release on, among others, the Dow Jones News Service, by publication in the Daily Official List of Euronext Amsterdam and by placing an advertisement in the Wall Street Journal, National Edition, which will state the exact percentage to which the minimum acceptance condition may be waived, such percentage being not less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis and, furthermore, state that such waiver is possible and advise shareholders to withdraw their tenders immediately if their willingness to tender into the U.S. offer would be affected by such waiver of the minimum acceptance condition. Notwithstanding the foregoing, RFS Holdings will not by virtue of issuing such an announcement be obliged to waive the minimum acceptance condition. During the five U.S. business day period after RFS Holdings makes the announcement described in this paragraph, the U.S. offer will be open for acceptances and holders of ABN AMRO ordinary shares and ABN AMRO ADSs who have tendered their securities in the U.S. offer will be entitled to withdraw their securities. RFS Holdings will not extend the expiration date of the U.S. offer in connection with any such waiver. Once the U.S. offer has expired, holders of ABN AMRO ordinary shares and ABN AMRO ADSs will not be entitled to withdrawal their tendered securities. RFS Holdings will provide a subsequent offering period of at least five U.S. business days following any such waiver.

In accordance with the U.S. tender offer rules, if RFS Holdings intends to waive the minimum acceptance condition in the event that the number of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) validly tendered and not properly withdrawn in the U.S. offer and the Dutch offer, on a combined basis, together with all ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) held by RFS Holdings, represents less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, RFS Holdings will announce such waiver by publication in the Daily Official List of Euronext Amsterdam and by issuing a press release on, among others, the Dow

Jones News Service, by no later than 9:00 am, New York City time (3:00 pm Amsterdam time) on the next U.S. business day after the previously scheduled expiration of the U.S. offer and will extend the U.S. offer (and similarly extend the Dutch offer) to the extent required by the U.S. tender offer rules.

For further details on the impact that waiving the minimum acceptance condition may have on holders of ABN AMRO ordinary shares and ABN AMRO ADSs, see "Effects of the Offers and Post- Closing Restructuring".

If RFS Holdings extends the U.S. offer, it will notify the U.S. exchange agent by written notice or oral notice confirmed in writing and also make an announcement to that effect within three Euronext Amsterdam trading days after the previously scheduled expiration date of the U.S. offer. RFS Holdings will announce any extension of the U.S. offer by issuing a press release on, among others, the Dow Jones News Service and by publication in the Daily Official List of Euronext Amsterdam. During an extension, any ABN AMRO ordinary shares and ABN AMRO ADSs validly tendered and not properly withdrawn will remain subject to the U.S. offer and subject to the right of each holder to withdraw the ABN AMRO ordinary shares or ABN AMRO ADSs that such holder has previously tendered. If RFS Holdings extends the period of time during which the U.S. offer is open, the U.S. offer will expire at the latest time and date to which RFS Holdings extends the U.S. offer.

Subject to the requirements of the U.S. tender offer rules (including U.S. tender offer rules that require that material changes to an offer be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which RFS Holdings may choose to make any public announcement, neither RFS Holdings nor the Banks will have any obligation to communicate any public announcement other than as described above.

Publication of Results; Subsequent Offering Period

Within five Euronext Amsterdam trading days after the expiration of the U.S. offer, RFS Holdings will make a public announcement stating:

•
that all conditions to the U.S. offer and the Dutch offer have been satisfied or, to the extent legally permitted, waived, and declaring the Dutch offer to be unconditional; or

•
that the conditions to the U.S. offer and the Dutch offer have not been satisfied or, to the extent legally permitted, waived, and that, accordingly, the offers have been terminated.

Except as described in "—Expiration Date; Extension of the U.S. offer", announcements will be made by means of a press release on, among others, the Dow Jones News Service and by publication in the Daily Official List of Euronext Amsterdam.

As described above, the U.S. offer and the Dutch offer will be subject to the same conditions, and acceptances of the U.S. offer and the Dutch offer will be counted on an combined basis for purposes of determining whether the minimum acceptance condition has been satisfied. You may not withdraw your ABN AMRO ordinary shares or ABN AMRO ADSs at any time after the expiration of the U.S. offer, including during this five Euronext Amsterdam trading day period.

If the conditions to the offers are satisfied or, to the extent legally permitted, waived, RFS Holdings reserves the right to provide a "subsequent offering period" of no more than 15 Euronext Amsterdam trading days, and in no event more than 20 U.S. business days. During the subsequent offering period, if one is provided, remaining holders of ABN AMRO ordinary shares and ABN AMRO ADSs may tender, but not withdraw, their ABN AMRO ordinary shares and ABN AMRO ADSs not previously tendered. ABN AMRO ordinary shares and ABN AMRO ADSs previously tendered and accepted for exchange in the U.S. offer will not have the benefit of any further withdrawal rights. A subsequent offering period, if one is provided, will not affect the timing of the acceptance and delivery of ABN AMRO ordinary shares or ABN AMRO ADSs previously tendered and accepted for exchange in the U.S. offer, as described below under "—Acceptance of Tendered

ABN AMRO Ordinary Shares and ABN AMRO ADSs". As mentioned above, holders of ABN AMRO ordinary shares and ABN AMRO ADSs that tender their ABN AMRO ordinary shares or ABN AMRO ADSs during any subsequent offering period will not have withdrawal rights, and RFS Holdings will accept for exchange any ABN AMRO ordinary shares or ABN AMRO ADSs validly tendered during any subsequent offering period and will pay for such ABN AMRO ordinary shares or ABN AMRO ADSs promptly and, in any event, within five Euronext Amsterdam trading days of the ABN AMRO ordinary shares and ABN AMRO ADSs being tendered. The consideration paid during any subsequent offering period will be the same consideration offered in the initial offer period. Any subsequent offering period will be announced simultaneously with an announcement that the conditions to the U.S. offer and the Dutch offer have been satisfied or, to the extent legally permitted, waived, and declaring the Dutch offer to be unconditional. As mentioned above, in the event the minimum acceptance condition is waived after the end of the U.S. offer period, following expiration of the U.S. offer, to not less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, RFS Holdings will provide a subsequent offering period of at least five U.S. business days immediately following such waiver.

Procedures for Tendering ABN AMRO Ordinary Shares

Holders of ABN AMRO ordinary shares

Admitted Institutions

If you hold your ABN AMRO ordinary shares through a financial intermediary that is an Admitted Institution, you should make your acceptance of the U.S. offer known to the Dutch exchange agent through your financial intermediary before the expiration of the U.S. offer. The financial intermediary may set an earlier deadline for receipt of acceptances in order to permit the financial intermediary to communicate acceptances to the Dutch exchange agent in a timely manner. You should contact the financial intermediary through which you hold your ABN AMRO ordinary shares to obtain information about the deadline by which you must make your acceptance of the U.S. offer known to your financial intermediary.

Admitted Institutions must submit acceptances only to the Dutch exchange agent and in writing. In submitting acceptances, each Admitted Institution is required to indicate the number of ABN AMRO ordinary shares tendered. Each Admitted Institution must deliver the tendered ABN AMRO ordinary shares to the Dutch exchange agent before the expiration of the U.S. offer and declare the following:

•
the Admitted Institution has the tendered ABN AMRO ordinary shares in its administration;

•
each tendering holder of ABN AMRO ordinary shares irrevocably represents and warrants that such holder has full power and authority to tender, sell and deliver, and has not entered into any other agreement to tender, sell or deliver, the ABN AMRO ordinary shares to any party other than RFS Holdings;

•
each tendering holder of ABN AMRO ordinary shares irrevocably represents and warrants that such holder complies with the restrictions described in this document or imposed by securities and other applicable laws or regulations of the jurisdiction in which the holder of the ABN AMRO ordinary shares is resident, and no registration, approval or filing with any regulatory authority of such jurisdiction is required in connection with the tendering of such ABN AMRO ordinary shares; and

•
each tendering holder of ABN AMRO ordinary shares undertakes to transfer the tendered ABN AMRO ordinary shares free and clear of any rights of pledge or usufruct, liens or attachments or similar charges to RFS Holdings via the Dutch exchange agent on the settlement date.

Registered form

If you hold your ABN AMRO ordinary shares in registered form, an acceptance form will be made available by the Dutch exchange agent and the global information agent to permit you to make your acceptance of the U.S. offer known. You should complete, sign and return the acceptance form so as to reach the Dutch exchange agent before the expiration of the U.S. offer. The acceptance forms are available upon request from the Dutch exchange agent and the global information agent and will serve as a deed of transfer.

Procedures for Tendering ABN AMRO ADSs

Holders of ABN AMRO ADSs

If you hold ABN AMRO ADRs representing ABN AMRO ADSs, you may tender your ABN AMRO ADSs to the U.S. exchange agent by delivering to the U.S. exchange agent a properly completed and duly executed letter of transmittal, with any applicable signature guarantees from an eligible guarantor institution, together with the ABN AMRO ADR evidencing your ABN AMRO ADSs specified on the face of the letter of transmittal, before the expiration of the U.S. offer. If your ABN AMRO ADRs are not available, you may also follow the guaranteed delivery procedures described below under "—Guaranteed Delivery Procedures".

Registered holders of ABN AMRO ADSs should send their properly completed and duly executed letter of transmittal together with the corresponding ABN AMRO ADR only to the U.S. exchange agent and not to RFS Holdings, the Dutch exchange agent, any of the Banks or the global information agent. Letters of transmittal properly completed and duly executed, together with the corresponding ABN AMRO ADRs, must be received by the U.S. exchange agent before the expiration of the U.S. offer to be accepted for exchange.

If you hold your ABN AMRO ADSs through a financial intermediary, you should instruct your financial intermediary through which you hold your ABN AMRO ADSs to arrange for a DTC participant holding the ABN AMRO ADSs in its DTC account to tender your ABN AMRO ADSs to the DTC account of the U.S. exchange agent through the book-entry transfer facilities of DTC, together with an agent's message acknowledging that the tendering holder has received and agrees to be bound by the letter of transmittal and the U.S. offer document, before the expiration of the U.S. offer. You should comply with the dates communicated to you by your financial intermediary as they may differ from the dates and times noted in this document. If your ABN AMRO ADSs are not available, you may also follow the guaranteed delivery procedures described in "Guaranteed Delivery Procedures" below.

The method of delivery of ABN AMRO ADRs and letters of transmittal and all other required documents is at your option and risk, and the delivery will be deemed made only when actually received by the U.S. exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, you should allow sufficient time to ensure timely delivery. No acknowledgement of receipt of documents will be given by or on behalf of RFS Holdings or the U.S. exchange agent.

Although delivery of ABN AMRO ADSs may be effected through book-entry transfer into the U.S. exchange agent's DTC account, either (i) the letter of transmittal, properly completed and duly executed, together with any required signature guarantees or (ii) an agent's message, and, in either case, any other required documents, must in any case be transmitted to, and received by, the U.S. exchange agent at the relevant address set out in the letter of transmittal before ABN AMRO ADSs will be either counted as a valid acceptance, or purchased, or such holder must comply with the guaranteed delivery procedures described below. Delivery of documents to a financial intermediary or to a DTC participant's book-entry transfer account does not constitute delivery to the U.S. exchange agent.

Tendered ABN AMRO ADSs will be held in an account controlled by the U.S. exchange agent, and consequently you will not be able to sell, assign, transfer or otherwise dispose of your ABN AMRO ADSs until such time as (i) you withdraw your ABN AMRO ADSs from the U.S. offer; (ii) your ABN AMRO ADSs have been exchanged (subject to the terms and conditions of the U.S. offer); or (iii) your ABN AMRO ADSs have been returned to you if the U.S. offer is not completed or because they were not accepted for exchange.

Guaranteed Delivery Procedures

If you wish to tender your ABN AMRO ADSs in the U.S. offer and your ABN AMRO ADSs are not immediately available or time will not permit all required documents to reach the U.S. exchange agent before the expiration of the U.S. offer or the procedure for book-entry transfer cannot be completed on a timely basis, you may nevertheless properly tender your ABN AMRO ADSs if all the following conditions are satisfied:

•
your tender is made by or through an eligible institution;

•
a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this document, is received by the U.S. exchange agent as provided below before the expiration of the U.S. offer; and

•
ABN AMRO ADSs in proper form for transfer, together with, in the case of ABN AMRO ADSs evidenced by ADRs, a properly completed and duly executed letter of transmittal, together with any required signature guarantees or, in the case of a book-entry transfer, a book-entry confirmation along with an agent's message and any other required documents, are received by the U.S. exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery. A NYSE trading day is a day on which the NYSE is open for business.

Any notice of guaranteed delivery may be delivered by hand, mail or facsimile to the U.S. exchange agent and must include a guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery. In the case of ABN AMRO ADSs held through the book-entry transfer system of DTC, the notice of guaranteed delivery must be delivered to the U.S. exchange agent by a DTC participant by means of the DTC book-entry transfer confirmation system.

Election to Deposit RBS Ordinary Shares in the RBS ADS Facility

Holders of ABN AMRO ADSs will be entitled to RBS ordinary shares as part of the consideration in the U.S. offer. As part of the letter of transmittal, but not subject to the terms and conditions of the U.S. offer, accepting holders of ABN AMRO ADSs may make an election to have their RBS ordinary shares deposited in a CREST account maintained by The Bank of New York, as RBS ADS depositary, and receive RBS ADSs in exchange for their RBS ordinary shares following completion of the offers. By making such election, the holders (i) agree to be bound by the terms and conditions of the deposit agreement governing the RBS ADS facility, (ii) will be deemed to have instructed the RBS ADS depositary to deposit their RBS ordinary shares in such facility, (iii) agree to permit The Bank of New York to deduct an amount equivalent to any fees and expenses payable under the ADS deposit agreement, and the 1.5% SDRT charge of the value of such RBS ordinary shares payable on the deposit of the RBS ordinary shares that they received in the U.S. offer from the cash portion of their offer consideration and (iv) agree to hold their RBS ADSs in the direct registration system maintained by The Bank of New York, as RBS ADS depositary. Upon deposit of the RBS ordinary shares into the RBS ADS facility whether by election by holders of ABN AMRO ADSs or after receipt of the RBS ordinary shares by holders of ABN AMRO ordinary shares, The Bank of New York, as RBS ADS depositary, will send to the holders a Direct Registration Transaction Advice indicating their deposit and respective holdings.

Following completion of the U.S. offer, holders of ABN AMRO ordinary shares may deposit the RBS ordinary shares they receive in the U.S. offer in the RBS ADS facility by contacting The Bank of New York, as RBS ADS depositary, and furnishing such documentation and paying such fees and expenses as required under the ADS deposit agreement, as well as the 1.5% SDRT charge on the value of such RBS ordinary shares.

For further details about the RBS ADSs and the RBS ADS facility, see "Description of RBS American Depositary Shares".

In the event that no election is made to deposit RBS ordinary shares into the RBS ADS facility, holders of ABN AMRO ADSs will receive RBS ordinary shares and can either designate a CREST account for the delivery of such shares, elect for the delivery of such shares to the CREST account applicable to the custodian arrangements described under "U.S. Custodian Arrangements" below (provided the eligibility criteria are satisfied) or the CREST account of Euroclear Nederland, or receive certificated RBS ordinary shares. In the absence of a designation, the holders of ABN AMRO ADSs will receive certificated RBS ordinary shares.

For further information about settlement of the U.S. offer, please see "—Settlement of the U.S. Offer".

Withdrawal Rights

ABN AMRO ordinary shares and ABN AMRO ADSs tendered for exchange into the U.S. offer may be withdrawn at any time prior to the expiration of the U.S. offer (including any extensions thereof). Once the U.S. offer has expired, you will not be able to withdraw any tendered ABN AMRO ordinary shares or ABN AMRO ADSs. This means that you will not be able to withdraw any tendered ABN AMRO ordinary shares or ABN AMRO ADSs from the expiration of the U.S. offer to the announcement of the results of the offers, which will occur within five Euronext Amsterdam trading days after the expiration of the U.S. offer. You also will not be able to withdraw any ABN AMRO ordinary shares or ABN AMRO ADSs tendered during the subsequent offering period, if one is provided.

You may not rescind a withdrawal. If you withdraw tendered ABN AMRO ordinary shares or ABN AMRO ADS, they will be deemed not validly tendered for purposes of the U.S. offer. However, you may re-tender withdrawn ABN AMRO ordinary shares or ABN AMRO ADSs at any time before the expiration of the U.S. offer by following the procedures described under "—Procedures for Tendering ABN AMRO Ordinary Shares" and "—Procedures for Tendering ABN AMRO ADSs" above.

Withdrawal of Tendered ABN AMRO Ordinary Shares

If you tendered ABN AMRO ordinary shares that you hold through a financial intermediary that is an Admitted Institution and make your acceptance known through your financial intermediary to the Dutch exchange agent, you may withdraw your ABN AMRO ordinary shares by making a withdrawal request through your financial intermediary to the Dutch exchange agent before the expiration of the U.S. offer.

If you tendered ABN AMRO ordinary shares that you hold in registered form registered in your name by sending a form of acceptance to the Dutch exchange agent, you may withdraw your ABN AMRO ordinary shares by delivering to the Dutch exchange agent a properly completed and duly executed notice of withdrawal before the expiration of the U.S. offer.

Withdrawal of Tendered ABN AMRO ADSs

If you tendered your ABN AMRO ADSs to the U.S. exchange agent by delivering a letter of transmittal together with the ABN AMRO ADRs evidencing your ABN AMRO ADSs, you may withdraw your ABN AMRO ADSs by delivering to the U.S. exchange agent a properly completed and duly executed notice of withdrawal, guaranteed by an eligible guarantor institution (if the letter of transmittal required a signature guarantee) before the expiration of the U.S. offer.

If you tendered your ABN AMRO ADSs by means of the book-entry transfer procedures of DTC, you may withdraw your ABN AMRO ADSs by instructing your financial intermediary through which you hold your ABN AMRO ADSs to cause the DTC participant through which your ABN AMRO ADSs were tendered to deliver a notice of withdrawal to the U.S. exchange agent through the book-entry transfer facilities of DTC prior to the expiration of the U.S. offer.

Acceptance of Tendered ABN AMRO Ordinary Shares and ABN AMRO ADSs

If the conditions referred to under "—Conditions to the U.S. Offer" have been satisfied or, to the extent legally permitted, waived, RFS Holdings will accept for exchange and will exchange all ABN AMRO ordinary shares and ABN AMRO ADSs that have been validly tendered and not properly withdrawn pursuant to the terms of the U.S. offer and procure the issuance of RBS ordinary shares and cash for the account of the tendering holders no later than five Euronext Amsterdam trading days after RFS Holdings announces that the conditions to the offers have been satisfied or, to the extent legally permitted, waived.

Under no circumstances will interest be paid on the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs, regardless of any delay in making the exchange or any extension of the offers.

Exchange of ABN AMRO ADSs accepted for exchange pursuant to the U.S. offer will in all cases be made only after timely receipt of (i) certificates representing the tendered ABN AMRO ADSs (or a confirmation of a book-entry transfer), (ii) an ADS letter of transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an agent's message in connection with a book-entry transfer of such ABN AMRO ADSs, and (iii) any other required documents.

During a subsequent offering period, if one is provided, RFS Holdings will accept for exchange any ABN AMRO ordinary shares and ABN AMRO ADSs tendered into the U.S. offer and will pay for such ABN AMRO ordinary shares or ABN AMRO ADSs promptly and, in any event within five Euronext Amsterdam trading days of the ABN AMRO ordinary shares and ABN AMRO ADSs being tendered, for the same consideration offered in the initial offer period.

Validity of the Tendered Securities; Waiver of Defects

RFS Holdings will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of ABN AMRO ordinary shares or ABN AMRO ADSs, in its sole discretion and RFS Holdings' determination will be final and binding. RFS Holdings reserves the right to reject any and all tenders of ABN AMRO ordinary shares or ABN AMRO ADSs that it determines are not in proper form or the acceptance for exchange of which may be unlawful. No tender of ABN AMRO ordinary shares or ABN AMRO ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. RFS Holdings' interpretation of the terms and conditions of the U.S. offer, including the acceptance forms and instructions thereto, will be final and binding. There shall be no obligation on RFS Holdings, the global information agent, the U.S exchange agent, the Dutch exchange agent or any person acting on its or their behalf to give notice of any defects or irregularities in any acceptance or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notification. RFS Holdings reserves the right, in accordance with applicable law, to permit a holder of ABN AMRO ordinary shares or ABN AMRO ADSs to accept the offers in a manner other than as set out above.

Return of Tendered ABN AMRO Ordinary Shares or ABN AMRO ADSs

If any ABN AMRO ordinary shares or ABN AMRO ADSs tendered in accordance with the instructions set forth in this document or the other U.S. offer materials are not accepted for exchange pursuant to the terms and conditions of this U.S. offer, RFS Holdings will cause these ABN AMRO ordinary shares or ABN AMRO ADSs to be returned promptly following the announcement of the lapse or withdrawal of the offers, as the case may be.

Settlement of the U.S. Offer

If the conditions to the U.S. offer referred to under "—Conditions to the U.S. Offer" have been satisfied or, to the extent legally permitted, waived, and the Dutch offer is declared unconditional, RBS ordinary shares will be issued to and cash will be paid to the tendering holders of ABN AMRO ordinary shares and ABN AMRO ADSs whose ABN AMRO ordinary shares or ABN AMRO ADSs are accepted for exchange promptly and, in any event, within five Euronext Amsterdam trading days thereafter.

In the event of a subsequent offering period, if any, RFS Holdings will accept for exchange and promptly pay for any ABN AMRO ordinary shares or ABN AMRO ADSs tendered during any subsequent offering period promptly and, in any event, within five Euronext Amsterdam trading days of such ABN AMRO ordinary shares or ABN AMRO ADSs being tendered into the U.S. offer.

The RBS ordinary shares will be capable of being held in certificated form or in uncertificated form under U.K. law. Euroclear UK & Ireland Limited ("Euroclear UK") is the Central Securities Depository for the United Kingdom, Republic of Ireland, Isle of Man, the Bailiwick of Jersey and the Bailiwick of Guernsey. Euroclear UK operates the CREST settlement system, allowing securities trading in these jurisdictions to take place in uncertificated form and transfers of such securities to be settled electronically. Although U.S. holders of ABN AMRO ordinary shares and holders of ABN AMRO ADSs will receive RBS ordinary shares pursuant to the U.S. offer, they will be able to deposit their RBS ordinary shares into the RBS ADS facility and receive RBS ADSs as described above in "—Election to Deposit RBS Ordinary Shares in the RBS ADS Facility" subject to the payment of SDRT and other associated costs and expenses (as described further below).

The RBS ordinary shares to which each tendering holder of ABN AMRO ordinary shares and ABN AMRO ADSs is entitled will initially be delivered in uncertificated form to a nominee that is a CREST participant, which will hold the newly issued RBS ordinary shares as nominee on behalf of such accepting holders. Such issuance shall be effected by RBS on behalf of RFS Holdings and shall accordingly satisfy in full the obligations of RFS Holdings towards the accepting ABN AMRO ordinary shareholders and holders of ABN AMRO ADSs with regard to the issue of RBS ordinary shares as part of the consideration for the tendered ABN AMRO ordinary shares and ABN AMRO ADSs.

The RBS ordinary shares will thereafter be delivered as follows:

The RBS ordinary shares to which a tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs is entitled will be delivered within the CREST system to a CREST account designated by the tendering holder of ABN AMRO ordinary shares in its acceptance form (if applicable) or, where the tendering ABN AMRO shareholder holds through an Admitted Institution, by the Admitted Institution or by the tendering holder of ABN AMRO ADSs.

In the case of holders of ABN AMRO ordinary shares who hold their shares through an Admitted Institution, in most cases, it is expected that the designated account will be the CREST account of, or of a nominee for, the relevant Admitted Institution. In this case, the 1.5% SDRT charge should not generally arise. A tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs wishing to trade its RBS ordinary shares on Euronext Amsterdam may instead designate the CREST account of Euroclear Nederland, in which case a SDRT charge of 1.5% of the value of the RBS ordinary shares will arise and will be deducted from the cash consideration to which such holder is entitled. However, should RBS not achieve its aim of having the RBS ordinary shares listed and traded on Euronext Amsterdam, then the RBS ordinary shares, to which tendering holders of ABN AMRO ordinary shares or ABN AMRO ADSs who elected for the CREST account of Euroclear Nederland are entitled, will instead be issued in certificated form. A tendering holder of ABN AMRO ADSs wishing to deposit its RBS ordinary shares in the RBS ADS facility in exchange for RBS ADSs can designate the CREST account of The Bank of New York, in which case any fees and expenses payable under the RBS ADS deposit agreement and a 1.5% SDRT charge will be deducted from the cash consideration to which such tendering holder of ABN AMRO ADSs is entitled.

In the event that (i) the Admitted Institution through which a tendering holder of ABN AMRO ordinary shares holds its shares does not offer a CREST account, (ii) a tendering holder does not wish to hold its RBS ordinary shares through such account, (iii) a tendering holder does not hold its ABN AMRO ordinary shares through an Admitted Institution or (iv) a tendering holder of ABN AMRO ADSs does not wish to exchange its RBS ordinary shares for RBS ADSs, such holder of ABN AMRO ordinary shares or ABN AMRO ADSs may instead elect for the CREST account applicable to the custodian arrangements described under "U.S. Custodian Arrangements" below (provided the relevant eligibility criteria are satisfied) or may designate any other CREST account, in which case no SDRT charge should be payable unless the tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs designates a CREST account that is within the 1.5% SDRT regime which generally applies to providers of depositary receipt services and certain overseas clearance systems and their nominees (including Euroclear Nederland). If the CREST account designated by a tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs is within the 1.5% SDRT regime, the 1.5% SDRT charge will be deducted from the cash consideration to which such tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs is entitled.

Alternatively, a tendering holder of ABN AMRO ordinary shares or ABN AMRO ADSs may request that its RBS ordinary shares be delivered in certificated form, in which case no 1.5% SDRT charge will be payable (unless the person to whom the RBS ordinary shares are delivered is a provider of clearance services or a provider of depositary receipt services or the nominee of such a person, in which case a 1.5% SDRT charge may arise).

To the extent that no, or invalid, account details are furnished (and no valid election is made for the U.S. custodian arrangements, Euroclear Nederland, or to deposit the RBS ordinary shares into the RBS ADR facility), the RBS ordinary shares to which such shareholder is entitled will, provided the ABN AMRO ordinary shares or ABN AMRO ADSs have otherwise been validly tendered, be rematerialised and delivered to the tendering holder in certificated form.

Any 1.5% SDRT charge that arises in connection with the delivery of the newly issued RBS ordinary shares to a holder of ABN AMRO ordinary shares or ABN AMRO ADSs, whether in certificated or uncertificated form, will in practice be required to be borne by the holder of the ABN AMRO ordinary shares or ABN AMRO ADSs.

Holders of ABN AMRO ordinary shares and ABN AMRO ADSs who are unsure as to whether the CREST account they wish to designate is within the 1.5% SDRT regime should seek clarification from their financial intermediary. Holders of ABN AMRO ordinary shares who hold through an Admitted Institution should confirm with the Admitted Institution that they will be able to hold their RBS ordinary shares through the CREST account of, or of a nominee for, the Admitted Institution as expected.

For further information about the circumstances under which an SDRT charge may apply to you, please see "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Material U.K. Tax Considerations".

The settlement mechanics during the subsequent offering period, if any, will be the same as those described above.

U.S. Custodian Arrangements

U.S. custodian arrangements are available and will allow U.S. holders of the RBS ordinary shares issued pursuant to the U.S. offer who satisfy the eligibility criteria to hold their shares within CREST and to trade them on the LSE without incurring a 1.5% SDRT charge. The terms and conditions applicable to these arrangements are set out in "Annex C: RBS Custody Account". Holders of ABN AMRO ordinary shares and ABN AMRO ADSs who elect for the custodian arrangements will be deemed to have accepted the applicable terms and conditions.

Holders of ABN AMRO ADSs who satisfy the eligibility criteria and who wish to utilise the U.S. custodian arrangements should elect accordingly in the letter of transmittal. Holders of ABN AMRO ordinary shares who hold their shares through an Admitted Institution and who wish to elect for the U.S. custodian arrangements should notify the Admitted Institution accordingly. Holders of ABN AMRO ordinary shares who hold their shares in registered form and who wish to utilise the U.S. custodian arrangements should elect accordingly in the form of acceptance.

RBS permits its shareholders to elect to receive dividends, if any, in pounds sterling or U.S. dollars and, as at the date of this document, intends to offer its shareholders the option to receive dividends in euros. Holders of RBS ordinary shares who hold their shares through the U.S. custodian arrangements will, pursuant to the terms and conditions applicable thereto, receive their dividends in pounds sterling unless they elect otherwise.

Currency of Cash Consideration

Holders of ABN AMRO ordinary shares will receive any consideration paid in euros.

Holders of ABN AMRO ADSs will receive any consideration paid in U.S. dollars. Holders of ABN AMRO ADSs will receive consideration converted into U.S. dollars at the exchange rate obtainable by the U.S. exchange agent, net of fees and expenses, on the spot market in London on the date the cash consideration is received by U.S. exchange agent for delivery in respect of the relevant ABN AMRO ADSs.

The actual amount of U.S. dollars received will depend upon the exchange rate prevailing on the day on which funds are received by the U.S. exchange agent. Holders of ABN AMRO ADSs should be aware that the euro to U.S. dollar exchange rate which is prevailing at the date on which an election is deemed to be made to receive U.S. dollars and on the dates of dispatch and receipt of payment may be different from that prevailing on the day on which funds are received by the U.S. exchange agent. In all cases, fluctuations in the euro to U.S. dollar exchange rate are at the risk of accepting holders of ABN AMRO ADSs who are treated as having elected to receive their consideration in U.S. dollars. None of RFS Holdings, the Banks, the U.S. exchange agent or their advisers or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in euros.

Currency of Dividends

Existing RBS shareholders receive dividends in pounds sterling unless they validly elect to receive dividends in U.S. dollars. Following completion of the offers, RBS shareholders (including the holders of newly issued RBS ordinary shares) will continue to receive dividends in pounds sterling but will be able to elect to receive dividends in U.S. dollars, or in euros (in the event that RBS offers a euro dividend election to its shareholders).

Fees and Expenses

Except as set forth below, RFS Holdings will not pay any fees or commissions to any broker or other person soliciting tenders of ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the offers.

You will not have to pay any transaction fees or brokerage commissions if (i) you instruct your bank or stockbroker that is an Admitted Institution to tender your ABN AMRO ordinary shares, subject to the policies of such Admitted Institution, (ii) your ABN AMRO ordinary shares are registered in your name and you tender them to the Dutch exchange agent or (iii) you hold ABN AMRO ADSs and you tender them directly to the U.S. exchange agent.

If your ABN AMRO ordinary shares are held through a financial intermediary that does not directly tender and deliver your ABN AMRO ordinary shares to the Dutch exchange agent, you are advised to consult with your financial intermediary as to whether or not they charge any transaction fee or service charge.

If your ABN AMRO ADSs are held through a financial intermediary and your financial intermediary tenders your ABN AMRO ADSs on your behalf, your financial intermediary may charge a fee for doing so. You should consult your financial intermediary to determine whether any charges will apply.

Admitted Institutions will receive from the Dutch exchange agent on behalf of RFS Holdings a commission in the amount of €0.0029 in respect of each ABN AMRO ordinary share validly tendered and delivered, up to a maximum of €10,000 per tendering holder of ABN AMRO ordinary shares as well as an additional compensation of €2.50 per deposit client for rounding off of fractions of RBS ordinary shares. The commission must be claimed from RFS Holdings through the Dutch exchange agent within 30 days of the settlement of the offers. Fees and expenses may be charged if a foreign institution or other banks or stockbrokers are involved in the delivery of RBS ordinary shares or the settlement of the offers.

In addition, certain fees and expenses may be payable in connection with the cancellation of ABN AMRO ADSs. See "Description of RBS American Depositary Shares".

Merrill Lynch International has, or certain of its affiliates have, provided financial advisory services to Fortis, RBS and Santander in connection with the contemplated acquisition of ABN AMRO. The Banks entered into an engagement letter with Merrill Lynch relating to the provision of these services and each of Fortis, RBS and Santander agreed to pay to Merrill Lynch fees as follows:

•
€2.5 million upon signing of the relevant fee letter entered into between Merrill Lynch and each bank;

•
€2.5 million upon public announcement of the intention to make an offer for ABN AMRO; and

•
€25 million upon completion of such offer.

In addition, the Banks will reimburse Merrill Lynch for its expenses and indemnify it against specified liabilities and expenses in connection with the offers, including liabilities under the U.S. federal securities laws. Subject to applicable laws and regulations, in the ordinary course of business, Merrill Lynch and its affiliates may actively trade or hold the securities of RBS and ABN AMRO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Fortis Bank SA/NV has, or certain of its affiliates have, provided financial advisory services to Fortis in connection with the contemplated acquisition of ABN AMRO. Fortis will reimburse Fortis Bank SA/NV for its expenses and indemnify it against specified liabilities and expenses in connection with the offers, including liabilities under the U.S. federal securities laws. Subject to applicable laws and regulations, in the ordinary course of business, Fortis SA/NV and certain of its affiliates may actively trade or hold the securities of ABN AMRO for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Greenhill & Co. International LLP has, or certain of its affiliates have, provided financial advisory services to Fortis in connection with the contemplated acquisition of ABN AMRO. Under the terms of its engagement letter, Fortis agreed to pay Greenhill & Co. International LLP a customary fee for its services, a significant portion of which is contingent upon completion of the Transaction. Fortis will reimburse Greenhill & Co. International LLP for its expenses and indemnify it against specified liabilities and expenses in connection with the offers.

The Royal Bank of Scotland plc, a subsidiary of RBS, has, or certain of its affiliates have, provided financial advisory services to RBS in connection with the contemplated acquisition of ABN AMRO. We will reimburse The Royal Bank of Scotland plc for its expenses. Subject to applicable laws and regulations, in the ordinary course of business, The Royal Bank of Scotland plc and certain of its affiliates may actively trade or hold the securities of RBS and ABN AMRO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Santander Investment, S.A. has provided, and continues to provide, financial advisory services to Santander in connection with the contemplated acquisition of ABN AMRO. For undertaking those financial advisory services, Santander Investment, S.A. will receive from Santander a fixed professional fee of €300,000, payable within a 15-day period after settlement of the offers. Santander will reimburse Santander Investment, S.A. for its expenses and indemnify it against specified liabilities and expenses in connection with the offers, including liabilities under the U.S. federal securities laws. Santander Investment, S.A. is a wholly-owned subsidiary of Santander and from time to time it provides, and certain of its affiliates provide, advisory and other services to Santander, charging customary fees for such services. Subject to applicable laws and regulations, in the ordinary course of business, Santander Investment, S.A. and its affiliates may actively trade or hold the securities of RBS and ABN AMRO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

NIBC Bank N.V. has, or certain of its affiliates have, provided, and continue to provide, financial advisory services to Santander in connection with the contemplated acquisition of ABN AMRO. Under the terms of its engagement letter Santander agreed to pay NIBC Bank N.V. a customary fee for its services, a significant portion of which is contingent upon completion of the Transaction. Santander will reimburse NIBC Bank N.V. for its expenses and indemnify it against specified liabilities and expenses in connection with the offers, including liabilities under the U.S. federal securities laws. Santander indirectly owns less than 3% of the share capital of NIBC Holding N.V., parent of NIBC Bank N.V. Mr. Juan R. Inciarte, Executive Vice President of Santander, is a member of the Supervisory Board of NIBC Holding N.V. and NIBC Bank N.V. Subject to applicable laws and regulations, in the ordinary course of business, NIBC Bank N.V. and its affiliates may actively trade or hold the securities of RBS and ABN AMRO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

RFS Holdings has retained D.F. King & Co., Inc. to act as the global information agent in connection with both the U.S. offer and the Dutch offer. The global information agent may contact holders of ABN AMRO ordinary shares and ABN AMRO ADSs by mail, telephone, telex, fax, e-mail and personal interview and may request brokers, dealers and other nominee shareholders to forward the offer materials to owners of ABN AMRO ordinary shares and ABN AMRO ADSs. The global information agent will receive reasonable and customary fees for these services, plus reimbursement of its out-of-pocket expenses.

RFS Holdings has retained The Bank of New York to act as U.S. exchange agent in connection with the U.S. offer. RFS Holdings will pay the U.S. exchange agent reasonable and customary compensation for its services in connection with the U.S. offer, plus reimbursement of its out-of-pocket expenses. RFS Holdings will also reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

RFS Holdings has retained Fortis Bank (Nederland) N.V. to act as Dutch exchange agent in connection with the offers. RFS Holdings will pay the Dutch exchange agent reasonable and customary compensation for its services in connection with the offers, plus reimbursement of its out-of-pocket expenses. RFS Holdings will also reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers. Fortis Bank (Nederland) N.V. is a wholly-owned subsidiary of Fortis Bank (Nederland) Holding N.V., the Fortis subsidiary which holds Fortis's shares in RFS Holdings.

RFS Holdings will indemnify the global information agent, the U.S. exchange agent and the Dutch exchange agent against specified liabilities and expenses in connection with the offers, including liabilities under the U.S. federal securities laws.

Indemnification for liabilities under the U.S. federal securities laws may be unenforceable as against public policy.

The cash expenses to be incurred in connection with the offers will be paid by RFS Holdings and the Banks, depending on the nature of the expense, and are estimated in the aggregate to be approximately €660 million. Such expenses include, among other, fees, and expenses of the financial advisors, the U.S. exchange agent, the Dutch listing and exchange agent and the global information agent, registration fees, accounting and legal fees, printing costs and certain expenses payable to third parties in relation to the financing of the offer consideration by the Banks among others.

These costs and expenses can be divided into those that are directly attributable to the decision by the Banks to acquire ABN AMRO (approximately €175 million) and those attributable to the financing of the offer consideration as described elsewhere herein (approximately €485 million).

Accounting Treatment

Under IFRS and U.S. GAAP, the acquisition of ABN AMRO will be accounted for by RBS using the purchase method. RBS, (acting through RFS Holdings, which will be its consolidated subsidiary with effect from completion of the offers) will be the acquirer. In RBS's consolidated financial statements, ABN AMRO's assets, liabilities and contingent liabilities will be recognised at fair value; the excess of the cost of the acquisition over the net fair value of the assets, liabilities and contingent liabilities recognised will be recorded as goodwill.

Effect of the Offers on the Market for ABN AMRO Ordinary Shares and ABN AMRO ADSs

For the reasons described below, if the offers are completed, depending on the number of ABN AMRO ordinary shares and ABN AMRO ADSs exchanged in the offers, there may no longer be an active trading market for the ABN AMRO ordinary shares or ABN AMRO ADSs, and their liquidity could be materially adversely affected.

Delisting of ABN AMRO Ordinary Shares and ABN AMRO ADSs

ABN AMRO ordinary shares are listed and traded on Euronext Amsterdam. ABN AMRO ADSs are listed and traded on the NYSE. Depending upon the number of ABN AMRO ordinary shares and ABN AMRO ADSs acquired pursuant to the offers, following the completion of the offers, the ABN AMRO ordinary shares may no longer meet the listing requirements of Euronext Amsterdam and the ABN AMRO ADSs may no longer meet the listing requirements of the NYSE. To the extent permitted under applicable law and stock exchange regulations, RFS Holdings intends to procure the delisting of ABN AMRO ADSs and the ABN AMRO ordinary shares on these exchanges. Further, subject to applicable law and the NYSE listing rules, RFS Holdings intends to cause ABN AMRO to terminate its deposit agreement, and petition, or cause ABN AMRO to petition, the NYSE to delist the ABN AMRO ADSs. If the deposit agreement for the ABN AMRO ADSs is terminated, holders of ABN AMRO ADSs will only have the right to receive the ABN AMRO ordinary shares underlying the ABN AMRO ADSs upon surrender of their ABN AMRO ADSs and payment of applicable fees to the ABN AMRO ADS depositary. There is no U.S. public trading market for the ABN AMRO ordinary shares. If, following the completion of the offers or any subsequent restructuring, RFS Holdings owns at least 95% of ABN AMRO's issued share capital and voting rights or if otherwise permitted, RFS Holdings intends to cause ABN AMRO to submit a request for delisting to Euronext Amsterdam. Unless Euronext Amsterdam considers delisting detrimental to the protection of investors or the proper functioning of the market, it will approve the delisting request and publish its decision. Euronext Amsterdam may impose conditions on granting the request to delist. Delisting of the ABN AMRO ordinary shares will occur 20 Euronext Amsterdam trading days after publication of Euronext Amsterdam's decision approving the delisting request.

If the NYSE or Euronext Amsterdam were to delist the ABN AMRO ADSs and ABN AMRO ordinary shares, the market for ABN AMRO ordinary shares and ABN AMRO ADSs could be adversely affected. Although it is possible that the ABN AMRO ordinary shares (and the ABN AMRO ADSs, if the deposit agreement is not terminated) would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or other quotation systems or by other sources, there can be no assurance that any such trading quotations will occur. The extent of the public market for the ABN AMRO ordinary shares and ABN AMRO ADSs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the public float of ABN AMRO ordinary shares and ABN AMRO ADSs remaining at such time and the interest in maintaining a market in such securities on the part of securities firms.

To the extent the availability of such listings or quotations depends on steps taken by the Banks, RFS Holdings or by ABN AMRO after completion of the offers, the Banks, RFS Holdings or ABN AMRO may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available following the successful completion of the offers.

Deregistration under the Exchange Act

ABN AMRO ordinary shares and ABN AMRO ADSs currently are required to be registered under Section 12(b) of the Exchange Act. Registration of these securities may be terminated by ABN AMRO upon application to the SEC if (i) they are no longer listed on a national securities exchange and (ii) (a) during a recent 12 month period the U.S. average daily trading volume (the "ADTV") of the securities has not exceeded 5% of the ADTV of those securities worldwide during the same period; or (b) the securities are held of record by less than 300 persons worldwide or less than 300 persons resident in the United States. Termination of the registration of the ABN AMRO ordinary shares and ABN AMRO ADSs under the Exchange Act would substantially reduce the information required to be furnished by ABN AMRO to their holders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to these securities.

To the extent the registration of ABN AMRO ordinary shares and ABN AMRO ADSs under the Exchange Act depends on steps taken by ABN AMRO, RFS Holdings or the Banks after completion of the offers, ABN AMRO, RFS Holdings or the Banks may or may not take such steps. Therefore, if the offers are successful, you should not rely on the continued registration of any ABN AMRO ordinary shares or ABN AMRO ADSs under the Exchange Act.

Margin Securities

ABN AMRO ADSs are currently "margin securities", as defined under the rules of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the ABN AMRO ADSs. If ABN AMRO ADSs were deregistered under the Exchange Act and/or delisted from the NYSE, they would cease to qualify as "margin securities", which would likely have an adverse impact on their value.

Appraisal Rights

Neither holders of ABN AMRO ordinary shares nor holders of ABN AMRO ADSs are entitled under Dutch law or otherwise to appraisal rights with respect to the U.S. offer. However, if RFS Holdings acquires 95% or more of the outstanding issued capital of ABN AMRO or 95% or more of the issued capital and voting rights attached thereto of any class of shares of ABN AMRO after the act implementing the squeeze-out provisions of European Union Takeover Directive 2004/25/EC has come into force, it intends to acquire the remaining outstanding ABN AMRO ordinary shares in accordance with the squeeze-out proceedings prescribed by the Dutch Civil Code. In any such squeeze-out proceedings, ABN AMRO ordinary shares held by minority ABN AMRO shareholders will be acquired only for cash, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered in the U.S. offer.

Shareholder Approvals

On 27 July 2007, an extraordinary general meeting of Santander shareholders passed the necessary resolutions to enable Santander to proceed with a rights issue and the issuance of mandatorily convertible securities, through which Santander intends to partially finance its portion of the offer consideration.

On 6 August 2007, extraordinary general meetings of Fortis shareholders passed the necessary resolutions for Fortis to participate in the offers for ABN AMRO and to increase the share capital of Fortis SA/NV and Fortis N.V. in order to partially finance the offer.

On 10 August 2007, an extraordinary general meeting of RBS shareholders passed the necessary resolutions for RBS to participate in the offers.

Accordingly, the condition to the U.S. offer relating to shareholder approvals has been satisfied.

SUMMARY OF THE CONSORTIUM AND SHAREHOLDERS' AGREEMENT

The following description of the Consortium and Shareholders' Agreement describes the material terms of the agreement and its schedules but does not purport to describe all the terms of the agreement. See "Additional Information for Securityholders" for information on how you can obtain a copy of the Consortium and Shareholders' Agreement, which has been filed as an exhibit to this registration statement. We urge you to read carefully the entire Consortium and Shareholders' Agreement because it contains important information and it is the legal document that governs the arrangements among Fortis, RBS, Santander and RFS Holdings in relation to the offers and the Transaction.

Overview

The Consortium and Shareholders' Agreement governs the relationships among Fortis, RBS, Santander and RFS Holdings in relation to the offers and was executed by and among them on 28 May 2007, was supplemented on 17 September 2007 and may be further amended or supplemented from time to time.

The arrangements contemplated by the Consortium and Shareholders' Agreement include:

•
the funding of RFS Holdings in connection with the offers;

•
the governance of RFS Holdings both before and after the acquisition of ABN AMRO;

•
Fortis's, RBS's and Santander's equity interests in RFS Holdings;

•
the transfer of certain ABN AMRO Businesses, assets and liabilities to Fortis, RBS and Santander (or their group members) after the acquisition of ABN AMRO by RFS Holdings;

•
the management and disposal of any businesses, assets and liabilities of ABN AMRO not intended to be transferred to Fortis, RBS or Santander;

•
allocation of core Tier 1 capital;

•
further funding obligations of Fortis, RBS and Santander after the acquisition of ABN AMRO where funding is required by regulatory authorities in connection with the ABN AMRO Businesses;

•
allocation of taxes and conduct of tax affairs; and

•
certain other matters referred to in the Consortium and Shareholders' Agreement.

Key provisions of the Consortium and Shareholders' Agreement

Funding of RFS Holdings

Fortis, RBS and Santander have agreed to subscribe for shares in RFS Holdings of a sufficient amount to fund the consideration due under the offers. This funding commitment is split among Fortis, RBS and Santander as follows:

•
Fortis: 33.8%,

•
RBS: 38.3%, and

•
Santander: 27.9%.

Approximately 6% of RFS Holdings' commitment will be satisfied by the issue of RBS ordinary shares in connection with the offers.

Ownership of RFS Holdings

Upon settlement of the offers, Fortis, RBS and Santander will have shareholdings in RFS Holdings that are equal to their proportionate funding commitments. At least four classes of shares will be issued by RFS Holdings immediately prior to settlement of the offers in order to fund the consideration due, with at least one class for each of Fortis, RBS and Santander and one class issued to all three. The capital and income rights of the classes of shares that will be issued to Fortis, RBS and Santander, respectively, will be linked to the net assets and income of the ABN AMRO Businesses that each of the Banks or their respective affiliates will acquire following implementation of the restructuring of the ABN AMRO Group. The class to be issued to each of Fortis, RBS and Santander, which will be issued to the Banks in proportion to their funding commitments, will reflect their pro rata interests in the businesses, assets and liabilities that are not being acquired by any of them individually.

Governance

Conduct of the offers

Whilst the offers are being conducted, RFS Holdings has six directors (two nominated by each of Fortis, RBS and Santander) and all decisions, including those relating to the offers (for example, whether to declare the offers unconditional) will require the agreement of at least one board nominee of each of Fortis, RBS and Santander. Expenses incurred by RFS Holdings in connection with the conduct of the offers will be shared between Fortis, RBS and Santander in proportion to their shareholdings.

Post completion

Upon settlement of the offers, the board of RFS Holdings will be reduced to four directors, two nominated by RBS and one nominated by each of Fortis and Santander. Sir Fred Goodwin of RBS will be one of the RBS nominees and will also be the Chairman of the board, with a casting vote to decide matters on which the board cannot otherwise agree. Board decisions will generally be taken by a simple majority subject to minority protections in the form of reserved matters set out in the Consortium and Shareholders' Agreement that will require the approval of at least one director nominated by each of Fortis, RBS and Santander.

Reorganisation

See "Background to and Reasons for the Offers" for details of which businesses and assets of ABN AMRO each of Fortis, RBS and Santander will acquire following implementation of a post-acquisition reorganisation of ABN AMRO. No changes can be made to this allocation of businesses and assets unless Fortis, RBS and Santander agree otherwise at a later stage. Under the terms of the Consortium and Shareholders' Agreement, each of Fortis, RBS and Santander will bear the costs and liabilities (historic and future) relating to the ABN AMRO assets it will ultimately acquire (with certain exceptions in relation to tax) and indemnities among Fortis, RBS and Santander reflect this position.

Businesses, assets and liabilities that are not to be acquired by any of Fortis, RBS or Santander individually will be disposed of over a period of time with a view to maximising value for the shareholders of RFS Holdings. The terms of the agreement provide for disposal of such of these assets as are to be sold as soon as possible.

The agreement contains provisions for determination of issues relating to the restructuring on which Fortis, RBS and Santander are unable to agree in the context of the restructuring.

If, prior to the implementation of the restructuring, it becomes clear that the necessary approvals for the transfer of assets to Fortis, RBS or Santander, as applicable, will not be obtained (such as due to rejection by a financial regulatory authority), the shareholder of RFS Holdings that was the intended acquirer of such assets will arrange for the sale of such assets and will be entitled to the proceeds of such sale.

Allocation of capital on restructuring

The core Tier 1 capital of ABN AMRO will be allocated between businesses in accordance with the allocation in the accounting records underlying the audited financial statements of ABN AMRO for the year ended 31 December 2006. However, if that allocation results in the ABN AMRO Businesses to be acquired by any of Fortis, RBS or Santander having a ratio of core Tier 1 capital to risk weighted assets of below a specified level, the other shareholders of RFS Holdings are obliged to procure the contribution (in proportion to their allocation of capital) of sufficient core Tier 1 capital to the affected shareholder's acquired businesses to increase the ratio (to the extent that certain other intra-ABN AMRO measures do not achieve the same result). The contributing shareholders are entitled to a return on the core Tier 1 capital they contribute to the affected shareholder's acquired businesses. The relevant Banks will agree a reference benchmark rate and the return to which the contributing shareholders are entitled will be determined by reference to the return that benchmark generates.

Intra-group arrangements

Following settlement of the offers, all shared services will continue on the same terms as applied by ABN AMRO as at 31 December 2006, unless Fortis, RBS and Santander agree otherwise. Following a review to identify anomalous terms or inappropriate pricing, if any party (provider/recipient) wishes to change the basis on which such services are provided, it will be required, following agreement amongst Fortis, RBS and Santander, to make recommendations to the board of RFS Holdings for its approval.

Provision of further capital

It has been accepted that the ABN AMRO Group will continue to act as a single coordinated institution in respect of all liabilities, requirements and regulatory interfaces. Until such time as all ABN AMRO assets have been transferred out of the group of which RFS Holdings will be the parent company, if any parental support were to be provided, it would come directly from RBS who would thereafter share the consequences with Fortis and Santander. If the parental support were to be provided in relation to a business to be acquired by a shareholder of RFS Holdings, the intended owner of the business giving rise to the provision of parental support will be responsible as between the Banks for providing the relevant support in accordance with the provisions of the CSA. If parental support were to be provided in relation to assets that are not to be acquired by any shareholder of RFS Holdings, the shareholders will share the consequences of providing the parental support in proportion to their shareholdings. In the event that the FSA increases the capital requirements of RBS and that obligation arises in relation to one of the ABN AMRO Businesses to be acquired by Fortis or Santander, the Banks will agree in good faith and acting reasonably how to satisfy the imposed requirements or otherwise alleviate the issue.

Information technology and operations

There will be a specially constituted Transition Management Committee (established by the ABN AMRO Managing Board). The Transition Management Committee will institute a number of Transition Steering Groups, which will be tasked with overseeing and agreeing on information technology and operational matters, including the separation of all information technology and operations assets used by or relating to businesses owned by more than one of Fortis, RBS and Santander.

Intra-group debt

The agreement provides that there will be no repayment of intra-group debt when assets are transferred to Fortis, RBS and Santander. Accordingly, unless otherwise agreed, such debt will continue to maturity according to its terms.

Regulatory compliance

Fortis, RBS and Santander have each undertaken to co-operate fully to ensure that ABN AMRO continues to meet its regulatory obligations following completion of the offers. The agreement provides that RBS will take the lead in ensuring such compliance.

Provision of information

RFS Holdings is required to provide appropriate information to its shareholders subject to competition law and regulatory requirements.

Termination and conditionality

The agreement terminates if (i) the offers terminate, (ii) necessary shareholder approvals by the shareholders of Fortis, RBS and Santander, respectively, are not obtained or (iii) Fortis, RBS and Santander unanimously agree such a termination. The funding obligations of the shareholders of RFS Holdings are conditional on the receipt of all necessary approvals required for the offers to complete.

Transfer of shares

Transfers of shareholdings in RFS Holdings to third parties are restricted although intra-group transfers are permitted subject to Fortis, RBS and Santander retaining responsibility for their contractual obligations.

Governing law/arbitration

The agreement is governed by English law. Subject to the expert determination provisions referred to above, disputes will be resolved by arbitration in Paris under the rules of the International Chamber of Commerce.

MATERIAL U.S. FEDERAL INCOME TAX, DUTCH TAX AND U.K. TAX CONSEQUENCES

Material U.S. Federal Income Tax Considerations

The following summarises the material U.S. federal income tax considerations generally applicable to (i) the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs for a mixture of cash and RBS ordinary shares pursuant to the U.S. offer and (ii) the ownership and disposition of RBS ordinary shares by a U.S. Holder (as defined below). RBS and RFS Holdings have received an opinion from Linklaters LLP that the following discussion, subject to the assumptions and limitations herein, represents the opinion of Linklaters LLP as to all the material U.S. federal income tax consequences of the transaction. This discussion deals only with U.S. Holders that hold ABN AMRO ordinary shares or ABN AMRO ADSs and will hold RBS ordinary shares as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the U.S. offer, or the acquisition, ownership or disposition of RBS ordinary shares by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not address tax considerations applicable to investors that own or will own directly, or indirectly by attribution, 10% or more of the voting stock of either ABN AMRO or RBS, nor does this summary discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organisations, dealers in securities or currencies, investors that own the ABN AMRO ordinary shares or ABN AMRO ADSs, or that will own the RBS ordinary shares, as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar).

As used herein, the term "U.S. Holder" means a beneficial owner of ABN AMRO ordinary shares or ABN AMRO ADSs that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organised under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in a partnership that holds ABN AMRO ordinary shares or ABN AMRO ADSs will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are partnerships should consult their own tax advisers concerning the U.S. federal income tax consequences to their partners of (i) the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs for a mixture of cash and RBS ordinary shares pursuant to the U.S. offer and (ii) the ownership and disposition of RBS ordinary shares by the partnership.

This discussion assumes that ABN AMRO is not, and has not been at any time during a U.S. Holder's holding period for its ABN AMRO ordinary shares or ABN AMRO ADSs, and, subject to the discussion below, that RBS is not, a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes. A foreign corporation's possible status as a PFIC must be determined annually and therefore may be subject to change. If ABN AMRO has been a PFIC at any time during a U.S. Holder's holding period, or if RBS were to be a PFIC in any year, materially adverse U.S. federal income tax consequences would result to U.S. Holders.

The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. No advance income tax ruling has been or will be sought or obtained from the Internal Revenue Service (the "IRS") regarding the U.S. federal income tax consequences of the U.S. offer to U.S. Holders.

The discussion of U.S. federal income tax consequences set forth below is not tax advice. All prospective purchasers should consult their own tax advisers as to the particular tax consequences to them of exchanging their ABN AMRO ordinary shares or ABN AMRO ADSs for cash and RBS ordinary shares pursuant to the U.S. offer and owning and disposing of the RBS ordinary shares, including the applicability and effect of state, local, foreign and other tax laws and possible changes in tax law.

U.S. Holders of ADSs

Under general U.S. federal income tax principles, a U.S. Holder of ABN AMRO ADSs should be treated as the beneficial owner of the corresponding number of ABN AMRO ordinary shares held by the ABN AMRO ADS depositary, and references herein to ABN AMRO ordinary shares refer also to ABN AMRO ADSs representing the ABN AMRO ordinary shares. Similarly, a U.S. Holder of RBS ADSs should be treated as the beneficial owner of the corresponding number of RBS ordinary shares held by the RBS ADS depositary, and references herein to RBS ordinary shares also refer to the RBS ADSs representing the RBS ordinary shares.

Material U.S. Tax Consequences of the U.S. Offer

The exchange of ABN AMRO ordinary shares for a mixture of cash and RBS ordinary shares will be a taxable exchange for U.S. federal income tax purposes.

U.S. Holders of ABN AMRO ordinary shares participating in the U.S. offer will generally recognise gain or loss on the exchange of ABN AMRO ordinary shares for cash and RBS ordinary shares equal to the difference between (x) the sum of the fair market value of the RBS ordinary shares received pursuant to the U.S. offer (including cash received in lieu of fractional entitlements of RBS ordinary shares) and any cash consideration received (valued as described below in "Foreign Currency Considerations"), and (y) the U.S. Holder's adjusted tax basis in the ABN AMRO ordinary shares.

This gain or loss will be long-term capital gain or loss if the U.S. Holder has owned the ABN AMRO ordinary shares for more than one year. Certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses may be limited. Any gain or loss will generally be U.S. source.

U.S. Holders will have an adjusted basis in their RBS ordinary shares equal to the U.S. dollar value of the RBS ordinary shares as of the date of exchange. A U.S. Holder's holding period in the RBS ordinary shares will begin on the day after the date of the exchange.

Foreign Currency Considerations

For purposes of determining the amount of gain or loss recognised on the exchange, the amount of any cash consideration denominated in euros must be translated into U.S. dollars at the spot rate in effect on the exchange date. On the settlement date, the U.S. Holder will recognise U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any)

between the U.S. dollar value of the amount received based on the exchange rates in effect on the exchange date and the settlement date.

Material U.S. Tax Consequences of Owning and Holding RBS Ordinary Shares

Dividends

General

Distributions paid by RBS out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as foreign source dividend income, and will not be eligible for the dividends received deduction allowed to corporations. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder's basis in the RBS ordinary shares and thereafter as capital gain. However, RBS does not maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution by RBS with respect to RBS ordinary shares will constitute ordinary dividend income. U.S. Holders should consult their own tax advisers with respect to the appropriate U.S. federal income tax treatment of any distribution received from RBS.

For taxable years that begin before 2011, dividends paid by RBS will be taxable to a non-corporate U.S. Holder at the special reduced rate normally applicable to capital gains, provided RBS qualifies for the benefits of the income tax treaty between the United States and the United Kingdom and is not a PFIC. A U.S. Holder will be eligible for this reduced rate only if it has held the RBS ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

Prospective purchasers should consult their own tax advisers concerning the applicability of the foreign tax credit and source of income rules to dividends on the RBS ordinary shares.

Foreign Currency Dividends

Dividends paid in pounds sterling will be included in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are received by the U.S. Holder, regardless of whether the pounds sterling is converted into U.S. dollars at that time. If dividends received in pounds sterling are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognise foreign currency gain or loss in respect of the dividend income.

Sale or Other Disposition

Upon a sale or other disposition of RBS ordinary shares, a U.S. Holder generally will recognise capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the U.S. dollar value of the amount realised on the sale or other disposition and the U.S. Holder's adjusted tax basis in the RBS ordinary shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the RBS ordinary shares exceeds one year. However, regardless of a U.S. Holder's actual holding period, any loss may be long-term capital loss to the extent the U.S. Holder receives a dividend that qualifies for the reduced rate described above under "Dividends—General", and exceeds 10% of the U.S. Holder's basis in its RBS ordinary shares. Certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses may be limited. Any gain or loss will generally be U.S. source.

The amount realised on a sale or other disposition of RBS ordinary shares for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or disposition. On the settlement date, the U.S. Holder will recognise U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of RBS ordinary shares traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), the amount realised will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognised at that time.

Passive Foreign Investment Company Considerations

A foreign corporation will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable "look-through rules," either (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income. RBS does not believe that it should be treated as a PFIC. Although interest income is generally passive income, a special rule allows banks to treat their banking business income as non-passive. To qualify for this rule, a bank must satisfy certain requirements regarding its licensing and activities. RBS believes that it currently meets these requirements. RBS's possible status as a PFIC must be determined annually, however, and may be subject to change if RBS fails to qualify under this special rule for any year in which a U.S. Holder holds RBS ordinary shares. If RBS were to be treated as a PFIC in any year during which a U.S. Holder holds RBS ordinary shares, U.S. Holders would generally be subject to adverse U.S. federal income tax consequences. Holders should consult their own tax advisers as to the potential application of the PFIC rules to the ownership and disposition of RBS ordinary shares.

Backup Withholding and Information Reporting

Payments of the proceeds of the exchange of ABN AMRO ordinary shares or the sale or other disposition of RBS ordinary shares, as well as dividends and other proceeds with respect to the RBS ordinary shares, by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the holder fails to provide an accurate taxpayer identification number or certification of exempt status, certified under penalties of perjury. A U.S. Holder participating in the U.S. offer (other than certain exempt holders, including corporations) may be subject to backup withholding tax unless such U.S. Holder provides its taxpayer identification number and related certification on a Form W-9, or substitute Form W-9.

Material Dutch Tax Considerations

General

The following describes certain material Dutch tax consequences for a U.S. holder of ABN AMRO ordinary shares or ABN AMRO ADSs who is neither resident nor deemed to be resident in The Netherlands for Dutch tax purposes and, if the U.S. holder is an individual, has not opted to be treated as a resident in The Netherlands for the purposes of the Dutch Income Tax Act 2001, in respect of the offers and of the ownership and disposal of RBS ordinary shares received pursuant to the offers. RBS and RFS Holdings have received from Deloitte & Touche LLP an opinion that the following description of Dutch tax consequences represents the opinion of Deloitte & Touche LLP, subject to the qualifications and limitations contained herein, as to all of the material applicable Dutch tax consequences of the transaction. This description is not intended to be applicable in all respects to all categories of U.S. holders. This section does not purport to describe all possible Dutch tax considerations or consequences that may be relevant to a U.S. holder. All U.S. holders of ABN AMRO ordinary shares or ABN AMRO ADSs are advised to consult with their tax advisers with regard to the tax consequences of the offers and of the ownership and disposal of RBS ordinary shares received pursuant to the offers in their particular circumstances.

This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of ABN AMRO ordinary shares or ABN AMRO ADSs who:

(i)
receives or has received any benefits from these shares or ADSs as employment income, deemed employment income or otherwise as compensation;

(ii)
has a (fictitious) substantial interest (aanmerkelijk belang) in ABN AMRO; or

(iii)
is entitled to the participation exemption (deelnemingsvrijstelling) with respect to benefits derived from ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares (as applicable).

Generally, a shareholder has a substantial interest (aanmerkelijk belang) in a company (regardless of the jurisdiction in which that company is resident for tax purposes) if such shareholder, alone or together with his partner, directly or indirectly:

(i)
owns, or holds certain rights on, shares representing 5% or more of the total issued and outstanding capital of the company, or of the issued and outstanding capital of any class of shares of the company;

(ii)
holds rights to acquire shares, whether or not already issued, representing 5% or more of the total issued and outstanding capital of the company, or of the issued and outstanding capital of any class of shares of the company; or

(iii)
owns, or holds certain rights on, profit participating certificates that relate to 5% or more of the annual profit of the company or to 5% or more of the liquidation proceeds of the company.

A shareholder who owns, or holds, less than 5% shareholding as described above, will also have a substantial interest if his partner or one of certain relatives of the shareholder or of his partner has a (fictitious) substantial interest. Generally, a shareholder has a fictitious substantial interest (fictief aanmerkelijk belang) in a company, if (a) he has disposed of, or is deemed to have disposed of, all or part of a substantial interest or (b) he is an individual and has transferred an enterprise in exchange for shares in the company, on a non-recognition basis.

This section does not discuss whether a U.S. holder can claim a roll-over for Dutch tax purposes pursuant to case law, such as the so-called Exchange Judgments (ruilarresten), for capital gains realised on the exchange of ABN AMRO ordinary shares or ABN AMRO ADSs for RBS ordinary shares.

Except as otherwise indicated, this section only addresses Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. Unless otherwise specifically stated herein, this section does not express any opinion on Dutch international tax law or on the rules promulgated under or by any treaty or treaty organisation and does not express any opinion on any Dutch legal matter other than Dutch tax law.

For the purpose of this section, "Dutch Taxes" shall mean taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

Withholding tax

Any payments made under the offers will not be subject to withholding or deduction for, or on account of, any Dutch Taxes.

Any payments made by us on RBS ordinary shares will not be subject to withholding or deduction for, or on account of, any Dutch Taxes.

Taxes on income or capital gains

A U.S. holder of ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares (as applicable) will not be subject to any Dutch Taxes on income or capital gains (a) in respect of the disposal of ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the offers and (b) in respect of the ownership and disposal of RBS ordinary shares, except if the U.S. holder:

(i)
derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which his ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares (as applicable) are attributable;

(ii)
is an individual and derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) carried out in the Netherlands in respect of his ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares (as applicable), including, without limitation, activities which are beyond the scope of active portfolio investment activities; or

(iii)
is entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than by way of the holding of securities, to which the ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares (as applicable) are attributable.

Dutch Gift and Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of the disposal of ABN AMRO ordinary shares or ABN AMRO ADSs or the acquisition of RBS ordinary shares pursuant to the offers.

No Dutch gift tax or inheritance tax is due in respect of any gift of RBS ordinary shares by, or inheritance of RBS ordinary shares on the death of, a U.S. holder, except if:

(i)
the U.S. holder is resident or is deemed to be resident in the Netherlands;

(ii)
at the time of the gift or the death of the U.S. holder, his RBS ordinary shares are attributable to an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands;

(iii)
the RBS ordinary shares are acquired by way of a gift from a U.S. holder who passes away within 180 days after the date of the gift and who is not and is not deemed to be at the time of the gift, but is, or is deemed to be at the time of his death, resident in the Netherlands; or

(iv)
the U.S. holder is entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise his RBS ordinary shares are attributable.

For purposes of Dutch gift or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his death. For purposes of Dutch gift tax, an individual, irrespective of his nationality, will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Dutch Taxes

No other Dutch Taxes (including capital tax and stamp duty) are due by or on behalf of a U.S. holder of ABN AMRO ordinary shares, ABN AMRO ADSs or RBS ordinary shares by reason only of (a) the disposal of the ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the offers, or (b) the acquisition, ownership or disposal of RBS ordinary shares.

Material U.K. Tax Considerations

General

The following paragraphs are based on current U.K. tax legislation and what is understood to be current HM Revenue & Customs ("HMRC") practice. They summarise certain limited aspects of the U.K. tax treatment of acceptance of the U.S. offer and (apart from the comments in paragraph (c) below) they relate only to the position of U.S. holders of ABN AMRO ordinary shares and holders of ABN AMRO ADSs who are beneficial owners of their ABN AMRO ordinary shares or ABN AMRO ADSs, who hold their ABN AMRO ordinary shares as an investment (and who are not and have not been an employee of ABN AMRO or any person connected with ABN AMRO). They assume that a holder of ABN AMRO ADSs or RBS ADSs (or ADRs representing such ADSs) will be treated for U.K. tax purposes as the beneficial owner of the corresponding number of ABN AMRO ordinary shares or RBS ordinary shares held by the depositary. If you are in any doubt as to your taxation position you should consult an appropriate professional adviser immediately. RBS and RFS Holdings have received an opinion from Linklaters LLP that the following statements, subject to the qualifications and limitations contained herein, represent the opinion of Linklaters LLP as to all of the material U.K. tax consequences of acceptance of the U.S. offer by holders of ABN AMRO ordinary shares and ABN AMRO ADSs.

(a)       Taxation on Disposal

    U.S. holders who are not resident or ordinarily resident in the U.K. will not normally be liable to U.K. tax on gains on the disposal of ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the U.S. offer, or on a subsequent disposal of RBS ordinary shares or RBS ADSs, unless the relevant shares or ADSs are used, held or acquired for the purposes of a trade, profession or vocation carried on in the U.K. through a branch or agency or, in the case of a corporate shareholder, through a permanent establishment.

    There is, however, an exception to this rule in the case of a U.S. holder who is an individual who has ceased to be either resident or ordinarily resident for tax purposes in the U.K. (or is regarded as Non-resident for the purposes of a relevant double tax treaty ("Treaty Non-resident") but then resumes residence or ordinary residence (or as the case may be ceases to be a Treaty Non-resident) before five complete tax years have passed. Such a holder may be liable to U.K. tax on capital gains (subject to any available exemption, relief or allowable loss) if he or she has made a disposal of the relevant ABN AMRO ordinary shares, ABN AMRO ADSs, RBS ordinary shares or RBS ADSs (as the case may be) while non-resident (or a Treaty Non-resident).

    U.S. holders who are resident or ordinarily resident in the U.K. or who use, hold or acquired the relevant shares or ADSs for the purposes of a trade, profession or vocation carried on in the U.K. through a branch, agency or permanent establishment, may be subject to U.K. tax in respect of any capital gain arising on the disposal of ABN AMRO ordinary shares or ABN AMRO ADSs pursuant to the offer, or a subsequent disposal of RBS ordinary shares or RBS ADSs, subject to any exemption or relief. We encourage any such U.S. holder to consult appropriate professional advisers.

(b)       Taxation on Dividends

    RBS is not required to make any withholding or deduction for or on account of U.K. tax on paying dividends on its ordinary shares.

    U.S. holders who are not resident or ordinarily resident in the U.K. and who do not carry on a trade, profession or vocation in the U.K. through a branch, agency or permanent establishment in connection with which their RBS ordinary shares or RBS ADSs (as the case may be) are held, used or acquired will not be subject to U.K. tax in respect of any dividends received on the RBS ordinary shares or RBS ADSs (as the case may be). U.S. holders who are resident or ordinarily resident in the U.K. or who carry on a trade, profession or vocation carried on in the U.K. through a branch, agency or permanent establishment in the U.K. are encouraged to consult appropriate professional advisers.

(c)       Stamp Duty and SDRT

  (i)
  General (including RBS ordinary shares held in certificated form)

      Generally, subject to as set forth below (in particular, in paragraphs (iii) and (iv)), no stamp duty or SDRT will be payable on the delivery of the newly issued RBS ordinary shares to holders of ABN AMRO ordinary shares and ABN AMRO ADSs pursuant to the U.S. offer. Subject to applicable exemptions and reliefs, and subject as set forth below, in particular in paragraphs (iii) and (iv), a subsequent transfer for value of RBS ordinary shares will generally be subject to ad valorem stamp duty or SDRT. Stamp duty will arise on the execution of an instrument to transfer RBS ordinary shares and SDRT will arise on the entry into an agreement to transfer RBS ordinary shares. Stamp duty and SDRT are normally a liability of the purchaser. The amount of stamp duty or SDRT payable is generally calculated at the rate of 0.5% of the amount or value of the consideration payable for the transfer of RBS ordinary shares.

      Where RBS ordinary shares are issued or transferred (a) to, or to a nominee for, a person whose business is or includes the provision of clearance services (a "Clearance System") or (b) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts (a "Depositary Receipt System"), stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration payable or, in certain circumstances, the value of the RBS ordinary shares. This liability for stamp duty or SDRT will strictly be accountable by the Depositary Receipt System or Clearance System, as the case may be, but will, in practice, generally be reimbursed by participants in the Clearance System or Depositary Receipt System as applicable. Clearance Systems may opt under Section 97A of the Finance Act 1986, provided certain conditions are satisfied, for the normal rate of stamp duty or SDRT (0.5% of the consideration paid) to apply to issues or transfers of RBS ordinary shares into, and to transactions within, such services instead of the higher rate of 1.5% generally applying to an issue or transfer of RBS ordinary shares into the Clearance System and the exemption from stamp duty and SDRT on transfer of RBS ordinary shares while in the Clearance System.

  (ii)
  RBS ordinary shares held through CREST

      No stamp duty or SDRT will generally arise on the issue of RBS ordinary shares into CREST save to the extent that the RBS ordinary shares are issued to, or into the CREST account of a Depositary Receipt System or nominee or to, or into the CREST account of, a Clearance System or nominee which has not made an election under Section 97A Finance Act 1986. Paperless transfers of RBS ordinary shares within

      CREST are generally liable to SDRT, rather than stamp duty, at the rate of 0.5% of the amount or value of the consideration payable. CREST is obliged to collect SDRT on relevant transactions settled within the system.

  (iii)
  RBS ordinary shares held through Euroclear Nederland

      It is understood that Euroclear Nederland is a Clearance System for stamp duty and SDRT purposes and that Euroclear Nederland has not made an election under Section 97A of the Finance Act 1986. If a U.S. holder of ABN AMRO ordinary shares who receives RBS ordinary shares pursuant to the U.S. offer chooses to deliver their newly issued RBS ordinary shares into Euroclear Nederland (including Euroclear Netherland's CREST account), SDRT will be generally payable at the rate of 1.5% of the value of the RBS ordinary shares. The holder of such RBS ordinary shares will bear the cost of this SDRT charge in practice.

      No U.K. stamp duty or SDRT should be payable on any transfers or agreements to transfer newly issued RBS ordinary shares within Euroclear Nederland.

  (iv)
  RBS ADSs

      If a U.S. holder chooses to deposit their newly issued RBS ordinary shares with the depositary for the RBS ADSs in exchange for certificated RBS ADRs (each of which evidences one RBS ADS, when issued) or uncertificated RBS ADSs, it is expected that 1.5% SDRT will be payable on the value of the RBS ordinary shares so deposited. This cost will be required to be borne by the U.S. holder.

      Subsequent transfers of certificated and uncertificated RBS ADRs will not be subject to SDRT or, in practice, stamp duty. It is expected that subsequent transfers of uncertificated RBS ADSs should not be subject to SDRT or, in practice, stamp duty.

(d)       Inheritance, Estate and Gift Tax

    A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of the RBS Shares and RBS ADSs on the individual's death or on a gift of such RBS Shares or RBS ADSs made during the individual's lifetime unless, inter alia, they are part of the business property of the individual's permanent establishment situated in the U.K. or pertain to the individual's U.K. fixed base used for the performance of independent personal services. In the exceptional case where RBS Shares or RBS ADSs are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

EFFECTS OF THE OFFERS AND POST-CLOSING RESTRUCTURING

General

The Banks, together with RFS Holdings, intend to use any legally permitted method to acquire 100% of ABN AMRO's issued and outstanding share capital. If, following completion of the offers or any subsequent restructuring, RFS Holdings (alone or with one or more affiliated entities) holds 95% or more of the outstanding issued capital of ABN AMRO (or, after implementation of European Union Takeover Directive 2004/25/EC, 95% or more of the issued capital of and the voting rights attached to any class of shares of ABN AMRO), it intends to acquire 100% of ABN AMRO's issued and outstanding share capital using the method described in "—Squeeze-Out Proceedings", below. If, following completion of the offers, RFS Holdings holds less than 95% of the issued and outstanding ABN AMRO ordinary shares, it will not be eligible to utilise the statutory squeeze-out method. In such circumstances, it intends to use another legally permitted method to acquire 100% of ABN AMRO's issued and outstanding share capital as further described in "—Legal Merger" and "—Other Possible Restructurings" below in order to acquire the remaining outstanding ABN AMRO ordinary shares.

As described in "The U.S. Offer—Expiration Date; Extension of the U.S. Offer", RFS Holdings reserves the right to waive the 80% minimum acceptance condition following the expiration of the U.S. offer in accordance with the U.S. and Dutch tender offer rules and exemptive relief granted by the SEC. The effect of such a waiver will be that shareholders will not know at the time they make their decision to tender their shares the exact percentage of the ABN AMRO ordinary shares RFS Holdings will own after the expiration of the U.S. offer, although they will know that such percentage will be at least a majority of the ABN AMRO ordinary shares. However, the waiver of the minimum acceptance condition will not have an effect on which methods are legally available to RFS Holdings to allow it to acquire the remaining outstanding ABN AMRO ordinary shares. In the event that, following the expiration of the U.S. offer, RFS Holdings waives the minimum acceptance condition to less than 80% but no less than a majority of the issued and outstanding ABN AMRO ordinary shares on a fully-diluted basis, and RFS Holdings acquires such number of ABN AMRO ordinary shares, RFS Holdings intends to use any legally permitted method to acquire 100% of ABN AMRO's issued and outstanding share capital as further described in "—Structural Steps to Implement a Post-Offer Restructuring of ABN AMRO—Legal Merger" and "—Structural Steps to Implement a Post-Offer Restructuring of ABN AMRO—Other Possible Restructurings" below (possibly followed by one or more of the methods described in "—Squeeze Out Proceedings") in order to acquire the remaining outstanding ABN AMRO ordinary shares.

Following the completion of the offers, if you have not tendered your ABN AMRO ordinary shares or ABN AMRO ADSs, until such time as RFS Holdings acquires 100% of the issued share capital and voting rights, you will be a minority shareholder in ABN AMRO with a limited (if any) ability to influence the outcome on any matters that are or can be subject to shareholder approval, including the appointment of directors, the acquisition or disposition of substantial assets, the issuance of ordinary shares or other equity securities and the payment of dividends on ABN AMRO securities. As a result, it is unlikely that you will be able to realise significant proceeds from the sale, transfer or other disposition of your ABN AMRO ordinary shares or ABN AMRO ADSs.

Controlling Shareholder

Following the completion of the offers, RFS Holdings expects to hold at least a majority of the issued share capital and voting rights of ABN AMRO and, as a result, expects to have the authority to and may replace any or all of, and/or appoint additional members of, the Managing Board and Supervisory Board of ABN AMRO, subject to legal and regulatory requirements. RFS Holdings may take various other actions in its capacity as controlling shareholder, as further described below.

Post-Offer Restructuring of ABN AMRO

Following completion of the offers, the Banks, together with RFS Holdings, intend to restructure ABN AMRO and its group companies and businesses for the purpose of implementing the allocation of ABN AMRO's businesses to Fortis, RBS and Santander as set out under "Background to and Reasons for the Offers—Reasons for the Offers—Businesses to be acquired." The Banks may restructure ABN AMRO and its group companies and businesses to align ABN AMRO and its group companies and businesses with the holding and financing, business and operational structures of each of Fortis, RBS and Santander, respectively. In addition, the Banks, together with RFS Holdings, intend to use any legally permitted method to acquire 100% of ABN AMRO's issued and outstanding share capital, to restructure ABN AMRO and its group companies and to have each of the Banks acquire certain specific ABN AMRO business units. For all of the aforementioned purposes, RFS Holdings and the Banks will consider, depending, among other things, on the number of ABN AMRO ordinary shares and ABN AMRO ADSs accepted for exchange in the offers or otherwise held by the Banks or RFS Holdings, the size and identity of the minority shareholders, additional due diligence in respect of ABN AMRO and any recent developments in Dutch law (i.e., implementation of European Union Takeover Directive 2004/25/EC and relevant case law) and discussions with the Dutch Central Bank, a number of processes, including without limitation, a compulsory acquisition procedure or "squeeze-out" (uitkoopprocedure); a legal merger (juridische fusie) between ABN AMRO and RFS Holdings or an affiliate of RFS Holdings (a "legal merger"); a demerger (zuivere splitsing) or a split-off (afsplitsing), in each case under Dutch law; a contribution or other transfer by RFS Holdings of its shares in ABN AMRO to one or more of its group companies; or a contribution of assets or cash to ABN AMRO in exchange for new shares issued with the exclusion of pre-emptive rights (voorkeursrechten), if any, of minority shareholders; or a transfer of all or part of ABN AMRO's assets, which may or may not be followed by a distribution of the proceeds of such a transaction to ABN AMRO's shareholders. Separately, RFS Holdings may cause amendments of ABN AMRO's articles of association, or of any of its group companies, to be made and/or may cause ABN AMRO to be converted into a private limited company (besloten vennootschap met beperkte aansprakelijkheid) or an entity with another legal form.

It is possible that RFS Holdings and the Banks may not be able to effect an acquisition by RFS Holdings of 100% of ABN AMRO's issued share capital and the restructuring of the ABN AMRO Group promptly after the completion of the offers, or at all. In addition, any post-completion acquisition and restructuring may be the subject of litigation, and a court may delay the post-completion acquisition and/or restructuring or prohibit the post-completion acquisition and/or restructuring from occurring on the terms described in this document, or at all. Accordingly, if you do not tender your ABN AMRO ordinary shares or ABN AMRO ADSs in the offers, you may not receive any consideration for such ABN AMRO ordinary shares and ABN AMRO ADSs promptly after the completion of the offers, or at all, and the liquidity and value of any ABN AMRO ordinary shares and ABN AMRO ADSs that remain outstanding could be negatively affected.

Consideration Offered to Holders of ABN AMRO Ordinary Shares or ABN AMRO ADSs in Connection with a Post-Offer Restructuring

In connection with any post-offer restructuring of ABN AMRO, the Banks, together with RFS Holdings, intend to provide the holders of ABN AMRO ordinary shares or ABN AMRO ADSs who did not exchange their ABN AMRO ordinary shares or ABN AMRO ADSs in the offers with consideration which may include cash, securities, dividend distributions or other distributions in cash or in kind, shares in the entity resulting from a legal merger, or a combination thereof, all as set out below. The precise consideration minority holders of ABN AMRO ordinary shares or ABN AMRO ADSs receive in such post-offer acquisition or restructuring may be (substantially)

different in form and/or value from the consideration that they would have received had they tendered their ABN AMRO ordinary shares and ABN AMRO ADSs in the offers, amongst others because:

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any post-completion acquisition and restructuring may provide for or require the payment of consideration in a form (cash or non-cash) which is different from what has been proposed in the offers;

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the consideration to be paid in the event of a statutory squeeze-out will be determined by a Dutch court;

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the tax consequences to holders of ABN AMRO ordinary shares or ABN AMRO ADSs of receiving consideration in any post-completion acquisition and restructuring may be different than they would be if such holders had tendered their ABN AMRO ordinary shares or ABN AMRO ADSs, as the case may be, in the offers;

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any RBS ordinary shares received as part of the consideration in any post-completion acquisition and restructuring, if any, may have a different value at the time of completion of any such post-completion acquisition and restructuring than at the time of the completion of the offers;

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the legal rights, such as dividend rights and voting rights, of the holders of ABN AMRO ordinary shares or ABN AMRO ADSs may change as a result of post-completion restructuring steps or vary depending on the form of the post-completion restructuring measures applied, all as set out below; and

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the value of the ABN AMRO ordinary shares and ABN AMRO ADSs and/or the underlying assets may change over time.

Structural Steps to Implement a Post-Offer Restructuring of ABN AMRO

The following paragraphs in this section describe certain steps, processes and measures that may be implemented by the Banks, together with RFS Holdings, following the successful completion of the offers. They are generally divided into steps that may be taken if RFS Holdings acquires 95% or more of the outstanding share capital of ABN AMRO, and steps that may be taken if RFS Holdings acquires less than 95% of the outstanding ordinary share capital of ABN AMRO. Any or all of these steps, measures and processes may be applied cumulatively or in the alternative irrespective of the percentage of ABN AMRO ordinary shares and ABN AMRO ADSs tendered in the offers. Alternatively, they may be delayed or cancelled or may not take place at all, at the discretion of RFS Holdings and the Banks, subject to applicable provisions of Dutch or other applicable law, and may constitute a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act ("Rule 13e-3"). The precise steps, processes and measures have not yet been determined by RFS Holdings or the Banks as this will depend on future developments such as the percentage of ABN AMRO ordinary shares and ABN AMRO ordinary shares underlying ABN AMRO ADSs that will actually be tendered and the means available in a particular jurisdiction to achieve the objective of enabling RFS Holdings to acquire all of the outstanding ABN AMRO ordinary shares and ABN AMRO ADSs or to achieve related business objectives, and additional due diligence in respect of ABN AMRO. This decision will also take into account the applicable provisions of Dutch or other applicable law.

Squeeze-Out Proceedings

Statutory Squeeze-Out Procedure

If and when RFS Holdings, acting alone or with one or more group companies, has acquired 95% or more of ABN AMRO's issued capital at or following the completion of the offers or any subsequent restructuring, RFS Holdings intends to initiate a squeeze-out in order to acquire the remaining shares or shares of that class not tendered and not otherwise held by RFS Holdings or ABN AMRO. RFS Holdings may also initiate a squeeze-out at any time after the completion of the offers, if and when it is entitled to do so, with respect to the shares in any successor entity of ABN AMRO, created through a legal merger or otherwise. The consideration that non-tendering ABN AMRO shareholders will receive in a squeeze-out will be paid in cash only, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the U.S. offer. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze out price at a price lower than the consideration offered in the offers. If the squeeze-out is successful, the minority holders of ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs) will be required to transfer their ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs) against payment of the consideration determined. Upon payment of the amount required to purchase the ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs) into a prescribed bank account, RFS Holdings will become the holder of the ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs) by operation of law. The only remaining right of the holders of ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs) will be the right to receive payment for their ABN AMRO ordinary shares (including ABN AMRO ordinary shares underlying ABN AMRO ADSs). As an alternative to an ordinary squeeze-out as described in this paragraph, RFS Holdings may first initiate a takeover squeeze-out (as described below) and, if this leads to RFS Holdings acquiring 95% or more of the total issued and outstanding share capital of ABN AMRO, subsequently initiate an ordinary squeeze-out.

Takeover Squeeze-Out Procedure

If and when the takeover squeeze-out procedure, pursuant to the EU Takeover Directive (2004/25/EC), is implemented in Dutch law, RFS Holdings intends to seek to acquire the remaining ABN AMRO ordinary shares and ABN AMRO ADSs through such procedure in addition to, or as an alternative to, using the ordinary squeeze-out (which will continue to be available in addition to the takeover squeeze-out). Under the takeover squeeze-out, RFS Holdings may initiate takeover squeeze-out proceedings against the remaining minority shareholders of a certain class of shares within three months of the end of the expiration of the initial offer period, as it may have been extended. After that period, RFS Holdings may still invoke the ordinary squeeze-out. RFS Holdings will be entitled to commence the takeover squeeze-out if it has acquired 95% of a single class of ABN AMRO shares and 95% of the voting rights of such class of shares, even if in aggregate it holds less than 95% of the total issued share capital (and less than 95% of the total voting rights) of ABN AMRO with respect to the remaining shareholders holding the same class of shares. As is the case for the ordinary squeeze-out, in such circumstances holders of ABN AMRO ordinary shares or ABN AMRO ADSs may not receive the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ADSs received in the exchange offer. Instead, the price to be paid for the ABN AMRO ordinary shares or ABN AMRO ADSs in the takeover squeeze-out would be paid in cash only, in an amount determined by the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam), which amount may be lower than the consideration that ABN AMRO ordinary shareholders or holders of ABN AMRO ordinary shares underlying ABN AMRO ADSs received in the U.S. offer. The rules governing a takeover squeeze-out would presume that the consideration offered by RFS Holdings for the ABN AMRO ordinary shares is a fair squeeze-out price if 90% or more of the shares were acquired pursuant to the offers, and the squeeze-out proceedings are initiated within the three months of the expiration of the offers, as they may be extended, as mentioned above. The Amsterdam Court of Appeals may appoint one or three experts for advice on the value of the shares to be transferred and may set the squeeze-out price at a price lower than the consideration offered by RFS Holdings in the offers.

Legal Merger

At any time after the U.S. offer has been completed and the Dutch offer has been declared unconditional, and irrespective of whether or not a squeeze-out can, is or will be initiated, RFS Holdings and the Banks may take steps to implement a legal merger between RFS Holdings, or an affiliate of RFS Holdings, and ABN AMRO. There are a number of circumstances in which RFS Holdings may decide to implement a legal merger. For example, if it holds less than 95% of ABN AMRO's issued capital, RFS Holdings will not be eligible to initiate a statutory squeeze-out, in which case a legal merger may prove to be the most cost efficient and timely method for acquiring 100% of ABN AMRO. In addition, even where RFS Holdings holds 95% or more of ABN AMRO's issued capital, a legal merger may prove to be an attractive alternative to a squeeze-out because of the time required to complete a statutory squeeze-out compared to the time (in principle) required to complete a legal merger, or because it might prove to be a more efficient structure for achieving relevant business objectives.

As a result of a legal merger, ABN AMRO would cease to exist and RFS Holdings or its affiliate would survive and acquire all assets and liabilities of ABN AMRO by operation of law (an "upstream merger"). The acquiring entity may be an entity whose securities are not listed or publicly traded and are subject to transfer restrictions. Alternatively, a legal merger may be implemented whereby RFS Holdings or its affiliate would cease to exist and ABN AMRO would survive and acquire all assets and liabilities of RFS Holdings or its affiliate, by operation of law (a "downstream merger").

If an upstream merger were to be undertaken, shareholders of ABN AMRO would, by operation of law, either become shareholders in the acquiring entity, alongside the existing shareholders of such acquiring entity, or be cashed out on the basis of the applicable exchange ratio(s) if their total shareholdings in ABN AMRO were of such size, or the newly granted shares were of such high nominal value that such shareholders would not be entitled to any newly issued shares in the acquiring entity. The former ABN AMRO shareholders and ABN AMRO ADS holders would acquire the same economic value in cash or in stock as the ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) they held immediately before the legal merger became effective had. Such economic value would be determined by the management boards of the merging companies on the basis of the relevant price for the ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) set out in this document, deducting any distributions made to the relevant shareholders after the completion of the offers. The identity of the acquiring entity, the composition of its share capital, the economic and other rights attaching to (each class of) its shares, including any shares assigned to former ABN AMRO shareholders and ABN AMRO ADS holders, and the exchange ratio applicable to each class of ABN AMRO's ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) would be determined by the management boards of the merging companies if RFS Holdings and the Banks decided to pursue a legal merger.

If a downstream merger were to be undertaken, the shareholders of ABN AMRO would continue to hold their shares. The shares in ABN AMRO acquired pursuant to the offers or otherwise held by the disappearing entity (being RFS Holdings or an affiliate) would be cancelled and the parent company of the disappearing entity would receive new ABN AMRO ordinary shares, taking into account any assets and/or liabilities of the disappearing entity as on the effective date of the merger.

A legal merger would be subject to applicable provisions of Dutch law, and would include safeguards to ensure that the exchange ratio or ratios applicable to each class of shares of ABN AMRO is confirmed by independent experts as being fair. In all forms of legal merger, the relative shareholding of the minority holders of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs), if any remain after effectuation of the legal merger, compared to that of other shareholders may decrease.

Other Possible Restructurings

Following completion of the offers, RFS Holdings and the Banks intend to restructure ABN AMRO, its group companies and businesses for the purpose of implementing the transfer of ABN AMRO's businesses to Fortis, RBS and Santander as set out in "Plans and Proposals for ABN AMRO". RFS Holdings and the Banks may restructure ABN AMRO, its group companies and businesses to align ABN AMRO, its group companies and businesses with the holding and financing, business and operational structures of each of Fortis, RBS and Santander respectively.

At any time after the U.S. offer and the Dutch offer have been declared unconditional, and irrespective of whether or not a squeeze-out can, is or will be initiated, RFS Holdings and the Banks may take steps to cause a transfer by ABN AMRO or one or more of its group companies of all or substantially all of their respective assets to a company directly or indirectly wholly owned by RFS Holdings or an affiliate of RFS Holdings or to one or more companies directly or indirectly owned by one of the Banks, as a distribution or in exchange for consideration, which may include cash and/or shares, debt instruments or other securities (i) whose equity and dividend entitlements may be limited and/or (ii) whose value may depend on the value of the business of the combined ABN AMRO group or any part thereof. Any such sales or transfer would lead to ABN AMRO shareholders or holders of ABN AMRO ADSs holding an interest in ABN AMRO with different assets and liabilities compared to those it currently holds and the value of such an interest will also be determined by the business of the combined ABN AMRO group or any part thereof, depending on the assets and/or liabilities held by ABN AMRO after such sale and transfer.

Following such a sale or transfer, ABN AMRO (or one or more of its successors) may be liquidated, in which case the proceeds of the liquidation will be distributed to ABN AMRO's shareholders in accordance with the provisions of ABN AMRO's articles of association. The Banks, by exercising their powers as shareholders of RFS Holdings, may also cause ABN AMRO or any other acquiring entity pursuant to a legal merger to issue shares to RFS Holdings in consideration for the contribution of assets or cash by RFS Holdings into ABN AMRO or any such acquiring entity, with the exclusion of the pre-emptive rights (voorkeursrechten), if any, of such other shareholders, in which case, existing holders of ABN AMRO ordinary shares will be diluted.

As described in more detail in "Plans and Proposals for ABN AMRO", each of the Banks will ultimately acquire certain business units of ABN AMRO. To achieve this, it may be necessary for RFS Holdings to implement one or more restructurings in addition to the other actions described above. Such restructurings may include a demerger or a split-off of ABN AMRO, ABN AMRO's business enterprise or one or more of ABN AMRO's group companies or other assets and liabilities, whereby one or more of the acquiring entities may be an affiliate of one of the Banks. In the event of a demerger of ABN AMRO, ABN AMRO will cease to exist and shareholders of ABN AMRO will, by operation of law, either become shareholders, together with the existing shareholders of such acquiring entity or one of its affiliates, or be cashed out on the basis of the applicable exchange ratio(s) if their total shareholdings in ABN AMRO are of such size or the newly granted shares are of such high nominal value that such shareholders will not be entitled to any newly issued shares in the acquiring entity (or its affiliate). The former holders of ABN AMRO ordinary shares will acquire the same economic value in cash or in shares as the ABN AMRO ordinary shares they held immediately before the demerger becomes effective had. Such economic value will be determined on the basis of the relevant price of the ABN AMRO ordinary shares set out in this document, deducting any distributions made to the relevant shareholders after the completion of the offers. The identity of the acquiring entity, the composition of its share capital, the economic and other rights attaching to (each class of) its shares and the exchange ratio applicable to each class of ABN AMRO's shares will be determined if RFS Holdings shall undertake the steps described in this paragraph.

If a split-off is undertaken, ABN AMRO will continue to exist and shareholders in ABN AMRO will, by operation of law, either become shareholders of the acquiring entity, together with the existing shareholders of such acquiring entity (or one of its affiliates), or be cashed out on the basis of the applicable exchange ratio(s) if their total shareholdings in ABN AMRO are of such size or the newly granted shares are of such high nominal value that such shareholders will not be entitled to any newly issued shares in the acquiring entity (or its affiliates). The former holders of ABN AMRO ordinary shares will acquire the same economic value in cash or in shares as the ABN AMRO ordinary shares they held immediately before the split-off becomes effective had. Such economic value will be determined on the basis of the relevant price of the ABN AMRO ordinary shares set out in this document, deducting any distributions made to the relevant shareholders after the completion of the offers. The identity of the acquiring entity, the composition of its share capital, the economic and other rights attaching to (each class of) its shares and the exchange ratio applicable to each class of ABN AMRO's shares will be determined if RFS Holdings and the Banks decide to pursue a split-off.

Any demerger or split-off will be subject to applicable provisions of Dutch law, and will include safeguards to ensure that the exchange ratio or ratios applicable to each class of shares of ABN AMRO is confirmed by independent experts as being fair. In all forms of demergers or split-offs, the relative shareholding of the ABN AMRO minority shareholders, if any remains after effectuation of the demerger or split-off, compared to that of other shareholders may decrease.

Finally, RFS Holdings and the Banks reserve the right to submit proposals to ABN AMRO's shareholders in order to alter the corporate, governance and capital structure of ABN AMRO, including by cancellation of shares or other capital reductions, distributions of dividends, interim dividends or other distributions from reserves (either in cash or in kind) and amending ABN AMRO's articles of association to, among other things, subject all or certain shares of ABN AMRO to transfer restrictions, convert ABN AMRO into a private limited company (besloten vennootschap met beperkte aansprakelijkheid), which will cause all shares of ABN AMRO to become subject to transfer restrictions, create or convert shares into separate classes of shares with different profit entitlements or otherwise change the rights attached to one or more classes of shares.

Any and all of the measures and processes described above may be undertaken cumulatively, alternatively, or not at all, in RFS Holdings' and the Banks' discretion and subject to applicable law and ABN AMRO's articles of association in effect at the relevant time, and both RFS Holdings and the Banks will observe applicable statutory consultation and approval rights of the relevant supervisory authorities in effect at the relevant time. Any distributions made may take the form of an (interim) distribution out of reserves, a dividend or interim dividend, other form of capital repayment or, if ABN AMRO is liquidated, a liquidation distribution.

"Going-Private" Transactions

It is possible that a second-step transaction may constitute a "going-private" transaction within the meaning of Rule 13e-3, depending on the extent of RFS Holdings' shareholding in ABN AMRO and the timing and nature of steps to be taken with respect to ABN AMRO and its ordinary shares and ADSs. If any second-step transaction does constitute a "going-private" transaction within the meaning of Rule 13e-3, RFS Holdings as an affiliate of ABN AMRO would be required to file a Schedule 13E-3 with the SEC that would describe, among other things, the reasons for the going-private transaction, the relationship of the parties involved, the source(s) of financing and the process used to determine the valuation or price paid to minority shareholders, as well as detailed disclosures as to the fairness of any such transaction to minority shareholders. In connection with such "going-private" transaction, RFS Holdings would take the steps described in "The U.S. Offer—Delisting of ABN AMRO Ordinary Shares and ABN AMRO ADSs" and "—Deregistration under the Exchange Act."

Time-frame for Completion of a Post-Closing Restructuring

RFS Holdings intends to consummate the most appropriate second-step transaction or transactions to acquire 100% of ABN AMRO as soon as reasonably practicable following the expiration of the offers. However, the nature of the restructuring and circumstances at the time may have a significant effect on the time-frame for its completion. For example, a squeeze-out can be initiated immediately upon expiration of the offers, and would normally be expected to take between 12 and 24 months to complete, which timing may be affected by, among other things, the number of minority shareholders and where they are located, whether any or all minority shareholders challenge the squeeze-out procedure, including on the basis of price and the price determination process, or whether other litigation is pending (whether or not involving minority shareholders). At this time, it is not possible to give an accurate indication of the time-frame for completion of the other restructuring methods available to RFS Holdings, such as a legal merger or a sale or transfer of the ABN AMRO businesses to one of the Banks or their affiliates. Factors that will impact the time-frame for completion of any of these methods are substantially the same as those applicable in the context of a squeeze-out. However, additional factors which may affect the timing include the results of due diligence on ABN AMRO following completion of the offers, regulatory matters (including discussions with the Dutch Central Bank), employee consultation, issues relating to the valuation of the ABN AMRO businesses and issues relating to tax and accounting treatment. In addition, as described in "The U.S. Offer—Regulatory Matters", the Banks must apply for a declaration of no objection for each transfer of assets from the ABN AMRO Group.

Dividend Policy and Accounting Policies

RFS Holdings intends to change ABN AMRO's dividend policy if the offers are completed. RFS Holdings intends to cause ABN AMRO to stop paying regular cash dividends after the completion of the offers for the foreseeable future, subject to any applicable legal requirements. The amount and form of any one-time distribution will be determined by RFS Holdings from time to time as appropriate. It is envisaged that any distribution paid in respect of ABN AMRO's shares after the completion of the offers will be deducted for the purposes of establishing the consideration in the event of any legal merger or other corporate transaction described above.

RFS Holdings may also change ABN AMRO's accounting policies and those of its group companies.

Increased Leverage

As a result of measures implemented by RFS Holdings and the Banks after the completion of the offers, ABN AMRO's leverage may be substantially increased. Any incurrence of debt will be at arm's length, or at least not onerous to the business objects of ABN AMRO (niet onzakelijk bezwarend).

Tax Treatment of Distributions

The Banks have no knowledge of, and no responsibility for, the tax treatment of shareholders with respect to any distributions made by ABN AMRO or any successor entity to ABN AMRO, which may include dividends, repayments of capital and liquidation distributions. For example, in the event that there is a sale of all or substantially all of the assets of ABN AMRO, followed by a liquidation and a distribution of the liquidation proceeds, this distribution may be subject to Dutch withholding tax or otherwise may raise specific tax issues for holders of ABN AMRO ordinary shares. See also "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences".

Amendments to the ABN AMRO Articles of Association

If the offers are completed, RFS Holdings intends to submit proposals to the ABN AMRO extraordinary general meeting to amend the ABN AMRO articles of association, which are incorporated herein by reference. The proposed changes will relate primarily to ABN AMRO's corporate governance, its share capital and the rights attached to shares in the share capital of ABN AMRO. These amendments will require approval from the ABN AMRO general meeting in accordance with the procedures set out in the ABN AMRO articles of association and as prescribed by applicable Dutch law.

Pursuant to the principal proposed amendments to ABN AMRO's articles of association:

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the ABN AMRO articles of association will reflect that the ABN AMRO formerly convertible preference shares are no longer convertible into ABN AMRO ordinary shares;

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the ABN AMRO ordinary shares, the ABN AMRO (formerly convertible) preference shares and the ABN AMRO convertible financing preference shares will be in registered form only;

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the requirement that the ABN AMRO management board shall consist of at least five members will be removed;

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the right of the ABN AMRO supervisory board to make a binding nomination for the appointment of members of the ABN AMRO management board will be removed;

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the ABN AMRO supervisory board shall appoint a chairman of the ABN AMRO management board from among the members of the ABN AMRO management board;

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the list of management decisions that require the approval of the ABN AMRO supervisory board which is currently included in the ABN AMRO articles of association shall be abolished and replaced by a provision that the ABN AMRO supervisory board may adopt resolutions pursuant to which clearly specified resolutions of the ABN AMRO management board require its approval;

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the requirement that the ABN AMRO supervisory board shall consist of at least five members will be removed;

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the right of the ABN AMRO supervisory board to make a binding nomination for the appointment of members of the ABN AMRO supervisory board will be removed;

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the remuneration of the members of the ABN AMRO supervisory board will be determined by an ABN AMRO General Meeting;

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a resolution by an ABN AMRO General Meeting to suspend or dismiss a member of the ABN AMRO supervisory board will require an absolute majority of validly cast votes to be adopted;

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the chairman of an ABN AMRO General Meeting will determine the manner of voting; and

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the right of the ABN AMRO management board to establish an advisory committee will be removed.

Once the ABN AMRO ordinary shares are no longer admitted to official listing on a securities exchange and the ABN AMRO management board has deposited a statement in that respect at the Chamber of Commerce and Industry in Amsterdam, the following amendments to ABN AMRO's articles of associations will come into effect:

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any transfer of ABN AMRO ordinary shares, the ABN AMRO (formerly convertible) preference shares and the ABN AMRO convertible financing preference shares will have to be effected by notarial deed;

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the transfer of ABN AMRO ordinary shares, the ABN AMRO (formerly convertible) preference shares and the ABN AMRO convertible financing preference shares will require the approval of the ABN AMRO Board of Management;

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ABN AMRO ordinary shares, the ABN AMRO (formerly convertible) preference shares and the ABN AMRO convertible financing preference shares will be issued by notarial deed; and

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notices calling meetings and other notices to shareholders and depositary receipt holders shall be given by announcements in at least one national daily newspaper.

RFS Holdings also reserves the right to propose any other amendments depending on the circumstances prevailing at the time and the taking into account the contemplated restructuring described in the section "Plans and Proposals for ABN AMRO".

Employees, Works Councils and Trade Unions

The Banks believe that the stronger businesses resulting from the Transaction will also create sustainable platforms for increased job creation and enhanced opportunities for employees. The Banks believe that their track records in this regard are excellent, demonstrating organic growth in employment built on strong business foundations.

The realisation of the expected transaction benefits will entail some initial reduction in staff, not all of which will be in ABN AMRO. The Banks have no plans, however, to increase the number of off-shored jobs significantly.

The Banks intend to retain the best talent through a fair appointment process based on merit and competencies accommodating in the process any legal requirements.

In accordance with the SER Merger Code 2000 (SER-besluit Fusiegedragsregels 2000) consultations have taken place with the representatives of trade unions for ABN AMRO and Fortis in separate and combined meetings. Such consultations will be continued after successful completion of the offers. The Social Economic Council of the Netherlands (Sociaal-Economische Raad) has been informed of the offers and of such consultation in accordance with the SER Merger Code 2000. The consultations with the trade unions have so far resulted in a human resources position paper with regard to the social implications of the Transaction, which has been discussed between the Banks and the trade unions.

In view of the fact that no agreement has been reached with the ABN AMRO boards on the offers, the Dutch Works Councils Act (Wet op de Ondernemingsraden) does not require consultation by Fortis (on behalf of the Banks) with the (central) works council of ABN AMRO in respect of the offer itself. Nevertheless, informal meetings have taken place between the Banks and the central works council and European works council of ABN AMRO, in which the Banks have provided these employee representative bodies with a background on the offers from a human resources perspective. Although at this time, Fortis (on behalf of the Banks) does not need to consult the central works council of ABN AMRO, the Banks are committed to continuing to work constructively with works councils, trade unions and other representative bodies in respect of the contemplated reorganisation of ABN AMRO (see "Plans and proposals for ABN AMRO"). Existing social plans and collective labour agreements will be honoured.

The Banks also intend to create significant numbers of new positions in the Netherlands through investment in a number of significant businesses. Within the Netherlands and other appropriate territories, an employment office will be created to identify redeployment opportunities for staff across the operations of the Banks. The Banks' firm intention is that any job losses in the Netherlands will be accommodated through natural turnover, redeployment and voluntary redundancy.

In accordance with the Dutch Works Councils Act, positive advice has been obtained from the works council of the Banking Division of Fortis with respect to making and completing the offers.

SOURCE AND AMOUNT OF FUNDS

Assuming all issued and outstanding ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) are tendered into the offers, RBS would be obliged to issue 546,373,107 RBS ordinary shares to ABN AMRO shareholders in satisfaction of the obligations of RFS Holdings with regard to the share element of the offer consideration. This number is based on an exchange ratio of 0.296 RBS ordinary shares per ABN AMRO ordinary share, and 1,845,855,090 issued and outstanding ABN AMRO ordinary shares (as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007). In addition, RFS Holdings would be obliged to pay aggregate cash consideration of €65.7 billion, bringing the total value of the consideration being offered by RFS Holdings to €69.7 billion. This is based on €35.60 in cash per ABN AMRO ordinary share and 1,845,855,090 issued and outstanding ABN AMRO ordinary shares (as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007), as well as the closing price of £5.165 for the RBS ordinary shares on the LSE on 26 September 2007, the latest practicable date prior to the date of this document, and an exchange rate of €1.00 per £0.7007 published in The Financial Times on 27 September 2007.

Assuming (i) the exercise of 30,638,425 outstanding ABN AMRO options and 13,657,396 ABN AMRO share awards (based on information provided by ABN AMRO as at 30 June 2007), (ii) the receipt of cash proceeds of approximately €588 million upon the exercise of the options (at an average exercise price of €19.19 per ABN AMRO ordinary share) and (iii) the use of such cash proceeds by RFS Holdings for the purchase of ABN AMRO ordinary shares, RBS would be obliged to issue a total of 554,878,397 ordinary shares to ABN AMRO shareholders in satisfaction of the obligations of RFS Holdings with regard to the share element of the offer consideration, and RFS Holdings would be obliged to pay total aggregate cash consideration of €66.7 billion, bringing the total value of the consideration being offered by RFS Holdings to €70.8 billion.

The Banks propose to finance the cash portion of the consideration payable by RFS Holdings through a combination of rights issues, debt and preferred securities issues and internal resources, as described in greater detail below. The number of RBS ordinary shares issued and the aggregate amount of cash consideration would be less in the event that less than 100% of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) are tendered into the offers. In addition, the number of RBS ordinary shares issued and the aggregate cash consideration may vary depending on the number of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) outstanding at the time of settlement of the offers.

In light of ABN AMRO's announcement at its EGM held on 20 September 2007 that the majority of outstanding ABN AMRO employee stock options will vest and be cashed out prior to the expiration of the offers, the calculation of consideration payable by each of the Banks described below has been carried out on an undiluted basis. However, in light of the limited information provided to the Banks in relation to how many employee stock options will in fact vest and be cashed out (or at what price they will be cashed out), certain other calculations contained within this document, including in particular those described in "Unaudited Pro Forma Condensed Combined Financial Information", have been carried out on a fully diluted basis, as set out on page 182.

Fortis

Fortis intends to finance its portion of the consideration to be paid by RFS Holdings in the offers, which portion Fortis expects to amount to approximately €24 billion, by means of the following sources:

•
net proceeds of an equity offering by Fortis of up to €13 billion, which offering will be made in the form of a non-statutory rights offering and offering of shares representing unexercised rights in accordance with applicable Belgian and Dutch and other applicable law;

•
net proceeds of the placement on 11 July 2007 and the issue on 2 August 2007 of conditional capital exchangeable notes ("CCENs"), a new contingent core Tier 1 capital instrument, raising €2 billion; and

•
the remaining part from the proceeds of a combination of (i) the issuance of Tier 1 capital securities; (ii) the sale of specific non-core assets of Fortis that Fortis may complete prior to the completion of the offers; (iii) the sale of shared assets of the Consortium; and (iv) securitisation and other similar transactions.

In this respect, Fortis announced on 12 July 2007 that €1.6 billion (sale price) of such an amount had been raised, representing a capital relief of €1.2 billion due to the decrease in the risk-weighted assets, by divesting various assets and shareholdings in European financial institutions. This amount includes the proceeds (€980 million) from the sale by Fortis, announced on 11 July 2007, of its share in the joint venture Caifor to its Spanish partner "la Caixa".

Fortis has received an equity underwriting commitment letter, dated 16 May 2007, from Merrill Lynch under which Merrill Lynch has agreed to underwrite the rights offering for the purposes of financing Fortis's participation in the offers. The aggregate amount of Merrill Lynch's standby underwriting commitment is €17 billion. Pursuant to the equity underwriting commitment letter, the terms and conditions of the underwriting agreement for the rights offering will be customary for international rights offerings of this type. Merrill Lynch's commitment to underwrite these rights is only conditional upon RFS Holdings making the offers. The equity underwriting commitment letters provide that the termination and force majeure provisions of the underwriting agreement will be aligned with the material adverse change condition of the offers and that if there is any inconsistency between such provisions, the terms of the offers shall prevail. Merrill Lynch's obligation to underwrite the securities will terminate if the Dutch offer is not declared unconditional and the U.S. offer lapses or expires, if the Banks announce that the offers will not be made or have been terminated or if all conditions to the offers are not satisfied or waived by 31 December 2007. Pursuant to the terms of the equity underwriting commitment letter, Fortis has agreed to pay certain fees and expenses of Merrill Lynch in consideration for Merrill Lynch's commitment.

Fortis entered into an underwriting agreement for the rights offering with Merrill Lynch on 20 September 2007. The rights offering will commence on 25 September 2007 and is scheduled to close prior to settlement of the offers.

On 15 May 2007 Fortis entered into a €10 billion backstop liquidity facility with several European financial institutions to secure completely the financing of the Transaction to come from internal resources.

Fortis intends that following the offers it will refinance the remaining part of the consideration through a combination of the following sources:

•
up to €5 billion to be raised by issuing other Tier 1 capital instruments, equity-linked subordinated hybrid capital securities and/or convertible debt securities. On 16 May 2007 Fortis received a standby underwriting commitment from Merrill Lynch to raise an amount of up to €5 billion through such financing transactions, the terms and conditions of which commitment are substantially similar to those of the equity underwriting commitment letter described above; and

•
up to €8 billion through multiple other transactions, consisting of further sales of non-core assets, securitisation transactions and other similar transactions.

RBS

Upon settlement of the offers, we will issue 0.296 RBS ordinary shares for each ABN AMRO ordinary share tendered. The creation and issuance of RBS ordinary shares was approved by the affirmative vote of a majority of our shareholders present and voting at an extraordinary general meeting held on 10 August 2007.

RBS, whose portion of the cash consideration for the offers is €22 billion (assuming the number of issued and outstanding ABN AMRO Ordinary Shares is as set out in ABN AMRO's Schedule 14D-9 dated 10 August 2007) plans to issue preferred securities and debt securities, and to utilise internal resources to finance the remainder of its portion of the cash consideration not covered by the proceeds of the securities it issues.

On 28 May 2007, we entered into a standby underwriting commitment letter with Merrill Lynch, or the Standby Underwriting Commitment Letter, pursuant to which Merrill Lynch undertook to underwrite one or more issues by us of securities eligible to be treated as part of our innovative or non-innovative Tier I capital and/or convertible securities convertible into our ordinary shares, the proceeds of which would be used to finance part of the cash portion of consideration payable to holders of ABN AMRO ordinary shares and ABN AMRO ADSs upon completion of the offers. The aggregate amount of Merrill Lynch's standby underwriting commitment is €6.2 billion. Merrill Lynch's commitment to underwrite these securities is conditional only upon RFS Holdings making the offers. In the event that Merrill Lynch is unsuccessful in procuring subscribers for the securities issued by us, it has agreed to subscribe for these securities itself, up to the amount of its total standby underwriting commitment. Pursuant to the Standby Underwriting Commitment Letter, we have agreed to pay certain fees and expenses to Merrill Lynch in consideration for its standby commitment. Merrill Lynch's obligation to underwrite the securities will terminate if the offers lapse or expire, if the Banks announce that the offers will not be made or have been terminated or if all conditions to the offers are not satisfied or waived by 31 December 2007. RBS expects these issuances to be completed prior to settlement of the offers.

Under the offers, we will contribute our consortium proportion of the consideration paid to ABN AMRO shareholders and ABN AMRO ADS holders, or €26 billion. The consideration for the ABN AMRO Businesses net of the sale of LaSalle will be €15 billion. The reduction comprises $21 billion in proceeds from the sale of LaSalle less inter-company balances of $6 billion as set out in the Bank of America Agreement.

Santander

Santander intends to finance its portion of the consideration, which is approximately €19.8 billion, to be paid in the offers via a rights issue and the issuance of mandatorily convertible securities (the "Santander contemplated offerings") and through internal financial resources, including asset disposals.

On 27 July 2007, an extraordinary general meeting of shareholders passed the necessary resolutions to enable Santander to proceed with the Santander contemplated offerings. The Santander contemplated offerings are expected to be launched in the second half of 2007 and are expected to close prior to settlement of the offer or shortly thereafter, in which case appropriate bridge financings will be arranged in order to fund payment of the consideration at settlement.

In that context, Santander commenced on 19 September 2007 an offering of up to €7 billion of securities that will be mandatorily convertible into Santander shares if the offer is successful, has carried out certain asset disposals including the sale of its stake in Intesa San Paolo (for approximately €2.8 billion) and of part of its pension fund management businesses in Latin America (for approximately €0.9 billion) and has announced the sale and lease back of its real estate assets in Spain.

On 5 May 2007, Santander received standby securities underwriting commitment letters from each of Dresdner Bank AG and Calyon Spanish Branch under which each of these banks agreed to underwrite up to €6.0 billion of the Santander contemplated offerings, therefore totalling €12.0 billion. On 14 May 2007, Santander received a standby securities commitment letter from ING Bank N.V. under which ING Bank N.V. agreed to underwrite up to €2.0 billion of the Santander contemplated offerings. On 27 May 2007, Santander received a standby securities commitment letter from Merrill Lynch under which it agreed to underwrite up to €10.0 billion of the Santander contemplated offerings. Pursuant to the standby securities commitment letters, the terms and conditions of the relevant subscription agreements for the Santander contemplated offerings will be customary for offerings of the type of securities to be issued. Pursuant to the standby securities commitment letters, Santander has agreed to pay certain fees and expenses to each of the banks in consideration for its standby commitment. Pursuant to the applicable standby securities commitment letters, Calyon Spanish Branch's, Dresdner Bank AG's, ING Bank N.V.'s and Merrill Lynch's underwriting commitments are conditioned upon RFS Holdings having made a formal offer for the entire issued and outstanding share capital of ABN AMRO no later than 30 September 2007.

Pursuant to their standby securities commitment letters, the underwriting commitment of each of Calyon Spanish Branch, Dresdner Bank A.G., ING Bank N.V. and Merrill Lynch terminates if (i) the offers lapse or expire, (ii) the Banks announce that the offers will not be made or have been terminated or (iii) the conditions to the offers are not satisfied or waived by, respectively, 31 December 2007 (in the case of Merrill Lynch's commitment), 3 May 2008 (in the case of Dresdner Bank AG's commitment) or 4 May 2008 (in the case of Calyon Spanish Branch's and ING Bank N.V.'s commitments).

TREATMENT OF ABN AMRO OPTIONS, CONVERTIBLE PREFERENCE SHARES AND FORMERLY CONVERTIBLE PREFERENCE SHARES

ABN AMRO Options

The U.S. offer will extend to any ABN AMRO ordinary shares unconditionally allotted or issued pursuant to any ABN AMRO share incentive plans while the U.S. offer remains open for acceptance.

ABN AMRO Convertible Preference Shares

RFS Holdings intends to make appropriate proposals to the holders of the ABN AMRO Convertible Preference Shares, each as evidenced by a depositary receipt, in due course.

ABN AMRO Formerly Convertible Preference Shares

RFS Holdings is making a public offer to acquire all of the issued and outstanding ABN AMRO formerly convertible preference shares, for €27.65 per share in cash, the closing price of such shares on 20 April 2007, concurrently with the offers. The aggregate consideration payable for the ABN AMRO formerly convertible preference shares will be approximately €1.2 million. The public offer includes any future dividends declared and represents a premium of 10.4% to the closing price on 26 September 2007. If any dividend is declared in respect of the ABN AMRO formerly convertible preference shares and the record date for such dividend precedes the settlement of the offer for the ABN AMRO formerly convertible preference shares, the consideration payable may be reduced by the full amount of such dividend (before deduction of applicable withholding taxes). The public offer for the ABN AMRO formerly convertible preference shares is being made using a separate offer document that may be requested from the Dutch exchange agent by holders of ABN AMRO formerly convertible preference shares subject to certain restrictions and pursuant to applicable law, and is conditional on the completion of the U.S. offer and the Dutch offer.

INFORMATION ABOUT RFS HOLDINGS

Overview

RFS Holdings was formed by the Banks to make the offers and effect the Transaction.

Each of the Banks will have economic interests in RFS Holdings as described herein.

Upon settlement of the offers, RFS Holdings will be owned by the Banks in proportion to their funding commitments under the Consortium and Shareholders' Agreement. RFS Holdings will be consolidated as a subsidiary by RBS.

Constitution

RFS Holdings was incorporated in the Netherlands on 4 May 2007, as a private company with limited liability under the name RFS Holdings B.V.

The principal object of RFS Holdings is to participate in, to take an interest in any other way in or to conduct the management of other business enterprises of whatever nature, to finance third parties, to provide security or undertake the obligations of third parties and otherwise engage in any activities which are incidental to or which may be conducive to any of the foregoing. RFS Holdings has not traded since incorporation.

RFS Holdings is registered in the Chamber of Commerce Amsterdam under number 34273228. Its registered office is at Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands. Both for purposes of domestic Dutch and U.K. tax law and for purposes of the Netherlands U.K. double tax treaty, RFS Holdings will be a resident of the Netherlands only.

Share Capital

The authorised share capital of RFS Holdings amounts to €90,000 and consists of 90,000 ordinary shares with a nominal value of €1 each. All shares of RFS Holdings are registered shares. As at the date of this document, 18,000 ordinary shares in the capital of RFS Holdings have been issued and fully paid-up, which are held either directly or indirectly by the Banks.

Each of the Banks currently holds, directly or indirectly, one-third of the issued shares in the capital of RFS Holdings and will continue to do so until funding of RFS Holdings immediately prior to and for the purpose of settlement of the offers. Upon funding of RFS Holdings by the Banks for the purpose of the settlement of the offers the Banks will be issued new shares in the capital of RFS Holdings so that their aggregate shareholdings will be equal to their proportionate funding commitments: RBS will hold 38.3%, Fortis will hold 33.8% and Santander will hold 27.9% of the issued shares in the capital of RFS Holdings.

Governance

The RFS Holdings managing board comprises the following six members: Karel August Maria De Boeck (representative of Fortis), Alexander Maria Kloosterman (representative of Fortis), Miller Roy McLean (representative of RBS), Mark Andrew Fisher (representative of RBS), José A. Álvarez (representative of Santander) and Ignacio Benjumea (representative of Santander).

RFS Holdings does not have a supervisory board.

On or about the date of the settlement of the offers, the articles of association of RFS Holdings will be amended and the composition of its managing board changed. RBS will then control the managing board of RFS Holdings, subject to minority protections in the form of reserved matters set out in the Consortium and Shareholders' Agreement, which will require the approval of at least one managing director nominated by each of Fortis, RBS and Santander. RFS Holdings will become a subsidiary of RBS and consolidated by it.

For a further description of the governance of RFS Holdings, see "Summary of the Consortium and Shareholders' Agreement".

INFORMATION ABOUT FORTIS

Overview

Fortis N.V. is incorporated as a public limited liability company (naamloze vennootschap) under Dutch law. Fortis N.V. has its corporate seat in Utrecht, The Netherlands, with its head office at Archimedeslaan 6, 3584 BA Utrecht, The Netherlands, and is registered under number 30072145 with the Trade Register at the Chamber of Commerce of Utrecht, The Netherlands. The telephone number of the registered office of Fortis N.V. is 011 31 30 226 62 22.

Fortis SA/NV is a public company with limited liability incorporated in the form of a société anonyme/naamloze vennootschap under Belgian law. Fortis SA/NV has its registered office at Rue Royale/Koningsstraat 20, 1000 Brussels, Belgium. The company is registered in the register of legal entities (registre des personnes morales/rechtspersonenregister) under number 0451 406 524. The telephone number of the registered office of Fortis SA/NV is 011 32 2 565 1141.

In this document, Fortis refers to Fortis SA/NV and Fortis N.V.

Fortis is an international provider of banking and insurance products and services to personal, business and institutional customers. The company delivers a comprehensive package of financial products and services through its own distribution channels and via intermediaries and other partners.

Fortis ranks among the 20 largest financial institutions in Europe based on market capitalisation of €43.3 billion as at 31 December 2006, with total assets of €775 billion and shareholders' equity of €20.6 billion. With its sound solvency position, broad risk spread, a presence in over 50 countries and the extensive expertise of its approximately 57,000 employees (full time equivalents) as of the end of 2006, Fortis combines an international presence with local flexibility to provide strong support to its customers. As at that date, Fortis had a total capital ratio of 11.1% and a Tier 1 capital ratio of 7.1%.

In its home market, the Benelux countries, Fortis occupies a leading position in each of its principal business segments, banking and insurance. Fortis's retail banking operations are a market leader in the Benelux region—one of Europe's wealthiest regions. Building on that leadership, Fortis has developed an integrated, European-wide network to serve its international client base. The same expertise it has developed in its home market is used to provide high net worth individuals, enterprises and entrepreneurs with advanced financial services tailored to their specific needs. Fortis also operates worldwide in selected activities, such as fund administration, trade finance, shipping finance, export and project finance and global markets. In specific countries in Europe and Asia it exploits its know-how and experience in banking and insurance, and is a market leader in banc-assurance in Portugal.

Fortis Operating Structure

As of 1 January 2007, Fortis has reorganised its activities into three core businesses: Retail Banking, Merchant & Private Banking, and Insurance.

Retail Banking

Fortis Retail Banking provides a wide range of integrated financial and insurance solutions to individuals, professionals and small businesses.

More than six million active customers are served via an array of proprietary and third-party distribution channels. The proprietary channels include 1,600 branches, 60 credit shops, more than 2,500 Selfbank terminals and ATMs, online banking, telephone banking and call centres. Third party distribution covers independent brokers (in Poland and the Netherlands) and non-financial outlets such as post offices (Belgium, Ireland) and car dealers (Poland).

With more than 17,000 employees active in nine countries, Fortis Retail Banking has an extensive European footprint. By pursuing a segmented customer approach towards mass retail clients, affluent individuals, professionals and small businesses, it aims to grow in both mature and developing markets.

Different models for growth based on its key strengths will be adapted to each specific market and customer segment:

•
in mature markets where Fortis Retail Banking is market leader, like Belgium and Luxembourg, it will continue to focus on its customer by differentiating between segments, selectively deepening relationships, enhancing its service culture and offering integrated, multi-channel accessibility; and

•
in fast-growing segments and developing markets, Fortis Retail Banking needs to rapidly exploit its existing and new positions. Retail Banking entered the German market in 2006, where it is swiftly rolling out consumer finance activities. In Poland, it is focusing on the SME market and upscale individual customers while expanding its consumer finance operations. In Turkey, meanwhile, Retail Banking is building a full-fledged mass retail franchise. And it is drawing on its expertise in Belgium to develop a postal banking franchise in Ireland through a joint venture with An Post.

Merchant & Private Banking

Fortis Merchant & Private Banking offers tailored financial products and skill-oriented services to large international companies and institutions, to Europe-oriented medium-sized enterprises and entrepreneurs, and to private banking clients.

Fortis Bank supports its clients in their international growth by advising them and structuring and arranging financial solutions to meet their often complex financial needs. The solutions Fortis offers its customers are based on a variety of activities, including foreign exchange (forex) trading and derivatives, money and capital markets, cash management, equity and fixed-income investments, business and asset financing, private equity, project finance, structuring, clearing and custody. In Europe, Merchant & Private Banking is investing in the expansion of its operations in several European countries, including the UK, France, Italy, Germany, Spain, Poland and Turkey. It is also developing its dealing room coverage and selected niche activities, such as shipping finance, export and project finance, trade and commodity finance, and clearing services on a more global scale, into areas such as the United States and Asia.

Insurance

Fortis Insurance provides life and non-life products in its home markets of Belgium and The Netherlands and in selected European and Asian markets.

Fortis is a prominent player in Europe's insurance market, and is among the top ten European insurers. Fortis benefits from market leadership in the Benelux countries where it offers a comprehensive range of life products, such as individual/group contracts and investment-linked policies, and non-life insurance products, such as property & casualty and accident & health. Fortis also benefits from strong positions in the banc-assurance and broker channels. Fortis Insurance leverages its existing skills in distribution, operations and products from its home markets in the Benelux region and has established leading positions in selected European and Asian markets.

Fortis's businesses are supported by the following support functions:

•
Group Resources

        This function includes Technology, Operations & Process Services (TOPS), Human Resources, Facilities and Purchasing.

•
Finance

        This function includes Performance Management, Consolidation & Accounting, Group Development & Acquisitions, Tax and Reporting, Ratings, Structuring & Capital Management.

•
Strategy

        This function includes Strategy, Investor Relations, Global Branding & Communications, Public Affairs, CSR and Fortis Investments.

•
Risk

        This function includes Risk, Legal, Compliance, Investigations and Customer & Management Processes. A key objective is to enhance risk strategies and further develop the risk function across Fortis. It will also drive the businesses and support functions to improve quality of processes.

•
Investment

        This function includes Asset & Liability Management (ALM) which has been established to enhance Fortis-wide synergies in this area and to optimise return on assets.

Each core business and support function is managed by a member of the Executive Committee.

Taking into account Belgian disclosure rules requiring disclosure of major shareholdings exceeding 3%, Stichting VSB has reported shareholdings of 4.99% in the share capital of Fortis.

The shares in RFS Holdings owned by the Fortis group are held by Fortis Bank Nederland (Holding) N.V., a wholly owned subsidiary of Fortis Bank SA/NV. The registered office of Fortis Bank Nederland (Holding) N.V. is located at Archimedeslaan 6, 3584 BA Utrecht, The Netherlands, and its business telephone number is 011 31 30 226 3655.

INFORMATION ABOUT RBS

Overview

RBS is the holding company of one of the world's largest banking and financial services groups, with a market capitalisation of £59.9 billion at the end of June 2007. Listed on the London Stock Exchange and headquartered in Edinburgh, RBS operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, the Royal Bank and NatWest. Both the Royal Bank and NatWest are major U.K. clearing banks whose origins go back over 275 years. In the United States, RBS's subsidiary Citizens Financial Group, Inc. was ranked the 9th largest (based on 31 March 2007 data) commercial banking organisation by deposits as at 31 December 2006. RBS has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

RBS had total assets of £1,011.3 billion and shareholders' equity of £41.5 billion at 30 June 2007. It is strongly capitalised with a total capital ratio of 12.5% and Tier 1 capital ratio of 7.4% as at 30 June 2007.

Our registered office is at 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and our head office is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone 011 44 131 556 8555.

Principal Activities

RBS's activities are organised in the following business divisions: Corporate Markets (comprising GBM and U.K. Corporate Banking), Retail Markets (comprising Retail and Wealth Management), Ulster Bank, Citizens, RBS Insurance and Manufacturing. A description of each of the divisions is given herein.

Corporate Markets

Corporate Markets is focused on the provision of banking, investment and risk management services to medium and large businesses and financial institutions in the United Kingdom and around the world. Its activities are organised into two businesses, GBM and U.K. Corporate Banking, in order to enhance the service provided to these two customer segments.

GBM

GBM is a leading banking partner to major corporations and financial institutions around the world, providing an extensive range of debt financing, risk management and investment services to its customers. GBM has a wide range of clients across its chosen markets. It has relationships with an overwhelming majority of the largest U.K., European and U.S. corporations and institutions. GBM's principal activity in the United States is conducted through RBS Greenwich Capital.

U.K. Corporate Banking

U.K. Corporate Banking is the largest provider of banking, finance and risk management services to U.K. corporate customers. Through its network of relationship managers across the country it distributes the full range of Corporate Markets' products and services to companies.

Retail Markets

Retail Markets leads the coordination and delivery of our multi-brand retail strategy across our product range and is comprised of Retail and Wealth Management.

Retail

Retail comprises both the Royal Bank and NatWest retail brands, and a number of direct providers offering a full range of banking products and related financial services to the personal, premium and small business markets across several distribution channels.

In core retail banking, Retail offers a comprehensive product range across the personal and small business market—money transmission, savings, loans, mortgages and insurance. Customer choice and product flexibility are central to the retail banking proposition and customers are able to access services through a full range of channels, including the largest network of branches and automated teller machines in the United Kingdom, the internet and the telephone.

Retail also includes our non-branch based retail businesses that issue a comprehensive range of credit and charge cards to personal and corporate customers and provides card processing services for retail businesses. Retail is the leading merchant acquirer in Europe and ranks fourth globally.

It also includes Tesco Personal Finance, The One account, First Active U.K., Direct Line Financial Services and Lombard Direct, all of which offer products to customers through direct channels principally in the United Kingdom.

Wealth Management

Wealth Management provides private banking and investment services to its clients through a number of leading U.K. and overseas private banking subsidiaries and offshore banking businesses. Coutts is one of the world's leading international wealth managers with offices in Switzerland, Dubai, Monaco, Hong Kong and Singapore, as well as its premier position in the U.K. Adam & Company is one of the major private banks in Scotland. The offshore banking businesses—The Royal Bank of Scotland International and NatWest Offshore—deliver retail banking services to local and expatriate customers, principally in the Channel Islands, the Isle of Man and Gibraltar.

Ulster Bank Group

Ulster Bank Group brings together the Ulster Bank and First Active businesses to provide a comprehensive range of products and services to retail and corporate customers in the island of Ireland.

Ulster Bank Retail Markets serves personal customers through both the Ulster Bank and First Active brands. Ulster Bank provides branch banking and direct banking services throughout the island of Ireland. First Active, through its branch network, serves personal customers in the Republic of Ireland with its separately branded product offerings, including mortgages and savings.

Ulster Bank Corporate Markets caters for the banking needs of business and corporate customers, including treasury and money market activities, asset finance, e-banking, wealth management and international services. Business and corporate banking services are provided via centrally-based relationship management teams and dedicated Business Centres located across both Northern Ireland and the Republic of Ireland.

Citizens

Citizens is the second largest commercial banking organisation in New England and the 9th largest (based on 31 March 2007 data) commercial banking organisation in the United States measured by deposits. Citizens provides retail and corporate banking services under the Citizens brand in Connecticut, Delaware, Massachusetts, New Hampshire, New Jersey, New York state, Pennsylvania, Rhode Island and Vermont and the Charter One brand in Illinois, Indiana, Michigan and Ohio.

Through its branch network Citizens provides a full range of retail and corporate banking services, including personal banking, residential mortgages and cash management.

In addition, Citizens engages in a wide variety of commercial lending, consumer lending, commercial and consumer deposit products, merchant credit card services, trust services and retail investment services. Citizens includes RBS National Bank, our U.S. credit card business, RBS Lynk, our merchant acquiring business, and Kroger Personal Finance, our credit card joint venture with the second largest U.S. supermarket group.

RBS Insurance

RBS Insurance is the second largest general insurer in the United Kingdom, by gross written premiums. It sells and underwrites retail and SME insurance over the telephone and internet, as well as through brokers and partnerships. Direct Line, Churchill and Privilege sell general insurance products direct to the customer. Through its International Division, RBS Insurance sells motor insurance in Spain, Germany and Italy. The Intermediary and Broker Division sells general insurance products through independent brokers and selected retail partners.

Manufacturing

Manufacturing supports the customer-facing businesses and provides operational, technology and customer support in telephony, account management, lending and money transmission, global purchasing, property and other services.

Manufacturing drives optimum efficiencies and supports income growth across multiple brands and channels by using a single, scalable platform and common processes wherever possible. It also leverages our purchasing power and has become the centre of excellence for managing large-scale and complex change.

The expenditure incurred by Manufacturing relates to costs principally in respect of the Group's banking and insurance operations in the United Kingdom and Ireland. These costs reflect activities that are shared between the various customer-facing divisions and consequently cannot be directly attributed to individual divisions. Instead, the Group monitors and controls each of its customer-facing divisions on revenue generation and direct costs whilst in Manufacturing such control is exercised through appropriate efficiency measures and targets. For financial reporting purposes the Manufacturing costs have been allocated to the relevant customer-facing divisions on a basis management considers to be reasonable.

The Centre

The Centre comprises group and corporate functions, such as capital raising, finance, risk management, legal, communications and human resources. The Centre manages the Group's capital requirements and Group-wide regulatory projects and provides services to the operating divisions.

INFORMATION ABOUT SANTANDER

Overview

Banco Santander, S.A. (formerly Banco Santander Central Hispano, S.A.) is the parent bank of the Santander Group, one of the world's largest banking groups by market value, with a market capitalisation of €88.4 billion at the end of 2006. Headquartered in Madrid, Spain, the Santander Group operates in three geographic areas: (i) Continental Europe; (ii) the United Kingdom; and (iii) Latin America, mainly Brazil, Mexico, Chile, Argentina, Puerto Rico, Venezuela and Colombia.

The Santander Group's main business areas are retail banking, wholesale banking and asset management and insurance. As at 31 December 2006, Santander had, on a consolidated basis, total assets of €833.9 billion and shareholders' equity of €40.1 billion. As at that date, Santander had, on a consolidated basis, a total capital ratio of 12.5% and Tier 1 capital ratio of 7.4%.

Santander is incorporated under, and governed by, the laws of, the Kingdom of Spain. Its registered office is located at Paseo de Pereda 9-12, Santander and its principal place of business is located at Ciudad Grupo Santander, Avda. de Cantabria s/n, 28660 Boadilla del Monte (Madrid), Spain. Telephone: 011 34 91 259 6520.

Geographic Areas

The activity of the Santander Group's operating units is managed on a geographic basis, which reflects the Santander Group's positioning in the world's three main currency areas:

Continental Europe.    This covers all retail banking business (including Banco Banif ("Banif"), the Santander Group's specialised private bank), wholesale banking and asset management and insurance conducted in Europe, with the exception of Abbey National plc ("Abbey"). This segment includes the following units: Santander Network, Banco Español de Crédito ("Banesto"), Santander Consumer Finance and Portugal. Continental Europe is the largest business area of the Santander Group.

United Kingdom (Abbey).    This covers only Abbey's business, mainly focused on retail banking in the United Kingdom.

Latin America.    The Santander Group maintains a significant position in Latin America, mainly in Brazil, Mexico, Chile, Argentina, Puerto Rico, Venezuela and Colombia, in light of its financial strength, high degree of diversification (by countries, businesses, products, etc.), and breadth and depth of its franchise.

Business Area

The activity of the Santander Group's operating units is also managed by business area:

Retail Banking

Retail Banking encompasses the Santander Group's entire retail banking business (except for the Corporate Banking business managed globally, as described below).

The retail banking activity in Continental Europe is carried out through the branch network of the Santander Group, with support from an increasing number of automated cash dispensers, savings books updaters, telephone banking services, electronic and internet banking.

The Santander Group's consumer financing activities are conducted through its subsidiary Santander Consumer Finance and its group of companies. Most of the activity is in the business of auto financing, personal loans, credit cards, insurance and customer deposits. These consumer financing activities are mainly focused on Spain, Portugal, Germany and Italy (through Santander Consumer Bank). The Santander Group also conducts this business in the United Kingdom, Hungary, the Czech Republic, the Netherlands, Norway, Poland and Sweden.

Abbey became part of the Santander Group on 12 November 2004. Abbey is a significant financial services provider in the United Kingdom, being the second largest residential mortgage lender measured by outstanding balances. Abbey also provides a wide range of retail savings accounts, and operates across the full range of personal financial services.

The Santander Group engages in a full range of retail banking activities in Latin America, although the range of its activities varies from country to country. The Santander Group seeks to take advantage of whatever particular business opportunities local conditions present. The Santander Group engages in a wide array of deposit taking activities throughout Latin America, and other retail banking activities in Argentina, Brazil, Chile and Mexico. Its primary lending operations are in Chile, Mexico, Brazil and Puerto Rico.

Wholesale Banking

Wholesale Banking encompasses the Santander Group's Global Corporate Banking and Investment Banking and Markets businesses.

The Global Corporate Banking business covers transactional banking, trade finance, custody and basic financing. The Investment Banking business embraces financing solutions and corporate finance. The Markets business includes all the globally managed treasury departments and equities businesses. The Santander Group's treasury operations manage money, foreign exchange and fixed-income trading, using conventional instruments and derivatives, for its own account and for the accounts of its customers. The Santander Group also participates in fixed income capital market activities.

Asset Management and Insurance

Asset Management and Insurance encompasses the Santander Group's units that design and manage mutual and pension funds and insurance businesses.

The Santander Group's principal mutual fund operations are in Brazil, Mexico, Chile and Puerto Rico, and the Santander Group's main pension fund operations are in Chile, Mexico, Argentina, Peru and Colombia.

Financial Investments

In addition to the foregoing, the Santander Group has financial investments in a number of banking companies, principally in Europe. The following summarises the Santander Group's most important financial investments:

•
Sovereign Bancorp.    At 31 December 2006, the Santander Group had a 24.8% stake in Sovereign.

•
Attijariwafa Bank.    At 31 December 2006, the Santander Group had a 14.5% interest in Attijariwafa Bank, which engages mainly in trade finance and foreign investment activities. Together with Attijariwafa Bank, at 31 December 2006, the Santander Group had a 50% joint venture in Attijari International Bank Société Anonyme, which specialises in trade finance in Tangier's free trade zone.

Industrial Portfolio

The majority of the Santander Group's industrial holdings portfolio consists of investments in strategic sectors related to the growth of the Spanish economy. Through its investments in these areas, the Santander Group aims to contribute to the Santander Group's consolidated results. The following table summarises the Santander Group's main industrial holdings at 31 December 2006:

Company	Business	Percentage Held

France Telecom España, S.A	Telecommunications	5.01
Cepsa	Oil and Petrochemicals	29.99
Grupo Corporativo ONO, S.A.	Telecommunications	4.47

The shares in RFS Holdings owned by the Santander Group are held by Santander Holanda B.V., a wholly owned subsidiary of Banco Santander, S.A. The registered office of Santander Holanda B.V. is located at Martinus Nijhofflaan 2, 2624 EF Delft, the Netherlands, and its business telephone number is 011 31 15 789 0100.

RECENT DEVELOPMENTS OF ABN AMRO

Recent Agreements

On 31 July 2007, ABN AMRO announced that it had entered into an agreement with Sofinco pursuant to which Sofinco agreed to acquire ABN AMRO's Interbank and DMC businesses:

    "Sofinco entered into an agreement with ABN AMRO to acquire the total capital of Interbank N.V. and DMC Groep N.V. companies. Interbank N.V. is the largest specialised credit provider in the Netherlands. Interbank N.V products are distributed through a brokers network. At year end 2006, It achieved EUR 2 billion outstanding. DMC Groep N.V. is the third largest broker specialised in consumer credit with a "intermediated" portfolio of EUR 217 million at year end 2006.

    Already operating in the Netherlands with Ribank N.V., a fully-owned company, Sofinco is accelerating its development on the Dutch market, becoming the first local specialised company in consumer credit, with a market share growing from 3% to 14%. The transaction will offer Sofinco the opportunity to strengthen its expertise in distributing consumer credit through a brokers' network, and to improve its performance thanks to potential synergies between both branches, with the contribution of Sofinco's specific know how. Sofinco is willing to pursue and to develop Interbank's strategy in relation to independent brokers. The acquisition is now to be reviewed by Dutch National Bank and should be effective before year-end.

    ABN AMRO decision to divest InterBank and DMC is in line with its previously stated objectives to focus on activities core to its strategy. At the end of 2006 the bank determined that both InterBank and DMC were non core businesses and that it would explore the possibility of divesting the intermediary consumer finance business of InterBank and DMC."

Recent Litigation

On 26 April 2007, Halpert Enterprises, an investor in ABN AMRO, filed a class action suit against ABN AMRO, individual ABN AMRO directors and Bank of America. Halpert Enterprises demanded, among other things, that ABN AMRO's management withdraw its consent to the sale of ABN AMRO North America and LaSalle, and that the court declare the U.S.$200 million termination fee agreed with Bank of America to be unenforceable. The suit, originally filed in a New York state court, has been moved to the United States District Court for the Southern District of New York where it is currently pending.

On 27 April 2007, the VEB, P. Schoenfeld Asset Management Limited Liability Company and certain individuals filed a request before the Dutch Enterprise Chamber for an inquiry into the policy of ABN AMRO as from 1 January 2006 as well as for injunctions to stay the execution of the Bank of America Agreement. On 3 May 2007 the Dutch Enterprise Chamber issued a judgement in which ABN AMRO was prohibited from taking any further steps in the execution of the Bank of America Agreement unless the ABN AMRO shareholders approved that agreement. On 15 May 2007, ABN AMRO filed an appeal with the Dutch Supreme Court against the judgement of the Dutch Enterprise Chamber. On 2 August 2007, a hearing was held at the Dutch Enterprise Chamber in respect of the requests of VEB and four trade unions to order an investigation into certain affairs of ABN AMRO in respect of the offer process.

On 4 May 2007, Bank of America filed a complaint against ABN AMRO in the United States District Court for the Southern District of New York for breach of the Bank of America Agreement for U.S.$21 billion. On 27 July 2007, the complaint was dismissed without prejudice.

On 13 July 2007, the Dutch Supreme Court issued its ruling on the ABN AMRO appeal of 15 May 2007. That ruling was to the effect that the Board of Directors of ABN AMRO was entitled to sell LaSalle without the prior approval of ABN AMRO shareholders. As a result of the decision, the injunction granted by the Dutch Enterprise Chamber ceased to exist. Consequently, the Banks expect that the sale of LaSalle to Bank of America pursuant to the Bank of America Agreement will be effected. The Dutch Supreme Court decision did not deal with VEB's request to the Enterprise Chamber for an investigation into the policy of ABN AMRO as from 1 January 2006; this request is still pending before the Enterprise Chamber.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The proposed acquisition of ABN AMRO is to be made by RFS Holdings, a company owned jointly by RBS, Fortis and Santander. RFS Holdings will be owned 38.3% by RBS, 33.8% by Fortis and 27.9% by Santander. RFS Holdings will be accounted for as a subsidiary of RBS as, although it does not have a majority of the voting rights, it will control the Board of Directors.

The unaudited pro forma condensed combined financial information (the "pro forma financial information") comprising a balance sheet as at 30 June 2007 (the "pro forma balance sheet") and income statements for the six months ended 30 June 2007 and the year ended 31 December 2006 (the "pro forma income statements") and the related notes is based on the published audited and unaudited financial statements of RBS and ABN AMRO, prepared in accordance with IFRS, after giving effect to the proposed sale of LaSalle by ABN AMRO to Bank of America as announced by ABN AMRO on 23 April 2007 and filed with the SEC in a Current Report on Form 6-K, incorporated herein by reference.

The pro forma balance sheet has been prepared after giving effect to the proposed acquisition of ABN AMRO by RFS Holdings using the purchase method of accounting and applying the estimates, assumptions and adjustments described in the accompanying notes. The pro forma income statements have been prepared after giving effect to the proposed acquisition of ABN AMRO by RFS Holdings and the reorganisation of businesses that will be carried out subsequent to the acquisition (the "Reorganisation"). The Reorganisation will comprise the agreed sale of certain businesses to Fortis and Santander and also the probable sale of the non-strategic businesses to third parties (see "Plans and Proposals for ABN AMRO").

Due to the limited information publicly available regarding the allocation of assets and liabilities to each of ABN AMRO's business segments that will be included in the reorganisation, a pro forma balance sheet cannot be prepared on a basis consistent with the pro forma income statements.

IFRS vary in certain significant respects from U.S. GAAP. Information relating to the nature and the effect of such differences for the six months ended 30 June 2007 and the year ended 31 December 2006 is presented in Note 5 to the pro forma financial information. As no information is publicly available regarding the allocation of the existing differences between IFRS and U.S. GAAP related to ABN AMRO to each of its business segments that will be included in the reorganisation, a pro forma reconciliation to U.S. GAAP cannot be prepared on a basis consistent with the pro forma income statements.

The pro forma financial information has been prepared on the following basis:

•
Only publicly available information for ABN AMRO has been used, except for outstanding share options and share awards at 30 June 2007, which have been provided by ABN AMRO.

•
The purchase consideration has been calculated assuming that 100% of the existing holders of ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) will accept the offer made by RFS Holdings.

•
The proposed sale of LaSalle to Bank of America is completed prior to the acquisition of ABN AMRO by RFS Holdings.

•
The balance sheet—the unaudited consolidated balance sheets of RBS and ABN AMRO at 30 June 2007 prepared in accordance with IFRS have been combined as if the proposed acquisition and the sale of LaSalle had occurred on 30 June 2007. No pro forma adjustments have been recognised for the reorganisation of the businesses to be transferred to Fortis and Santander or the non-strategic businesses to be disposed of, as ABN AMRO does not publish sufficiently detailed segmental balance sheet data to enable such pro forma information to be compiled.

•
The income statements—the unaudited income statements of RBS and ABN AMRO for the six months ended 30 June 2007 and the audited income statements of RBS and ABN AMRO for the year ended 31 December 2006 prepared in accordance with IFRS have been combined as if the proposed acquisition, the sale of LaSalle and the Reorganisation had occurred on 1 January 2006.

•
The pro forma financial information reflects appropriate adjustments based solely on publicly available information for ABN AMRO and other estimates to account for the disposal of LaSalle, the proposed acquisition and, in the case of the pro forma income statements, the Reorganisation. If the disposal of LaSalle, the acquisition and the Reorganisation occur, the final determination of these estimates may result in material differences from the pro forma financial information.

        These estimates include:

•
The cash proceeds receivable from Bank of America in respect of the sale of LaSalle which may be adjusted in accordance with the terms of the Bank of America Agreement.

•
The costs expected to be incurred as part of the proposed acquisition, including RBS's costs of funding the cash element of its consideration.

•
The fair value of consideration to be given, including RBS's shares and the settlement of ABN AMRO's share option schemes and of assets acquired and liabilities assumed, as disclosed in ABN AMRO's published financial statements.

•
Potential synergy benefits have been excluded.

•
The presentation currency of the group is pounds sterling. Any changes in the foreign exchange rate prior to the date at which the U.S. offer is declared unconditional may also result in material differences

The pro forma financial information and accompanying notes should be read in conjunction with the unaudited financial statements of RBS included in its Current Report on Form 6-K for the six months ended 30 June 2007 filed with the SEC on 15 August 2007, the ABN AMRO interim results for the six months ended 30 June 2007 filed with the SEC on a Form 6-K on 30 July 2007, the ABN AMRO Form 6-K filed with the SEC on 31 August 2007 containing the unaudited IFRS—U.S. GAAP reconciliation data for the six months ended 30 June 2007, the published audited financial statements of RBS included in its Annual Report on Form 20-F for the year ended 31 December 2006 filed with the SEC on 24 April 2007, the ABN AMRO financial statements for the year ended 31 December 2006 included in the ABN AMRO Annual Report on Form 20-F for the year ended 31 December 2006 filed with the SEC on 2 April 2007 and the unaudited income statement for the year ended 31 December 2006 of LaSalle published by ABN AMRO within the ABN AMRO Unaudited Pro Forma Condensed Financial Statements filed with the SEC on a Form 6-K on 25 April 2007, which are incorporated herein by reference.

The pro forma financial information is presented for information purposes only and does not represent what the results of operations would actually have been, had the acquisition occurred on the dates indicated nor does it project the results of operations for any future period.

Unaudited Pro Forma Condensed Combined Balance Sheet as at 30 June 2007

IFRS Basis

	RBS(1)	ABN AMRO(2)	Disposal of LaSalle(3)	Acquisition Adjustments(4)	Notes	Pro forma Total
	(£m)	(£m)	(£m)	(£m)		(£m)
Assets
Cash and balances at central banks	4,080	9,755	10,469	—		24,304
Loans and advances to banks	92,037	123,468	—	—		215,505
Loans and advances to customers	503,197	297,599	—	—		800,796
Treasury bills and other eligible bills, debt securities and equity shares	163,531	155,072	—	—		318,603
Intangible assets	18,868	4,808	—	24,542	(a)	48,218
Property, plant and equipment	18,185	2,558	—	—		20,743
Derivatives	183,313	81,056	—	—		264,369
Other assets	28,055	79,983	(56,866)	(297)	(b)	50,875

Total assets	1,011,266	754,299	(46,397)	24,245		1,743,413

Liabilities
Deposits by banks	139,415	171,257	—	—		310,672
Customer accounts	419,317	238,575	—	—		657,892
Debt securities in issue	95,519	128,736	—	12,564	(c)	236,819
Settlement balances and short positions	71,969	28,442	—	—		100,411
Derivatives	183,461	79,114	—	—		262,575
Subordinated liabilities	27,079	9,904	—	(517)	(d)	36,466
Other liabilities	28,048	80,203	(54,131)	107	(e)	54,227

Total liabilities	964,808	736,231	(54,131)	12,154		1,659,062

Net assets	46,458	18,068	7,734	12,091		84,351

Equity
Minority interests	4,914	1,447	—	30,001	(f)	36,362
Shareholders' equity	41,544	16,621	7,734	(17,910)	(g)	47,989

Total equity	46,458	18,068	7,734	12,091		84,351

(1)
The financial information for RBS has been extracted from the unaudited financial statements for the six months ended 30 June 2007 included in its 2007 Current Report on Form 6-K.

(2)
The financial information for ABN AMRO has been extracted from the unaudited financial statements for the six months ended 30 June 2007 published by ABN AMRO in its 2007 interim Form 6-K. ABN AMRO financial statements data have been reformatted, to the extent possible, to RBS's balance sheet line item presentation.

(3)
See Notes to Pro Forma Condensed Combined Financial Information—Note 2 on page 184.

(4)
See Notes to Pro Forma Condensed Combined Financial Information—Note 3 on page 185.

Unaudited Pro Forma Condensed Combined Income Statement for the six months ended 30 June 2007

IFRS Basis

	RBS(1)	ABN AMRO(2)(3)	Acquisition Adjustments(4)	Notes	Pro forma Total	Businesses to be transferred to Fortis and Santander(5)(6)	Pro forma RBS	Shared Assets to be disposed of(5)(7)	Pro forma Enlarged RBS(5)(8)
	(£m)	(£m)	(£m)		(£m)	(£m)	(£m)	(£m)	(£m)
Continuing operations
Net interest income	5,383	3,099	(250)	(h)	8,232	(2,928)	5,304	327	5,631

Net fee and commission income	2,672	1,938	—		4,610	(1,225)	3,385	(79)	3,306
Income from trading activities	1,875	1,309	—		3,184	(334)	2,850	(4)	2,846
Other operating income (excluding insurance premium income)	1,712	743	—		2,455	(373)	2,082	(303)	1,779
Income of consolidated private equity holdings	—	1,878	—		1,878	—	1,878	(1,878)	—
Insurance premium income less reinsurers' share	3,048	—	—		3,048	—	3,048	—	3,048

Non-interest income	9,307	5,868	—		15,175	(1,932)	13,243	(2,264)	10,979

Operating income	14,690	8,967	(250)		23,407	(4,860)	18,547	(1,937)	16,610
Operating expenses	6,396	6,954	—		13,350	(2,977)	10,373	(2,244)	8,129

Profit before other operating charges and impairment losses	8,294	2,013	(250)		10,057	(1,883)	8,174	307	8,481
Insurance claims less reinsurers' share	2,415	—	—		2,415	—	2,415	—	2,415
Impairment losses	871	598	—		1,469	(539)	930	5	935

Operating profit before tax	5,008	1,415	(250)		6,173	(1,344)	4,829	302	5,131
Tax	1,272	291	(75)	(j)	1,488	(386)	1,102	141	1,243

Profit from continuing operations, net of tax	3,736	1,124	(175)		4,685	(958)	3,727	161	3,888

Profit attributable to:
Minority interests	75	37	718		830	(958)	(128)	217	89
Preference shareholders	106	—	124	(k)	230	—	230	—	230
Ordinary shareholders	3,555	1,087	(1,017)		3,625	—	3,625	(56)	3,569

	3,736	1,124	(175)		4,685	(958)	3,727	161	3,888

Per 25p ordinary share (pence)
Continuing operations
Basic	37.6				36.3		36.3		35.7
Fully-diluted	37.3				36.0		36.0		35.4
Number of shares (million)
Weighted average ordinary shares	9,443				9,998		9,998		9,998
Weighted average diluted ordinary shares	9,605				10,160		10,160		10,160

(1)
The financial information for RBS has been extracted from the unaudited financial statements for the six months ended 30 June 2007 included in its 2007 Current Report on Form 6-K.

(2)
The financial information for ABN AMRO has been extracted from the unaudited financial statements for the six months ended 30 June 2007 published by ABN AMRO in its 2007 interim Form 6-K. ABN AMRO financial statements data have been reformatted, to the extent possible, to RBS's income statement line item presentation.

ABN AMRO disclosed sufficient information in its Annual Report on Form 20-F to enable insurance premium income less reinsurers' share and insurance claims less reinsurers' share to be identified and the income statements for the year ended 31 December 2006 of ABN AMRO and Businesses to be transferred to Fortis and Santander were reformatted to RBS's income statement line item presentation. No equivalent adjustment has been made to the income statement for the six months ended 30 June 2007 as ABN AMRO did not disclose comparable information in its 2007 interim Form 6-K.

(3)
As the LaSalle results were presented as discontinued operations by ABN AMRO in its 2007 interim Form 6-K, the disposal of LaSalle has not been shown separately in the columnar presentation above. See Notes to Pro Forma Condensed Combined Financial Information—Note 2 on page 184.

(4)
See Notes to Pro Forma Condensed Combined Financial Information—Note 3 on page 185.

(5)
The pro forma income statement reflects the Reorganisation and has been extracted from the segmental disclosures published in ABN AMRO's 2007 interim Form 6-K without adjustment.

(6)
Businesses to be transferred to Fortis and Santander include Business Unit Netherlands (excluding wholesale clients), Business Unit Private Clients, Business Unit Asset Management, Business Unit Latin America (excluding wholesale clients businesses other than in Brazil) and Antonveneta. Global Clients and wholesale clients businesses in the Netherlands and Latin America (excluding Brazil) are to be retained by RBS but the results attributable to these businesses cannot be separately identified from the information disclosed in ABN AMRO's 2007 interim Form 6-K. Therefore the results of these businesses are included in Businesses to be transferred to Fortis and Santander, solely for the purposes of the pro forma information.

(7)
Shared Assets to be disposed of comprises Business Unit Private Equity and Group Functions.

(8)
Businesses to be retained by RBS and forming part of Pro forma Enlarged RBS include Business Unit North America (excluding LaSalle), Business Unit Asia (excluding Saudi Hollandi and Prime Bank), Business Unit Europe (excluding Antonveneta), and Global Clients and wholesale clients businesses in the Netherlands and Latin America (excluding Brazil). The results attributable to Saudi Hollandi and Prime Bank, non-strategic businesses to be disposed of, cannot be separately identified from the information disclosed in ABN AMRO's 2007 interim results announcement and hence are included within Pro forma Enlarged RBS. The results attributable to Global Clients and wholesale clients businesses in the Netherlands and Latin America (excluding Brazil) cannot be separately identified from the information disclosed in ABN AMRO's 2007 interim Form 6-K and hence are included in Businesses to be transferred to Fortis and Santander. This presentation is solely for the purposes of the pro forma information.

Unaudited Pro Forma Condensed Combined Income Statement for the year ended 31 December 2006

IFRS basis

	RBS(1)	ABN AMRO(2)	Disposal of LaSalle(3)	Acquisition Adjustments(4)	Notes	Pro forma Total	Businesses to be transferred to Fortis and Santander(5)(6)	Pro forma RBS	Shared Assets to be disposed of(5)(7)	Pro forma Enlarged RBS(5)(8)
	(£m)	(£m)	(£m)	(£m)		(£m)	(£m)	(£m)	(£m)	(£m)
Continuing operations
Net interest income	10,596	6,654	(1,441)	(390)	(h)	15,419	(5,261)	10,158	1,009	11,167

Net fee and commission income	5,194	4,132	(428)	—		8,898	(2,214)	6,684	(62)	6,622
Income from trading activities	2,675	2,584	(46)	—		5,213	(560)	4,653	(615)	4,038
Other operating income (excluding insurance premium income)	3,564	1,988	(292)	—		5,260	(737)	4,523	(774)	3,749
Income of consolidated private equity holdings	—	3,621	—	—		3,621	—	3,621	(3,621)	—
Insurance premium income less reinsurers' share	5,973	868	—	—		6,841	(868)	5,973	—	5,973

Non-interest income	17,406	13,193	(766)	—		29,833	(4,379)	25,454	(5,072)	20,382

Operating income	28,002	19,847	(2,207)	(390)		45,252	(9,640)	35,612	(4,063)	31,549
Operating expenses	12,480	14,118	(1,394)	(396)	(i)	24,808	(5,542)	19,266	(3,325)	15,941

Profit before other operating charges and impairment losses	15,522	5,729	(813)	6		20,444	(4,098)	16,346	(738)	15,608
Insurance claims less reinsurers' share	4,458	1,007	—	—		5,465	(1,007)	4,458	—	4,458
Impairment losses	1,878	1,264	(42)	—		3,100	(1,024)	2,076	(74)	2,002

Operating profit before tax	9,186	3,458	(771)	6		11,879	(2,067)	9,812	(664)	9,148
Tax	2,689	615	(158)	(6)	(j)	3,140	(573)	2,567	50	2,617

Profit from continuing operations, net of tax	6,497	2,843	(613)	12		8,739	(1,494)	7,245	(714)	6,531

Profit attributable to:
Minority interests	104	44	(14)	1,791		1,925	(1,494)	431	(316)	115
Preference shareholders	191	—	—	250	(k)	441	—	441	—	441
Ordinary shareholders	6,202	2,799	(599)	(2,029)		6,373	—	6,373	(398)	5,975

	6,497	2,843	(613)	12		8,739	(1,494)	7,245	(714)	6,531

Per 25p ordinary share (pence)(6)
Continuing operations
Basic	64.9					63.0		63.0		59.1
Fully-diluted	64.4					62.6		62.6		58.7
Number of shares (million)
Weighted average ordinary shares	9,555					10,110		10,110		10,110
Weighted average diluted ordinary shares	9,729					10,284		10,284		10,284

(1)
The financial information for RBS has been extracted from the audited financial statements for the year ended 31 December 2006 included in its 2006 Annual Report on Form 20-F.

(2)
The financial information for ABN AMRO has been extracted from the audited financial statements for the year ended 31 December 2006 published by ABN AMRO in its 2006 Annual Report on Form 20-F. ABN AMRO financial statements data have been reformatted, to the extent possible, to RBS's income statement line item presentation.

(3)
See Notes to Pro Forma Condensed Combined Financial Information—Note 2 on page 184.

(4)
See Notes to Pro Forma Condensed Combined Financial Information—Note 3 on page 185.

(5)
The pro forma income statement reflects the Reorganisation and has been extracted from the segmental disclosures published in ABN AMRO's 2006 Annual Report on Form 20-F without adjustment except for the disposal of LaSalle.

(6)
Businesses to be transferred to Fortis and Santander include Business Unit Netherlands (excluding wholesale clients), Business Unit Private Clients, Business Unit Asset Management, Business Unit Latin America (excluding wholesale clients businesses other than in Brazil) and Antonveneta. Wholesale clients businesses in the Netherlands and Latin America (excluding Brazil) are to be retained by RBS but the results attributable to these businesses cannot be separately identified from the information disclosed in ABN AMRO's 2006 Annual Report on Form 20-F. Therefore the results of these businesses are included in Businesses to be transferred to Fortis and Santander, solely for the purposes of the pro forma information.

(7)
Shared Assets to be disposed of comprises Business Unit Private Equity and Group Functions.

(8)
Businesses to be retained by RBS and forming part of Pro forma Enlarged RBS include Business Unit North America (excluding LaSalle), Business Unit Global Clients, Business Unit Asia (excluding Saudi Hollandi), Business Unit Europe (excluding Antonveneta) and wholesale clients businesses in the Netherlands and Latin America (excluding Brazil). The results attributable to Saudi Hollandi, a non-strategic business to be disposed of, cannot be separately identified from the information disclosed in ABN AMRO's 2006 Annual Report on Form 20-F and hence are included within Pro forma Enlarged RBS. The results attributable to wholesale clients businesses in the Netherlands and Latin America (excluding Brazil) cannot be separately identified from the information disclosed in ABN AMRO's 2006 Annual Report on Form 20-F and hence are included in Businesses to be transferred to Fortis and Santander. This presentation is solely for the purposes of the pro forma information.

Notes to Pro forma Condensed Combined Financial Information

1.         Description of proposed acquisition and estimated pro forma purchase price

The pro forma financial information has been prepared on the basis of preliminary estimates and assumptions. The assumptions used to prepare the pro forma financial information (excluding those in relation to the sale of LaSalle which are disclosed in Note 2) are:

•
The total estimated purchase price of the proposed acquisition in the amount of £48,741 million, reflecting the offer price of €35.60 in cash and 0.296 RBS ordinary shares for each ordinary share in ABN AMRO comprising:

•
cash consideration paid of €67,887 million (£45,718 million), including transaction costs.

•
the issue of 555 million RBS ordinary shares. The fair value of the ordinary shares is £2,891 million based on the closing price of RBS ordinary shares of £5.21 as listed on the LSE on 20 September 2007.

•
ABN AMRO outstanding convertible financing preference shares of €767 million purchased for a cash consideration of €783 million (£527 million) and the formerly convertible preference shares purchased for cash at €27.65 per share, the closing price on 20 April 2007, for an aggregate consideration of €1.24 million (£1 million).

•
ABN AMRO employee share options of 30,638,425 at 30 June 2007 (based on information provided by ABN AMRO) exercised as part of the acquisition at a weighted average strike price of €19.19 per share, resulting in a cash inflow of €588 million (£396 million).

•
The ABN AMRO income statement for the six months ended 30 June 2007 has been translated at an average exchange rate of 1.48223 (€:£) and the ABN AMRO balance sheet at 30 June 2007 has been translated at the 30 June 2007 closing exchange rate of 1.4849 (€:£) being the exchange rates used by RBS to prepare its financial statements for the six months ended 30 June 2007. The ABN AMRO income statement for the year ended 31 December 2006 has been translated at an average exchange rate of 1.46714 (€:£) being the exchange rate used by RBS to prepare its income statement for the year ended 31 December 2006.

•
ABN AMRO's interim Form 6-K did not disclose the fair value of financial assets and liabilities as at 30 June 2007. Accordingly, no adjustments have been made to reflect the fair value of financial assets and liabilities at that date.

•
Retirement benefit liabilities have been adjusted to reflect their fair value (the net pension liability at 31 December 2006 disclosed in the ABN AMRO 2006 Annual Report on Form 20-F as ABN AMRO did not disclose equivalent data at 30 June 2007 in its 2007 interim Form 6-K).

•
The fair value of property, plant and equipment and other non-financial assets and liabilities is not materially different from the balance sheet carrying values disclosed in the ABN AMRO 2007 interim Form 6-K.

•
There is not sufficient publicly available information to split goodwill and other intangible assets arising from the proposed acquisition. Accordingly, the allocation of goodwill is preliminary and may change once a valuation of intangible assets has been carried out and consequently future results may change due to the amortisation of any intangible assets identified.

•
Tax rates have been applied to individual adjustments as considered to be appropriate to the nature and jurisdiction of the adjustment.

Estimated pro forma allocation of purchase price of the proposed acquisition

For the purposes of this pro forma financial information, the proposed acquisition has been accounted for using the purchase method of accounting in accordance with IFRS and U.S. GAAP. ABN AMRO did not publish fair values for its financial assets and financial liabilities at 30 June 2007. Consequently, with limited exceptions, this purchase price allocation is based on the historical carrying value of ABN AMRO assets and liabilities as at 30 June 2007.

Based on initial estimates, and subject to changes upon completion of a final valuation, which may be material, the preliminary allocation of the estimated purchase price is:

	(£m)	(£m)
Cash and balances at central banks		20,224
Loans and advances to banks		123,468
Loans and advances to customers		297,599
Treasury bills and other eligible bills, debt securities and equity shares		155,072
Property, plant and equipment		2,558
Derivatives		81,056
Other assets		22,820

Total assets		702,797

Deposits by banks		171,257
Customer accounts		238,575
Debt securities in issue		129,005
Settlement balances and short positions		28,442
Derivatives		79,114
Subordinated liabilities		9,387
Other liabilities		26,179

Total liabilities		681,959

Net assets		20,838

Estimated purchase consideration		48,741
Less: Estimated fair value of net assets	20,838
Minority interests of ABN AMRO not acquired	(1,447)

		(19,391)

Goodwill		29,350

If the proposed acquisition occurs, RBS will undertake, after the closing date, a comprehensive assessment of the fair value of assets and liabilities acquired in order to estimate the value of goodwill. Identified intangible assets, upon completion of the fair value assessment, will be amortised over their estimated useful lives.

Of the total estimated purchase price of £48,741 million, described in Note 1 on page 182, the total pro forma amount to be funded by RBS is £18,740 million. This will be funded by: (i) £2,891 million from the issue of RBS ordinary shares in exchange for existing ABN AMRO shares; (ii) £3,554 million from the issue of equity preference shares for which, as set out on page 160, RBS has a firm underwriting commitment; and (iii) £12,295 million from the issue of debt securities; RBS is currently in the process of issuing securities, primarily euro-denominated, but also in other currencies which will be swapped into euros.

2.         Disposal of LaSalle

The proposed acquisition is subject to an offer condition that prior to completion of the proposed acquisition, the agreement for the sale of LaSalle to Bank of America has been completed in accordance with its terms. The estimated effects of the disposal of ABN AMRO North America Holding Company ("AANAH") which principally consists of the retail and commercial banking activities of LaSalle were based solely on publicly available information published by ABN AMRO within the ABN AMRO 2007 interim Form 6-K for the six months ended 30 June 2007 and the ABN AMRO Unaudited Pro Forma Condensed Financial Statements filed with the SEC on a Form 6-K on 25 April 2007.

ABN AMRO will receive cash consideration of U.S.$21,000 million (£10,469 million) from Bank of America as set out in the Purchase and Sale Agreement by and between ABN AMRO and Bank of America dated 22 April 2007 and filed with the SEC by ABN AMRO on a Current Report on Form 6-K on 24 April 2007. The cash consideration will be adjusted in accordance with the terms of the Bank of America Agreement if the actual net income of LaSalle for the three months ended 31 March 2007 and the net income of LaSalle, with certain limited adjustments, for the period commencing on 1 April 2007 and concluding on the earlier of the date of the closing of the sale of LaSalle and 31 December 2007 is less than a pre-defined income threshold. No adjustment has been made to the LaSalle purchase price as no information on the performance of LaSalle is available.

The estimated effects of the disposal of LaSalle on the pro forma balance sheet consisted of the following:

•
The elimination of the LaSalle assets and liabilities at 30 June 2007, as disclosed in Note 11 of the ABN AMRO 2007 interim Form 6-K referred to above. These assets and liabilities were presented as single line items within Other assets and Other liabilities as LaSalle was classified as held-for-sale.

•
The estimated cash proceeds of U.S.$21,000 million (£10,469 million) receivable from Bank of America.

•
The estimated gain on sale of £7,734 million is based on the cash proceeds of £10,469 million and the net assets of LaSalle as disclosed in ABN AMRO's 2007 interim Form 6-K referred to above.

The Bank of America Agreement also anticipates the conversion to equity by ABN AMRO, prior to completion, of U.S.$6,148 million (£3,065 million) of loans which it currently extends to AANAH. The impact of the conversion of these loans into equity is not included in the pro forma balance sheet or income statement as there is insufficient publicly available information to conclude whether these loans were included in the LaSalle assets and liabilities published in ABN AMRO's 2007 interim Form 6-K referred to above.

The LaSalle results for the six months ended 30 June 2007 were presented as discontinued operations by ABN AMRO in its 2007 interim Form 6-K filed on 30 July 2007 and therefore no adjustment is required to the results from continuing operations in the pro forma condensed combined income statement for the six months ended 30 June 2007. The estimated effects of the disposal of LaSalle on the pro forma condensed combined income statement for the year ended 31 December 2006 consist of the elimination of the historical revenues and expenses presented in the unaudited condensed consolidated IFRS income statement for the year ended 31 December 2006 of AANAH disclosed in the ABN AMRO Unaudited Pro Forma Condensed Financial Statements referred to above.

No provision for taxation that may become payable on the sale of LaSalle to Bank of America has been included as there is insufficient publicly available information to assess any potential liability that may arise.

The impact of the disposal of LaSalle as disclosed above and included in the pro forma financial information is estimated based on publicly available information in the referred to documents and therefore is subject to change once the transaction is completed. The results related to the disposal of LaSalle should be read in conjunction with ABN AMRO's 2007 interim Form 6-K filed with the SEC on 30 July 2007 and its Form 6-K filed with the SEC on 25 April 2007.

3.         Acquisition adjustments

The acquisition adjustments included in the pro forma financial information have been prepared as if the proposed acquisition was completed on 30 June 2007 for the balance sheet and on 1 January 2006 for the income statements.

ABN AMRO published the fair values of its financial assets and liabilities at 31 December 2006 in its 2006 Annual Report on Form 20-F (see below) but not as at 30 June 2007 in its 2007 interim Form 6-K. Consequently, it is not possible to reflect acquisition adjustments in respect of the fair values of financial assets and liabilities in the pro forma combined balance sheet or in the pro forma combined income statements. The pro forma acquisition adjustments are based on the carrying values of ABN AMRO's assets and liabilities at 30 June 2007 except for net post-retirement benefit liabilities, as described below in note (e)(i) on page 186. If the proposed acquisition takes place, RBS will record the acquired assets, liabilities and contingent liabilities at their fair values on the date of acquisition, which may be significantly different from the carrying values recorded at 30 June 2007 in the pro forma combined financial information. Further, changes in ABN AMRO's net tangible and intangible assets which occur prior to completion may cause material differences between actual and pro forma combined financial information.

The differences between carrying values and fair values of financial instruments at 31 December 2006 disclosed in ABN AMRO's 2006 Annual Report on Form 20-F, were as follows:

2006
(€ million)
Loans and advances to customers	3,334
Treasury bills and other eligible bills, debt and equity securities	34
Deposits by banks	7
Customer accounts	80
Debt securities in issue	975
Subordinated liabilities	(151)

Total	4,279

Adjustments to the balance sheet reflect:

(a)
The recognition of estimated purchased goodwill of £29,350 million arising from the proposed acquisition less the elimination of existing goodwill and other intangibles, £4,808 million, as disclosed in ABN AMRO's 2007 interim Form 6-K. It is not possible separately to identify intangible assets from goodwill relating to the proposed acquisition.

(b)
Deferred tax adjustment in respect of the present value of ABN AMRO's net post-retirement employee benefit liabilities, £116 million (see (e) below, calculated at an estimated tax rate of 28% based on a weighted average of the tax rates applicable in the jurisdictions in which ABN AMRO operates), less the elimination of the deferred tax asset in respect of intangible assets including goodwill, as disclosed in ABN AMRO's 2006 Annual Report on Form 20-F, £413 million. Data at 31 December 2006 were used as ABN AMRO did not disclose equivalent information about the deferred tax asset in respect of intangible assets including goodwill at 30 June 2007 in its 2007 interim Form 6-K. Data at 30 June 2007 may therefore differ from that at 31 December 2006.

(c)
Cash payable by RBS on the proposed acquisition of ABN AMRO, together with transaction costs, of £12,564 million, financed by the issuance of debt securities.

(d)
The purchase for cash of the outstanding convertible financing preference shares and the redemption of the outstanding formerly convertible preference shares, £517 million.

(e)
(i) The purchase accounting adjustment related to the present value of ABN AMRO's net post-retirement employment benefit liability of £415 million necessary to reflect the present value of the defined benefit obligation less the fair value of plan assets, as disclosed in ABN AMRO's 2006 Annual Report on Form 20-F, less (ii) the elimination of the deferred tax liability in respect of intangible assets including goodwill, as disclosed in ABN AMRO's 2006 Annual Report on Form 20-F, £308 million. Data at 31 December 2006 in respect of the present value of ABN AMRO's net post-retirement employee benefit liability and the deferred tax liability in respect of intangible assets including goodwill were used as ABN AMRO did not disclose equivalent information at 30 June 2007 in its 2007 interim Form 6-K. Data at 30 June 2007 may therefore differ from that at 31 December 2006.

(f)
Minority interests of Fortis and Santander in RFS.

(g)
Issuance of RBS ordinary shares for £2,891 million and €5,278 million equity preference shares (£3,554 million at an exchange rate of 1.4849 at 30 June 2007) with a coupon rate of 6.96% (representing the estimated rate applicable to such instruments had they been issued on 20 September 2007) less the elimination of ABN AMRO's shareholders' equity upon consolidation of £16,621 million and the estimated gain arising from the disposal of LaSalle of £7,734 million.

No balance sheet adjustments have been made to reflect the businesses to be transferred to Fortis or Santander or the disposal of non-strategic businesses as ABN AMRO does not publish sufficiently detailed segmental balance sheet data in its 2007 interim Form 6-K to enable information related to these businesses to be identified.

Adjustments to the income statement reflect:

(h)
Interest payable of £250 million for the six months ended 30 June 2007 (£390 million for the year ended 31 December 2006) in respect of funding RBS's investment in RFS Holdings, based on the issuance of £12,295 million debt securities at an equivalent interest rate of 4.05%, being the average 3 month Euribor interest rate for the first half of 2007 (year ended 31 December 2006—3.16%, being the average 3 month Euribor interest rate for 2006) (considered the appropriate market rates applicable to such instruments), including related fees. Had the 3 month Euribor interest rate on 20 September 2007 of 4.99%, including related fees, been applied in calculating the interest payable in respect of funding RBS's investment in RFS Holdings, the interest payable for the six months ended 30 June 2007 and the year ended 31 December 2006 would have been £307 million and £614 million respectively.

(i)
Reversal of amortisation of other intangible assets recorded on ABN AMRO's balance sheet but not recognised separately from goodwill in the acquisition accounting, £378 million and the reduction in staff costs on recognition of the present value of ABN AMRO's net post-retirement employee benefit liabilities, £18 million, for the year ended 31 December

  2006. ABN AMRO did not disclose equivalent data for the six months ended 30 June 2007 in its 2007 interim Form 6-K and therefore no adjustments have been made for the six months ended 30 June 2007.

(j)
Current and deferred tax charges and credits relating to the adjustments above at tax rates considered to be appropriate to the nature and jurisdiction of such adjustments.

(k)
Equity preference share dividends of £124 million for the six months ended 30 June 2007 (£250 million for the year ended 31 December 2006) relating to £3,554 million of euro-denominated equity preference shares with a coupon rate of 6.96% issued by RBS to fund its investment in RFS Holdings. Data for the year ended 31 December 2006 has been updated to reflect the estimated coupon rate as at 20 September 2007.

(l)
Earnings per share and weighted average number of RBS shares for the year ended 31 December 2006 adjusted for the two-for-one bonus issue of ordinary shares effected by RBS on 8 May 2007.

4.         Unaudited comparative historical and pro forma earnings per share data

Earnings used for the basic pro forma combined earnings per share calculations are the pro forma profit attributable to ordinary shareholders of RBS for the six months ended 30 June 2007 and the year ended 31 December 2006 respectively.

The weighted average number of shares outstanding during the six months ended 30 June 2007 and the year ended 31 December 2006 for the unaudited pro forma condensed combined income statements are based on the estimated equivalent weighted average number of ordinary shares for RBS following the proposed acquisition. The weighted average number of RBS shares in issue during the year ended 31 December 2006 has been adjusted for the two-for-one bonus issue of ordinary shares effected on 8 May 2007.

For illustrative purposes, earnings per share are calculated as if the ordinary shares issued by RBS as part of the consideration for the proposed acquisition of ABN AMRO had occurred on 1 January 2006. Under the terms of the proposed acquisition, RBS will issue 0.296 RBS ordinary shares for each ABN AMRO share, increasing the weighted average number of shares in issue during 2006 and the first half of 2007 by 555 million shares.

Earnings per share data on an IFRS basis

	For the six months ended 30 June 2007		For the year ended 31 December 2006
	RBS	Pro forma Enlarged RBS	RBS	Pro forma Enlarged RBS
	(£m)	(£m)	(£m)	(£m)
Earnings from continuing operations
Profit attributable to ordinary shareholders	3,555	3,569	6,202	5,975
Add back dividends on dilutive convertible non-equity shares	31	31	64	64

Diluted earnings attributable to ordinary shareholders	3,586	3,600	6,266	6,039

	(Number of shares—Millions)
Number of ordinary shares
Weighted average number of ordinary shares in issue during the year	9,443	9,443	9,555	9,555
Shares issued under proposed acquisition	—	555	—	555

Weighted average number of ordinary shares in issue following the proposed acquisition	9,443	9,998	9,555	10,110
Effect of dilutive share options and convertible non-equity shares	162	162	174	174

Diluted weighted average number of ordinary shares in issue following the proposed acquisition	9,605	10,160	9,729	10,284

5.         Reconciliation to U.S. GAAP

Reconciliations of the unaudited pro forma combined profit attributable to ordinary shareholders under IFRS to the unaudited pro forma combined net income available for ordinary shareholders under U.S. GAAP for the six months ended 30 June 2007 and the year ended 31 December 2006 and pro forma combined shareholders' equity under IFRS to pro forma combined shareholders' equity under U.S. GAAP as at 30 June 2007 are set out below. For additional information on these adjustments, refer to Note 13 in the RBS 2007 interim Form 6-K filed with the SEC on 15 August 2007, Note 47 in the RBS 2006 Annual Report on Form 20-F, ABN AMRO's Form 6-K filed with the SEC on 31 August 2007, Note 50 in the ABN AMRO 2006 Annual Report on Form 20-F and the Reconciliation to U.S. GAAP included in the ABN AMRO Unaudited Pro Forma Condensed Financial Statements filed with the SEC on a Form 6-K on 25 April 2007.

No adjustments have been made in the unaudited pro forma combined IFRS—U.S. GAAP net income or shareholders' equity reconciliations to reflect ABN AMRO's discontinued operations (except in relation to LaSalle—see below), the businesses to be transferred to Fortis or Santander or the non-strategic businesses to be disposed, as ABN AMRO did not publish sufficiently detailed data in its Form 6-K filed with the SEC on 31 August 2007 or its 2006 Annual Report on Form 20-F to enable IFRS—U.S. GAAP differences relating to these businesses to be identified. Therefore, the reconciliations are not prepared on a continuing operations basis.

ABN AMRO published IFRS—U.S. GAAP adjustments for the year ended 31 December 2006 relating to LaSalle in its Form 6-K filed on 25 April 2007. Similar information for the six months ended 30 June 2007, however, has not been published by ABN AMRO. Therefore, in the pro forma IFRS—U.S. GAAP reconciliations as of and for the six months ended 30 June 2007 below, IFRS—U.S. GAAP adjustments relating to allowances for loan losses, leasehold and property provisions and related tax effects (based on a tax rate of 31.4%, as published in ABN AMRO's Form 6-K filed on 30 July 2007) have been assumed to relate entirely to LaSalle based on information in ABN AMRO's Form 6-K filed on 25 April 2007. It is not possible to make similar assumptions for other adjustments. Consequently, pro forma combined U.S. GAAP information as of and for the six months ended 30 June 2007 may differ from the amounts presented here.

	RBS	ABN AMRO	Disposal of LaSalle	Acquisition and Other Adjustments	Notes	Pro forma Total
	(£m)	(£m)	(£m)	(£m)		(£m)
Consolidated statement of income for the six months ended 30 June 2007
Profit attributable to ordinary shareholders—IFRS	3,555	1,461	(298)	(1,017)	(1)	3,701
Adjustments in respect of:
Acquisition accounting and intangibles	(28)	(8)	—	8	(2)	(28)
Property revaluation and depreciation	(231)	—	—	—		(231)
Leasehold property and restructuring provisions	(10)	(22)	22	—		(10)
Loan origination	(22)	—	—	—		(22)
Allowance for loan losses	—	(17)	17	—	(3)	—
Pension costs	(102)	(35)	—	35	(2)	(102)
Sale and leaseback transactions	(36)	—	—	—		(36)
Long-term assurance business	(28)	—	—	—		(28)
Financial instruments	(154)	(66)	—	—		(220)
Derivatives and hedging	(234)	150	—	—		(84)
Liability and equity	23	—	—	—	(4)	23
Other	45	14	—			59
Taxation	76	(20)	(12)	(12)	(2)	32

Net income available to ordinary shareholders—U.S. GAAP	2,854	1,457	(271)	(986)		3,054

Earnings per share: Total—U.S. GAAP (pence)
Basic	30.2					30.5
Fully-diluted	30.0					30.4

	RBS	ABN AMRO	Disposal of LaSalle	Acquisition and Other Adjustments	Notes	Pro forma Total(4)
	(£m)	(£m)	(£m)	(£m)		(£m)
Consolidated statement of income for the year ended 31 December 2006
Profit attributable to ordinary shareholders—IFRS	6,202	3,214	(599)	(2,029)	(1)	6,788
Adjustments in respect of:
Acquisition accounting and intangibles	(62)	(583)	32	551	(2)	(62)
Property revaluation and depreciation	(470)	—	—	—		(470)
Leasehold property and restructuring provisions	46	(109)	109	—		46
Loan origination	(91)	—	—	—		(91)
Allowance for loan losses	—	(40)	40	—	(3)	—
Pension costs	(387)	(162)	12	150	(2)	(387)
Sale and leaseback transactions	(84)	—	—	—		(84)
Long-term assurance business	(12)	—	—	—		(12)
Financial instruments	196	(153)	214	—		257
Derivatives and hedging	(454)	770	—	—		316
Liability and equity	177	—	—	—	(4)	177
Other	(31)	44	(192)	—		(179)
Taxation	410	35	(53)	(199)	(2)	193

Net income available to ordinary shareholders—U.S. GAAP	5,440	3,016	(437)	(1,527)		6,492

Earnings per share: Total—U.S. GAAP (pence)
Basic	56.9					64.2
Fully-diluted	56.6					63.7

	RBS	ABN AMRO	Disposal of LaSalle	Acquisition and Other Adjustments	Notes	Pro forma Total
	(£m)	(£m)	(£m)	(£m)		(£m)
Consolidated shareholders' equity at 30 June 2007
Shareholders' equity—IFRS	41,544	16,621	7,734	(17,910)	(1)	47,989
Adjustments in respect of:
Acquisition accounting and intangibles	431	3,014	—	(3,014)	(5)	431
Property revaluation and depreciation	(865)	—	—	—		(865)
Leasehold property and restructuring provisions	74	19	(19)	—		74
Loan origination	497	—	—	—		497
Allowance for loan losses	—	(372)	372	—	(5)	—
Pension costs	(168)	(434)	—	434	(5)	(168)
Sale and leaseback transactions	(116)	—	—	—		(116)
Long-term assurance business	(87)	—	—	—		(87)
Financial instruments	(2,399)	184	—	(184)	(5)	(2,399)
Derivatives and hedging	(54)	(94)	—	94	(5)	(54)
Liability and equity	1,493	517	—	(517)	(5)	1,493
Other	(33)	42	—	(42)	(5)	(33)
Taxation	775	(135)	(111)	246	(5)	775

Shareholders' equity—U.S. GAAP	41,092	19,362	7,976	(20,893)		47,537

Notes:

(1)
Adjustments to the pro forma profit attributable to ordinary shareholders—IFRS of £1,017 million for the six months ended 30 June 2007 (£2,029 million for the year ended 31 December 2006) and to the pro forma combined shareholders' equity—IFRS of £17,910 million reflect acquisition adjustments under IFRS arising from the proposed acquisition and are explained in Note 3, Acquisition adjustments.

(2)
U.S. GAAP adjustments previously reported by ABN AMRO relating to acquisition accounting and intangibles and pension costs together with their estimated related tax effects, are superseded by RBS's IFRS acquisition accounting adjustments of £1,017 million for the six months ended 30 June 2007 (£2,029 million for the year ended 31 December 2006).

(3)
Item 4A of ABN AMRO's Form 20-F/A for the year ended 31 December 2006, filed with the SEC on 3 August 2007, states that ABN AMRO is in discussions with the SEC Staff with respect to an SEC comment on the "Allowance for loan losses" reconciling item. This reconciling item relates to LaSalle. Accordingly, ABN AMRO's resolution of this matter will have no impact on "Pro forma Total" presented above.

(4)
As set out in ABN AMRO's interim Form 6-K filed on 31 August 2007, its IFRS—U.S. GAAP net income reconciling adjustment on preference shares represents dividends on preference shares classified as liabilities under IFRS and as equity under U.S. GAAP. Accordingly, this adjustment does not affect U.S. GAAP net income available to ordinary shareholders and has therefore been excluded from the net income reconciliations.

(5)
As the pro forma combined IFRS-U.S. GAAP shareholders' equity reconciliation at 30 June 2007 has been prepared on the assumption that the acquisition took place on that date, the adjustments in ABN AMRO's IFRS-U.S. GAAP shareholders' equity reconciliation have been eliminated.

Under
IFRS and U.S. GAAP, on the acquisition of ABN AMRO, its identifiable assets, liabilities and contingent liabilities will be measured at fair value and the difference between the purchase consideration and the fair value of net assets acquired, recorded as goodwill. There are differences in both the recognition of net assets acquired and the measurement of consideration between IFRS and U.S. GAAP. Any such differences in the value of net assets acquired will be matched by an equal and opposite difference in goodwill on acquisition recorded under IFRS and under U.S. GAAP; RBS's consolidated shareholders' equity will be unaffected.

Earnings per share data on a U.S. GAAP basis

	For the six months ended 30 June 2007		For the year ended 31 December 2006
	RBS	Pro forma Total	RBS	Pro forma Total
	(£m)	(£m)	(£m)	(£m)
Earnings
Profit attributable to ordinary shareholders	2,854	3,054	5,440	6,492
Add back dividends on dilutive convertible non-equity shares	31	31	64	64

Diluted earnings attributable to ordinary shareholders	2,885	3,085	5,504	6,556

	(Number of shares—Millions)
Number of ordinary shares
Weighted average number of ordinary shares in issue during the year	9,443	9,443	9,555	9,555
Shares issued under proposed acquisition	—	555	—	555

Weighted average number of ordinary shares in issue following the proposed acquisition	9,443	9,998	9,555	10,110
Effect of dilutive share options and convertible non-equity shares	159	159	174	174

Diluted weighted average number of ordinary shares in issue following the proposed acquisition	9,602	10,157	9,729	10,284

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

The following table summarises per share information for RBS and ABN AMRO on a historical basis, an unaudited pro forma combined basis for the combined RBS group and equivalent information per ABN AMRO ordinary share, based on the exchange ratio of 0.296 RBS ordinary shares for each ABN AMRO ordinary share.

The following information should be read in conjunction with the unaudited consolidated financial statements of RBS and ABN AMRO for the six months ended 30 June 2007 and the audited consolidated financial statements for RBS and ABN AMRO for the year ended 31 December 2006 incorporated by reference into this document and the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this document. The unaudited pro forma financial information below is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved if the proposed acquisition had occurred on the dates indicated nor is it necessarily indicative of the future results of operations or financial position of the combined group.

The historical book value per share is computed by dividing shareholders' equity attributable to ordinary shareholders at 30 June 2007 and 31 December 2006 by the number of ordinary shares outstanding at those dates. The unaudited pro forma condensed combined basic earnings per share from continuing operations is computed by dividing the pro forma condensed combined profit from continuing operations attributable to ordinary shareholders of the Pro forma Enlarged RBS by the pro forma weighted average number of ordinary shares outstanding during the six months to 30 June 2007 and year to 31 December 2006 respectively.

Unaudited pro forma ABN AMRO ordinary share equivalent data are calculated by multiplying the unaudited pro forma per share condensed combined amounts by 0.296, the number of RBS ordinary shares that would be exchanged for each ABN AMRO ordinary share in the offers. The historical per share information of RBS and ABN AMRO has been extracted from the consolidated financial statements incorporated by reference in this document.

		For the year ended 31 December 2006
	For the six months ended 30 June 2007
				As previously published
RBS—Historical(1)
Historical per ordinary share:
Basic earnings	£0.376	£0.649	(1)	£1.947
Dividend(2)	£0.221	£0.258	(1)	£0.773
Book value	£3.96	£3.86	(1)	£11.59
ABN AMRO—Historical
Historical per ordinary share:
Basic earnings from continuing operations	€0.87	€2.18
Dividend(2)	€0.60	€1.15
Book value	€13.30	€12.73
Unaudited Pro Forma Condensed Combined
Unaudited pro forma condensed combined per RBS ordinary share:
Basic earnings from continuing operations	£0.357	£0.591
Dividend(2)(3)	£0.221	£0.258
Book value(4)	£4.02	£3.94
Unaudited Pro Forma ABN AMRO Ordinary Share Equivalents
Unaudited pro forma per ABN AMRO ordinary share:
Basic earnings from continuing operations	€0.16	€0.26
Dividend	€0.10	€0.11
Book value	€1.77	€1.74

Notes:

(1)
Historical per ordinary share data of RBS for the year ended 31 December 2006 have been adjusted to reflect the two-for-one bonus issue of ordinary shares effected on 8 May 2007.

(2)
RBS's dividend per ordinary share for the six months ended 30 June 2007 represents the 2006 final dividend declared and paid in the period of £0.221 per ordinary share. Dividend per ordinary share for the year ended 31 December 2006 represent dividends declared and paid in 2006 totalling £0.773 (adjusted: £0.258) per ordinary share, comprising the 2005 final dividend of £0.531 (adjusted: £0.177) and the 2006 interim dividend of £0.242 (adjusted: £0.081) per ordinary share.

ABN
AMRO's historical dividend per ordinary share for the six months ended 30 June 2007 represents the 2006 final dividend declared and paid in the period of €0.60 per ordinary share. Dividends per ordinary share for the year ended 31 December 2006 represents dividends declared and paid in 2006 totalling €1.15 per ordinary share, comprising the 2005 final dividend of €0.60 and the 2006 interim dividend of €0.55 per ordinary share.

(3)
Unaudited Pro Forma Condensed Combined dividend per ordinary share reflects the RBS's historical dividend per ordinary share.

(4)
Unaudited Pro Forma Condensed Combined book value per ordinary share at 30 June 2007 is calculated by dividing pro forma combined ordinary shareholders' equity of £40,294 million (31 December 2006—£39,437 million) (pro forma combined shareholders' equity of £47,989 million (31 December 2006—£46,660 million) excluding pro forma combined preference shareholders' equity of £7,695 million (31 December 2006—£7,223 million)), including the new RBS ordinary shares to be issued as consideration for the acquisition of ABN AMRO, by the pro forma number of ordinary shares in issue, including 555 million of new RBS ordinary shares to be issued as part of the acquisition.

DESCRIPTION OF RBS ORDINARY SHARES

The following is a summary of the material terms of the RBS ordinary shares of nominal value of 25p, as set forth in our articles of association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our articles of association, which are filed as an exhibit to the registration statement of which this document is a part.

Share Capital

As at 26 September 2007, our authorised, issued and fully paid share capital was as follows.

Class of Share	Authorised	Authorised	Issued	Issued
	(number)	(amount)	(number)	(amount)
Ordinary shares of 25p each	11,514,348,022	£2,878,587,005.50	9,456,448,005	£2,364,112,001.25
Non-voting Deferred shares of £0.01 each	32,300,000,000	£323,000,000	2,660,556,304	£26,605,563.04
Additional Value Shares of £0.01	2,700,000,000	£27,000,000	—	—
11% cumulative preference shares of £1 each	500,000	£500,000	500,000	£500,000
5 1/2% cumulative preference share of £1 each	400,000	£400,000	400,000	£400,000
Category II non-cumulative dollar preference shares of $0.01 each	403,500,000	$4,035,000	244,000,000	$2,440,000
Non-cumulative convertible dollar preference shares of $0.01 each	3,900,000	$39,000	1,000,000	$10,000
Non-cumulative dollar preference shares of $0.01 each	16,000,000	$160,000	—	—
Non-cumulative euro preference shares of €0.01 each	66,000,000	€660,000	2,500,000	€25,000
Non-cumulative convertible euro preference shares of €0.01 each	3,000,000	€30,000	—	—
Non-cumulative convertible sterling preferences shares of £0.01 each	1,000,000	£10,000	200,000	£2,000
Category II non-cumulative convertible preference shares of £0.25 each	900,000,000	£225,000,000	—	—
Non-cumulative preference shares of £1 each	300,000,000	£300,000,000	—	—

Assuming full acceptance of the offers, our authorised ordinary share capital will be £3,018 million and issued ordinary share capital will be £2,501 million.

Voting Rights

Subject to any special rights or restrictions provided to by the articles of association, on a show of hands every member who is present in person shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for each 25p in nominal amount of the shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of RBS or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof.

Shareholders' Meetings

The Board must call an annual general meeting once in every year, not more than 15 months after the holding of the previous annual general meeting. All other general meetings are to be called Extraordinary General Meetings and may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 10% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the objects of the meeting, and must be signed by the requesting shareholders and deposited at our registered office. If our directors fail to give notice of such meeting to shareholders with 21 days from receipt of notice, the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of 3 months. Any such meeting must be convened in the same manner, as readily as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days' notice in writing of an annual general meeting or any general meeting at which it is proposed to pass a special resolution. All other general meetings may be called by at least fourteen days' notice in writing. Notice shall be given to the auditors and to every member of RBS, other than those who are not entitled to receive such notice under the provisions of the articles of association.

A meeting may be called by shorter notice provided that:

(i)
in the case of an Annual General Meeting, all the members entitled to attend and vote at the meeting agree to the short notice; and

(ii)
in the case of an Extraordinary General Meeting, by a majority in number of the members having a right to attend and vote thereat, being a majority holding not less than 95% in nominal value of the shares giving that right.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders' Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend in person or by proxy. Shareholders may vote in person or, on a poll, by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting.

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of RBS.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days' notice of the adjourned meeting shall be given. If a quorum is not present at the adjourned meeting within fifteen minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

A simple majority of shareholders may pass an ordinary resolution. To pass a special resolution, a majority of not less than three quarters of the members entitled to vote at the meeting is required.

Amendments Affecting Shareholder Rights

Shareholder rights of a class of shares in our capital may be varied either with the written consent of the holders of three quarters of the issued shares of the class affected, or by an extraordinary resolution passed at a separate general meeting of the class of shareholders affected. The provisions of the articles of association relating to general meetings shall apply to such separate class meetings, except that the necessary quorum shall be at least two persons holding or representing by proxy one third of the nominal amount of the issued shares of the class, and that any holder of the shares present in person or by proxy may demand a poll and on such a poll every holder shall have one vote for every share of the class held by him.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of a general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director's and Auditors' reports, to every member of RBS and every person who is entitled to receive notice of the meeting.

Dividends

We may declare dividends on the ordinary shares by ordinary resolution but no dividend shall be payable except out of distributable profits. No dividend shall be payable in excess of the amount recommended by the directors, or in contravention of the special rights attaching to any share. Dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid. As regards any shares not fully paid, the dividend shall be apportioned and paid pro rata according to the amounts paid on the shares during the period in respect of which the dividend is paid.

No dividend payable shall bear interest against us.

Each cumulative preference share confers the right to a fixed cumulative preferential dividend payable half-yearly. Each non-cumulative preference share confers the right to a preferential dividend (not exceeding a specified amount) payable in the currency of the relevant share. The rate of such dividend and the date of payment thereof, together with the terms and conditions of the dividend are as may be determined by the directors prior to allotment. Cumulative preference share dividends are paid in priority to any dividend on any other class of share.

The non-cumulative preference shares rank for dividend after the cumulative preference shares but rank pari passu with each other and any shares expressed to rank, in terms of participation in the profits of RBS, in some or all respects pari passu therewith and otherwise in priority to dividends payable on the ordinary shares and any other share capital in RBS.

Dividends will be declared and paid in full on non-cumulative preference shares if, in the opinion of our directors, we have sufficient distributable profits, after payment in full or the setting aside of a sum to provide for all dividends accrued on the cumulative preference shares, to cover such payment in full.

If, in the opinion of the directors, insufficient profits of RBS are available to cover the payment in full of dividends after having paid any dividends payable on any of the cumulative preference shares, dividends will be declared by the directors pro rata on the non-cumulative preference shares to the extent of the available distributable profits.

The non-cumulative preference shares will carry no further rights to participate in the profits of RBS and if, and to the extent that, any dividend or part of any dividend is on any occasion not paid for the reasons described above, holders of non-cumulative preference shares will have no claim in respect of such non-payment.

If any dividend is not payable for the reasons described above, or if payment of any dividend would cause a breach of the U.K. Financial Services Authority's capital adequacy requirements applicable to RBS or its subsidiaries, the directors may pay a special dividend not exceeding U.S.$0.01, £0.01 or €0.01 (depending on the currency of the relevant preference share) per share.

Changes in Share Capital

We may by ordinary resolution increase our share capital by such amount to be divided into shares of such amounts as prescribed by the resolution.

We may also by ordinary resolution:

(i)
consolidate and divide any of our share capital into shares of larger amount than our existing shares;

(ii)
cancel any shares which, at the date of the resolution, have not been taken up and diminish the amount of our capital by the amount of the shares cancelled; or

(iii)
sub-divide any of our shares into shares of smaller amount than is fixed by the Memorandum of Association.

We may reduce our share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and subject to any incident authorised, and consent required, by law.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis. Pre-emption rights are transferable during the subscription period relating to a particular offering.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If director wish to seek authority to disapply the pre-emption rights, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i)
the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii)
the instrument of transfer is in respect of only one class of share; and

(iii)
in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

RBS shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences as described under "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Material U.K. Tax Considerations—General—(c) Stamp Duty and SDRT".

Liquidation Rights

If RBS is liquidated, the liquidator may, with the authority of an extraordinary resolution, divide among the members in specie or kind the whole or any part of the assets of RBS. The liquidator may determine how such division is to be carried out as between members or classes of members.

In the event of a return of capital on a winding-up or otherwise, the holders of cumulative preference shares are entitled to receive out of the surplus assets of RBS available for distribution amongst the members (i) in priority to the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the arrears of any fixed dividends including the amount of any dividend due for a payment after the date of commencement of any winding-up or liquidation but which is payable in respect of a half-year period ending on or before such date and

(ii) pari passu with the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the amount paid up or credited as paid up on such shares together with any premium.

Each non-cumulative preference share shall confer on a winding up or liquidation (except, (unless otherwise provided by the terms of issue) a redemption or purchase by us of any shares in the capital of RBS), the right to receive out of surplus assets of RBS available for distribution amongst the members after payment of the arrears (if any) of the cumulative dividend on the cumulative preference shares and in priority to the holders of the ordinary shares, repayment of the amount paid up or credited as paid up on the non-cumulative preference shares together with any premium paid on issue pari passu with the holders of the cumulative preference shares and together with an amount equal to accrued and unpaid dividends.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in RBS may be disregarded.

Pursuant to the Companies Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the "default shares"), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of RBS.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of RBS's Shares by RBS

Subject to U.K. law, and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavours to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding RBS shares or from exercising voting rights attaching to RBS shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i)
during a period of 12 years prior to the date of advertising its intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii)
as soon as practicable after the expiry of the period referred to in sub-paragraph (i) above, we insert advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of its intention to sell the shares;

(iii)
during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv)
if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of RBS.

DESCRIPTION OF RBS AMERICAN DEPOSITARY SHARES

The Bank of New York, as the RBS ADS depositary, will register and deliver RBS ADSs, each representing one RBS ordinary share (or a right to receive one RBS ordinary share) deposited with the principal London office of The Bank of New York, as custodian for the RBS ADS depositary. Each RBS ADS will also represent any other securities, cash or other property which may be held by the RBS ADS depositary. The RBS ADS depositary's corporate trust office at which the RBS ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York's principal executive office is located at One Wall Street, New York, New York 10286.

You may hold RBS ADSs either (i) directly (a) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of RBS ADSs, registered in your name, or (b) by holding RBS ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold RBS ADSs directly, you are an RBS ADS holder. This description assumes you hold your RBS ADSs directly. If you hold the RBS ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of RBS ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the RBS ADS depositary may register the ownership of uncertificated RBS ADSs, which ownership shall be evidenced by periodic statements issued by the RBS ADS depositary to the RBS ADS holders entitled thereto.

As an RBS ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The RBS ADS depositary will be the holder of the shares underlying your RBS ADSs. As a holder of RBS ADSs, you will have RBS ADS holder rights. The RBS ADS deposit agreement among RBS, the RBS ADS depositary and you, as an RBS ADS holder, and the beneficial owners of RBS ADSs sets out RBS ADS holder rights as well as the rights and obligations of the RBS ADS depositary. New York law governs the RBS ADS deposit agreement and the RBS ADSs.

RBS may from time to time request owners of RBS ADSs to provide information as to the capacity in which such owners own or owned RBS ADSs and regarding the identity of any other persons then or previously having a beneficial interest in such ADSs and the nature of such interest and various other matters. Each owner of RBS ADSs agrees to provide any information requested by RBS or the RBS ADS depositary pursuant to the RBS ADS deposit agreement. The RBS ADS depositary agrees to comply with reasonable written instructions received from time to time from RBS requesting that the RBS ADS depositary forward any such requests to the owners of RBS ADSs and to forward to RBS any such requests received by the RBS ADS depositary.

The following is a summary of the material provisions of the RBS ADS deposit agreement. For more complete information, you should read the entire RBS ADS deposit agreement and the form of American depositary receipt. Directions on how to obtain copies of those documents are provided in the section of this document entitled "Who Can Help Answer My Questions?".

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The RBS ADS depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of RBS ordinary shares your RBS ADSs represent.

•
Cash.    The RBS ADS depositary will convert any cash dividend or other cash distribution we pay on the RBS ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the RBS ADS deposit agreement allows the RBS ADS depositary to distribute the foreign currency only to those RBS ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the RBS ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. See "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences". The RBS ADS depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the RBS ADS depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•
Shares.    The RBS ADS depositary may distribute additional RBS ADSs representing any shares we distribute as a dividend or free distribution. The RBS ADS depositary will only distribute whole RBS ADSs. It will sell shares which would require it to deliver a fractional RBS ADS and distribute the net proceeds in the same way as it does with cash. If the RBS ADS depositary does not distribute additional RBS ADSs, the outstanding RBS ADSs will also represent the new shares. The RBS ADS depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•
Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the RBS ADS depositary may, after consultation with RBS, make these rights available to you. If the RBS ADS depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the RBS ADS depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The RBS ADS depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the RBS ADS depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The RBS ADS depositary will then deposit the shares and deliver RBS ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

        U.S. securities laws may restrict transfers and cancellation of the RBS ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these RBS ADSs freely in the United States. In this case, the RBS ADS depositary may deliver restricted depositary shares that have the same terms as the RBS ADSs described in this section except for changes needed to put the necessary restrictions in place.

•
Other Distributions.    After consultation with RBS to the extent practicable, the RBS ADS depositary will send to you anything else RBS distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the RBS ADS depositary has a choice. It may, after consultation with RBS to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case RBS ADSs will also represent the newly distributed property. However, the RBS ADS depositary is not required to distribute any securities (other than RBS ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The RBS ADS depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The RBS ADS depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any RBS ADS holders. We have no obligation to register RBS ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of RBS ADSs, shares, rights or anything else to RBS ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for RBS to make them available to you.

Deposit, Withdrawal and Cancellation

How are RBS ADSs issued?

The RBS ADS depositary will deliver RBS ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the RBS ordinary shares so deposited, the RBS ADS depositary will register the appropriate number of RBS ADSs in the names you request and will deliver the RBS ADSs to or upon the order of the person or persons that made the deposit.

How can RBS ADS holders withdraw the deposited securities?

You may surrender your RBS ADSs at the RBS ADS depositary's corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the RBS ADS depositary will deliver the shares and any other deposited securities underlying the RBS ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the RBS ADS depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do RBS ADS holders interchange between certificated RBS ADSs and uncertificated RBS ADSs?

You may surrender your ADR to the RBS ADS depositary for the purpose of exchanging your ADR for uncertificated RBS ADSs. The RBS ADS depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated RBS ADSs. Alternatively, upon receipt by the RBS ADS depositary of a proper instruction from a holder of uncertificated RBS ADSs requesting the exchange of uncertificated RBS ADSs for certificated RBS ADSs, the RBS ADS depositary will execute and deliver to you an ADR evidencing those RBS ADSs.

Voting Rights

How do you vote?

You may instruct the RBS ADS depositary to vote the number of deposited shares your RBS ADSs represent. The RBS ADS depositary will notify you of shareholders' meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the RBS ADS depositary how to vote. For instructions to be valid, they much reach the RBS ADS depositary by a date set by the RBS ADS depositary.

Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The RBS ADS depositary will try, as far as practical, subject to the laws of the United Kingdom and of the RBS's articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The RBS ADS depositary will only vote or attempt to vote as you instruct. If no instructions are received by the RBS ADS depositary from any owner with respect of any of the deposited securities represented by the RBS ADSs on or before the date established by the RBS ADS depositary for such purpose, the RBS ADS depositary shall deem the owner to have instructed the RBS ADS depositary to give a discretionary proxy to a person designated by RBS with respect to such deposited securities, and the RBS ADS depositary shall give a discretionary proxy to a person designated by RBS to vote such deposited securities. No such instruction shall (i) be deemed given and no such discretionary proxy shall be given with respect to any matter that RBS informs the depositary it does not wish such proxy given, (ii) substantial opposition exists or (iii) materially and adversely affects the rights of holders of the shares.

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the RBS ADS depositary to vote your shares. In addition, the RBS ADS depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the RBS ADS depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the RBS ADS deposit agreement), if we request the RBS ADS depositary to act, we will try to give the RBS ADS depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares must pay:		For:
•	$5.00 (or less) per 100 RBS ADSs (or portion of 100 RBS ADSs)	•	Issuance of RBS ADSs, including issuances resulting from a distribution of shares or rights or other property
		•	Cancellation of RBS ADSs for the purpose of withdrawal, including if the RBS ADS deposit agreement terminates
•	$0.02 (or less) per RBS ADS	•	Any cash distribution to you
•	A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of RBS ADSs	•	Distribution of securities distributed to holders of deposited securities which are distributed by the RBS ADS depositary to RBS ADS holders
•	$0.02 (or less) per RBS ADSs per annum	•	RBS ADS depositary services
•	Registration or transfer fees	•	Transfer and registration of shares on our share register to or from the name of the RBS ADS depositary or its agent when you deposit or withdraw shares
•	Expenses of the RBS ADS depositary	•	Cable, telex and facsimile transmissions (when expressly provided in the RBS ADS deposit agreement)
		•	Converting foreign currency to U.S. dollars
•
	Taxes and other governmental charges the RBS ADS depositary or the custodian have to pay on any RBS ADS or share underlying an RBS ADS, for example, stock transfer taxes, stamp duty or withholding taxes	•	As necessary
•	Any charges incurred by the RBS ADS depositary or its agents for servicing the deposited securities	•	As necessary

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your RBS ADSs or on the deposited securities represented by any of your RBS ADSs. The RBS ADS depositary may refuse to register any transfer of your RBS ADSs or allow you to withdraw the deposited securities represented by your RBS ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your RBS ADSs to pay any taxes owed and you will remain liable for any deficiency. If the RBS ADS depositary sells deposited securities, it will, if appropriate, reduce the number of RBS ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•    Change the nominal or par value of our shares

•    Reclassify, split up or consolidate any of the deposited securities

•    Distribute securities on the shares that are not distributed to you

• Recapitalise, reorganise, merge, liquidate, sell all or substantially all of our assets, or take any similar action
•    The cash, shares or other securities received by the RBS ADS depositary will become deposited securities. Each RBS ADS will automatically represent its equal share of the new deposited securities

• The RBS ADS depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new RBS ADRs or ask you to action surrender your outstanding RBS ADRs in exchange for new RBS ADRs identifying the new deposited securities

Amendment and Termination

How may the RBS ADS deposit agreement be amended?

We may agree with the RBS ADS depositary to amend the RBS ADS deposit agreement and the RBS ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the RBS ADS depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of RBS ADS holders, it will not become effective for outstanding RBS ADSs until 30 days after the RBS ADS depositary notifies RBS ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your RBS ADSs, to agree to the amendment and to be bound by the RBS ADRs and the RBS ADS deposit agreement as amended.

How may the RBS ADS deposit agreement be terminated?

The RBS ADS depositary will terminate the RBS ADS deposit agreement at our direction by mailing notice of termination to the RBS ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The RBS ADS depositary may also terminate the RBS ADS deposit agreement by mailing notice of termination to us and the RBS ADS holders then outstanding if 60 days have passed since the RBS ADS depositary told us it wants to resign but a successor RBS ADS depositary has not been appointed and accepted its appointment.

After termination, the RBS ADS depositary and its agents will do the following under the RBS ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of RBS ADSs. Four months after termination, the RBS ADS depositary may sell any remaining deposited securities by public or private sale. After that, the RBS ADS depositary will hold the money it received on the sale, as well as any other cash it is holding under the RBS deposit agreement for the pro rata benefit of the RBS ADS holders that have not surrendered their RBS ADSs. It will not invest the money and has no liability for interest. The RBS ADS depositary's only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the RBS ADS depositary and to pay fees and expenses of the RBS ADS depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the RBS RBS ADS depositary; Limits on Liability to Holders of RBS ADSs

The RBS ADS deposit agreement expressly limits our obligations and the obligations of the RBS ADS depositary. It also limits our liability and the liability of the RBS ADS depositary. We and the RBS ADS depositary:

•
are only obligated to take the actions specifically set forth in the RBS ADS deposit agreement without negligence or bad faith;

•
are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the RBS ADS deposit agreement;

•
are not liable if we or it exercises discretion permitted under the RBS ADS deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the RBS ADSs or the RBS ADS deposit agreement on your behalf or on behalf of any other person; and

•
may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the RBS ADS deposit agreement, we and the RBS ADS depositary agree to indemnify each other under certain circumstances.

Requirements for RBS ADS Depositary Actions

Before the RBS ADS depositary will deliver or register a transfer of an RBS ADS, make a distribution on an RBS ADS, or permit withdrawal of shares, the RBS ADS depositary may require:

•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the RBS ADS deposit agreement, including presentation of transfer documents.

The RBS ADS depositary may refuse to deliver RBS ADSs or register transfers of RBS ADSs generally when the transfer books of the RBS ADS depositary or our transfer books are closed or at any time if the RBS ADS depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your RBS ADRs

You have the right to cancel your RBS ADSs and withdraw the underlying shares at any time except:

•
When temporary delays arise because: (i) the RBS ADS depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares.

•
When you owe money to pay fees, taxes and similar charges.

•
When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to RBS ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the RBS ADS deposit agreement.

Pre-release of RBS ADSs

The RBS ADS deposit agreement permits the RBS ADS depositary to deliver RBS ADSs before deposit of the underlying shares. This is called a pre-release of the RBS ADSs. The RBS ADS depositary may also deliver shares upon cancellation of pre-released RBS ADSs (even if the RBS ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the RBS ADS depositary. The RBS ADS depositary may receive RBS ADSs instead of shares to close out a pre-release. The RBS ADS depositary may pre-release RBS ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents and agrees to the RBS ADS depositary in writing that it or its customer (a) owns the shares or RBS ADSs to be deposited, (b) assigns all beneficial rights, title and interest in the shares or RBS ADSs, as the case may be, to the RBS ADS depositary in its capacity as such and for the benefit of the owners, and (c) will not take any action with respect to such shares or RBS ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership, other than in satisfaction of such pre-release; (ii) the pre-release is fully collateralised with cash, U.S. government securities or such other collateral that the RBS ADS depositary determines in good faith will provide substantially similar liquidity and security; (iii) the RBS ADS depositary must be able to close out the pre-release on not more than five business days' notice; and (iv) the pre-release will be subject to further indemnities and credit regulations as the RBS ADS depositary deems appropriate. In addition, the RBS ADS depositary will limit the number of RBS ADSs that may be outstanding at any time as a result of pre-release, but the RBS ADS depositary may, with the prior written consent of RBS, change such limit for purposes of general application. The RBS ADS depositary will also set dollar limits with respect to pre-release transactions on a case-by-case basis as the RBS ADS depositary sees appropriate.

Direct Registration System

In the RBS ADS deposit agreement, all parties to the RBS ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated RBS ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the RBS ADS depositary may register the ownership of uncertificated RBS ADSs, which ownership shall be evidenced by periodic statements issued by the RBS ADS depositary to the RBS ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an RBS ADS holder, to direct the RBS ADS depositary to register a transfer of those RBS ADSs to DTC or its nominee and to deliver those RBS ADSs to the DTC account of that DTC participant without receipt by the RBS ADS depositary of prior authorization from the RBS ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the RBS ADS deposit agreement understand that the RBS ADS depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an RBS ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the RBS ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the RBS ADS deposit agreement, the parties agree that the RBS ADS depositary's reliance on and compliance with instructions received by the RBS ADS depositary through the DRS/Profile System and in accordance with the RBS ADS deposit agreement, shall not constitute negligence or bad faith on the part of the RBS ADS depositary.

COMPARISON OF SHAREHOLDERS' RIGHTS

The rights of our shareholders are governed by U.K. law and our articles of association. The rights of holders of ABN AMRO ordinary shares are governed by Book 2 of the Dutch Civil Code, ABN AMRO's articles of association, applicable listing rules, the Dutch Corporate Governance Code as well as certain other Dutch rules and legislation. The following is a comparison of and a summary of the material differences between the rights of RBS shareholders and those of holders of ABN AMRO ordinary shares arising from differences between U.K. and Dutch law and between our articles of association and ABN AMRO's articles of association.

This is a summary only and therefore does not contain all the information that may be important to you. For more complete information, you should read our memorandum and articles of association, which are included as an exhibit to our registration statement on Form F-4 with respect to the U.S. offer of which this prospectus is a part and which has been filed with the SEC. ABN AMRO's articles of association are filed as an exhibit to ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006. To learn where you may obtain these documents, see "Additional Information for Securityholders—Where You Can Find More Information." The rights of holders of ABN AMRO ordinary shares who do not accept the offers will change subsequent to the completion of the offers and therefore the provisions described below will not apply to their ABN AMRO ordinary shares.

Provisions Applicable to RBS Shareholders	Provisions Currently Applicable to ABN AMRO Shareholders

Share Capital

As of 26 September 2007, RBS's issued share capital amounted to £2,391,619,564.29 divided into 500,000 11% and 400,000 5.5% cumulative preference shares of £1.00 each, 200,000 non cumulative convertible preference shares of £0.01 each, 2,660,556,304 non voting deferred shares of £0.01 each and 9,456,448,005 ordinary shares of £0.25 each; $2,450,000 divided into 1,000,000 non cumulative convertible preference shares of $0.01 each and 244,000,000 category II non cumulative preference shares of $0.01 each; and €25,000 divided into 2,500,000 non cumulative preference shares of €0.01 each.
The authorised share capital of ABN AMRO amounts to €4,704,000,224 nominal value. ABN AMRO has three classes of shares, consisting of (i) four billion and four hundred ordinary shares, nominal value €0.56 each, (ii) 4 billion convertible preference shares, nominal value €0.56 each, subdivided into one series of 1.6 billion shares and six series of 400 million shares, and (iii) 100 million (formerly convertible) preference shares, nominal value €2.24 each, subdivided into one series of 20 million shares and eight series of 10 million shares. As of 30 July 2007, there were 1,846,114,758 ordinary shares (adjusted for treasury shares), options to purchase 30,136,303 ABN AMRO ordinary shares and conditional share awards in respect of 7,675,955 ABN AMRO ordinary shares, 1,369,815,864 underlying convertible preference finance shares and 44,988 (formerly convertible) preference finance shares outstanding.
Ordinary Shares
If any sum remains unpaid in relation to one of our shareholder's holding, that shareholder is not entitled to vote in relation to that holding unless our directors determine otherwise.	Neither Dutch law nor the ABN AMRO articles of association limits the right of non-residents of the Netherlands to hold or vote ordinary shares.
Holders of RBS ordinary shares are entitled to dividends as and when they are declared and paid by RBS.	The holders of ABN AMRO ordinary shares are entitled to dividends as declared by ABN AMRO. Cash dividends payable in euro on ABN AMRO ordinary shares may be officially transferred from the Netherlands and converted into any other convertible currency.
RBS ordinary shares have certain pre-emptive rights.	ABN AMRO ordinary shares have certain pre-emptive rights. See "Shareholders' Pre-emptive Rights", below.

Shares may be held in either certificated or uncertificated form.

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of RBS's members.

The directors may decline to register any transfer of a certificated share unless:

(i)    the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii)    the instrument of transfer is in respect of only one class of share; and

(iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

ABN AMRO ordinary shares are issued in registered or bearer form. ABN AMRO ordinary shares in bearer form may be represented by a global certificate.

No share certificates are to be issued for registered ABN AMRO ordinary shares.

Holders of registered ABN AMRO ordinary shares are entered in the shareholders' register, which is maintained by ABN AMRO. In cases where the registered shares are held by a custodian, the shares may be registered in the name of a central depositary institution or a custodian linked to the central depositary institution on behalf of the holders of ABN AMRO ordinary shares. Nearly all ordinary shares are registered in the name of Euroclear Nederland, the Dutch central depository institution. The shares may be held by individual shareholders through their securities accounts with a custodian linked to Euroclear Nederland. These shares are held and transferred by book entry. ABN AMRO pays any dividends to the custodian for the benefit of the applicable shareholders.

RBS ordinary shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of RBS's members).

At the request of a holder of registered ABN AMRO ordinary shares that are not registered in the name of Euroclear Nederland, ABN AMRO is required to provide an extract from the register of holders of ABN AMRO ordinary shares in the name of the holder. Transfer of such a registered share in the capital of ABN AMRO requires an instrument of transfer and, if ABN AMRO is not a party to the transfer, either a written acknowledgement by ABN AMRO or service of an instrument on ABN AMRO. The acknowledgement must be made in the instrument of transfer, either by a dated statement on the instrument of transfer or on a copy or extract thereof certified by a civil law notary or the transferor to be a true copy or

Our directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares although see "Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences—Material U.K. Tax Considerations—(c) Stamp Duty and SDRT" for the stamp duty and SDRT consequences thereof.
extract of the instrument of transfer. Official service by an authorised Dutch process service provider of the instrument of transfer or of such copy or extract on ABN AMRO is considered to have the same effect as an acknowledgement by ABN AMRO of the transfer.

ABN AMRO ordinary shares which are included in the collective securities deposit within the meaning of the Securities Giro Act (Wet giraal effectenverkeer), may be delivered unless the ABN AMRO Board of Management stipulates otherwise in accordance with Section 26 of the Securities Giro Act.
Rights of Shareholders

Rights of RBS shareholders derive from our memorandum of association, our articles of association and U.K. law.

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding RBS ordinary shares or from exercising voting rights attaching to RBS ordinary shares.
The rights of shareholders derive from the ABN AMRO articles of association and Dutch law. Amendments to ABN AMRO's articles of association must be proposed by the ABN AMRO Board of Management and are subject to the approval of the ABN AMRO Supervisory Board and a majority vote of the shareholders.
Voting

On a vote conducted by a show of hands, each holder of RBS ordinary shares is entitled to one vote and on a vote conducted by a poll, each holder of RBS ordinary shares is entitled to one vote for each 25 pence in nominal of the RBS ordinary shares held by him.

If any sum remains unpaid in relation to a RBS shareholder's holding, that shareholder is not entitled to vote in relation to that holding unless our directors determine otherwise.
Each ABN AMRO ordinary share is entitled to one vote. Subject to certain exceptions provided for by law or in ABN AMRO's articles of association, resolutions are passed by an absolute majority of the votes cast.
Meeting of Classes of Shareholders

Shareholder rights of a class of shares in our capital may be varied either with the written consent of the holders of three quarters of the issued shares of the class affected, or by an extraordinary resolution passed at a separate general meeting of the class of shareholders affected. The provisions of our articles of association relating to general meetings applies to such separate class meetings, except that the
Meetings of holders of shares of the same class or belonging to the same series of preference shares shall be convened by the ABN AMRO Board of Management or the ABN AMRO Supervisory Board.

The meetings shall be held as frequently as deemed necessary by the ABN AMRO Board of Management or the ABN AMRO Supervisory

necessary quorum is at least two persons holding or representing by proxy one third of the nominal amount of the issued shares of the class, and that any holder of the shares present in person or by proxy may demand a poll and on such a poll every holder shall have one vote for every share of the class held by him.
Board and whenever such is required either by law or on the basis of the provisions of the ABN AMRO articles of association.

Where possible, the provisions with respect to the General Meetings of Shareholders shall equally apply to the meetings of holders of shares of a certain class.
Issuances of Shares

Our articles of association provide that we may issue shares with such preferred, deferred or other special rights or such restrictions, whether in regard to participation in the profits or the assets of us, voting or otherwise, as we may determine from time to time. These rights or restrictions can be decided whether by way of an ordinary resolution passed by the our shareholders or, failing such determination, by our directors.

Our articles of association provide that the directors can decide how to deal with any shares which have not been issued, provided they have appropriate shareholders' authority and provided that pre-emptive rights, the articles of association and the rights attaching to any existing shares are complied with.

At the 2007 annual general meeting held on 25 April 2007 our directors were authorised to allot securities up to an amount of £481,806,518. The authorisation is effective until the conclusion of our annual general meeting in 2008. The general meeting also authorised our directors to allot equity securities (or sell treasury shares) pursuant to a rights issue, or for cash up to an amount representing £119,839,024, without the need to first offer the shares to existing shareholders. The renewed authority would remain in force until the conclusion of our annual general meeting in 2008.
In accordance with ABN AMRO's articles of association, the 2007 annual General Meeting appointed, after approval of the ABN AMRO Supervisory Board, the ABN AMRO Board of Management as body authorised to issue ordinary shares, convertible preference shares and (formerly convertible) preference shares (or grant rights to subscribe for such classes of shares), subject to a maximum of 10% of the issued capital of ABN AMRO in issue as of 26 April 2007. Such authority of the ABN AMRO Board of Management is to be for a period of 18 months, starting 27 April 2007. In the event that the authority of the ABN AMRO Board of Management to issue shares of capital stock terminates, the issuance of shares of capital stock would require a resolution of the ABN AMRO Shareholders' Meeting, upon a proposal of the ABN AMRO Board of Management, which is subject to the prior approval of the ABN AMRO Supervisory Board.

The ABN AMRO Board of Management is also currently authorised by the ABN AMRO Shareholders' Meeting to restrict or exclude pre-emptive rights with respect to the issuance of ordinary shares and (formerly convertible) preference shares and the granting of rights to acquire such shares. Only holders of ordinary shares are entitled to pre-emptive rights.
Management and Supervision General
Under U.K. law, RBS is required to have a single-tier Board of Directors. The RBS board is	ABN AMRO has a two-tier system of corporate governance, consisting of a Supervisory Board headed by a non-executive chairman and has a majority of independent non-executive directors. The RBS board currently comprises ten non-executive directors, six executive directors and a chairman. The directors can delegate any of their powers or discretions to an individual director or committees of one or more persons. All committees must comply with any regulations laid down by the directors.

Under RBS's articles of association there shall not be more than twenty-five directors. RBS may by ordinary resolution from time to time vary the maximum number of Directors.

The business and affairs of RBS are managed by the Directors, subject to the requirements of U.K. law, the articles of association of RBS and any resolutions of shareholders that have been passed.

and a Board of Management. ABN AMRO is managed by the ABN AMRO Board of Management, consisting of (executive) managing directors, under the supervision of the ABN AMRO Supervisory Board consisting of (non-executive) supervisory directors. The ABN AMRO Supervisory Board is a separate body from the ABN AMRO Board of Management.

The ABN AMRO Board of Management Board shall require the approval of the ABN AMRO General Meeting for resolutions entailing a significant change in the identity or character of ABN AMRO or its business, in any case concerning:

a.     the transfer of (nearly) the entire business of ABN AMRO to a third party;

b.     entering into or terminating a long term cooperation between ABN AMRO or any of its subsidiaries and other legal entity or company or as fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of fundamental importance for ABN AMRO;

c.     acquiring or disposing of a participation in the capital of a company if the value of such participation is at least one third of the sum of the assets of ABN AMRO according to its balance sheet and explanatory notes or, if ABN AMRO prepares a consolidated balance sheet, its consolidated balance sheet and explanatory notes according to the last adopted annual accounts of ABN AMRO, by ABN AMRO or any of its subsidiaries.

Certain decisions by the ABN AMRO Board of Management are subject to the approval of the ABN AMRO Supervisory Board.

Following the ABN AMRO articles of association, both the ABN AMRO Board of Management and the ABN AMRO Supervisory Board shall consist of at least five members.
Appointment and Election of Directors/Members of the Supervisory Board
RBS may by ordinary resolution appoint any person to be a Director either to fill a casual	The members of the ABN AMRO Management Board and the ABN AMRO Supervisory Board

vacancy or as an additional Director. Without prejudice and in addition thereto, the Directors also have the power at any time to appoint a person as a Director, provided that the total number of Directors does not at any time exceed the maximum number fixed by the articles of association (currently 25). Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

are appointed by the ABN AMRO General Meeting. Only those persons may be appointed who have been declared by De Nederlandsche Bank N.V. to satisfy the requirements for licensing as a credit institution before the convening of the ABN AMRO General Meeting at which the appointment will be dealt with.

Members of the ABN AMRO Board of Management are appointed by way of a resolution by the ABN AMRO Shareholders' Meeting, to be adopted by an absolute majority of the votes cast, upon nomination by the ABN AMRO Supervisory Board. Such nomination shall be binding in the event that the nomination by the ABN AMRO Supervisory Board with respect to a vacant seat consists of a list of two or more candidates.

If no nomination is made by the ABN AMRO Supervisory Board, the ABN AMRO General Meeting will be permitted to appoint any qualified person as a member of the ABN AMRO Board of Management, which resolution shall require at least two-thirds of the votes cast representing more than one-half of ABN AMRO's issued capital.

Members of the ABN AMRO Supervisory Board shall be appointed by the ABN AMRO Shareholders' Meeting, to be adopted by an absolute majority of the votes cast, upon nomination by the ABN AMRO Supervisory Board. Such nomination shall be binding in the event that the nomination by the ABN AMRO Supervisory Board with respect to a vacant seat consists of a list of two or more candidates.

If no nomination is made by the ABN AMRO Supervisory Board, the ABN AMRO General Meeting will be permitted to appoint any qualified person as a member of the ABN AMRO Supervisory Board, which resolution shall require at least two-thirds of the votes cast representing more than one-half of ABN AMRO's issued capital.

The ABN AMRO General Meeting may, at any time, by a resolution passed with a majority of at least two-thirds of the votes cast representing more than one-half of the economic value of

ABN AMRO's issued capital (as described in ABN AMRO's articles of association), resolve that a nomination by the ABN AMRO Supervisory Board shall not be binding.
Retirement

Pursuant to RBS's articles of association, at the annual general meeting in each year any Director who was elected by the other Directors in the period since the last annual general meeting and one-third of the other Directors must retire from office.

The articles of association of RBS provide that Directors to retire by rotation shall include any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment.

A retiring director shall be eligible for re-election.

Members of the ABN AMRO Supervisory Board shall retire from office not later than on the day of the first ABN AMRO General Meeting following the day on which they have been a member of the ABN AMRO Supervisory Board for a period of four years from their most recent appointment or reappointment. Retiring Supervisory Board members shall be eligible for immediate reappointment. In accordance with the Dutch corporate governance code and ABN AMRO's rules governing the Supervisory Board's principles and best practices, the supervisory board shall hold office for a maximum period of four years and shall thereafter be eligible for re-appointment, provided that no member shall hold office for more than three four-year terms or 12 years, as the case may be.

The term of office of the members of the ABN AMRO Board of Management has not been limited.
Suspension and Removal of Directors

RBS may in accordance with and subject to the provisions of U.K. law by ordinary resolution of which 28 clear days' notice has been given remove any Director from office notwithstanding any provision of the articles of association or of any agreement between RBS and such Director. Such removal may require RBS to pay compensation to the Director in question. RBS may also appoint a replacement by passing an ordinary resolution.

Members of the ABN AMRO Supervisory Board can be suspended or dismissed by the ABN AMRO General Meeting. The resolution to do so must give reasons.

Members of the ABN AMRO Board of Management can be suspended or dismissed by the ABN AMRO General Meeting. Furthermore, members of the ABN AMRO Board of Management can be suspended by the ABN AMRO General Meeting. The resolution to do so must give reasons.

ABN AMRO may be required by an employment contract to pay compensation to the removed member of the Board of Management.

If a member of the ABN AMRO Board of Management or the ABN AMRO Supervisory

Board is suspended, an ABN AMRO General Meeting must be held within three months to decide whether or not the suspended managing director or supervisory director is to be dismissed or the suspension shall be lifted. If no decision is made by the ABN AMRO General Meeting within this period, the suspension shall automatically lapse.

A suspension or dismissal by the ABN AMRO General Meeting other than on a motion of the ABN AMRO Supervisory Board shall require a majority of two thirds of the votes cast, representing at least half of the economic value of ABN AMRO's issued share capital.
Committees

The Directors may delegate any of their powers, authorities or discretions to committees consisting of one or more directors, subject to any regulations which may from time to time be imposed by the Directors. The Directors may authorise any such committee to sub-delegate all or any of the powers, authorities and discretions delegated to it, and the Directors may at any time dissolve any such committee or revoke, vary or suspend any delegation made to any such committee.

The Directors have delegated certain powers to the Audit Committee, the Remuneration Committee, the Risk Committee and the Nomination Committee.
The ABN AMRO Board of Management may establish an Advisory Committee and the ABN AMRO Supervisory Board may designate committees from among its members.

The ABN AMRO Supervisory Board has established three committees: the Audit Committee, the Nomination and Compensation Committee and the Compliance Oversight Committee.
Representation

The Directors manage RBS's business. They have delegated certain responsibilities to the committees referred to above. The Directors can exercise all of RBS's powers, except where the memorandum of association, articles of association or applicable law limit the use of powers to shareholders voting to do so at a general meeting of RBS. The Directors can give a Director any of the powers which they have jointly as Directors. These powers can be given on terms and conditions decided on by the Directors.
Pursuant to the ABN AMRO articles of association, the authority to represent ABN AMRO shall either reside with two members of the ABN AMRO Board of Management acting jointly, or with one member of the ABN AMRO Board of Management and one duly authorised signatory acting jointly.

The Directors can appoint anyone as an attorney of RBS by granting a power of attorney. Attorneys can either be appointed directly by the Directors or the Directors can give someone else the power to select attorneys. The Directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. However, the Directors cannot give an attorney any power, authority or discretion which the Directors do not have under RBS's articles of association.
Directors' Liability

Under U.K. law, each of RBS's Directors has a fiduciary duty to act in RBS's best interests. This duty includes an obligation not to create an actual or potential conflict between the Director's duty to us and duties to any other person or his personal interests as well as an obligation to exercise his or her powers only in accordance with RBS's memorandum of association and articles of association and any applicable legislation.

In addition, each of the Directors is obligated under U.K. law to exercise reasonable care and skill.
Under Dutch law, members of the ABN AMRO Board of Management and the ABN AMRO Supervisory Board have a duty, determined on a case-by-case basis, to properly fulfil their tasks as a managing or supervisory director.

Under Dutch law, members of the ABN AMRO Board of Management and the ABN AMRO Supervisory Board are jointly and severally liable to ABN AMRO for failure to fulfill their duties properly. Members of either board may, in the event of ABN AMRO's bankruptcy, be liable towards the estate in bankruptcy for improper fulfillment of their duties. In certain circumstances, tort liability of members of the ABN AMRO Board of Management and members of the ABN AMRO Supervisory Board towards ABN AMRO's shareholders or third parties such as contractors, may arise. Generally, members of the ABN AMRO Board of Management and members of the ABN AMRO Supervisory Board cannot be held liable by holders of ABN AMRO's shareholders for damage sustained by ABN AMRO.
Limitation on Liability and Indemnification

RBS's articles of association provide that, as far as legislation allows, RBS can indemnify any Director of RBS, of an associated company or of any affiliate against any liability and that RBS can purchase and maintain insurance against any liability for any Director of RBS, of any associated company or of any affiliate.

U.K. law provides that a company may indemnify a director against any liability except
The provisions of Dutch law governing the liability of members of ABN AMRO's Board of Management and ABN AMRO's Supervisory Board to ABN AMRO are mandatory in nature. The current ABN AMRO articles of association do not provide for an indemnification of members of ABN AMRO's Board of Management and ABN AMRO's Supervisory Board by ABN AMRO.

for: (i) any indemnity against any liability incurred by the director to the company or any associated company, (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, or in defending civil proceedings brought by the company or an associated company in which judgment is given against him or in connection with an application under certain sections of the Companies Act (acquisition of shares by an innocent nominee and relief in the case of honest and reasonable conduct) in relation to which the court refuses to grant him relief.
However, an indemnity provided by ABN AMRO to the members of the ABN AMRO Board of Management and the ABN AMRO Supervisory Board could have been included in specific contracts between ABN AMRO and individual supervisory and managing directors.
Class Action Suits and Shareholder Derivative Suits

While U.K. law currently permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances, the Companies Act 1985 permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

(i)    when the company's affairs are being or have been conducted in the manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(ii)    when any act or omission of the company is or would be so prejudicial. A court has wide discretion in granting relief, and may authorise civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs.

Except in limited circumstances, U.K. law does not generally permit class action lawsuits by shareholders on behalf of the company on behalf of other shareholders.

Under provisions of the Companies Act 2006 which are expected to come into force in October 2007, a shareholder may bring a claim on behalf of RBS in relation to an actual or

While the Dutch Civil Code does not specifically provide for class actions or derivative suits, the Act on Collective Settlement of Mass Damages (Wet collective afwikkeling massaschade) facilitates the collective settlement of mass damages.

Furthermore, Dutch law allows for certain procedures and actions that may result in, or be followed by an action for, liability of ABN AMRO or members of the ABN AMRO Board of Management or the ABN AMRO Supervisory Board vis-à-vis ABN AMRO shareholders. These procedures and actions include the possibility to request the competent Dutch court to order an enquiry into the policies and the course of affairs of the company, which request can be made by ABN AMRO Shareholders who alone or together with other holders represent at least one-tenth of the issued capital of the company or €225,000 in nominal value.

proposed act or omission involving negligence, default, breach of duty or breach of trust by a director. Such a claim is referred to as a "derivative claim", and may be brought against a director or another person.
Transactions with Interested Directors

Under the Listing Rules of the London Stock Exchange, RBS must obtain shareholder approval for certain transactions with related parties (which includes certain transactions with Directors). The Listing Rules provide that an announcement, a circular and prior approval of the shareholders in a general meeting will be required before such a transaction is entered into. The related party will not be allowed to vote on the resolution.

RBS's articles of association state that, if legislation allows and provided that a Director discloses the nature and extent of his or her interest to the other directors, he or she is permitted to: (i) have an interest in any contract with, or involving, RBS or any other company in which RBS has an interest; (ii) hold any other position (other than as an auditor) with RBS or any company in which RBS is interested as well as being a Director; (iii) acting alone, or through a firm with which he or she is associated, do paid professional work for RBS or another company in which RBS has an interest (other than as an auditor); and (iv) hold any position within, or be a shareholder of, or have any other kind of interest in any company in which RBS has an interest. Except as provided for in RBS's articles of association, a Director cannot vote on, or be counted in a quorum in relation to, any resolution of the Board of Directors on any contract in which he or she has an interest which the director knows is material. Interests purely as a result of an interest in RBS's securities will be disregarded for these purposes. RBS's articles of association provide that a Director can vote, and be counted for purposes of a quorum, on those conflict of interest transactions specified in article 114 (B) if the only material interest that director has in the transaction is one of those specified in article 105(B) of RBS's articles of association.

Under the Dutch Corporate Governance Code, any situation in which ABN AMRO has a conflict of interest with one or more members of the ABN AMRO Board of Management or ABN AMRO Supervisory Board must be promptly reported to the Chairman of the ABN AMRO Supervisory Board. The relevant directors must not take part in any deliberations about the contemplated transaction. Decisions to enter into transactions in which there are conflicts of interest with members of the ABN AMRO Board of Management or the ABN AMRO Supervisory Board that are of material significance to ABN AMRO and/or to such persons require the approval of the ABN AMRO Supervisory Board. Such transactions shall be published in the annual report.

These corporate governance rules are also endorsed in ABN AMRO's Corporate Governance Supplement 2007 and laid down in the Rules governing the ABN AMRO Supervisory Board's principles and best practices and the Rules governing the ABN AMRO Board of Management principles and best practices.

In the event of a conflict of interest with one or more members of the ABN AMRO Board of Management, ABN AMRO will be represented by the members of the ABN AMRO Supervisory Board.

The ABN AMRO General Meeting is at all times entitled to appoint one or more other persons to represent ABN AMRO in situations of a conflicting interest, which appointment is only with respect to the situation or transaction that gives rise to the conflict of interest.

Meetings of Shareholders

An Annual General Meeting must be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

The Directors may whenever they think fit, and shall on requisition in accordance with the U.K. law, proceed to convene an Extraordinary General Meeting.

An Annual General Meeting and any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to RBS, shall be called by twenty one days' notice in writing at the least, and any other General Meeting by fourteen days' notice in writing at the least.

However, a General Meeting may be called by a shorter notice than that specified above if it is so agreed:

(A)   in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

(B)   in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat being a majority together holding not less than 95% in nominal value of the shares giving that right.

Notices of general meetings must state, amongst other things, (i) where the meeting is to be held and (ii) the date and time of the meeting.

General Meetings of Shareholders are convened by the ABN AMRO Board of Management or the ABN AMRO Supervisory Board and, in certain circumstances, if authorised by the president of the Amsterdam court, ABN AMRO Shareholders and/or holders of depositary receipts who, alone or jointly, represent at least 10% of the total outstanding share capital of ABN AMRO.

ABN AMRO Shareholders and/or holders of depositary receipts who, alone or jointly, represent at least one per cent (1%) of the economic value of the capital or a block of shares, alone or jointly, at least worth fifty million euros (€50,000,000) according to the Official Price List of Euronext Amsterdam N.V. (or any publication taking its place), shall have the right to request to the ABN AMRO Board of Management or the ABN AMRO Supervisory Board that items be placed on the agenda of the ABN AMRO General Meeting.

These requests shall be honoured by the ABN AMRO Board of Management or the ABN AMRO Supervisory Board provided that important company interests do not dictate otherwise; and that the request is received by the chairman of the ABN AMRO Board of Management or the chairman of the ABN AMRO Supervisory Board in writing at least sixty (60) days before the date of the ABN AMRO General Meeting.

The convocation to the meeting, which takes place not later than 15 days prior to the day of the meeting, shall state the items to be discussed or indicate that shareholders may inspect such items at the ABN AMRO offices. Proposals relating to reducing the ABN AMRO share capital or amending ABN AMRO's articles of association must be included in the convocation. Notices calling meetings must be published in at least one daily national newspaper and on the Official Price List of Euronext Amsterdam N.V. Each shareholder, each usufructuary or pledgee of shares holding voting rights, as well as each depositary receipt holder is entitled to attend the ABN AMRO Shareholders' Meeting and to speak and, where applicable, to vote, either in person or by proxy granted in writing.

Voting at the ABN AMRO annual General Meeting is principally related to approval of the annual accounts of ABN AMRO, the adoption of the proposed dividend per ordinary share (See "Dividends" below) and discharging the members of the ABN AMRO Board of Management and the ABN AMRO Supervisory Board. In addition, the General Meeting may appoint the auditor as required by law. However, if the General Meeting does not appoint the auditor, the ABN AMRO Supervisory Board must do so. The shareholders of ABN AMRO also may adopt other resolutions, whether or not in the annual General Meeting or in an extraordinary General Meeting, including resolutions to: (1) delegate the authority to the ABN AMRO Board of Management to issue shares or to grant rights to acquire shares, (2) delegate the authority to the ABN AMRO Board of Management to restrict or exclude pre-emptive rights in respect of shares issued pursuant to authority granted in clause (1), (3) authorise the ABN AMRO Board of Management to engage in repurchases of shares in ABN AMRO's capital or (4) amend ABN AMRO's articles of association. In the case of an amendment to ABN AMRO's articles of association, only following a motion by the ABN AMRO Board of Management that has been previously approved by the ABN AMRO Supervisory Board.

In addition, shareholders of ABN AMRO are entitled to appoint or, as the case may be, to reappoint, suspend and dismiss the members of the ABN AMRO Board of Management and ABN AMRO Supervisory Board.

There are no quorum requirements applicable to ABN AMRO General Meetings, although certain quorum requirements may apply to specific proposed actions.
Shareholders' Information Rights
Under U.K. law, if requested by shareholders in RBS holding at least 10% of the share capital of RBS, our directors must convene an extraordinary general meeting of the company	Pursuant to Dutch law, the ABN AMRO Board of Management and ABN AMRO Supervisory Board are required to provide the ABN AMRO General Meeting with all information requested to discuss the objects set out in the request of the relevant shareholders.
by such ABN AMRO General Meeting, unless the provision of such information would conflict with a material interest of ABN AMRO. Individual shareholders do not have this right. Only the ABN AMRO General Meeting can demand certain information. The ABN AMRO Board of Management shall maintain s separate register of the holders of each class of registered shares. This may consist of several parts, which may be kept in different places. The register must be updated regularly.

The registers shall be available for inspection of the shareholders included therein, such shareholders can also request an extract of a register.
Disclosure of Shareholder Interests

The Disclosure and Transparency Rules of the U.K. FSA require shareholders to notify RBS if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in RBS may be disregarded.

Pursuant to the Companies Act, RBS may also send a notice to any person whom RBS knows or believes to be interested in RBS's shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the "default shares"), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of RBS.
In respect of a person with a 0.25% or more interest in the issued ordinary share capital of RBS, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be
Under Dutch law, any person who acquires or disposes of an interest in shares or voting rights in ABN AMRO is required to notify the AFM when he knows or should reasonably know that his interest meets, exceeds or falls below a threshold. The thresholds used are 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%. The term "shares' also includes depositary receipts and options and other tradable securities in respect of shares and depositary receipts. The duty to notify the AFM also applies to passively reaching or crossing a threshold in the event that this results from a change in an issuer's capital or voting rights.

This disclosure will be included in a public register maintained by the AFM.

In addition, share holdings and any changes in these share holdings by members of the ABN AMRO Board of Management and members of the ABN AMRO Supervisory Board must be disclosed to the AFM. These share dealings will also be published in a register.

registered and that any dividends or other payments on the shares shall be retained by RBS pending receipt by RBS of the information requested by the Directors.
Amendment of Articles of Association

Under U.K. law, RBS shareholders have power to amend the objects, or purpose, clause in our memorandum of association and any provision of RBS's articles of association by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments.

Under U.K. law, RBS's Board of Directors is not authorised to change the memorandum of association or the articles of association. RBS's articles of association provide that if permitted by legislation, the rights attached to any class of our shares can be changed if this is approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount or by an extraordinary resolution passed at a separate meeting of the holders of the relevant class of shares.
Any amendment of the ABN AMRO articles of association requires a resolution adopted by an absolute majority of votes cast in the General Meeting. Such resolution may only be passed by the General Meeting following a proposal by the ABN AMRO Board of Management which has been approved by the ABN AMRO Supervisory Board.
Dividends

RBS may by Ordinary Resolution declare dividends but no dividend shall be payable except out of the profits of RBS available for distribution under the provisions of the Statutes, or in excess of the amount recommended by the Directors, or in contravention of the special rights attaching to any share. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends must be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid, and shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. The amounts of any such pro rata apportionments shall be determined by the Directors as they think fit in all respects

ABN AMRO may make distributions to ABN AMRO Shareholders and other parties entitled to the profit available for distribution in so far as its shareholders' equity exceeds the paid and called portion of the capital plus the reserves required by law to be maintained.

The profits as stated in the approved ABN AMRO annual accounts shall be distributed as follows:

Firstly a dividend shall be distributed to the holders of ABN AMRO Convertible Preference Shares and ABN AMRO (formerly convertible) Preference Shares, in accordance with ABN AMRO's articles of association.

Subsequently, such reserves shall be formed and charged against the profit as determined by the ABN AMRO Board of Management and approved by the ABN AMRO Supervisory Board.

including as to any Applicable Exchange Rate applied by them for the purposes of converting any amount denominated in one currency into another currency for such determination. Provided that the Directors act bona fide they shall not incur any responsibility to the holders of any share in respect of the determination of such pro rata apportionment.

The allocation of the amount remaining shall be determined by the ABN AMRO General Meeting. The ABN AMRO Board of Management, subject to the approval of the ABN AMRO Supervisory Board, shall make a proposal to that effect.

ABN AMRO's policy on reserves and dividends shall be determined and can be amended by the ABN AMRO Supervisory Board, upon the proposal of the ABN AMRO Board of Management.

The adoption and thereafter each amendment of the policy on reserves and dividends shall be discussed and accounted for at the ABN AMRO General Meeting under a separate agenda item.

Subject to the approval of the ABN AMRO Supervisory Board, the ABN AMRO Board of Management may make the dividend or interim dividend on ABN AMRO ordinary shares payable, at the discretion of the holders of ABN AMRO ordinary shares, either in cash or, provided the ABN AMRO Board of Management is authorised to issue shares, partly or wholly in the form of ABN AMRO ordinary shares or ABN AMRO (formerly convertible) preference shares or in a combination thereof, such combination to be determined by the ABN AMRO Board of Management.

Subject to the approval of the ABN AMRO Supervisory Board, the ABN AMRO Board of Management shall be authorised, in so far as such is permitted by the profit as evidenced by an interim balance sheet drawn up with due observance of the provisions of Section 2:105, Subsection 4 Civil Code, to make payable an interim dividend on the ABN AMRO ordinary shares once or more frequently in the course of any financial year and prior to the approval of the ABN AMRO Annual Accounts by the ABN AMRO General Meeting.

Subject to the approval of the ABN AMRO Supervisory Board, the ABN AMRO Board of Management may decide on a distribution charged against reserves in cash or, if the ABN AMRO Board of Management is authorised to issue shares, in the form of shares.

Dividends which have not been claimed upon the expiry of five (5) years after the date when they became payable shall be forfeited to ABN AMRO.
Liquidation Rights

If we are liquidated, the liquidator may, with the authority of an extraordinary resolution, divide among the members in specie or kind the whole or any part of the assets of RBS. The liquidator may determine how such division is to be carried out as between members or classes of members.
In the event of the dissolution and liquidation of ABN AMRO, the assets remaining after payment of all debts are to be distributed on the following manner:

first, to the holders of the convertible preference shares and the (formerly convertible) preference shares on a pro rata basis, in an amount equal to all dividends accrued from the beginning of the most recent full financial year through to the date of payment, to which the nominal amount of the convertible preference shares or the amount paid in on the (formerly convertible) Preference Shares is added, respectively, and second, to the holders of ABN AMRO ordinary shares on a pro rata basis.
Pre-emptive Rights

Under U.K. law, if we issue specific kinds of additional shares, current shareholders will have pre-emption rights to those securities on a pro rata basis. Pre-emption rights are transferable during the subscription period relating to a particular offering.

Our shareholders may, by way of a special resolution, grant authority to our directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If our directors wish to seek authority to disapply the pre-emption rights, they must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.
Upon the issuance of ABN AMRO ordinary shares or (formerly convertible) Preference Shares (or the granting of rights to subscribe for such classes of shares), holders of ordinary shares have pre-emptive rights to subscribe for new issuances (or grantings) in proportion to their holdings. Notwithstanding the foregoing, holders of ordinary shares will not have pre-emptive rights in respect of (i) issuances of shares to employees of ABN AMRO or group companies and (ii) issuances of shares for non-cash consideration. Holders of ABN AMRO ordinary shares also do not have pre-emptive rights in respect of shares issued pursuant to the exercise of a right to subscribe for such shares.

The ABN AMRO Board of Management, subject to the approval of the ABN AMRO Supervisory Board, may be authorised by resolution of the ABN AMRO Shareholders' Meeting to restrict or exclude pre-emptive rights with respect to the ABN AMRO ordinary shares and (formerly convertible) preference shares (and the granting of rights to acquire such shares) if the shareholders have delegated the authority to issue these shares (and these rights) to the ABN AMRO Board of Management. The authority of the ABN AMRO Board of Management to restrict or exclude pre-emption rights was recently renewed at the 2007 ABN AMRO Shareholders' Meeting.
Acquisition of Own Shares

RBS's articles of association permit RBS to issue redeemable shares. The ordinary shares are not redeemable but the non-cumulative sterling preference shares that have been issued by RBS, may be redeemed.

RBS may purchase its own shares if the purchase:

(i)    is made in accordance with applicable law and the Listing Rules;

(ii)    in the case of an open-market purchase, RBS's shareholders have passed an ordinary resolution giving RBS authority to make the purchase; and

(iii)   in the case of an off-market purchase, RBS's shareholders have passed a special resolution giving RBS authority to make the purchase.

However, RBS intends to comply with the guidance of the Association of British Insurers that authority to repurchase shares should only be given by special resolution.

RBS will be permitted to redeem or repurchase shares only if the shares are fully paid and only out of distributable profits or the proceeds of a new issue of shares made for the purpose of the repurchase or redemption.

ABN AMRO may acquire fully paid-up shares of any class of its capital for a consideration, subject to certain provisions of Dutch law and ABN AMRO's articles of association, if: (i) shareholders' equity less the payment required to make the acquisition does not fall below the sum of paid-up and called up capital and any reserves required by Dutch law or ABN AMRO's articles of association and (ii) ABN AMRO and its subsidiaries would thereafter not hold shares with an aggregate nominal value exceeding one tenth of ABN AMRO's issued share capital. Any shares held by ABN AMRO in its own capital may not be voted.

An acquisition by ABN AMRO of fully paid-up shares of any class of its capital for a consideration may be effected by the ABN AMRO Board of Management, subject to the approval of the Supervisory Board. Such acquisitions by ABN AMRO of shares in its own capital require the ABN AMRO Shareholders' Meeting to grant the ABN AMRO Board of Management the authority to effect such acquisitions. This authority may apply for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which the shares may be acquired and the price limits within which shares may be acquired. No authority is required for the acquisition by ABN AMRO of shares in its own capital for the purpose of transferring the shares to employees of ABN AMRO or any subsidiary thereof pursuant to any arrangements applicable to such employees, provided that the shares are included in the price list of a stock exchange.

Dutch law provides that an acquisition as above is not allowed when a financial year has lapsed more than six months and the annual accounts have not been approved and adopted.
Dispute Resolution
Our articles of association do not contain any arbitration or jurisdiction-related provisions.	The ABN AMRO articles of association do not contain any arbitration or jurisdiction-related provisions.

INTERESTS OF RFS HOLDINGS, FORTIS, RBS AND SANTANDER
AND THEIR DIRECTORS AND EXECUTIVE OFFICERS

Interests in ABN AMRO Ordinary Shares

The following table sets out the ownership of ABN AMRO ordinary shares (including those underlying ABN AMRO ADSs) by RFS Holdings, Fortis, Fortis Bank Nederland (Holding) N.V., RBS, Santander and Santander Holanda B.V. and each of their respective affiliates, directors and executive officers as at 26 September 2007:

Name	Amount of ABN AMRO Ordinary Shares	% of ABN AMRO Ordinary Shares(1)
RFS Holdings	—	—
Fortis Entities
Fortis Bank SA/NV	437,853	0.02%
Fortis Bank (Nederland) N.V.	75,000	0.00%
Blaak 555 3011 GB Rotterdam Netherlands
Fortis Banque Luxembourg S.A.	204,742	0.01%
50, Avenue J.F. Kennedy 2951 Luxembourg Luxembourg
Fortis Insurance Belgium S.A.	2,503,518	0.14%
Boulevard Emile Jacqmain 53 B-1000 Brussels Belgium
Fortis Insurance Netherlands N.V.	10,498,636	0.57%
Archimedeslaan 10 3584 BA Utrecht Netherlands
Fortis Corporate Insurance N.V.	413,732	0.02%
Prof J. H. Bavincklaan 1 1183 AT Amstelveen The Netherlands
Fortis Proprietary Capital	24,406	0.00%
520 Madison Ave. New York, NY 10022
Fortis Directors and Executive Officers
Mr. Alois Michielsen(2)	15,254	0.00%
Mr. Jos Clijsters(3)	1,648	0.00%
Mr. Lex Kloosterman(4)	10,061	0.00%
Mr. Jan Van Rutte(5)	2,388	0.00%

RBS Entities
The Royal Bank of Scotland Group plc	33,712,157	1.83%
The Royal Bank of Scotland plc, Equity Derivatives—Stocks	750,374	0.04%
36 St. Andrew Square Edinburgh EH2 2YB UK
RBS Directors and Executive Officers
Mr. William Friedrich	36	0.00%
Santander Entities
Santander	22,558,469	1.22%
Banco Español de Crédito, S.A.	6,000	0.00%
Avenida Gran Vía de Hortaleza: 3 28043 Madrid Spain
Santander Seguros y Reaseguros, S.A.	78,263	0.00%
Ciudad Grupo Santander Avenida de Cantabria s/n Boadilla del Monte 28660 Madrid Spain
Cartera Mobiliaria, S.A.	45,000	0.00%
Pasco de Pereda, 9-12 39004 Santander Spain
Norbest A.S.	850,000	0.05%
Strandveien, 18—Lysaker 1366 Baerum Norway
Abbey National plc	3	0.00%
Abbey National House 2 Triton Square Regent's Place London NW1 3AN United Kingdom

Santander Directors and Executive Officers
Assicurazioni Generali S.p.A.(6)	3,752,637	0.20%
Piazza Duca degli Abruzzo, 2 34132 Trieste Italy
Mr. Antoine Bernheim(7)	40,534	0.00%
Mr. Rodrigo Echenique(8)	2,350	0.00%
Mr. Enrique G. Candelas	30,000	0.00%
Mr. Joan-David Grimà(8)	1,223	0.00%
Mr. José Manuel Tejón	14,987	0.00%

Notes:

(1)
Based on 1,845,855,090 outstanding ABN AMRO ordinary shares as of 6 August 2007, which is the number of outstanding shares disclosed in ABN AMRO's Schedule 14D-9 filed on 10 August 2007.

(2)
These shares are held by Mr. Michielsen's children, of which Mr. and Mrs. Michielsen have the usufruct. Mr. Michielsen is a director on the Board of Directors of Fortis SA/NV and Fortis N.V.

(3)
Mr. Clijsters is an executive officer of Fortis SA/NV and Fortis N.V. and a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.

(4)
Mr. Kloosterman is an executive officer of Fortis SA/NV and Fortis N.V. and the Chairman of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.

(5)
Mr. Van Rutte is the Chairman of the Executive Board of Fortis Bank Nederland (Holding) N.V.

(6)
As at 26 September 2007, 357,546 of such shares are owned by Assicurazioni Generali S.p.A., and the remaining 3,395,091 shares are owned by subsidiaries of Assicurazioni Generali S.p.A.

(7)
Representative of Assicurazioni Generali S.p.A. on Santander's Board of Directors.

(8)
The interest indicated for Mr. Rodrigo Echenique corresponds to Abuvilla Inversiones, SICAV, S.A., an entity majority-owned by him. The interest indicated for Mr. Joan-David Grimà corresponds to Grial Inversiones, SICAV, S.A., an entity majority-owned by him. The address of both of these entities is Ciudad Grupo Santander, Avenida de Cantabria, 28660 Boadilla del Monte, Madrid, Spain.

Transactions in ABN AMRO Ordinary Shares

The following table sets forth information regarding transactions in ABN AMRO ordinary shares (including those underlying ABN AMRO ADSs) by RFS Holdings, Fortis, Fortis Bank Nederland (Holding) N.V., RBS, Santander and Santander Holanda B.V. and each of their respective affiliates, directors and officers from 21 May 2007 through 26 September 2007.

	Date of Transaction	Type of Transaction	Number of Shares	Price per share
				(€)
RFS Holdings	—	—	—	—
Fortis Entities
Fortis Bank Belgium ALM	24 May 2007	Purchase	33,750	35.17
Fortis Bank Belgium ALM	12 June 2007	Sale	231,052	35.41
Fortis Bank Belgium ALM	28 June 2007	Purchase	42,985	34.25
Fortis Directors and Executive Officers	—	—	—	—
RBS Entities
The Royal Bank of Scotland plc	31 May 2007	Sale	31,100	35.63
The Royal Bank of Scotland plc	1 June 2007	Sale	8,800	35.91
The Royal Bank of Scotland plc	4 June 2007	Purchase	60,000	35.82
The Royal Bank of Scotland plc	5 June 2007	Sale	80,000	35.83
The Royal Bank of Scotland plc	5 June 2007	Purchase	80,000	35.83
The Royal Bank of Scotland plc	5 June 2007	Purchase	140,000	35.82
The Royal Bank of Scotland plc	5 June 2007	Sale	140,000	35.82
The Royal Bank of Scotland plc	5 June 2007	Purchase	360,000	35.82
The Royal Bank of Scotland plc	5 June 2007	Purchase	500,000	35.85
The Royal Bank of Scotland plc	6 June 2007	Purchase	300,000	35.65
The Royal Bank of Scotland plc	6 June 2007	Purchase	8,700	35.41
The Royal Bank of Scotland plc	7 June 2007	Purchase	15,400	35.35
The Royal Bank of Scotland plc	8 June 2007	Sale	280,000	35.24
The Royal Bank of Scotland plc	13 June 2007	Sale	286,880	35.36
The Royal Bank of Scotland plc	14 June 2007	Purchase	104,735	35.47
The Royal Bank of Scotland plc	14 June 2007	Sale	100,000	35.63
The Royal Bank of Scotland plc	14 June 2007	Sale	11,600	35.68
The Royal Bank of Scotland plc	15 June 2007	Purchase	140,000	35.62
The Royal Bank of Scotland plc	15 June 2007	Sale	70,000	35.81
The Royal Bank of Scotland plc	15 June 2007	Sale	18,300	35.91
The Royal Bank of Scotland plc	15 June 2007	Purchase	40,000	30.00
The Royal Bank of Scotland plc	18 June 2007	Purchase	400,800	32.00
The Royal Bank of Scotland plc	18 June 2007	Purchase	400,800	32.00
The Royal Bank of Scotland plc	18 June 2007	Purchase	50,000	34.00
The Royal Bank of Scotland plc	18 June 2007	Purchase	50,000	34.00
The Royal Bank of Scotland plc	21 June 2007	Purchase	8,300	35.15
The Royal Bank of Scotland plc	22 June 2007	Purchase	35,406	35.00
The Royal Bank of Scotland plc	22 June 2007	Sale	350,000	35.15
The Royal Bank of Scotland plc	25 June 2007	Sale	510,000	34.39
The Royal Bank of Scotland plc	25 June 2007	Sale	300,535	34.30
The Royal Bank of Scotland plc	25 June 2007	Purchase	300,535	34.30
The Royal Bank of Scotland plc	25 June 2007	Sale	35,406	34.45
The Royal Bank of Scotland plc	25 June 2007	Purchase	100,000	34.38
The Royal Bank of Scotland plc	25 June 2007	Sale	9,100	34.05
The Royal Bank of Scotland plc	27 June 2007	Purchase	100,000	34.13
The Royal Bank of Scotland plc	28 June 2007	Sale	14,700	34.20

The Royal Bank of Scotland plc	29 June 2007	Purchase	22,400	34.05
The Royal Bank of Scotland plc	3 July 2007	Sale	20,300	34.05
The Royal Bank of Scotland plc	6 July 2007	Sale	80	34.69
The Royal Bank of Scotland plc	9 July 2007	Sale	14,300	34.65
The Royal Bank of Scotland plc	9 July 2007	Sale	200,000	34.68
The Royal Bank of Scotland plc	10 July 2007	Purchase	22,300	34.46
The Royal Bank of Scotland plc	10 July 2007	Sale	200,000	34.54
The Royal Bank of Scotland plc	12 July 2007	Sale	284,000	35.17
The Royal Bank of Scotland plc	12 July 2007	Sale	100,000	34.90
The Royal Bank of Scotland plc	13 July 2007	Purchase	140,000	35.31
The Royal Bank of Scotland plc	16 July 2007	Purchase	135,000	37.47
The Royal Bank of Scotland plc	16 July 2007	Purchase	400,000	37.16
The Royal Bank of Scotland plc	17 July 2007	Purchase	28,900	37.15
The Royal Bank of Scotland plc	17 July 2007	Purchase	100,000	37.00
The Royal Bank of Scotland plc	17 July 2007	Sale	28,700	37.00
The Royal Bank of Scotland plc	18 July 2007	Purchase	11,600	36.89
The Royal Bank of Scotland plc	20 July 2007	Sale	500,000	36.90
The Royal Bank of Scotland plc	24 July 2007	Purchase	13,000	36.78
The Royal Bank of Scotland plc	25 July 2007	Purchase	10,400	36.27
The Royal Bank of Scotland plc	26 July 2007	Purchase	14,200	35.26
The Royal Bank of Scotland plc	27 July 2007	Sale	390,455	34.89
The Royal Bank of Scotland plc	27 July 2007	Sale	221,000	34.94
The Royal Bank of Scotland plc	30 July 2007	Purchase	17,800	35.00
The Royal Bank of Scotland plc	31 July 2007	Sale	1,200	20.00
The Royal Bank of Scotland plc	9 August 2007	Sale	500,000	35.66
The Royal Bank of Scotland plc	10 August 2007	Sale	250,000	33.70
The Royal Bank of Scotland plc	10 August 2007	Purchase	250,000	33.37
The Royal Bank of Scotland Group plc	10 August 2007	Purchase	16,662,128	33.61
The Royal Bank of Scotland Group plc	13 August 2007	Purchase	9,550,029	34.23
The Royal Bank of Scotland Group plc	14 August 2007	Purchase	5,000,000	34.46
The Royal Bank of Scotland Group plc	15 August 2007	Purchase	2,500,000	34.00
The Royal Bank of Scotland plc	4 September 2007	Sale	12,000	34.84
The Royal Bank of Scotland plc	12 September 2007	Sale	17,700	34.08
The Royal Bank of Scotland plc	24 September 2007	Physical Settlement (receipt)	221,000	28.00
RBS Directors and Executive Officers	—	—	—	—
Santander Entities
Santander Seguros y Reaseguros, S.A.	28 May 2007	Purchase	30,000	36.10
Santander Seguros y Reaseguros, S.A.	1 June 2007	Disposal	30,000	35.78
Santander	21 May 2007	Disposal	37,407	35.17
Santander	21 May 2007	Disposal	24,938	35.17
Santander	29 May 2007	Scrip dividend	6,850	—
Santander	15 June 2007	Physical Settlement (receipt)	500,000	19.00
Santander	10 August 2007	Purchase	5,000,000	32.85
Santander	13 August 2007	Purchase	9,550,029	34.23
Santander	14 August 2007	Purchase	5,000,000	34.46
Santander	15 August 2007	Purchase	2,500,000	34.00

Santander Directors and Executive Officers
Assicurazioni Generali S.p.A.	22 May 2007	Purchase	28,000	35.35
Assicurazioni Generali S.p.A.	3 July 2007	Disposal	100,000	33.97
Assicurazioni Generali S.p.A.	5 July 2007	Disposal	50,000	34.48
Assicurazioni Generali S.p.A.	17 July 2007	Disposal	100,000	37.06
Assicurazioni Generali S.p.A.	18 July 2007	Disposal	100,000	36.88
Assicurazioni Generali S.p.A.	19 July 2007	Disposal	50,000	37.07
Assicurazioni Generali S.p.A.	19 July 2007	Disposal	50,000	37.07
Assicurazioni Generali S.p.A.	20 July 2007	Disposal	50,000	36.90
Assicurazioni Generali S.p.A.	20 July 2007	Disposal	100,000	36.90
Assicurazioni Generali S.p.A.	26 July 2007	Disposal	28,000	35.96
Assicurazioni Generali S.p.A.	11 September 2007	Disposal	200,000	33.75
Assicurazioni Generali S.p.A.	24 September 2007	Purchase	980	36.63
Assicurazioni Generali S.p.A.	26 September 2007	Disposal	200,000	36.70
Mr. Antoine Bernheim(1)	29 May 2007	Scrip dividend	666	—
Mr. Antoine Bernheim(1)	27 August 2007	Scrip dividend	571	—
Mr. Enrique G. Candelas	28 May 2007	Purchase	30,000	35.95
Mr. Joan-David Grimà(2)	24 May 2007	Purchase	1,223	35.69
Mr. José Manuel Tejón	27 August 2007	Scrip dividend	212	—

Notes:

(1)
Representative of Assicurazioni Generali S.p.A. on Santander's Board of Directors.

(2)
This transaction was entered into by Grial Inversiones, SICAV, S.A., an entity majority-owned by Mr. Joan David Grimà whose address is Ciudad Grupo Santander, Avenida de Cantabria, 28660 Boadilla del Monte, Madrid, Spain.

Certain Other Transactions

The Banks may, from time to time, enter into and dispose of cash-settled equity swap or other derivative transactions with one or more counterparties that are based upon the value of ABN AMRO ordinary shares. The profit, loss and/or return on such contracts may be wholly or partially dependent on the market value of the ABN AMRO ordinary shares, the relative value of the ABN AMRO ordinary shares in comparison to one or more other financial instruments, indexes or securities, a basket or group of securities in which the ABN AMRO ordinary shares may be included, or a combination of any of the foregoing. In addition to the ABN AMRO ordinary shares that they beneficially own without reference to these contracts, the Banks had, as at 26 September 2007, cash-settled equity swaps and cash-settled options over a notional amount of 81,090,597 ABN AMRO ordinary shares through such contracts. These contracts do not give the Banks direct or indirect voting, investment or dispositive control over any securities of ABN AMRO and do not require the counterparties thereto to acquire, hold, vote or dispose of any securities of ABN AMRO.

Certain Relationships and Related Party Transactions

In the normal course of their business, ABN AMRO, on the one hand, and Fortis, Fortis Bank Nederland (Holding) N.V., RBS, Santander and Santander Holanda B.V., on the other hand, are parties to transactions and agreements with each other. However, to the best knowledge of the Banks, none of RFS Holdings, Fortis, Fortis Bank Nederland (Holding) N.V., RBS, Santander or Santander Holanda B.V. or any of the persons named in Annex A to this document has since 16 July 2005 engaged in any transaction with ABN AMRO or any of its affiliates, directors or executive officers that would require disclosure under the rules and regulations of the SEC applicable to the offers.

Interests of Directors of RBS

The following table sets out the ownership of our ordinary shares by our executive directors (and their connected persons) as at 26 September 2007, the latest practicable date:

RBS Executive Directors	Ordinary shares of 25p each beneficially owned as of 26 September 2007
Sir Fred Goodwin	200,708
Mr. Cameron	10,942
Mr. Fish	33,360
Mr. Fisher	19,318
Mr. Pell	1,746
Mr. Whittaker	277,777

As at 26 September 2007, the RBS executive directors held a technical interest as potential beneficiaries in The Royal Bank of Scotland Group plc 2001 Employee Share Trust (12,033,149 RBS ordinary shares) and The Royal Bank of Scotland plc 1992 Employee Share Trust (1,057,974 RBS ordinary shares) being trusts operated for the benefit of employees of the company and its subsidiaries.

The following table sets out the ownership of our ordinary shares by our Chairman and non-executive directors (and their connected persons) as at 26 September 2007, the most recent practicable date:

Chairman and Non-Executive Directors	Ordinary shares of 25p each beneficially owned at 26 September 2007
Sir Tom McKillop	90,000
Mr. Buchan	15,000
Dr. Currie	1,668
Mr. Friedrich	62,819
Mr. Hunter	10,500
Mr. Koch	60,000
Mrs. Kong	21,000
Mr. MacHale	30,000
Sir Steve Robson	—
Mr. Scott	13,344
Mr. Sutherland	16,770

Mr. Fish and Mr. Koch each held 20,000 non-cumulative preference shares of U.S.$0.01 each at 26 September 2007. No other director held an interest in the preference shares during the year.

The interests of each RBS director will be unaffected as a result of the offers.

The following table sets out the options and awards relating to RBS ordinary shares held by our directors under the RBS Employee Share Plans as at 26 September 2007:

Name	Share plan	Date of grant	Number of shares	Option Price	Market Price at date of award	Vested?	Exercise period
				(£)	(£)
Sir Fred Goodwin	Executive Share Option Scheme	07-Dec-98	493,713	2.916667	—	Vested	07.12.01– 06.12.08
	Executive Share Option Scheme	04-Mar-99	8,889	3.726667	—	Vested	04.03.02– 03.03.09
	Executive Share Option Scheme	03-Jun-99	81,918	3.990000	—	Vested	03.06.02– 02.06.09
	Executive Share Option Scheme	29-Mar-00	460,944	2.603333	—	Vested	29.03.03– 28.03.10
	Executive Share Option Scheme	14-Aug-01	131,100	5.726667	—	Vested	14.08.04– 13.08.11
	Executive Share Option Scheme	14-Mar-02	123,900	6.060000	—	Vested	14.03.05– 13.03.12
	Executive Share Option Scheme	13-Mar-03	218,400	4.123333	—	Vested	13.03.06– 12.03.13
	Executive Share Option Scheme	11-Mar-04	432,525	5.780000	—	Vested	11.03.07– 10.03.14
	Executive Share Option Scheme	10-Mar-05	477,153	5.763333	—	Unvested	10.03.08– 09.03.15
	Executive Share Option Scheme	09-Mar-06	485,961	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	695,188	5.610000	—	Unvested	16.08.10– 15.08.17
	Sharesave Scheme	02-Sep-05	3,801	4.346667	—	Unvested	01.10.10– 31.03.11	(1)

	OVERALL TOTAL		3,613,492

Mr. Cameron	Executive Share Option Scheme	04-Mar-99	57,582	3.726667	—	Vested	04.03.02– 03.03.09
	Executive Share Option Scheme	29-Mar-00	115,233	2.603333	—	Vested	29.03.03– 28.03.10
	Executive Share Option Scheme	14-Aug-01	78,600	5.726667	—	Vested	14.08.04– 13.08.11
	Executive Share Option Scheme	14-Mar-02	95,400	6.060000	—	Vested	14.03.05– 13.03.12
	Executive Share Option Scheme	13-Mar-03	157,800	4.123333	—	Vested	13.03.06– 12.03.13
	Executive Share Option Scheme	11-Mar-04	151,383	5.780000	—	Vested	11.03.07– 10.03.14
	Executive Share Option Scheme	10-Mar-05	242,916	5.763333	—	Unvested	10.03.08– 09.03.15
	Executive Share Option Scheme	09-Mar-06	255,129	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	374,332	5.610000	—	Unvested	16.08.10– 15.08.17
	Medium-term Performance Plan	17-Jun-01	167,472	NIL	5.450000	Vested		(2)
	Medium-term Performance Plan	11-Apr-02	66,234	NIL	6.196667	Vested		(2)
	Medium-term Performance Plan	28-Apr-05	138,810	NIL	5.763333	Unvested		(2)
	Sharesave Scheme	01-Sep-00	5,595	3.283333	—	Unvested	01.10.07– 31.03.08	(1)

	OVERALL TOTAL		1,906,486

Mr. Fish	Executive Share Option Scheme	11-May-98	323,631	3.110000	—	Vested	11.05.01– 10.05.08
	Executive Share Option Scheme	10-Mar-05	112,809	5.763333	—	Unvested	10.03.08– 09.03.15
	Executive Share Option Scheme	09-Mar-06	333,387	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	523,640	5.610000	—	Unvested	16.08.10– 15.08.17

	OVERALL TOTAL		1,293,467

Mr. Fisher	Executive Share Option Scheme	01-Apr-99	42,843	3.080000	—	Vested	01.04.02– 31.03.09
	Executive Share Option Scheme	29-Mar-00	99,873	2.603333	—	Vested	29.03.03– 28.03.10
	Executive Share Option Scheme	14-Aug-01	65,400	5.726667	—	Vested	14.08.04– 13.08.11
	Executive Share Option Scheme	14-Mar-02	68,100	6.060000	—	Vested	14.03.05– 13.03.12
	Executive Share Option Scheme	13-Mar-03	121,500	4.123333	—	Vested	13.03.06– 12.03.13
	Executive Share Option Scheme	11-Mar-04	118,944	5.780000	—	Vested	11.03.07– 10.03.14
	Executive Share Option Scheme	10-Mar-05	182,187	5.763333	—	Unvested	10.03.08– 09.03.15
	Executive Share Option Scheme	09-Mar-06	184,260	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	262,033	5.610000	—	Unvested	16.08.10– 15.08.17
	Sharesave Scheme	03-Sep-04	933	4.030000	—	Unvested	01.10.07– 31.03.08	(1)
	Sharesave Scheme	02-Sep-05	435	4.346667	—	Unvested	01.10.08– 31.03.09	(1)
	Sharesave Scheme	03-Sep-07	1,611	4.690000	—	Unvested	01.10.10– 31.03.11

	OVERALL TOTAL		1,148,119

Mr. Pell	Executive Share Option Scheme	29-Mar-00	153,648	2.603333	—	Vested	29.03.03– 28.03.10
	Executive Share Option Scheme	14-Aug-01	87,300	5.726667	—	Vested	14.08.04– 13.08.11
	Executive Share Option Scheme	14-Mar-02	82,800	6.060000	—	Vested	14.03.05– 13.03.12
	Executive Share Option Scheme	13-Mar-03	149,400	4.123333	—	Vested	13.03.06– 12.03.13
	Executive Share Option Scheme	11-Mar-04	141,651	5.780000	—	Vested	11.03.07– 10.03.14
	Executive Share Option Scheme	10-Mar-05	151,821	5.763333	—	Unvested	10.03.08– 09.03.15
	Executive Share Option Scheme	09-Mar-06	187,095	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	259,894	5.610000	—	Unvested	16.08.10– 15.08.17

	OVERALL TOTAL		1,213,609

Mr. Whittaker	Executive Share Option Scheme	09-Mar-06	170,085	6.173333	—	Unvested	09.03.09– 08.03.16
	Executive Share Option Plan	16-Aug-07	280,749	5.610000	—	Unvested	16.08.10– 15.08.17
	Restricted Stock Award	28-Feb-06	91,449	—	6.460000	Unvested	01.02.08
	Restricted Stock Award	28-Feb-06	75,966	—	6.460000	Unvested	01.02.09
	Restricted Stock Award	28-Feb-06	37,263	—	6.460000	Unvested	01.02.10
	Sharesave Scheme	01-Sep-06	3,705	4.613333	—	Unvested	01.10.13– 31.03.14	(1)

	OVERALL TOTAL		659,217

Notes:

(1)
Options held under the Sharesave Schemes are not subject to performance conditions.

(2)
Option based awards under the Medium-term Performance Plan that have vested, are exercisable up to ten years from the date of grant.

(3)
No other director had an interest in our ordinary share capital as at 26 September 2007.

MARKET PRICE AND DIVIDEND DATA

Market Prices

RBS

RBS ordinary shares are listed on the LSE under the symbol "RBS". The table below sets forth the highest and lowest quoted prices of RBS ordinary shares on the LSE. These prices have been adjusted to reflect RBS's two-for-one bonus issue in May 2007.

	RBS Ordinary Shares
	High	Low
	(£ per share)
Year ended 31 December
2002	6.87	3.98
2003	5.93	4.12
2004	5.88	4.88
2005	6.11	5.07
2006	6.66	5.56
Year ended 31 December 2005
First Quarter	6.11	5.58
Second Quarter	5.72	5.25
Third Quarter	5.89	5.25
Fourth Quarter	5.92	5.07
Year ended 31 December 2006
First Quarter	6.44	5.68
Second Quarter	6.26	5.60
Third Quarter	6.13	5.56
Fourth Quarter	6.66	6.09
Year ended 31 December 2007
First Quarter	7.20	6.52
Second Quarter	6.90	6.23
Year ended 31 December 2006
August	5.98	5.73
September	6.13	5.88
October	6.40	6.09
November	6.35	6.14
December	6.66	6.11
Year ended 31 December 2007
January	7.01	6.75
February	7.14	6.70
March	7.20	6.52
April	6.90	6.43
May	6.59	6.28
June	6.60	6.23
July	6.43	5.69
August	5.99	5.43

As at 26 September 2007, the latest practicable date prior to the date of this document, the quoted price of RBS ordinary shares on the LSE was £5.165.

ABN AMRO

ABN AMRO ordinary shares are listed on Euronext Amsterdam under the symbol "AABA". ABN AMRO ADSs, each representing an ownership interest in one ABN AMRO ordinary share, are issued by the JPMorgan Chase Bank of New York, as depositary and are listed on the NYSE, where they trade under the symbol "ABN".

The table below sets forth the reported high and low sales prices in euros of ABN AMRO ordinary shares on Euronext Amsterdam and the reported high and low sale prices in U.S. dollars of the ABN AMRO ADSs on the NYSE for the periods indicated.

	ABN AMRO Ordinary Shares		ABN AMRO ADSs
	High	Low	High	Low
	(€ per share)		(U.S.$ per ADS)
Year ended 31 December
2002	22.78	10.45	20.32	10.54
2003	18.88	11.93	23.48	13.39
2004	19.79	16.47	26.65	19.67
2005	22.34	18.27	27.86	22.95
2006	25.92	20.46	32.60	25.57
Year ended 31 December 2005
First Quarter	21.40	18.80	27.86	24.39
Second Quarter	20.35	18.27	25.46	23.25
Third Quarter	21.24	19.14	25.85	23.45
Fourth Quarter	22.34	19.10	26.41	22.95
Year ended 31 December 2006
First Quarter	25.92	21.62	31.34	26.14
Second Quarter	24.98	20.56	30.93	25.57
Third Quarter	23.00	20.46	29.22	25.75
Fourth Quarter	24.72	22.53	32.60	28.93
Year ended 31 December 2007
First Quarter	32.75	24.20	43.96	31.48
Second Quarter	36.75	32.10	50.28	42.94
Year ended 31 December 2006
August	22.33	20.64	28.70	26.26
September	23.00	21.49	29.22	27.38
October	23.51	22.85	29.81	28.93
November	23.29	22.58	30.10	28.96
December	24.72	22.53	32.60	30.08
Year ended 31 December 2007
January	25.06	24.20	32.48	31.48
February	27.94	24.66	36.85	32.02
March	32.75	26.34	43.96	34.91
April	36.75	32.10	50.28	42.94
May	36.70	34.78	49.90	46.54
June	35.98	34.05	48.45	45.87
July	37.15	34.04	52.03	46.46
August	36.00	31.85	49.49	43.00

As at 26 September 2007, the latest practicable date prior to the date of this document, the reported price of ABN AMRO ordinary shares on Euronext Amsterdam was €36.93 and the reported price of ABN AMRO ADS on the NYSE was $52.15.

Dividends

RBS

The following table sets forth the sterling amount of net dividends paid in the respective years on each RBS ordinary share.

	Dividend per share(1)
	Reported	Adjusted
	(pence per ordinary share)
2006	77.3	25.8
2005	60.6	20.2
2004	52.5	17.5
2003	45.6	15.2
2002	39.7	13.2

Note:

(1)
The reported dividend per share data are as published. The adjusted dividend per share data have been adjusted to reflect the two for one bonus issue in May 2007.

ABN AMRO

The following table sets forth the euro amount of net dividends paid on each ABN AMRO ordinary share and the U.S. dollar amount of dividends paid on each ABN AMRO ADS in respect of the years indicated.

	(€ per ordinary share)	(U.S.$ per ADS)
Year ended 31 December
2006	1.15	1.50
2005	1.10	1.34
2004	1.00	1.27
2003	0.95	1.09
2002	0.90	0.92

VALIDITY OF THE SECURITIES

Dundas & Wilson CS LLP, Saltire Court, 20 Castle Terrace, Edinburgh EH1 2EN, United Kingdom, will pass on the validity of the RBS shares to be issued pursuant to the offers.

EXPERTS

The financial statements and management's report on the effectiveness of the RBS Group's internal control over financial reporting included in our Annual Report on Form 20-F, incorporated by reference in this document have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference (which reports (i) express an unqualified opinion on the financial statements and includes an explanatory paragraph describing that International Financial Reporting Standards vary in certain significant respects from U.S. GAAP and that information relating to the nature and effect of such differences is presented in Note 47 to the financial statements, (ii) express an unqualified opinion on management's assessment regarding the effectiveness of the Group's internal control over financial reporting, and (iii) express an unqualified opinion on the effectiveness of the Group's internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The interim financial statements for ABN AMRO for the six months ended 30 June 2007, annual consolidated financial statements of ABN AMRO at 31 December 2006, and for each of the years in the three-year period ended 31 December 2006 are incorporated in this prospectus by reference to ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006 and ABN AMRO's interim Form 6-K. The annual consolidated financial statements and management's report on the effectiveness of ABN AMRO's internal control over financial reporting included in ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006 have been audited by an independent registered public accounting firm, as set forth in their reports thereon, included therein, and included and/or incorporated herein by reference. Pursuant to Rule 436 under the Securities Act, RBS requires the consent of ABN AMRO's independent auditor to incorporate by reference their audit reports into this prospectus. RBS has requested and, as of the date of this prospectus, has not received such consent from ABN AMRO's independent auditor. Because RBS has not been able to obtain ABN AMRO's auditor's consent, you may not be able to recover against ABN AMRO's auditor under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by ABN AMRO's auditors or any omissions to state a material fact required to be stated therein. If RBS receives this consent, RBS will promptly file it as an exhibit to this registration statement of which this prospectus forms a part. With respect to ABN AMRO's unaudited consolidated financial information for the six months ended 30 June 2007 included in its Form 6-K filed with the SEC on 30 July 2007 included and/or incorporated herein by reference, an independent registered public accounting firm has reported that it has conducted a review of such information. However, their report included in ABN AMRO's Form 6-K filed with the SEC on 30 July 2007, and included and/or incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Such independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act for their report on ABN AMRO's unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by such accounting firm within the meaning of Sections 7 and 11 of the Securities Act. RBS has requested and, as of the date of this prospectus, has not received an acknowledgement from ABN AMRO's independent auditor that their review report with respect to ABN AMRO's unaudited consolidated financial statements is included and/or incorporated herein by reference.

ADDITIONAL INFORMATION FOR SECURITYHOLDERS

Where You Can Find More Information

ABN AMRO and RBS file reports with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings are also available to the public from commercial document retrieval services and at the internet web site maintained by the SEC at www.sec.gov. You may also inspect certain reports and other information concerning ABN AMRO at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also get more information by visiting ABN AMRO's website (http://www.abnamro.com) and RBS's website (http://www.rbs.com). Website materials are not part of this prospectus.

RBS has filed a registration statement on Form F-4 with the SEC to register the RBS ordinary shares (including those that will be represented by RBS ADSs) that holders of ABN AMRO securities will receive following completion and acceptance of the U.S. offer. This document is part of that registration statement on Form F-4 and constitutes a prospectus of RBS. This prospectus does not contain all the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement. The Banks will file with the SEC a tender offer statement on Schedule TO, which the Banks may amend from time to time during the pendency of the U.S. offer, as required by U.S. law and regulations.

Incorporation of Certain Documents by Reference

As allowed by the SEC, this prospectus does not contain all the information you can find in our prospectus or the exhibits to the prospectus. The SEC allows us to "incorporate by reference" certain information about RBS and ABN AMRO into this prospectus, which means that:

•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that ABN AMRO or RBS files with or furnishes to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus.

This prospectus incorporates by reference the documents of RBS listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 001-10306.

•
RBS's Annual Report on Form 20-F for the year ended 31 December 2006, filed with the SEC on 24 April 2007; and

•
RBS's Form 6-K for the six months ended 30 June 2007, filed with the SEC on 15 August 2007.

This prospectus incorporates by reference the documents of ABN AMRO listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-14624.

•
ABN AMRO's Form 6-K for the six months ended 30 June 2006, filed with the SEC on 29 September 2006;

•
ABN AMRO's Annual Report on Form 20-F for the year ended 31 December 2006, filed with the SEC on 2 April 2007;

•
ABN AMRO's Form 6-K, dated 23 April 2007, announcing the sale of LaSalle to Bank of America;

•
ABN AMRO's Form 6-K, dated 24 April 2007, reporting the Purchase and Sale Agreement by and between ABN AMRO Bank NV and Bank of America Corporation;

•
ABN AMRO's Form 6-K, dated 25 April 2007, reporting unaudited pro forma condensed financial statements for the year ended 31 December 2006 after giving effect to the proposed sale of LaSalle to Bank of America;

•
ABN AMRO's Form 6-K, dated 27 April 2007, reporting consolidated ratio of earnings to fixed charges for quarters ended 31 March 2007, 31 December 2006, and 31 March 2006;

•
ABN AMRO's Form 6-K, filed with the SEC on 30 July 2007, reporting its unaudited results for the six months ended 30 June 2007;

•
ABN AMRO's Amendment No. 1 to its Annual Report on Form 20-F for the year ended 31 December 2006, filed with the SEC on 3 August 2007; and

•
ABN AMRO's Form 6-K, filed with the SEC on 31 August 2007, reporting its unaudited IFRS—U.S. GAAP reconciliation data and other related information, for the six months ended 30 June 2007.

This prospectus also incorporates by reference each of the following documents that RBS files with or furnishes to the SEC after the date of this document until the expiration of the U.S. offer or the date that the U.S. offer is terminated:

•
any annual reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•
any current reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus in deciding whether to accept this U.S. offer. RBS has not authorised anyone to provide you with information that is different than what is contained in, or incorporated by reference into, this prospectus. This prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to you nor the issuance of RBS ordinary shares in the U.S. offer shall create any implication to the contrary.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS

RBS is a public limited company incorporated in the United Kingdom and registered in Scotland. Almost all of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against us or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, Dundas & Wilson CS LLP (as to Scottish law), and our English solicitors, Linklaters LLP (as to English law), that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland and England.

WHO CAN HELP ANSWER MY QUESTIONS?

The U.S. exchange agent is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York ABN AMRO Holding N.V. P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York ABN AMRO Holding N.V. 161 Bay State Drive Braintree, MA 02184	The Bank of New York Reorganization Services ABN AMRO Holding N.V. 101 Barclay Street Receive and Deliver Window— Street Level New York, NY 10286
For Notice of Guaranteed Delivery By Facsimile
Facsimile Transmission: (For Eligible Institutions Only) 1-781-930-4939 To Confirm Facsimile Only: 1-781-930-4900

The global information agent is:

D.F. King & Co., Inc.

Toll-Free Call: 1-800-848-2998

CERTAIN DEFINED TERMS

Unless otherwise specified or if the context so requires, in this document:

•
"ABN AMRO Businesses" refers to the businesses of ABN AMRO to be acquired by RFS Holdings, Fortis, RBS or Santander, as the case may be;

•
"ABN AMRO Convertible Preference Shares" refers to the convertible financing preference shares issued by ABN AMRO pursuant to a prospectus dated 31 August 2004;

•
"ABN AMRO Group" refers to ABN AMRO, its subsidiaries and subsidiary undertakings;

•
"Bank of America Agreement" refers to the Purchase and Sale Agreement, dated as of 22 April 2007, between Bank of America and ABN AMRO Bank in respect of ABN AMRO North America Holding Company, the holding company for LaSalle Bank Corporation, including the subsidiaries LaSalle N.A. and LaSalle Midwest N.A., including any amendment thereto;

•
"Banks" refers to Fortis, RBS and Santander, collectively, and, if the context so requires, their affiliates and RFS Holdings; and "Bank" refers to any of them individually;

•
"Consortium and Shareholders' Agreement" refers to the consortium and shareholders' agreement entered into by the Banks and RFS Holdings on 28 May 2007, as amended;

•
"Euronext Amsterdam" refers to, as the context requires, Euronext Amsterdam N.V. or Eurolist by Euronext Amsterdam;

•
"financial intermediary" refers to any broker, dealer, nominee, custodian, commercial bank, trust company or other similar entity through which ABN AMRO ordinary shares or ABN AMRO ADSs may be held;

•
"Fortis" refers to Fortis N.V. and Fortis SA/NV and the group of companies owned and/or controlled by Fortis N.V. and Fortis SA/NV;

•
"LaSalle" refers to ABN AMRO North America Holding Company, including its subsidiary LaSalle Bank Corporation;

•
"offer(s) being declared unconditional" refers to all conditions to the offer(s) having been satisfied or, to the extent legally permitted, waived;

•
"RBS", "we", "us" or "our" refers to The Royal Bank of Scotland Group plc;

•
"Santander Group" refers to Banco Santander, S.A. and each of its subsidiaries;

•
"settlement of the offers" refers to the payment of cash and issuance of RBS ordinary shares as consideration for the ABN AMRO ordinary shares and ABN AMRO ADSs exchanged in the offers;

•
"Shared Assets" refers to ABN AMRO's Head Office and central functions, private equity portfolio, stakes in Capitalia and Saudi Hollandi, and Prime Bank; and

•
"Transaction" refers to the proposed acquisition by RFS Holdings of ABN AMRO pursuant to the offers and the reorganisation of the ABN AMRO Group following completion of the offers as further described in this document.

ANNEX A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
RFS HOLDINGS, FORTIS, RBS AND SANTANDER

RFS Holdings

During the past five years, RFS Holdings has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining RFS Holdings from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

The directors and executive officers of RFS Holdings and their respective positions and business backgrounds are identified below:

Name and Present Position with RFS Holdings	Business Experience during the Past Five Years

Karel De Boeck, Director (representative of Fortis)	Karel De Boeck became Managing Director of Fortis Bank in June 1999, with responsibility for the Business Line "Medium-sized Enterprises & Corporate". He has been a member of Fortis's Executive Committee since 1 September 2000. Since 2007 he has served as Chief Risk Officer. Mr. De Boeck is a Belgian citizen.
Alexander Kloosterman, Director (representative of Fortis)
On 1 October 2006 Lex Kloosterman joined Fortis from ABN AMRO, where he served most recently as CEO of the Business Unit Europe—Private Clients. At Fortis, he is responsible primarily for developing the strategic framework and defining the direction of the company. He is in charge of Investor Relations, Public Affairs, External Affairs, Corporate Social Responsibility and Global Branding & Communications. In addition, as a member of the Executive Committee, he covers Fortis Investments. Mr. Kloosterman is a Dutch citizen.
Miller McLean, Director (representative of RBS)
Mr. McLean was appointed Group Secretary of RBS in August 1994. He is a trustee of the Industry and Parliament Trust, non-executive chairman of The Whitehall and Industry Group and director of The Scottish Parliament and Business Exchange.
Mark Fisher, Director (representative of RBS)
Appointed to the Board of Directors of RBS in March 2006, Mark Fisher is a career banker having joined National Westminster Bank Plc in 1981. In 2000, he was appointed Chief Executive, Manufacturing of RBS with various responsibilities including the integration of RBS and NatWest systems platforms. Mr. Fisher is a British citizen.
José A. Álvarez, Director (representative of Santander)	Mr. Alvarez joined Santander in 2002. In 2004, he was appointed Executive Vice President, Financial Management. Mr. Álvarez is a Spanish citizen.

Ignacio Benjumea, Director (representative of Santander)
Mr. Benjumea joined Santander in 1987 as General Secretary of Banco Santander de Negocios. In 1994 he was appointed Executive Vice President and General Secretary and Secretary of the Board of Banco Santander. He is also a Director of Bolsas y Mercados Españoles, Sociedad Holding de Mercados y Sistemas Financieros, S.A., Sociedad Rectora de la Bolsa de Madrid, S.A. and La Unión Resinera Española, S.A. Mr. Benjumea is a Spanish citizen.

The business address for all members of the managing board of RFS Holdings is Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands.

To the best of RFS Holdings's knowledge, during the past five years, none of the individuals above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

RBS

During the past five years, RBS has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining RBS from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

The directors and executive officers of RBS and their respective positions and business backgrounds are identified below:

Name and Present Position with RBS	Business Experience during the Past Five Years

Sir Tom McKillop, Chairman and director	Appointed to the RBS Board of Directors as Deputy Chairman in September 2005, Sir Tom is a non-executive director of BP p.l.c., and president of the Science Council. He was formerly chief executive of AstraZeneca PLC, president of the European Federation of Pharmaceutical Industries and Associations and chairman of British Pharma Group Limited. He is Pro-Chancellor of the University of Leicester and a trustee of The Council for Industry and Higher Education.
Sir Fred Goodwin, Group Chief Executive and director
Appointed to the RBS Board of Directors in August 1998, Sir Fred is a Chartered Accountant. He was formerly chief executive and director, Clydesdale Bank PLC and Yorkshire Bank PLC. He is chairman of The Prince's Trust, a non-executive director of Bank of China Limited and a former president of the Chartered Institute of Bankers in Scotland.

Guy Whittaker, Group Finance Director and director
Appointed to the RBS Board of Directors in February 2006, Guy Whittaker was formerly group treasurer at Citigroup Inc., based in New York, having previously held a number of management positions within the financial markets business at Citigroup. He was elected a Lady Beaufort Fellow of Christ's College Cambridge in 2004.
Johnny Cameron, Chief Executive, Corporate Markets, and director
Appointed to the RBS Board of Directors in March 2006, Johnny Cameron joined RBS from Dresdner Kleinwort Benson in 1998. In 2000, he was appointed Deputy Chief Executive of Corporate Banking & Financial Markets (CBFM) with responsibility for the integration of the NatWest and RBS Corporate Banking businesses. In October 2001 he was appointed Chief Executive CBFM, subsequently renamed Corporate Markets in January 2006.
Lawrence Fish, Chairman, Citizens Financial Group, Inc., and director
Appointed to the RBS Board of Directors in January 1993, Lawrence Fish is a career banker and was previously a director of the Federal Reserve Bank of Boston. He is a trustee of the Massachusetts Institute of Technology (MIT) and The Brookings Institution, and a director of Textron Inc., and numerous community organisations in the USA. Mr. Fish is an American citizen.
Mark Fisher, Chief Executive, Manufacturing, and director
Appointed to the RBS Board of Directors in March 2006, Mark Fisher is a career banker having joined National Westminster Bank Plc in 1981. In 2000, he was appointed Chief Executive, Manufacturing with various responsibilities including the integration of RBS and NatWest systems platforms.
Gordon Pell, Chief Executive, Retail Markets, and director
Appointed to the RBS Board of Directors in March 2000, Gordon Pell was formerly group director of Lloyds TSB U.K. Retail Banking before joining National Westminster Bank Plc as a director in February 2000 and then becoming Chief Executive, Retail Banking. He is also a member of Race for Opportunity and a member of the National Employment Panel and the FSA Practitioner Panel. He was appointed chairman of the Business Commission on Racial Equality in the Workplace in July 2006.
Colin Buchan, non-executive director
Appointed to the RBS Board of Directors in June 2002, Colin Buchan was educated in South Africa and spent the early part of his career in South Africa and the Far East. He has considerable international investment banking experience, as well as experience in very large risk management in the equities business. He was formerly a member of the group management board of UBS AG and head of equities of UBS Warburg. He is chairman of UBS Securities Canada Inc. and vice-chairman of Standard Life Investments (Holdings) Ltd. He is also a director of Merrill Lynch World Mining Trust Plc, Merrill Lynch Gold Limited, Royal Scottish National Orchestra Society Limited and World Mining Investment Company Limited.

Jim Currie, non-executive director
Appointed to the RBS Board of Directors in November 2001, Jim Currie is a highly experienced senior international civil servant who spent many years working in Brussels and Washington. He was formerly director general at the European Commission with responsibility for the EU's environmental policy and director general for Customs and Excise and Indirect Taxation. He is also a director of Total Upstream U.K. Limited and an international adviser to Eversheds.
Bill Friedrich, non-executive director
Appointed to the RBS Board of Directors in March 2006, Bill Friedrich is currently deputy chief executive of BG Group plc. He previously served as general counsel for British Gas plc and is a former partner of Shearman & Sterling where he practised as a general corporate lawyer working for several of the world's leading financial institutions.
Archie Hunter, non-executive director
Appointed to the RBS Board of Directors in September 2004, Archie Hunter is a Chartered Accountant. He was Scottish senior partner of KPMG between 1992 and 1999 and president of The Institute of Chartered Accountants of Scotland in 1997/1998. He has extensive professional experience in the U.K. and North and South America. He is currently chairman of Macfarlane Group plc, a director of Edinburgh US Tracker Trust plc, Convenor of Court at the University of Strathclyde and a governor of the Beatson Institute for Cancer Research.
Charles "Bud" Koch, non-executive director
Appointed to the RBS Board of Directors in September 2004, Bud Koch is an American citizen. He has extensive professional experience in the USA and is currently chairman of the board of John Carroll University and a trustee of Case Western Reserve University. He was chairman, president and chief executive officer of Charter One Financial, Inc. and its wholly owned subsidiary, Charter One Bank, N.A. between 1973 and 2004. He is also a director of Assurant, Inc.
Janis Kong, non-executive director
Appointed to the RBS Board of Directors in January 2006, Janis Kong is currently a non-executive director of Kingfisher plc and Portmeirion Group Public Limited Company. She is also Chairman of Forum for the Future and a member of the board of Visit Britain. She was previously executive chairman of Heathrow Airport Limited and a director of BAA Limited.
Joe MacHale, non-executive director
Appointed to the RBS Board of Directors in September 2004, Joe MacHale is currently the senior independent director and chairman of the audit committee of The Morgan Crucible Company plc, a non-executive director and chairman of the remuneration committee of Brit Insurance Holdings PLC, and a trustee of MacMillan Cancer Support. He held a number of senior executive positions with J P Morgan between 1979 and 2001 and was latterly chief executive of J P Morgan Europe, Middle East and Africa Region.

Sir Steve Robson, non-executive director
Appointed to the RBS Board of Directors in July 2001, Sir Steve is a former senior U.K. civil servant, who had responsibility for a wide variety of Treasury matters. His early career included the post of private secretary to the Chancellor of the Exchequer and secondment to ICFC (now 3i). He was also a second permanent secretary of HM Treasury, where he was managing director of the Finance and Regulation Directorate. He is a non-executive director of JP Morgan Cazenove Holdings, Xstrata plc and Partnerships U.K. plc, and a member of the Chairman's Advisory Committee of KPMG.
Bob Scott, non-executive director
Appointed to the RBS Board of Directors in January 2001, Bob Scott is an Australian citizen. He is the senior independent director. He has many years' experience in the international insurance business and played a leading role in the consolidation of the U.K. insurance industry. He is a former group chief executive of CGNU plc (now Aviva plc) and former chairman of the board of the Association of British Insurers. He is chairman of Yell Group plc and a non-executive director of Swiss Reinsurance Company (Zurich) and Jardine Lloyd Thompson Group plc. He is also a trustee of the Crimestoppers Trust, an adviser to Duke Street Capital Private Equity and a board member of Pension Insurance Corporation Holdings LLP.
Peter Sutherland, non-executive director
Appointed to the RBS Board of Directors in January 2001, Peter Sutherland is an Irish citizen. He is a former attorney general of Republic of Ireland and from 1985 to 1989 was the European Commissioner responsible for competition policy. He is chairman of BP p.l.c. and Goldman Sachs International. He was formerly chairman of Allied Irish Bank and director general of GATT and its successor, the World Trade Organisation.

Unless otherwise noted, all of the persons listed above are British citizens. The business address for all directors and officers is the company's registered address at 36 St. Andrew Square, Edinburgh EH2 2YB.

To the best of RBS's knowledge, during the past five years, none of the individuals above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

Fortis

During the past five years, Fortis has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Fortis from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

The directors and executive officers of Fortis and their respective positions and business backgrounds are identified below:

Executive Officers

Name and Present Position with Fortis SA/NV and Fortis NV	Business Experience during the Past Five Years

Mr. Jean-Paul Votron, Chief Executive Officer of Fortis	Since October 2004, Mr. Votron has been the Chief Executive Officer of Fortis. He is also an executive director on the Fortis Board of Directors and a member of the Supervisory Board of Fortis Insurance Netherlands N.V. He was formerly a Chief Executive Officer of Citigroup for the Corporate and Consumer Bank—Central Europe, Middle East, Africa and South Asia division from January 2001 to February 2003 and for the Consumer Bank—Western Europe, Central Europe, Russia, Middle East and Africa division from February 2003 to September 2004.
Mr. Herman Verwilst, Deputy Chief Executive Officer
Mr. Verwilst has been a director of Fortis since May 2007, the Chief Operating Officer of Fortis since October 2004 and the Deputy Chief Executive Officer of Fortis since September 2000. He is also an executive director on the Fortis Board of Directors and a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.
Mr. Gilbert Mittler, Chief Finance Officer
Mr. Mittler has been the Chief Finance Officer of Fortis since 2000, with various responsibilities at group level. He is also a member of the Board of Fortis Insurance Belgium S.A., a member of the Supervisory Board of Fortis Insurance N.V. and Fortis Insurance Netherlands N.V., the vice-chairman of the Supervisory Board of Fortis Bank Luxembourg S.A., and a member of the Board of Fortis Bank N.V./S.A.
Mr. Alexander Kloosterman, Chief Strategy Officer(1)
Mr. Kloosterman has been the Chief Strategy Officer of Fortis since January 2007. He is also the Chairman of the Supervisory Board of Fortis Bank Nederland (Holding) N.V. Mr. Kloosterman was previously with ABN AMRO Amsterdam. From July 2000 to October 2002, he was in the WCS business unit where he was responsible for Energy, Chemicals and Healthcare clients. From October 2002 to October 2003, he was responsible for "Country Coverage" in the WCS business unit. From October 2003 through December 2005, he was the Chief Executive Officer of the Private Clients and New Growth Markets business unit, a member of the Group Business Team, and Global Head of the Consumer Segments Leadership Team. From January 2006 to August 2006, he was the Chief Executive Officer of the Europe business unit. Mr. Kloosterman is a citizen of the Netherlands.

(1)
Mr. Kloosterman's business address is Fortis, Archimedeslaan 6, 3584 BA Utrecht, The Netherlands.

Mr. Joseph Clijsters, Chief Executive Officer of Retail Banking	Mr. Clijsters is the Chief Executive Officer of Retail Banking at Fortis. Since 2002, he has been General Manager Retail Banking in Belgium and Country Manager of Fortis Bank in Belgium. Since 28 January 2005, Mr. Clijsters has headed, and has been responsible for the development of, all of Fortis's retail banking activities. He is also a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.
Mr. Karel De Boeck, Chief Risk Officer
Mr. De Boeck has been the Chief Risk Officer of Fortis since January 2007. He was formerly the Chief Executive Officer of Network Banking at Fortis from September 2000 to December 2004 and then the Chief Executive Officer of Commercial & Private Banking at Fortis from January 2005 to December 2006. He is also a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.
Mr. Filip Dierckx, Chief Executive Officer of Merchant & Private Banking
Mr. Dierckx has been the Chief Executive Officer of Merchant & Private Banking at Fortis since January 2007. Prior to that, he was the Chief Executive Officer of Merchant Banking at Fortis. He is also a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.
Mr. Jozef De Mey, Chief Investment Officer (Bank/Insurance)
Mr. De Mey has been the Chief Investment Officer (Bank/Insurance) of Fortis since January 2007 and is also a member of the Supervisory Board of Fortis Insurance Netherlands N.V. From February 2005 to December 2006, he was the Chief Executive Officer of Fortis Insurance Belgium and the Chairman of the Management Committee of Fortis Insurance. Since September 2000, he has also been the Chief Executive Officer of Fortis AG and Fortis Insurance International. He is also a member of the Supervisory Board of Fortis Insurance Netherlands N.V.
Mr. P. van Harten, Chief Executive Officer of Insurance(2)
Mr. van Harten is the Chief Executive Officer of Insurance at Fortis. In early 2003, he joined as a member (since January 2006 as chairman) of the Management Committee of Fortis Insurance Netherlands N.V. Since January 2005, he has been a member of the Fortis Executive Committee responsible for Fortis Insurance International and as of January 2006 also responsible for Fortis Insurance Netherlands. From January 2007, he has been responsible for Fortis Insurance Belgium too, hence for all Fortis Insurance activities. Mr. van Harten is a citizen of the Netherlands.

(2)
Mr. van Harten's business address is Fortis, Archimedeslaan 10, NL - 3584 BA Utrecht, The Netherlands.

Board of Directors—Fortis SA/NV and Fortis NV (other than those listed above)

Name and Present Position with Fortis SA/NV and Fortis NV	Business Experience during the Past Five Years

Count Maurice Lippens, Chairman of the Board	Mr. Lippens is the Chairman of the Board of Directors of Fortis and of Fortis Foundation Belgium. He has been the Chairman of the Board of Directors of the Belgian Governance Institute since 2006 and of the Corporate Governance Committee since 2004. He has been a director of Belgacom since 2004 and GBL since 2001. He was formerly a director of TOTAL from 2003 to 2007.
Baron Philippe Bodson, Director
Mr. Bodson is a Director of Compagnie Immobiliere de Belgique. Since 2005, he has been the Chairman of the Board of Directors of Exmar, a shipping company, and Director of Hermes Asset Management Europe Ltd. Since 2004, he has been the Chairman of the Board of Directors of Floridienne, an agrochemicals company. He has also been a Director of Cobepa/Copehold since 2003 and Ashmore Energy since 2002.
Mr. Richard Delbridge, Director
Mr. Delbridge has been a non-executive director of Tate & Lyle PLC since August 2000 and of JP Morgan Cazenove Holdings since September 2002. He was also a non-executive director of Gallaher Group PLC from January 2002 to April 2007 and of Balfour Beatty PLC from September 2002 to December 2005. Mr. Delbridge is a citzen of the United Kingdom.
Mrs. Clara Furse, Director
Mrs. Furse is currently the Chief Executive Officer of the London Stock Exchange. She is also a director of Euroclear PLC and a director of LCH Clearnet Group Ltd. Mrs. Furse is a citizen of the United Kingdom and Canada.
Mr. Reiner Hagemann, Director
Mr. Hagemann was previously a member of the Management Board of Allianz AG, an insurance company, until December 2005. He is a member of the Supervisory Board of E.ON Energie, AG, a member of the Supervisory Board of Hochtief Facility Management GmbH, the Chairman of the Advisory Board of Cerberus Germany, a member of the Advisory Board of AON Jauch & Hübener and a member of the Advisory Board of Steag GmbH. Mr. Hagemann is a citizen of Germany.
Mr. Jan-Michiel Hessels, Director
Mr. Hessels is currently the Chairman of the Board of Directors of NYSE-Euronext. He has been a member of the Supervisory Boards of Royal Philips Electronics N.V. since 1999 and of Heineken N.V. since 2001. He was the Chairman of the Euronext Stock Exchange from 2000 to 2007 and a member of the Supervisory Boards of Royal Vopak from 1999 to 2005, of Laurus from 1998 to 2004 and of Amsterdam Airport Schiphol Group from 1999 to 2006. Mr. Hessels is a citizen of the Netherlands.

Mr. Jacques Manardo, Director
Mr. Manardo is the Chief Executive Officer and Chairman of the Board of Directors of GEM Group, a holding company. He has also been the President of the Federation des Enterprises de Services à la Personne, a French employers union, since February 2006, and a member of the Finance Committee and Director of the French Institut Alliance Française NYC since May 2005. He was an independent director of UnitedGlobalCom Europe from 2003 to January 2004 and a non-executive director of Management Consulting Group PLC from August 2006 to May 2007. Mr. Manardo is a citizen of France.
Mr. Aloïs Michielsen, Director
Mr. Michielsen is currently the Chairman of the Board of Directors of Solvay SA and a director of Miko N.V. He was previously the Chairman of the Executive Committee of Solvay SA from June 1998 to May 2006.
Mr. Ronald Sandler, Director
Mr. Sandler is the Executive Chairman of Computacenter plc. He has also been the Chairman of the Board of Directors of the derivatives trading company, Kyte Group Limited, since April 2000, of the insurance company, Oxygen Holdings plc, since September 2004, and of the employee benefits consulting company, Paternoster Limited, since June 2006. Mr. Sandler is a citizen of Germany.
Mr. Rana Talwar, Director
Mr. Talwar has been Chairman of Sabre Capital Worldwide, UK since December 2002. He has also been a non-executive director of Schlumberger Ltd, Paris since April 2005. He was a non-executive director of Pearson PLC, UK from 2000 to April 2007 and a member of the Department of Trade and Industry's Strategy Board from March 2005 through September 2006. Mr. Talwar is a citizen of India.
Baron Piet Van Waeyenberge, Director
Mr. Van Waeyenberge has been the Chairman of the Board of Directors of De Eik NV since July 2002, and was also the Chief Executive Officer of De Eik NV from July 2002 to December 2003. Since July 2002, he has also been the Chairman of the Board of Directors of Omroepgebouw Flagey NV and Indufin NV, and a board member of De Eik Beheer B.V. and Suez Energy Services S.A. He has been a board member of Electrabel NV since May 2006. From July 2002 to December 2003, he was the Chairman of the Board of Directors of Fortales NV and a board member of Campina Melkunie NV and Janssen Pharmaceutica NV.
Mr. Klaas Westdijk, Director
Mr. Westdijk is the Chairman of the Supervisory Board of Eneco Energie Holding NV, an energy company, and Connexion Holding NV, a public transportation company. He is also a member of the Supervisory Board of VastNed Retail NV, a real estate investment company. Until 2004, he was a member of the Supervisory Board of WoltersKluwer NV, a publishing company. Mr. Westdijk is a citizen of the Netherlands.

Executive Board—Fortis Bank Nederland (Holding) N.V. (other than those listed above)

Name and Present Position with Fortis Bank Nederland (Holding) N.V.	Business Experience during the Past Five Years

Mr. Johannes Van Rutte, Chairman of the Executive Board of Fortis Bank (Nederland) N.V.(3)	Mr. Van Rutte has been the Chairman of the Executive Board of Fortis Bank (Nederland) N.V. since October 2006. He was the Chief Operating Officer/Performance Manager of Fortis from 2005 to February 2006, and the Head of Finance & Control of Fortis Bank (Nederland) NV & Merchant Banking from January 2001 to 2005. He was also a member and Vice Chairman of the Executive Board of Fortis Bank (Nederland) NV from January 2001 to October 2006. He is currently Chairman of the Supervisory Boards of Fortis Bank Curacao, Fortis Bank Nederlandse Antillen and Direktbank N.V.. He is a member of the Supervisory Boards of Fortis Hypotheek Bank N.V., Fortis ASR Bank N.V. and International Card Services N.V. and is Chairman of the Executive Board of Fortis Bank Nederland (Holding) N.V. He is also a member of the Board of Directors and Audit Committee of Prime Fund Solutions Ireland, of the Advisory Board of ORMIT B.V. and of the Board of the Dutch Banks Association. Mr. Van Rutte is a citizen of the Netherlands.
Mr. Frans Joseph Van Lanschot, member of the Executive Board of Fortis Bank Nederland (Holding) N.V.(4)
Mr. Lanschot has been a member of the Executive Board of Fortis Bank Nederland (Holding) N.V. for four years. He is also a member of the Executive Board of Fortis Bank (Nederland) N.V., Fortis Bank Acquisition Finance Holding, Fortis Bank Asset Based Finance, Fortis Bank Corporate Holding B.V. and Fortis Capital Corp. Mr. Van Lanschot is a member of the Supervisory Board of NeSBIC Group B.V. Within Merchant Banking he is Chief Executive Officer Specialised Finance (Global). Prior to becoming a member of the Executive Board, he was General Manager Global Corporate Banking. Mr. Van Lanschot joined Fortis (Mees Pierson) in 1981. He is a citizen of the Netherlands.
Mr. Henri Paul Frédéric Edouard Bos, member of the Executive Board of Fortis Bank Nederland (Holding) N.V.(5)
Mr. Bos has been a member of the Executive Board of Fortis Bank Nederland (Holding) N.V. for four years. He is also a member of the Executive Board of Fortis Commercial Finance AB, Fortis Lease Group and Fortis intertrust Group Holding S.A. He is also on the Supervisory Board of Fortis Groenbank B.V. Mr. Bos is responsible for Private Banking and Commercial Banking. Prior to becoming a member of the Executive Board (from 2001), Mr. Bos was General Manager Credits at Fortis Bank Nederland. Mr. Bos joined Fortis (Mees Pierson) in 1991. He is a citizen of the Netherlands.

(3)
Mr. Van Rutte's business address is Fortis Bank (Nederland) N.V., Blaak 555, 3011GB Rotterdam, The Netherlands.

(4)
Mr. Van Lanschot's business address is Fortis Bank (Nederland) N.V., Coolsingel 93, 3012AE Rotterdam, The Netherlands.

(5)
Mr. Bos' business address is Fortis Bank (Nederland) N.V., Blaak 555, 3011GB Rotterdam, The Netherlands.

Supervisory Board—Fortis Bank Nederland (Holding) N.V. (other than those listed above)

Name and Present Position with Fortis Bank Nederland (Holding) N.V.	Business Experience during the Past Five Years

Mr. Patrick Depovere, member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.	Mr. Depovere is the Chief Reporting Officer at Fortis. He is a member of the Supervisory Board of Fortis Bank Nederland (Holding) N.V.

Unless otherwise noted, all persons listed above are Belgian citizens. Unless otherwise noted above, the business address for all such persons is c/o Fortis, Rue Royale 20, B-1000 Brussels, Belgium.

To the best of Fortis's knowledge, during the past five years, none of the individuals above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

Santander

During the past five years, Santander has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining Santander from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

The directors and executive officers of Santander and their respective positions and business backgrounds are identified below:

Name and Present Position with Santander	Business Experience during the Past Five Years

Emilio Botín, Chairman of the Board of Directors and of the Executive Committee	Mr. Botín joined Banco Santander in 1958 and in 1986 he was appointed Chairman of the Board. He is also a non-executive Director of Shinsei Bank, Limited.
Fernando de Asúa, First Vice Chairman of the Board of Directors and Chairman of the Appointments and Remuneration Committee
Mr. de Asúa was Vice Chairman of Banco Central Hispanoamericano from 1991 to 1999. He was appointed Director in April 1999 and First Vice Chairman in July 2004. He is a former Chairman of IBM España, S.A., and he is currently the Honorary Chairman of IBM España, S.A. In addition, he is a Director of CEPSA, Técnicas Reunidas, S.A., Air Liquide España, S.A. and Constructora Inmobiliaria Urbanizadora Vasco-Aragonesa, S.A.

Alfredo Sáenz, Second Vice Chairman of the Board of Directors and Chief Executive Officer
Mr. Sáenz was the Chief Executive Officer and Vice Chairman of Banco Bilbao Vizcaya and Chairman of Banca Catalana until 1993. In 1994, he was appointed Chairman of Banesto and in February 2002, Second Vice Chairman and Chief Executive Officer of Santander. He is also non-executive Vice Chairman of CEPSA and a non-executive Director of France Telecom España, S.A.
Matías R. Inciarte, Third Vice Chairman of the Board of Directors and Chairman of the Risk Committee
Mr. Inciarte joined Banco Santander in 1984 and was appointed Executive Vice President and Chief Financial Officer in 1986. In 1988 he was appointed Director and in 1994 Second Vice Chairman. He is also Chairman of UCI, S.A., Second Vice Chairman of Grupo Corporativo Ono, S.A. and Director of Banesto, Financiera Ponferrada, S.A. and Operador del Mercado Ibérico de Energía Polo Español, S.A. He was Minister of the Presidency of the Spanish Government (1981-1982).
Manuel Soto, Fourth Vice Chairman of the Board of Directors(1)
Mr. Soto was appointed Director in April 1999. He is non-executive Vice Chairman of Indra Sistemas, S.A. and a Director of Inversiones Inmobiliarias Lar, S.A. and Corporación Financiera Alba, S.A. He is also Chairman of the Advisory Board of Mercapital, S.L. and a member of the Consultive Committee of Occidental Hoteles Management, S.A. In addition, he was formerly Chairman of Arthur Andersen's Global Board and manager for EMEA (Europe Middle East and Africa) and India.
Assicurazioni Generali S.p.A., Director(2)
Assicurazioni is an Italian insurance company represented on Santander's Board by its Chairman, Antoine Bernheim. Assicurazioni is a former Director of Banco Central Hispanoamericano from 1994 to 1999. Assicurazioni was appointed Director in April 1999.
Antoine Bernheim, Representative of the Santander Director Assicurazioni(3)
Mr. Bernheim joined the Board of Directors of Assicurazioni Generali in 1973, becoming the company's Vice-Chairman in 1990 and Chairman from 1995 to 1999. He was re-elected Chairman in 2002. He is a former Vice-Chairman of Mediobanca and currently a board member of that bank. In addition, he is a former senior partner at Lazard Fréres & Cie (1967 to 2000) and at present he is Deputy Chairman of the Supervisory Board of Intesa Sanpaolo. Mr. Bernheim is a French citizen.
Antonio Basagoiti, Director
Mr. Basagoiti was Executive Vice President of Banco Central Hispanoamericano. He was appointed Director in July 1999. He is non-executive Vice Chairman of Faes Farma, S.A. and a non-executive Director of Pescanova, S.A. He is a former Chairman of Unión Fenosa, S.A.

(1)
Mr. Soto's business address is C/Montesquinza, 23, 28010 Madrid, Spain.

(2)
The business address of Assicurazioni Generali S.p.A. is Piazza Duca degli Abruzzi, 2, 34132 Trieste, Italy.

(3)
Mr. Bernheim's business address is Lazard Limited Liability Company, 7, Boulevard Haussman, 75009 Paris, France.

Name and Present Position with Santander	Business Experience during the Past Five Years

Ana P. Botín, Director and Chairwoman of Banesto(4)	Ms. Botín was Executive Vice President of Banco Santander, S.A. and Chief Executive Officer of Banco Santander de Negocios from 1994 to 1999. In February 2002, she was appointed Chairwoman of Banesto. She is also a non-executive Director of Assicurazioni Generali, S.p.A.
Javier Botín, Director(5)	Mr. Botín was appointed Director in July 2004. He is also an executive Director and Partner of M&B Capital Advisers, Sociedad de Valores, S.A.
Lord Burns, Director(6)
Lord Burns was appointed Director in December 2004. He is also a non-executive Chairman of Abbey and Marks and Spencer Group plc. In addition, he is a non-executive Chairman of Glas Cymru (Welsh Water) and a non-executive Director of Pearson Group plc. He was Permanent Secretary to the UK Treasury and chaired the UK Parliamentary Financial Services and Markets Bill Joint Committee and was a non-executive Director of British Land plc and Legal & General Group plc. Lord Burns is a British citizen.
Guillermo de la Dehesa, Director(7)
Mr. de la Dehesa was Secretary of State of Economy and Secretary General of Commerce of the Spanish Government and Chief Executive Officer of Banco Pastor. He is a State Economist and Bank of Spain's Office Manager (on leave). He was appointed Director in June 2002. He is an international advisor of Goldman Sachs, Chairman of AVIVA Vida y Pensiones, S.A. and a Director of Campofrío Alimentación, S.A., Goldman Sachs Europe Ltd. and AVIVA plc. He is also Chairman of the Centre for Economic Policy Research (CEPR) in London, member of the Group of Thirty of Washington and Chairman of the Board of Trustees of the Instituto de Empresa.
Rodrigo Echenique, Director(8)
Mr. Echenique was Director and Chief Executive Officer of Banco Santander, S.A. from 1988 to 1994. He is Chairman of the Social Economic Council of the Carlos III University (Madrid) and a non-executive Director of Inversiones Inmobiliarias Lar, S.A.
Antonio Escámez, Director
Mr. Escámez was Director and Executive Vice President of Banco Central Hispanoamericano from 1988 to 1999. He was appointed Director in April 1999. He is also a non-executive Chairman of Santander Consumer Finance, S.A., Open Bank Santander Consumer, S.A. and Arena Communications España, S.A., and a non-executive Vice Chairman of Attijariwafa Bank.

(4)
Ms. Botín's business address is Banesto, Gran Vía de Hortaleza, 3, 28033 Madrid, Spain.

(5)
Mr. Botín's business address is Plaza Manuel Gómez Borrero, 2, 28046 Madrid, Spain.

(6)
Lord Burns' business address is 13 North Avenue, Ealing, London, United Kingdom.

(7)
Mr. de la Dehesa's business address is AVIVA, C/ Francisco Silvela, 106, 28046 Madrid, Spain.

(8)
Mr. Echenique's business address is Banco Santader, Po de la Castellana, 24, 28046 Madrid, Spain.

Name and Present Position with Santander	Business Experience during the Past Five Years

Francisco Luzón, Director and Executive Vice President, America	Mr. Luzón joined Banco Santander in 1996 as Executive Vice President, Adjoint to the Chairman. Former Chairman of Banco Exterior de España (from 1988 to 1996), Caja Postal (from 1991 to 1996), Corporación Bancaria de España (from 1991 to 1996) and of Argentaria (1996). He is also a non-executive Director of Industria de Diseño Textil, S.A. and Chairman of the Social Council of the University of Castilla-La Mancha. He was appointed Director in March 1997.
Abel Matutes, Director(9)
Mr. Matutes was Foreign Minister of the Spanish Government and EU Commissioner for the portfolios of Loans and Investment, Financial Engineering and Policy for Small and Medium-sized Companies (1989); North-South Relations, Mediterranean Policy and Relations with Latin America and Asia (1989); and of the Transport and Energy and Supply Agency of Euroatom (1993). He is also a Chairman of Fiesta Hotels & Resorts, S.L. and a Director of Eurizon Financial Group, FCC Construcción, S.A. and TUI AG. He was appointed Director in June 2002.
Mutua Madrileña Automovilista, Director(10)	Mutua Madrileña Automovilista is a Spanish car insurance company represented on Santander's Board by Luis Rodríguez. Mutua Madrileña Automovilista was appointed Director in April 2004.
Luis Rodríguez, Representative of the Santander Director Mutua Madrileña Automovilista(11)
Mr. Rodríguez joined the Board of Directors of Mutua Madrileña Automovilista in 2002 and is currently First Vice Chairman of that board. He is also Joint Administrator of Ibérica de Maderas y Aglomerados, S.A., Chairman of Mutuactivos, the mutual fund institution of Mutua Madrileña, and Vice-Chairman of Aresa Seguros Generales, S.A.
Luis Ángel Rojo, Director and Chairman of the Audit and Compliance Committee of Santander(12)
Mr. Rojo was Head of Economics, Statistics and Research Department, Deputy Governor and Governor of the Bank of Spain. He has been a member of the Governing Council of the European Central Bank, Vice-Chairman of the European Monetary Institute, member of United Nations' Development Planning Committee and Treasurer of the International Association of Economy. He is Professor emeritus of the Complutense University of Madrid, member of the Group of Wise Men appointed by the ECOFIN Council for the study of integration of the European financial markets, member of the Royal Academy of Moral and Political Sciences and of the Royal Academy of the Spanish Language. He is also a non-executive Director of Corporación Financiera Alba, S.A. He was appointed Director in April 2005.

(9)
Mr. Matutes' business address is Avenida Bartolomé Roselló, 18, 07800 Ibiza, Spain.

(10)
The business address of Mutua Madrileña Automovilista is C/ Almagro, 9, 28010 Madrid, Spain.

(11)
Mr. Rodríguez's business address is C/ Jesús Aprendiz, 11, 28007 Madrid, Spain.

(12)
Mr. Rojo's business address is San Agustin, Madrid, Spain.

Name and Present Position with Santander	Business Experience during the Past Five Years

Luis Alberto Salazar-Simpson, Director(13)	Mr. Salazar-Simpson is Chairman of France Telecom España and Constructora Inmobiliaria Urbanizadora Vasco-Aragonesa, S.A. and a non-executive Director of Mutua Madrileña Automovilista and Saint Gobain Cristalería, S.A. He was appointed Director in April 1999.
Isabel Tocino, Director
Ms. Tocino was Minister for Environment of the Spanish Government, former Chairwoman of the European Affairs and of the Foreign Affairs Committees of Spanish Congress and former Chairwoman for Spain and Portugal and former Vice-Chairwoman for Europe of Siebel Systems. She was appointed Director by co-option by the Board at its meeting held on March 26, 2007 and ratified by the General Shareholders' Meeting held on June 23, 2007. She is a professor of the Complutense University of Madrid, non-executive Director of Climate Change Capital, Vice-Chairwoman of the International Association of Women Lawyers and the Federal Congress of the European Movement and member of the Royal Academy of Doctors.
José A. Álvarez, Executive Vice President, Financial Management	Mr. Álvarez joined Santander in 2002. In 2004, he was appointed Executive Vice President, Financial Management.
Nuno Amado, Executive Vice President, Santander Totta
Mr. Amado joined Santander in 1997 as a member of the Executive Committee of BCI/Banco Santander Portugal. In December 2004 he was appointed Director and Vice Chairman of Santander Totta's Executive Committee. He was appointed Executive Vice President in July 2006. Also in 2006 he was appointed Santander Totta's Chief Executive Officer. Mr. Amado is a Portuguese citizen.
David Arce, Executive Vice President, Internal Auditing	Mr. Arce joined Santander in 1964. In 1994, he was appointed Executive Vice President, Internal Auditing of Santander and Banesto. He is also a Director of Banesto.
Ignacio Benjumea, Executive Vice President, General Secretariat
Mr. Benjumea joined Santander in 1987 as General Secretary of Banco Santander de Negocios. In 1994 he was appointed Executive Vice President and General Secretary and Secretary of the Board of Banco Santander. He is also a Director of Bolsas y Mercados Españoles, Sociedad Holding de Mercados y Sistemas Financieros, S.A., Sociedad Rectora de la Bolsa de Madrid, S.A. and La Unión Resinera Española, S.A.
Juan Manuel Cendoya, Executive Vice President, Communications, Corporate Marketing and Research
Mr. Cendoya was Manager of the Legal and Tax Department of Bankinter, S.A. from 1999 to 2001. He joined Santander on July 23, 2001 as Executive Vice President, Communications, Corporate Marketing and Research.

(13)
Mr. Salazar-Simpson's business address is Avenida de Bruselas, 26, 28108 Alcobendas, Madrid, Spain.

Name and Present Position with Santander	Business Experience during the Past Five Years

Fermín Colomés, Executive Vice President, Operations	Mr. Colomés was appointed Senior Vice President of Banesto in 1999. In 2002, he joined Santander and in December 2006 was appointed Executive Vice President, Operations. At present, he is a Director of Open Bank Santander Consumer, S.A. and Santander de Titulización, S.G.F.T., S.A. and Chairman of Geobán, S.A. and Sercobán, Administración de Empresas, S.L.
JoséMaría Espí, Executive Vice President, Risk
Mr. Espí joined Santander in 1985 and, in 1988, was appointed Executive Vice President, Human Resources. In 1999 he was appointed Executive Vice President, Risk. He is also Chairman of Unión de Crédito Inmobiliario, S.A., E.F.C. and Director of UCI, S.A.
JoséMaría Fuster Van Bendegem, Executive Vice President, Technology
Mr. Fuster Van Bendegem joined the Santander Group in 1988. In 2002, he was appointed Manufacturing Director for Banesto and a Board Member of Ingeniería de Software Bancario, S.A. (ISBAN). In 2004, he was appointed Chief Information Officer for Santander, a Member of the Board of Abbey National plc and a Member of the Board of Advisors of IBM Corporation. In 2006, he was appointed Executive Director of Banesto. In 2007, he was appointed Executive Vice President, Technology of Santander.
Enrique G. Candelas, Executive Vice President, Santander Branch Network—Spain	Mr. Candelas joined Santander in 1975 and was appointed Senior Vice President in 1993. He was appointed Executive Vice President, Santander Branch Network Spain in January 1999.
Joan-David Grimà, Executive Vice President, Asset Management
Mr. Grimà joined Banco Central Hispanoamericano in 1993. In June 2001 he was appointed Executive Vice President, Industrial Portfolio and in December 2005 he was appointed Executive Vice President, Asset Management and Insurance. He was formerly Vice Chairman and Chief Executive Officer of Auna Operadores de Telecomunicaciones, S.A. from January 2002 to November 2005. He is also a Director of Teka Industrial, S.A. and ACS Actividades de Construcción y Servicios, S.A.
Juan Guitard, Executive Vice President, General Secretariat
Mr. Guitard was General Secretary of the Board of Banco Santander de Negocios (from 1994 to 1999) and Manager of the Investment Banking Department of Santander (from 1999 to 2000). He rejoined Santander in 2002, being appointed Executive Vice President, Vice-Secretary General of the Board.
Gonzalo de las Heras, Executive Vice President, Global Wholesale Banking(14)
Mr. de las Heras joined Santander in 1990. He was appointed Executive Vice President in 1991 and supervises the North American business of the Santander Group. He is also a Director of Sovereign Bancorp, Inc.

(14)
Mr. de las Heras' business address is Banco Santander NY, 45 East 53rd Street, New York, NY 10022, United States.

Name and Present Position with Santander	Business Experience during the Past Five Years

Antonio H. Osorio, Chief Executive Officer of Abbey National plc(15)	Mr. Osorio joined Santander in 1993 and was appointed Executive Vice President, Portugal, in January 2000. He was Chairman of the Executive Committee of Banco Santander Totta, S.A., Chairman of the Executive Committee of Banco Santander de Negocios Portugal, S.A. and non-executive Director of Abbey National plc. In 2006 he was appointed Chief Executive Officer of Abbey National plc. Mr. Osorio is a Portuguese citizen.
Adolfo Lagos, Executive Vice President, Global Wholesale Banking
Mr. Lagos was Chief Executive Officer of Grupo Financiero Serfin beginning in 1996. He was appointed Executive Vice President, America, in October 2002 and Executive Vice President, Global Wholesale Banking, in April 2003. Mr. Lagos is a Mexican citizen.
Jorge Maortua, Executive Vice President, Global Wholesale Banking
Mr. Maortua was Executive Vice President of Banesto beginning in 2001. He joined Santander in 2003 as Head of Global Treasury and was appointed Executive Vice President, Global Wholesale Banking, in 2004.
Jorge Morán, Executive Vice President, Insurance
Mr. Morán joined Santander in 2002. He was appointed Executive Vice President, Asset Management and Insurance in 2004. In December 2005, he was appointed Executive Vice President and Chief Operating Officer of Abbey and in 2006 Executive Vice President in charge of the Global Insurance Division.
César Ortega, Executive Vice President, General Secretariat	Mr. Ortega joined Santander in 2000 and was appointed Executive Vice President in 2006.
Javier Peralta, Executive Vice President, Risk	Mr. Peralta joined Santander in 1989 and in 1993 was appointed Executive Vice President. In 2002, he was appointed Executive Vice President, Risk.
Marcial Portela, Executive Vice President, America	Mr. Portela joined Santander in 1998 as Executive Vice President. In 1999, he was appointed Executive Vice President, America. He is also a Director of Best Global, S.A.
Juan R. Inciarte, Executive Vice President, Consumer Finance
Mr. Inciarte joined Santander in 1985 as Director and Executive Vice President of Banco Santander de Negocios. In 1989 he was appointed Executive Vice President and from 1991 to 1999 he was a Director of Santander. He is also a non-executive Vice Chairman of Santander Consumer Finance, Deputy Chairman of Abbey National plc and a Director of Sovereign Bancorp, Inc. He is also a Director of CEPSA and NIBC Bank N.V.
José Manuel Tejón, Executive Vice President, Financial Accounting and Control	Mr. Tejón joined Santander in 1989. In 2002 he was appointed Executive Vice President, Financial Accounting and Control.

(15)
Mr. Osorio's business address is Abbey National plc, Abbey House, 2 Triton Square, Regents Place, London NW1 3AN, United Kingdom.

Name and Present Position with Santander	Business Experience during the Past Five Years

Jesús M. Zabalza, Executive Vice President, America	Mr. Zabalza was Executive Vice President of La Caixa (from 1996 to 2002). He joined Santander in 2002, being appointed Executive Vice President, America.

Unless otherwise noted, all of the persons listed above are Spanish citizens. Unless otherwise noted, the business address for all directors and officers is Ciudad Grupo Santander, Avenida de Cantabria, s/n, 28660 Boadilla del Monte, Madrid, Spain.

Board of Directors—Santander Holanda B.V.

Name and Present Position with Santander Holanda B.V.	Business Experience during the Past Five Years

Huibert Arend Bish, Director	Mr. Bish is a professional with the corporation services firm Pan-Invest B.V., of which he is a founder, former managing director and current member of the Supervisory Board.
Ferdinandus Petrus Van der Zalm, Director	Mr. Van der Zalm is a trade and investment consultant to the Korean Trade Center, Amsterdam. He is also a consultant to the corporation services firm Pan-Invest B.V.
Pablo Castilla Reparaz, Director
Mr. Castilla joined Santander in 1987 from Peat Marwick as in-house counsel within Santander's International Legal Department. He has since held several positions within Santander's Legal Department, having been appointed Senior Vice President in 1999 and being a Director and Secretary in several subsidiaries of Santander Group including Santander Investment, S.A. and Open Bank, S.A. Mr. Castilla is a Spanish citizen.
Martín Manuel Armas Agüero, Director
Mr. Armas joined Santander in 1963. He was appointed Senior Vice President of Banco Santander Puerto Rico in 1979, General Comptroller of the International Division in 1983, Chief Executive Officer and member of the Board of Directors of CC-Banque Belgique in 1993. He was appointed a member of the Board of Directors of BCI, in Lisbon, responsible for the areas of Data Processing, Corporate Assets, Personnel, Resources and Cost Control. Mr. Armas has been Chairman of the Executive Board of Directors of Banco Madessant, Sociedade Anonima Unipessoal since 1997. Mr. Armas is a Spanish citizen.

Unless otherwise noted, all of the persons listed above are citizens of The Netherlands. The business address for all directors and officers is Martinus Nijhofflaan 2, 2624 EF Delft, The Netherlands.

To the best of Santander's knowledge, during the past five years, none of the individuals above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

ANNEX B

ADDITIONAL INFORMATION REGARDING RBS DIRECTORS

Conflict of interests

In respect of any RBS director, there are no actual or potential conflicts of interests between any duties they have to RBS, either in respect of the Transaction or otherwise, and the private interests and/or other duties they may also have.

No RBS director has or had during the year ended 31 December 2006 a material interest in any significant contract with RBS or any of its subsidiaries.

None of the RBS directors was selected to be a director of RBS pursuant to any arrangement or understanding with any major customer, supplier or other person having a business connection with the RBS Group.

No restrictions have been agreed by any RBS director on the disposal within a certain period of time of his or her holding in RBS's securities.

There are no family relationships between any of the RBS directors.

RBS directors' interests

Save as set out in "Interests of RFS Holdings, Fortis, RBS and Santander and their Directors and Executive Officers", none of the RBS directors has any interest in the share or loan capital of RBS or any of its subsidiaries.

No RBS director has or has had any interest in any transaction which is or was unusual in its nature or conditions or is or was significant to the business of RBS and which was effected by any member of the RBS Group in the current or immediately preceding financial year or which was effected during an earlier financial year and remains in any respect outstanding or unperformed.

There are no guarantees provided by any member of the RBS Group for the benefit of the RBS directors.

RBS executive directors' Service Contracts and Remuneration

A summary of the RBS executive directors' service contracts is set out below:

Notice Periods

Details of the RBS executive directors' notice periods under their service contracts are set out below:

Name	Date of current contract/ Employing company	Notice period— from company	Notice period— from executive
Sir Fred Goodwin	1 August 1998 The Royal Bank of Scotland plc	12 months	6 months
Mr. Cameron	29 March 1998 The Royal Bank of Scotland plc	12 months	6 months
Mr. Fish	18 February 2004 Citizens Financial Group, Inc.	12 months	12 months
Mr. Fisher	27 February 2007 The Royal Bank of Scotland plc	12 months	12 months
Mr. Pell	20 February 2006 The Royal Bank of Scotland plc	12 months	6 months
Mr. Whittaker	19 December 2005 The Royal Bank of Scotland plc	12 months	12 months

Remuneration and benefits

Under the terms of their service contracts and applicable incentive plans, in the year ending 31 December 2006 the RBS executive directors were entitled to the remuneration and benefits set out below:

Directors' remuneration	Salary/fees	Performance Bonus(1)	Pension Allowance	Benefits(2)	Other(3)	2006 Total
	(£000)	(£000)	(£000)	(£000)	(£000)	(£000)
Sir Fred Goodwin	1,190	2,760	—	46	—	3,996
Mr. Cameron(4) (appointed 1 March 2006)	889	2,340	236	31	—	3,496
Mr. Fish(5)	1,017	1,627	—	35	3,997	6,676
Mr. Fisher(4) (appointed 1 March 2006)	654	1,105	122	13	—	1,894
Mr. Pell(6)	790	1,309	—	21	420	2,540
Mr. Whittaker(7) (appointed 1 February 2006)	663	1,190	228	2	1,392	3,475

Notes:

(1)
Includes 10% profit sharing. The performance bonus for Mr. Cameron and Mr. Fisher reflects their performance for the full year.

(2)
Includes a choice of various employee benefits, or a cash equivalent, on a similar basis to other employees. In the case of Mr. Fish, his benefits are similar to those for other Citizens employees.

(3)
Does not include the awards made under the medium-term performance plan in 2006. These awards are described below.

(4)
Includes remuneration paid to Mr. Cameron and Mr. Fisher prior to their appointment as directors. For this period, Mr. Cameron and Mr. Fisher received salary and benefits of £141,000 and £105,000 respectively.

(5)
Mr. Fish is a non-executive director of Textron Inc. and retains the fees paid to him in this respect. For 2006, he received a remuneration package from Textron Inc. equivalent to approximately U.S.$84,974. He also received cash payments under the Citizens Phantom 2000 Plan, equivalent to approximately U.S.$6,100,000 and under the Citizens Long Term Incentive Plan equivalent to approximately U.S.$1,268,000 converted to Sterling using the average exchange rate for the period as set out on page 243 of the Annual Report and Accounts for 2006. The award made to Mr. Fish under the Citizens Long Term Incentive Plan in 2006 is set out below.

(6)
Mr. Pell received a cash payment of approximately £420,000 as a result of the exercise of a phantom option under the Medium-term Performance Plan.

(7)
Mr. Whittaker joined the Group on 1 February 2006. On recruitment, Mr. Whittaker was compensated for the value of restricted stock and unvested options he forfeited on departure from his previous employer. This compensation took the form of a grant of ordinary shares in the Company worth £1,000,000 and restricted stock granted on similar terms as the Restricted Share Plan worth £1,450,000, the latter vesting in three tranches between 2007 and 2009. In addition, Mr. Whittaker forfeited his performance bonus from his previous employer and was compensated by a cash payment of £1,195,181 and an award of restricted stock granted on similar terms as the Restricted Share Plan worth £962,785, the latter vesting in four tranches between 2007 and 2010. He also received relocation expenses of £197,211.
The
cash amounts are included in "Other" above, whilst the grant of ordinary shares, plus the first tranche of restricted stock (which has now vested) is included in Mr. Whittaker's interests in shares as set out in "Interests of RFS Holdings, Fortis, RBS, Santander and their Directors and Executive Officers—Interests of Directors of RBS". The unvested restricted stock awards are shown in on pages 238 to 241.

U.K. based directors

Benefits

RBS executive directors are eligible to receive a choice of employee benefits or a cash equivalent on a similar basis to other employees.

Short-term annual incentives

U.K.-based RBS executive directors normally have a maximum annual incentive potential of between 160% and 200% of salary. For exceptional performance, as measured by the achievement of significant objectives, RBS executive directors may be awarded incentive payments of up to 200% of salary, or 250% of salary in the case of the Group Chief Executive and the Chief Executive, Corporate Markets. Awards will normally be based on the delivery of a combination of appropriate Group and individual financial and operational targets approved each year by the Remuneration Committee.

For the Group Chief Executive, the annual incentive is primarily based on specific RBS Group financial performance measures such as operating profit, earnings per share growth and return on equity. The remainder of the Group Chief Executive's annual incentive is based on a range of non-financial measures which may include measures relating to shareholders, customers and staff.

For the other RBS executive directors a proportion of the annual incentive is based on RBS Group financial performance and a proportion on division financial performance. The remainder of each individual's annual incentive opportunity is dependent on achievement of a range of non-financial measures, specific objectives and key result areas. Divisional performance includes measures such as operating income, costs, loan impairments or operating profit. Non-financial measures include customer measures (e.g. customer numbers, customer satisfaction), staff measures (e.g. employee engagement) and efficiency and change objectives.

In respect of 2006, the Remuneration Committee reviewed the annual incentive payments for all RBS executive directors taking into account performance against the various targets set at the beginning of the year and covering overall Group financial metrics, divisional performance and each director's other operational targets.

RBS Group operating profit and other RBS Group financial metrics were fully met or exceeded in 2006, while most divisional and individual performance objectives were also met or exceeded. As a result, the Remuneration Committee proposed and the Board (excluding RBS executive directors) agreed annual incentive payments ranging from 75% to 125% of normal maximum level. The payments made to Mr. Cameron (125% of normal maximum) and Sir Fred Goodwin (110% of normal maximum) reflected the outstanding performance achieved by Corporate Markets and the Group overall respectively and were within the exceptional maximum level.

Long-term incentives

RBS provides long-term incentives in the form of share options and share or share equivalent awards. Their objective is to encourage the creation of value over the long-term and to align the rewards of the RBS executive directors with the returns to shareholders.

Medium-term Performance Plan

The Medium-term Performance Plan was approved by shareholders in April 2001. Each RBS executive director is eligible for an annual award under the plan in the form of share or share equivalent awards. Whilst the rules of the plan allow awards over shares worth up to one and a half times earnings, the Remuneration Committee has adopted a policy of granting awards based on a multiple of salary. Normally awards are made at one times salary to RBS executive directors, with one and a half times salary being granted in the case of the Group Chief Executive. No changes will be made to this policy without prior consultation with shareholders. All awards under the plan are subject to three-year performance targets.

Awards made from 2006 are subject to two performance measures: 50% of the award vests on a relative Total Shareholder Return ("TSR") measure and 50% vests on growth in adjusted earnings per share ("EPS") over the three year performance period.

For the TSR element, vesting is based on the level of outperformance by the Group of the median of the comparator group TSR over the performance period. Awards made under the plan will not vest if RBS's TSR is below the median of the comparator group. Achievement of median TSR performance against comparator companies will result in vesting of 25% of the award. Outperformance of median TSR performance by up to 9% will result in vesting on a straight-line basis from 25% to 125%, outperformance by 9% to 18% will result in vesting on a straight-line basis from 125% to 200%. Vesting at 200% will occur if RBS outperforms the median TSR performance of the comparator group by at least 18%. For awards made in 2006, the companies in the comparator group are ABN AMRO Holdings N.V.; Banco Santander, S.A.; Barclays PLC; Citigroup Inc; HBOS plc; HSBC Holdings plc; Lloyds TSB Group plc and Standard Chartered PLC. The Remuneration Committee considers this group to be appropriate in the context of the Group's business.

The EPS element ensures a clear line of sight for executives to improve long-term financial performance. For this element, the level of EPS growth over the three-year period will be calculated by comparing the adjusted EPS in the year prior to the year of grant with that in the final year of the performance period. Each year the vesting schedule for the EPS growth measure will be agreed by the Remuneration Committee at the time of grant, having regard to the business plan, performance relative to comparators and analysts' forecasts.

For the awards made in 2006, the awards will not vest if EPS growth is below 5% per annum over the three-year period. Where EPS growth is between 5% per annum and 10% per annum vesting will occur on a straight-line basis from 25% to 100%. Vesting at 100% will occur if EPS growth is at least 10% per annum.

The following share equivalent awards were made under the Medium-term Performance Plan in 2006:

Director	Number of share equivalents subject to award	Market price per share (at date of award)	Aggregate value
		(£)	(£)

Sir Fred Goodwin	291,579	6.173333	1,800,014
Mr. Cameron	145,791	6.173333	900,016
Mr. Fish	93,351	6.173333	576,287
Mr. Fisher	105,294	6.173333	650,015
Mr. Pell	124,731	6.173333	770,006
Mr. Whittaker	113,391	6.173333	700,000

Entitlements in respect of awards under the Medium-term Performance Plan prior to 2006, but not exercised in that year, have not been included in this table and are disclosed on page 122 in the Annual Report and Accounts for 2006.

Options

In 2006, awards were made under the Executive Share Option Scheme approved by shareholders in January 1999. Options granted to RBS executive directors were over shares worth between one and a quarter times salary and two and a half times salary, based on the market value at the date of grant. These options are exercisable only if, over a three-year period from the date of grant, the growth in RBS's EPS has exceeded the growth in the RPI plus 9%.

The Executive Share Option Plan was approved at RBS's Annual General Meeting in 2007. Grants to RBS executive directors can be made over shares worth up to 300% of salary with an EPS performance condition. The performance condition will be based on the average annual growth in the Group's adjusted EPS over the three year performance period commencing with the year of grant. The calibration of the EPS growth measure will be agreed by the Remuneration Committee at the time of each grant having regard to the business plan, prevailing economic conditions and analysts' forecasts.

U.S. based director—Lawrence Fish

Benefits Mr. Fish accrues pension benefits under a number of arrangements in the U.S. Details are provided in RBS's Annual Report filed a Form 20-F for the year ended 31 December 2006. In addition, he is entitled to receive other benefits on a similar basis to other Citizens employees.

Short-term performance rewards take the form of an annual incentive plan which rewards the achievement of Group, business unit and individual financial and non-financial targets. The normal maximum annual bonus potential is two times salary, although additional amounts to a maximum of a further two times salary may be awarded, at the discretion of the Board, for exceptional performance as measured by the achievement of significant objectives.

Long-term incentives consist of the following components:

•
The last grant made under the Citizens Phantom 2000 Plan vested on 1 January 2006. The value of units at the time of vesting was based on the cumulative economic profit generated by Citizens, the trend in economic profit and on the external market trends in the U.S. banking sector, using price/earnings ratios of comparator U.S. banks.

•
A grant under the RBS Group's Medium-term Performance Plan within the levels, and on the same terms, available to U.K. based executives.

•
A grant under the Executive Share Option Scheme within the levels, and on the same terms, available to U.K. based executives. In 2007, Mr. Fish will be eligible for a grant under the new executive share option plan approved by shareholders at RBS's Annual General Meeting.

•
A grant under the new Citizens Long Term Incentive Plan, which was approved by shareholders at RBS's Annual General Meeting in 2005. Performance is measured on a combination of Growth in Profit before Tax and Relative Return on Equity based on a comparison of Citizens with comparator U.S. banks. The targets for this plan are set on an annual basis over the three year term of the grant. The target value of the award made under the plan in 2005 was 33% of salary and in 2006 was 75% of salary. Each award may deliver up to a maximum of twice the target value. Mr. Fish was made an award under the Citizens Long Term Incentive Plan in 2006 of approximately £762,750, which reflects a target value of 75% of salary.

Benefits on Termination

Except as noted below, in the event of severance of contract where any contractual notice period is not worked, the employing company may pay a sum to the RBS executive director in lieu of this period of notice. Any such payment would, at maximum, comprise base salary and a cash value in respect of fixed benefits (including pension plan contributions). In the event of situations involving breach of the employing company's policies resulting in dismissal, reduced or no payments may be made to the RBS executive director. Depending on the circumstances of the termination of employment, the RBS executive director may be entitled, or the Remuneration Committee may exercise its discretion to allow, the Executive Director to exercise outstanding awards under long-term incentive arrangements subject to the rules of the relevant plan. All U.K. based directors, with the exception of Guy Whittaker, are members of the RBS Fund and are contractually entitled to receive all pension benefits in accordance with its terms. The RBS Fund rules allow all members who retire early at the request of their employer to receive a pension based on accrued service with no discount applied for early retirement.

The Remuneration Committee has renewed this portion of the RBS Fund, which applies equally to executive directors and other employees. The Remuneration Committee concluded that a change to the terms of the RBS Fund in respect of early retirement at RBS's request would not be a cost-effective route to take at this time. The RBS Fund is closed to employees, including executive directors, joining RBS after 30 September 2006.

The exception to these severance arrangements relates only to Mr. Fish. If Mr. Fish's contract is terminated without cause, or if he terminates the contract for good reason (as defined in the contract), he is entitled to a lump sum payment to compensate him for the loss of 12 months' salary plus annual bonus. Mr. Fish would also be entitled to receive for this period health, life insurance and long term disability coverage and any other benefits determined in accordance with the plans, policies and practices of Citizens at the time of termination. The Remuneration Committee has been advised that these termination provisions are less generous than the current market practice in the United States.

Aggregate Emoluments

The aggregate emoluments for the directors for the financial year ended 31 December 2006 was approximately £29.7 million. The aggregate emoluments figure includes cash based awards (if any) granted under the Medium-term Performance Plan, the Citizens Phantom 2000 Plan and the Citizens Long Term Incentive Plan in 2006, which are described above. These awards are unvested and payment (if any) is therefore subject to the satisfaction of performance conditions. The aggregate emoluments figure also includes any sum received in 2006 by a director on the exercise in that year of a phantom option granted under the Medium-Term Performance Plan, or an award which has vested under the Citizens Phantom 2000 Plan or the Citizens Long Term Incentive Plan. Entitlements in respect of awards granted prior to 2006, but not exercised in that year, have not been included and are disclosed in RBS's Annual Report on Form 20-F for the year ended 31 December. Information about the total amount set aside by the Group to provide pensions, retirement or similar benefits in respect of Directors in the year ended 31 December 2006 is set out in RBS's Annual Report on Form 20-F for the year ended 31 December 2006.

RBS non-executive directors' Letters of Appointment and Fees

The RBS non-executive directors do not have service contracts or notice periods although they each have letters of engagement reflecting their responsibilities and commitments. Under RBS's articles of association, all directors must retire by rotation and seek re-election by shareholders at least every three years. The dates in the table below reflect the latest date for re-election. No compensation would be paid to the Chairman or to any RBS non-executive director in the event of early termination.

The original date of appointment as a director of RBS and the latest date for the next re-election are as follows:

	Date first appointed	Latest date for next re-election
Sir Tom McKillop	1 September 2005	2009
Mr. Buchan	1 June 2002	2009
Dr. Currie	28 November 2001	2008
Mr. Friedrich	1 March 2006	2009
Mr. Hunter	1 September 2004	2008
Mr. Koch	29 September 2004	2008
Mrs. Kong	1 January 2006	2009
Mr. MacHale	1 September 2004	2008
Sir Steve Robson	25 July 2001	2008
Mr. Scott	31 January 2001	2009
Mr. Sutherland	31 January 2001	2009

The fees paid to the Chairman and each of the RBS non-executive directors in the year ended 31 December 2006 were as follows:

Chairman and RBS non-executive directors	Board fees	Board committee fees	2006 Total
	(£000)	(£000)	(£000)
Sir Tom McKillop(1)	—	—	471
Mr. Buchan	65	55	120
Dr. Currie	65	15	80
Mr. Friedrich (appointed 1 March 2006)	54	15	69
Mr. Hunter	65	93	158
Mr. Koch(2)	65	—	65
Mrs. Kong (appointed 1 January 2006)	65	8	73
Mr. MacHale	65	30	95
Sir Steve Robson	65	30	95
Mr. Scott(3)	—	—	155
Mr. Sutherland	65	23	88

Notes:

(1)
Sir Tom McKillop's fees represent a lump sum total payment in respect of all RBS board and board committee work.

(2)
In addition to his role as a RBS non-executive director, Mr. Koch has an agreement with Citizens Financial Group, Inc. to provide consulting services for a period of three years following the acquisition by Citizens of Charter One Financial, Inc. For these services Mr. Koch receives $402,500 per annum.

(3)
Mr. Scott's senior independent director fee covers all Board and Board Committee work including Chairmanship of the Remuneration Committee.

Pension benefits

Members of the Group sponsor a number of pension schemes in the United Kingdom and overseas, predominantly of the defined benefit type, whose assets are independent of the Group's finances. Defined benefit pensions generally provide a pension of one-sixtieth of final pensionable salary for each year of service prior to retirement. Employees do not make contributions for basic pensions but may make voluntary contributions to secure additional benefits on a money-purchase basis. Since October 2006 The Royal Bank of Scotland Group Pension Fund has been closed to new entrants.

Details of the funding position of the pension schemes are contained in the Annual Report and Accounts for 2006. For information on the pension benefits paid by the Group please see pages 144 and 145 in the Annual Report and Accounts.

ANNEX C

RBS CUSTODY ACCOUNT

Terms and Conditions

The following are the terms and conditions on which Computershare Inc. ("Computershare") will provide the Custody Account for U.S. persons who have elected to hold Custody Interests on ordinary shares issued by RBS.

The Custody Account is only available to individuals, over the age of 18, resident in the United States or to corporate entities organized in the United States and is not offered to persons resident outside the United States or to any corporate body not organized in the United States.

Please read these terms and conditions carefully. They explain the relationship between you and us with respect to the Custody Interests. On RBS ordinary shares being issued by RBS to Computershare, as your custodian, these terms and conditions will constitute a legally binding agreement between you and Computershare. If there is anything in them which you do not understand, please contact Computershare or seek professional advice. Our contact details are listed in section 9.3.

Computershare will not provide you with investment advice. If you require any investment advice or assistance concerning this Custody Account or Custody Interests, you should seek professional advice. Computershare does not provide any taxation or legal advice. If you do need advice on holding your Custody Interests in this Custody Account or your tax liability then you should seek professional advice. These terms and conditions do not constitute a recommendation to buy, sell, transfer or hold RBS ordinary shares.

These terms and conditions are dated 13 July 2007 and they can change from time to time on providing you with prior written notice in accordance with these terms and conditions. You can obtain an up-to-date version by calling Computershare. Our contact details are listed in section 9.3.

1          Definitions

1.1
The following words and phrases used in these terms and conditions have the meanings set out below:

    "Computershare Business Day" any day on which Computershare is open for business;

    "CREST system" the computer-based system operated by Euroclear UK & Ireland Limited for the transfer of uncertificated securities;

    "Custody Account" the service provided by Computershare whereby Computershare holds RBS ordinary shares as a custodian in accordance with these terms and conditions;

    "Custody Interests" shall mean the interest in RBS ordinary shares held by you in book-entry form on our records. The RBS ordinary shares underlying your Custody Interests are registered on the share register in the name of Computershare Inc. as custodian;

    "RBS" The Royal Bank of Scotland Group plc;

    "RBS ADSs" American depositary shares representing the underlying RBS ordinary shares which trade in the issuer's home market;

    "RBS ordinary shares" the ordinary shares of 25 pence each in the share capital of RBS;

    "U.S. Offer Document" the document whereby an offer is/was made by RFS Holdings and which is/was open to (i) all holders of ABN AMRO ordinary shares resident in the United States and to (ii) all holders of ABN AMRO ADSs wherever located.

2          Custody arrangements and transfers from accounts

2.1
Computershare will hold your Custody Interests in uncertificated form on your behalf as a custodian subject to the provisions of the U.S. Offer Document, these terms and conditions and any other document which governs the terms on which the Custody Interests are issued.

    RBS may from time to time issue securities to Computershare as the custodian for your Custody Account and you authorize Computershare to accept such securities which may be converted to Custody Interests or otherwise sold and paid as cash in lieu as described in Section 4 below. Computershare will neither have nor claim any interest in your Custody Interests or the underlying RBS ordinary shares.

    You warrant to Computershare that your Custody Interests are and will remain free and clear of all liens, charges, security interests, claims and encumbrances. You undertake to Computershare that you will not pledge or charge your Custody Interests to a third party, or in any other way seek to give another person rights in or over your Custody Interests. Computershare is not acting as agent for RBS in respect of the Custody Account.

2.2
Computershare will maintain a record of persons for whom Computershare holds Custody Interests as custodian. You agree to provide Computershare promptly with any information which RBS would be entitled to require from you if you were the registered holder of your Custody Interests including without limitation information relating to ownership of the Custody Interests.

2.3
If you wish to transfer your Custody Interests from this Custody Account, you must complete a transfer form, to be provided by Computershare. The transfer form will set forth all requirements needed to convert Custody Interests into RBS ordinary shares or ADSs, including any fees or applicable taxes to be paid. A fee schedule is provided on the last page of these terms & conditions. If all of your Custody Interests are transferred out of the Custody Account, your participation in the Custody Account will cease.

2.4
Computershare reserves the right not to accept any transfer instruction which is not given on the relevant form, or which is given on any form that has not been properly completed and does not meet all of Computershare's transfer requirements. Such forms or instructions, if not accepted, will be returned to you. You may not cancel or amend any transfer instructions once they have been sent to Computershare.

2.5
Computershare will only act on instructions in writing which contain your account number ("Account Number"). This a unique number assigned by Computershare and is shown on the statements of your holdings sent to you by Computershare. You must keep your Account Number safe because if another person obtains the number it may facilitate a fraud by that person. If you lose your Account Number this may result in a delay in giving effect to an instruction from you. Upon request, instructions to transfer are acknowledged by an amended statement of holding. Other instructions are acknowledged by Computershare acting on them but are not otherwise acknowledged.

2.6
All notifications to Computershare concerning your Custody Interests (for example any change of address, or instruction as to receipt of dividend payments) should quote your Account Number.

2.7
If you instruct Computershare to transfer any of your Custody Interests you will indemnify Computershare against any liabilities or costs which they may incur if, for any reason connected with you, the transfer cannot be completed. You undertake to notify Computershare if you have any reason to believe that any person may be seeking to try to prevent you from transferring your Custody Interests.

3          Company meetings and communications

3.1
Computershare will send you information about general meetings of holders of RBS ordinary shares together with a form which you can use to give Computershare your voting instructions to vote by proxy on a poll. If you do not provide Computershare with a signed proxy form, Computershare will not vote on your behalf.

3.2
As required by applicable law, unless otherwise prohibited, you will be sent all other documents which are issued by RBS and sent to registered holders of RBS ordinary shares generally, at or around the same time as registered holders of RBS ordinary shares.

4          Entitlements attaching to your Custody Interests and corporate actions

4.1
Computershare will act in accordance with reasonable written instructions given by you concerning the exercise of any rights attached to or arising from your Custody Interests (e.g. if there is a rights issue or a takeover concerning RBS), provided that you give the instructions in accordance with these terms and conditions and any other conditions notified to you at the relevant time. Computershare reserves the right not to act on any instructions where Computershare has to make a payment unless it receives the payment from you by such date as may be specified by Computershare at the relevant time. In the case of a rights issue and in the absence of instruction from or payment by you, Computershare will allow your nil paid rights to lapse at the end of the offer period.

4.2
If any other rights or entitlements arise in connection with your Custody Interests, Computershare will take all reasonable steps so that, as nearly as possible, you are treated in the same way as you would have been as a registered holder.

4.3
Where Computershare holds Custody Interests for a number of investors and RBS ordinary shares or other rights are allocated to Computershare in respect of those Custody Interests, Computershare will allocate them among all such investors pro rata to the number of Custody Interests it holds for them. Any fractions of RBS ordinary shares or other rights which arise as a result of Computershare holding Custody Interests for a number of investors (for example through a bonus issue) will be aggregated and sold and the proceeds will be distributed on a pro rata basis unless such amount to be distributed to you is less than $3.00.

4.4
Computershare will distribute to you the amount of any cash dividend attributable to your Custody Interests by check, or via direct deposit into your designated bank account should RBS offer this option, at or about the same time as dividend checks to registered shareholders of RBS are distributed and direct deposit made. All dividends shall be paid in pounds sterling. At the date of these terms and conditions, RBS offers holders of RBS ordinary shares the option to elect to receive dividends in U.S. dollars and intends to offer them the option to receive dividends in euro. If you would like payments made in U.S. dollars or euro (where available), please contact Computershare and we will arrange for this through the registrar in the U.K. Dividend payments are net back up tax withholding if applicable, currency conversion charges, and applicable tax on income withheld in the U.K.

    Upon opening your Custody Account, Computershare will send you a Form W-9 to certify your tax identification number. If this form is not completed and sent back to Computershare prior to any dividend distribution, Computershare will be required to withhold taxes from the dividend payment. Computershare will report any dividends to you on a Form 1099-Div.

5          Statements

5.1
Computershare will provide you with a statement of the number of Custody Interests held for you under the Custody Account at the time when an account is first opened for you. When you transfer Custody Interests, you will also receive a transaction advice. These statements are provided free but you will be charged a fee if you request a duplicate or additional statement.

5.2
You are required to check any statement which you receive from Computershare and if you have any query or concern in relation to the matters disclosed by the statement you should contact Computershare as soon as possible following receipt of the statement by you.

5.3
Computershare reserves the right to correct any erroneous debit or credit to the records maintained in respect of the Custody Account relating to your Custody Interests and will notify you (where relevant) of any correction which it makes.

6          Liability

6.1
Computershare will take reasonable care in operating the Custody Account, and will be responsible to you for any losses or expenses (including loss of Custody Interests) suffered or incurred by you as a direct result of Computershare's gross negligence, wilful misconduct, fraud or the breach of any representation or warranty of Computershare under these terms and conditions (as amended from time to time).

6.2
Computershare shall not be responsible for delays or failures in performance resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, terrorist acts, strikes, lockouts, riots, acts of war, epidemics, government regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

6.3
Computershare shall not be responsible for any acts or omissions of RBS.

6.4
In no event shall Computershare be liable for indirect, punitive, incidental, special or consequential damages.

7          Termination

7.1
If you no longer wish to hold your Custody Interests through the Custody Account you may give Computershare notice to terminate at any time in writing. You must provide instructions regarding the withdrawal/certification, transfer including transfer to a broker's account in the CREST system, to Computershare. You will be required to pay the charge for converting Custody Interests into RBS ordinary shares or into RBS ADSs in your name and any stamp duty reserve tax associated with the removal of your Custody Interests from the Custody Account. You must give notice of termination on the standard form sent to you by Computershare, which shall set forth in detail all termination and transfer requirements. You need to give the details of the full name and Account Number of the account which you wish to terminate. Any instruction to terminate an account in the name of joint holders must be signed by all joint holders.

7.2
Computershare may terminate your Custody Account at any time by giving five days written notice to you or without notice if, in the opinion of Computershare, you are in material breach of these terms and conditions or Computershare is unable to comply with any obligation to which it may be subject which relates to your Custody Interests. Computershare may terminate your Custody Account, without cause, on 45 days prior written notice. In the event of termination by Computershare, Computershare will arrange for the conversion of your Custody Interests from the Custody Account into RBS ordinary shares in your name on RBS's register of shareholders and will arrange for a share certificate to be issued in your name or you may elect to convert Custody Interests in RBS ADSs. For the avoidance of doubt, in such circumstances Computershare will not charge a fee if such a notice is served. Computershare will arrange for RBS's registrar to mail the certificate for your RBS ordinary shares or for RBS's depositary bank to mail you a certificate of your RBS ADSs, at your risk, with a view to it arriving with you by the expiration of the notice period. However, there may be other applicable fees and taxes as set forth in the fee schedule.

7.3
Termination will not cancel or amend any instructions which have already been sent by you to Computershare. Termination shall not affect any rights or obligations arising prior to or continuing during or after the date of termination or which arise in consequence of it or which relate to Computershare's provision of the Custody Account to you and all such rights and obligations shall continue to be subject to the terms and conditions prevailing at the time of termination.

8          Notices, change of investor details

8.1
All notices and other communications sent by you to Computershare must be sent to Computershare and include your full name and Account Number. This information will be provided to you on the statements of holdings sent to you by Computershare.

8.2
Notices and other communications sent to you by Computershare will be sent to your address shown on the records maintained by Computershare for the Custody Account. Notices sent by Computershare will be treated as received by you five Computershare Business Days after the date on which they are posted. Any documents or checks sent to you by Computershare and any documents or checks sent by you to Computershare will be sent at your risk and Computershare accepts no liability prior to receipt of any document or check from you or, where relevant, after dispatch of any document or check to you.

8.3
You should notify Computershare of changes of address and changes of name (supported by appropriate documents as may be required by Computershare) as soon as possible. On death, your executors should contact Computershare for advice on the procedures to be followed.

8.4
Computershare's obligations and your obligations under these terms and conditions shall be binding on Computershare and your successors, executors, administrators and other legal representatives.

8.5
Where a person who is authorised to act on your behalf in relation to your Custody Interests and who has given such proof of his authority to so act as Computershare may reasonably require gives any notice or takes any other action on your behalf, Computershare shall be entitled to rely on such notice or other action in all respects as if given by you in person.

8.6
All communications between Computershare and you will be conducted in the English language.

9          General

9.1
Computershare may with the consent of RBS amend these terms and conditions from time to time. All such amendments will be notified to you. You will be given at least 10 days' notice of any amendment which could affect your rights against Computershare or liability to Computershare.

9.2
Except as otherwise provided herein or in transfer and termination forms provided by Computershare, no fees are charged for opening or maintaining the Custody Account however charges will be imposed for transferring Custody Interests into RBS ordinary shares or ADSs in your name (including any stamp duty reserve tax) and for the supply of duplicate statements and duplicate tax forms. You can obtain additional forms by writing to Computershare at the address below.

9.3
Holders of Custody Interests will be able to contact Computershare via:

(a)
Online Access to their account, using their Account Number

(b)
Email:
(https://www-us.computershare.com/contactus/default.asp?state=EmailForm&Section=investor)

(c)
Mail:
Computershare Investors Services
P.O. Box 43078
Providence, RI 02940-3078

(d)
Overnight Delivery:
Computershare Investor Services
250 Royall Street
Canton, MA 02021

(e)
Telephone:
A specific shareholder services telephone number will be assigned

9.4
No conduct, lack of conduct or delay on the part of Computershare shall be taken as a waiver or variation of any of these terms and conditions unless such waiver or variation is specified by Computershare in writing, and then only to the extent so specified. A waiver of any particular one of these terms and conditions shall not constitute a waiver of other terms and conditions, or of such terms and conditions on any other occasion.

9.5
You authorize Computershare to provide information concerning you, your Custody Interests and any instructions given by you in relation to your Custody Interests:

9.5.1
to any person pursuant to any statutory provision or to the extent that such person has legal or regulatory authority over Computershare and can, as a result, require Computershare to provide such information; and

9.5.2
to RBS or any other person carrying out functions in relation to the Custody Account in order to facilitate the services for the Custody Account.

9.6
Computershare reserves the right to delay taking any action on any particular instructions from you if it considers that it needs to do so to obtain further information from you or to comply with any legal or regulatory requirement binding on Computershare or to investigate any concerns it may have about the validity of, or any other matter relating to the instruction.

9.7
Computershare may employ agents and subcontractors on such terms as it thinks fit to carry out any part of its obligations or discretions in connection with the Custody Account and save as expressly provided in these terms and conditions, Computershare shall be liable for the acts and omissions of such agents and subcontractors on the same basis as if they were the acts or omissions of Computershare.

9.8
Your Custody Interests will not be identifiable by separate certificates or other physical documents of title. Should Computershare default in any way, any shortfall in RBS ordinary shares registered in the name of the Computershare as custodian may be shared pro rata between you and other persons on whose behalf Computershare holds Custody Interests.

9.9
You hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against you by Computershare arising out of or relating to these terms and conditions. In any such action or proceeding, you hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first-class mail directed to you at your address in accordance with Section 8.2 hereof.

9.10
These terms and conditions shall be governed by and construed under the laws of the Commonwealth of Massachusetts without giving effect to the conflict or laws provisions of the laws of said Commonwealth, and shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the parties hereto.

9.11
If any provision of these terms and conditions shall be held invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

9.12
Computershare may at any time assign all or any of its rights and obligations under this agreement to any person (the "Transferee") who is in the reasonable opinion of Computershare able to perform the obligations of Computershare under these terms and conditions. The assignment will be given effect by Computershare and the Transferee sending an assignment notice to you specifying the date (the "Assignment Date") on and from which the Transferee will assume Computershare's rights and obligations under these terms and conditions. Any changes to the terms and conditions which will be necessary because of the assignment, for example changes of address and banking details, will be set out in the assignment notice. At least 30 days' notice of the assignment will be given. If you close your Custody Account within the 30 day period then no charge will be payable by you. The assignment will not affect any rights you may have against Computershare which relate to the period before the Assignment Date. With effect from the Assignment Date:

9.12.1
the agreement formed by these terms and conditions (as amended from time to time) shall be treated for all purposes as having been transferred to and as if entered into between you and the Transferee in place of Computershare;

9.12.2
Computershare shall be released and discharged from all of its obligations and liabilities under these terms and conditions.

Fee Schedule

•
Transfers within the Custody Account—$50.

•
Transfers out of the Custody Account to a broker's account (in CREST) or to a certificated holding of RBS ordinary shares on the UK registrar: $50.

•
Transfers out of the Custody Account to the depositary's CREST Account (for the issuance of ADSs: $100 plus applicable stamp duty reserve tax of 1.5%.

Additional U.S. Services for Sales

While you may transfer your Custody Interests to your own brokerage account in order to sell your underlying interests in RBS ordinary shares. RBS has arranged a limited purpose facility to sell with a Computershare affiliate, Georgeson Securities Corporation ("GSC"). GSC is a U.S. registered broker dealer who will convert your custody interests into and sell RBS ordinary shares executing through Merrill Lynch International on the London Stock Exchange. To take advantage of this facility, you must complete the GSC Limited Purpose Account Application form which will be sent to you by GSC, along with the GSC account agreement and fee schedule, upon notification from Computershare of your election to participate in the Custody Account. Contact and other information will be contained in the GSC materials.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of RBS (the "Company") or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deed of Indemnity

The Company has entered into Deeds of Indemnity with the directors and officers of the Company and its wholly-owned subsidiaries (referred to herein as the "RBS Bank Group") that, subject to certain conditions precedent, in consideration of such director or officer continuing in or accepting office as a (i) director of officer of (a) any company within the RBS Bank Group or (b) a company in which a member of the RBS Bank Group is to invest or has invested in less than 50% of the issued share capital of such company (an "Investee Company"), or (ii) an authorised or approved person (or equivalent) under the rule of any regulatory body, the Company will indemnify the director or officer, his estate and his personal representatives from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including any liability incurred by him as an authorised or approved person (or equivalent) (but only to the extent that such position is held in pursuance of the business of the RBS Bank Group) or in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of any company within the RBS Bank Group (or of an Investee Company) and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

In light of recent amendments to the Companies Act 1985, on 30 March 2005, the Board of Directors of the Company approved an amended form of Deed of Indemnity, which will be subject to the provisions of Section 309A of the Companies Act 1985.

Article 169 of the Company's Articles of Association provides:

"Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company, and, if the Directors so determine, an Auditor, shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee or Auditor of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court".

Section 309A of the Companies Act 1985 (as amended by the Companies (Audit, Investigations and Community Enterprise) Act 2004) provides:

(1)
This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

(2)
Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

(3)
Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of:

    (a) the company, or (b) an associated company, against any liability within subsection (1) is void

This is subject to subsections (4) and (5).

(4)
Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

(5)
Subsection (3) does not prevent a company from purchasing and maintaining for a director of:

    (a) the company, or (b) an associated company, insurance against any liability within subsection (1).

(6)
In this section "associated company", in relation to a company ("C"), means a company which is C's subsidiary, or C's holding company or a subsidiary of C's holding company; "provision" means a provision of any nature, whether or not it is contained in a company's articles or in any contract with a company.

Section 309B of the Companies Act 1985 (as amended by the Companies (Audit, Investigations and Community Enterprise) Act 2004) provides:

(1)
For the purposes of Section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in Section 309A(3) in relation to which conditions A to C below are satisfied.

(2)
Condition A is that the provision does not provide any indemnity against any liability incurred by the director:

    (a) to the company, or (b) to any associated company.

(3)
Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay:

    (a) a fine imposed in criminal proceedings, or (b) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).

(4)
Condition C is that the provision does not provide any indemnity against any liability incurred by the director:

    (a) in defending any criminal proceedings in which he is convicted, or (b) in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (c) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

      (i) section 144(3) or (4) (acquisition of shares by innocent nominee), or (ii) section 727 (general power to grant relief in case of honest and reasonable conduct).

(5)
In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

(6)
For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final:

    (a) if not appealed against, at the end of the period for bringing an appeal, or (b) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

(7)
An appeal is disposed of:

    (a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(8)
In this section "associated company" and "provision" have the same meaning as in Section 309A.

Section 727 of the Companies Act 1985 provides:

"(1)
If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that the court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2)
If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper".

Any underwriters of securities registered on this registration statement will each agree, severally, to indemnify the Company's directors, the Company's officers who sign the registration statement and the Company's authorised representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

The Company will agree to indemnify the Company's authorised representative in the United States from and against certain directors' and officers' liabilities.

In addition, the Company has obtained directors' and officers' insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse the Company for amounts that it may be required or permitted by law to pay directors or officers of the Company and its consolidated subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statements Schedules.

(a)
The following Exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
3	Memorandum and articles of association of The Royal Bank of Scotland Group plc (incorporated herein by reference to Exhibit 4.3 to Post-effective Amendment No. 2 to the Registration Statement on Form F-3 filed on 22 June 2004 (SEC File No. 333-100661)
4.1	Form of Deposit Agreement between RBS and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6, relating to RBS ADSs, filed on July 20, 2007)
4.2	Form of American Depositary Receipts representing RBS American Depositary Shares, each evidencing the right to receive one share of RBS (included as Exhibit A to Exhibit 4.1 herein)
5	Opinion of Dundas & Wilson CS LLP regarding validity of securities being registered
8.1	Opinion of Linklaters LLP regarding material United States federal income tax matters
8.2	Opinion of Linklaters LLP regarding material U.K. tax matters
8.3	Opinion of Deloitte & Touche LLP regarding material Dutch tax matters
10.1* ****	Consortium and Shareholders' Agreement, dated 28 May 2007, among The Royal Bank of Scotland Group plc, Banco Santander Central Hispano, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V.
10.2*	Letter dated 16 May 2007 from Merrill Lynch International to Fortis N.V. and Fortis SA/NV
10.3*	Letter dated 28 May 2007 from Merrill Lynch International to The Royal Bank of Scotland plc
10.4*	Letters dated 5 May 2007 from Dresdner Bank AG to Banco Santander Central Hispano, S.A.
10.5*	Letters dated 5 May 2007 from Calyon Sucursal en España to Banco Santander Central Hispano, S.A.
10.6*	Letters dated 14 May 2007 from ING Bank N.V. to Banco Santander Central Hispano, S.A.

10.7*	Letter dated 27 May 2007 from Merrill Lynch International to Banco Santander Central Hispano, S.A.
10.8*	Letter dated 22 June 2007 from Calyon Sucursal en España to Banco Santander Central Hispano, S.A.
10.9*	Letter dated 22 June 2007 from Dresdner Bank AG to Banco Santander Central Hispano, S.A.
10.10*	Letter dated 22 June 2007 from ING Bank N.V. to Banco Santander Central Hispano, S.A.
10.11***	Letter dated 16 May 2007 from Merrill Lynch International to Fortis N.V. and Fortis SA/NV
10.12	Supplemental Consortium and Shareholders' Agreement dated 17 September 2007, supplementing the Consortium and Shareholders' Agreement dated 28 May 2007, among The Royal Bank of Scotland Group plc, Banco Santander, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V. (incorporated herein by reference to Amendment No. 9 to the Tender Offer Statement on Schedule TO filed on 18 September 2007)
21	List of Subsidiaries of RBS (incorporated herein by reference to Item 4 "Information on the Company—Organisational Structure" of the Annual Report on Form 20-F for the year ended 31 December 2006, SEC File No. 001-10306)
23.1	Consent of Deloitte & Touche LLP as auditors of the financial statements of RBS
23.2	Consent of Dundas & Wilson CS LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)
23.3	Consent of Linklaters LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.4	Consent of Linklaters LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
23.5	Consent of Deloitte & Touche LLP (included in the opinion field as Exhibit 8.3 to this Registration Statement)
24.1*	Powers of Attorney of Directors of RBS signing by an attorney-in-fact
99.1**	ADS Letter of Transmittal (ABN AMRO ADSs)
99.2**	Notice of Guaranteed Delivery (ABN AMRO ADSs)
99.3**	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (ABN AMRO ADSs)
99.4**	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (ABN AMRO ADSs)
99.5**	Form of Acceptance for ABN AMRO ordinary shares

*
Previously filed on 20 July 2007.

**
Previously filed on 23 July 2007.

***
Previously filed on 3 August 2007.

****
Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, the confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

(b)
Financial Statement Schedules

Not applicable.

Undertakings

(a)
In accordance with Item 512 of Regulation S-K, the undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(6)
That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (7)
  That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (8)
  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to securityholders that is incorporated by reference into the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X under the Exchange Act is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest interim report that is specifically incorporated by reference into the prospectus to provide such interim financial information.

(b)
The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Edinburgh, Scotland, on 1 October 2007.

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:	/s/ MILLER MCLEAN

Name:	Miller McLean
Title:	Group Secretary and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title

* Sir Thomas McKillop	Chairman
Date: 1 October 2007
* Sir Frederick Goodwin	Group Chief Executive and Director
Date: 1 October 2007
* Guy Whittaker	Group Finance Director and Director
Date: 1 October 2007
* John Cameron	Chief Executive, Corporate Markets, and Director
Date: 1 October 2007
* Lawrence Fish	Chairman, RBS America, and Director
Date: 1 October 2007
* Mark Fisher	Chief Executive, Manufacturing, and Director
Date: 1 October 2007
* Gordon Pell	Chief Executive, Retail Markets, and Director
Date: 1 October 2007

* Colin Buchan	Director
Date: 1 October 2007
* James Currie	Director
Date: 1 October 2007
* William Friedrich	Director
Date: 1 October 2007
* Archibald Hunter	Director
Date: 1 October 2007
* Charles Koch	Director
Date: 1 October 2007
* Janis Kong	Director
Date: 1 October 2007
* Joseph MacHale	Director
Date: 1 October 2007
* Sir Steve Robson	Director
Date: 1 October 2007

* Robert Scott	Director
Date: 1 October 2007
* Peter Sutherland	Director
Date: 1 October 2007
Authorised Representative in the United States
*
Name: Donald J. Barry Date: 1 October 2007
*By:	/s/ MILLER MCLEAN
Name:	Miller McLean
Date: 1 October 2007
Attorney-in-fact

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REGULATORY STATEMENT
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE U.S. OFFER
INDICATIVE TIMETABLE
SUMMARY
SUMMARY SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF RBS
SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF ABN AMRO
UNAUDITED PRO FORMA SUMMARY FINANCIAL INFORMATION
SUMMARY COMPARATIVE PER SHARE MARKET INFORMATION
SUMMARY COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION
EXCHANGE RATE INFORMATION
RISK FACTORS
INFORMATION INCORPORATED BY REFERENCE
PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
BACKGROUND TO AND REASONS FOR THE OFFERS
PLANS AND PROPOSALS FOR ABN AMRO
THE U.S. OFFER
SUMMARY OF THE CONSORTIUM AND SHAREHOLDERS' AGREEMENT
MATERIAL U.S. FEDERAL INCOME TAX, DUTCH TAX AND U.K. TAX CONSEQUENCES
EFFECTS OF THE OFFERS AND POST-CLOSING RESTRUCTURING
SOURCE AND AMOUNT OF FUNDS
TREATMENT OF ABN AMRO OPTIONS, CONVERTIBLE PREFERENCE SHARES AND FORMERLY CONVERTIBLE PREFERENCE SHARES
INFORMATION ABOUT RFS HOLDINGS
INFORMATION ABOUT FORTIS
INFORMATION ABOUT RBS
INFORMATION ABOUT SANTANDER
RECENT DEVELOPMENTS OF ABN AMRO
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Notes to Pro forma Condensed Combined Financial Information
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION
DESCRIPTION OF RBS ORDINARY SHARES
DESCRIPTION OF RBS AMERICAN DEPOSITARY SHARES
COMPARISON OF SHAREHOLDERS' RIGHTS
INTERESTS OF RFS HOLDINGS, FORTIS, RBS AND SANTANDER AND THEIR DIRECTORS AND EXECUTIVE OFFICERS
MARKET PRICE AND DIVIDEND DATA
VALIDITY OF THE SECURITIES
EXPERTS
ADDITIONAL INFORMATION FOR SECURITYHOLDERS
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
WHO CAN HELP ANSWER MY QUESTIONS?
CERTAIN DEFINED TERMS
ANNEX A INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF RFS HOLDINGS, FORTIS, RBS AND SANTANDER
ANNEX B ADDITIONAL INFORMATION REGARDING RBS DIRECTORS
ANNEX C RBS CUSTODY ACCOUNT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES